As filed with the Securities and Exchange Commission on March 19, 2004

                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           HOME FEDERAL BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                              6036                      (Applied for)
-------------------------------     ----------------------------     ----------------------
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)      Classification Code Number)     Identification Number)

                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                          John F. Breyer, Jr., Esquire
                             Breyer & Associates PC
                        8180 Greensboro Drive, Suite 785
                             McLean, Virginia 22102
                                 (703) 883-1100
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   Calculation of Registration Fee
====================================================================================================================================
Title of Each Class of Securities      Amount to be         Proposed Maximum             Proposed Maximum             Amount of
to be Registered                       Registered (1)    Offering Price Per Unit    Aggregate Offering Price (1)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value            11,902,500               $10.00                  $119,025,000 (2)            $15,081 (3)
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan.
(3) The securities of Home Federal Bancorp, Inc. to be purchased by the Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

          Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1


Item 1.  Forepart of the Registration Statement and       Forepart of the Registration Statement; Outside Front
         Outside Front Cover of Prospectus                Cover Page

Item 2.  Inside Front and Outside Back Cover Pages of     Inside Front Cover Page; Outside Back Cover Page
         Prospectus

Item 3.  Summary Information, Risk Factors and Ratio      Summary; Risk Factors
         of Earnings to Fixed Charges

Item 4.  Use of Proceeds                                  How We Intend to Use the Proceeds From this Offering;
                                                          Capitalization

Item 5.  Determination of Offering Price                  Home Federal's Conversion - How We Determined Our
                                                          Price and the Number of Shares to be Issued in the Stock
                                                          Offering

Item 6.  Dilution                                         *

Item 7.  Selling Security Holders                         *

Item 8.  Plan of Distribution                             Home Federal's Conversion

Item 9.  Description of Securities to be Registered       Description of Capital Stock of Home Federal Bancorp

Item 10. Interests of Named Experts and Counsel           Legal and Tax Opinions; Experts

Item 11. Information with Respect to the Registrant

         (a) Description of Business                      Business of Home Federal Bancorp, Inc.; Business of
                                                          Home Federal

         (b) Description of Property                      Business of Home Federal - Properties

         (c) Legal Proceedings                            Business of Home Federal - Legal Proceedings

         (d) Market Price of and Dividends on the         Outside Front Cover Page; Market for the Common
         Registrant's Common Equity and Related           Stock; Our Policy Regarding Dividends
         Stockholder Matters

         (e) Financial Statements                         Consolidated Financial Statements; Pro Forma Data

         (f) Selected Financial Data                      Selected Financial and Other Data

         (g) Supplementary Financial Information          *

         (h) Management's Discussion and Analysis of      Management's Discussion and Analysis of Financial
         Financial Condition and Results of Operations    Condition and Results of Operations

         (i) Changes in and Disagreements with            *
         Accountants on Accounting and Financial
         Disclosure

         (j) Quantitative and Qualitative Disclosures     Management's Discussion and Analysis of Financial
         About Market Risk                                Condition and Results of Operations - Asset and
                                                          Liability Management and Market Risk

         (k) Directors, Executive Officers, Promoters     Management and Control Persons

         (l) Executive Compensation                       Management - Executive Compensation; Management -
                                                          Benefits

         (m) Security Ownership of Certain Beneficial     *
         Owners and Management

         (n) Certain Relationships and Related            Management - Loans and Other Transactions with
         Transactions                                     Officers and Directors

Item 12. Disclosure of Commission Position on             Part II, Item 17
         Indemnification for Securities Act
         Liabilities

--------------
*Item is omitted because answer is negative or item inapplicable.

                                                           PROSPECTUS SUPPLEMENT
================================================================================
                           HOME FEDERAL BANCORP, INC.
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA
                          401(K) SAVINGS PLAN AND TRUST

         This prospectus supplement relates to the election by participants in the Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan to direct the plan trustee to invest all or a portion of their funds in the plan in the common stock of Home Federal Bancorp, Inc. The Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan is referred to in this prospectus supplement as the 401(k) Plan.

         The common stock may be purchased through an additional investment option called the Employer Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Home Federal Savings and Loan Association of Nampa (referred to in this prospectus supplement as "Home Federal"). Your investment in the Employer Stock Fund in connection with the conversion of Home Federal is also governed by the purchase priorities contained in Home Federal's plan of conversion. The 401(k) Plan permits you, as a participant, to direct the trustee of the Employer Stock Fund to purchase Home Federal Bancorp, Inc. common stock with amounts in the 401(k) Plan attributable to your accounts. This prospectus supplement relates solely to the initial election of a participant to direct the purchase of Home Federal Bancorp, Inc. common stock in the mutual to stock conversion and not to any future purchases under the 401(k) Plan or otherwise.

         The prospectus dated _______________, 2004 of Home Federal Bancorp, Inc., which is being delivered with this prospectus supplement, includes detailed information with respect to Home Federal Bancorp, Inc., the conversion, Home Federal Bancorp, Inc. common stock and the financial condition, results of operations and business of Home Federal Bancorp, Inc. This prospectus supplement, which provides detailed information with respect to the 401(k) Plan, should be read only in conjunction with the prospectus.

                         ------------------------------

 For a discussion of certain factors that you should consider before investing, see "Restrictions on Resale" at page 12 in this prospectus supplement and "Risk Factors" beginning on page 1 in the prospectus.

                         ------------------------------

         The securities offered hereby are not deposits or accounts and are not federally insured or guaranteed.

         The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any state securities commission or agency, nor have these agencies passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         The date of this prospectus supplement is                   , 2004.
                                                   ------------------

         This prospectus supplement contains information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement. Home Federal Bancorp, Inc. has not authorized anyone else to provide you with different information. Home Federal Bancorp, Inc. is not making an offer of its common stock in any state where an offer is not permitted. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of Home Federal Bancorp, Inc. common stock.

                                TABLE OF CONTENTS


THE OFFERING..............................................................    1
           Election to Purchase Home Federal Bancorp, Inc. Common
             Stock in the Conversion......................................    1
           Securities Offered.............................................    1
           Method of Directing Transfer...................................    1
           Time for Directing Transfer....................................    2
           Irrevocability of Transfer Direction...........................    2
           Subsequent Elections...........................................    2
           Purchase Price of Home Federal Bancorp, Inc. Common Stock......    2
           Nature of a Participant's Interest in Home Federal Bancorp,
             Inc. Common Stock............................................    2
           Voting and Tender Rights of Home Federal Bancorp, Inc.
             Common Stock.................................................    2

DESCRIPTION OF THE 401(k) PLAN............................................    3
           Introduction...................................................    3
           Eligibility and Participation..................................    3
           Contributions Under the 401(k) Plan............................    3
           Limitations on Contributions...................................    4
           Investment of Contributions....................................    5
           Financial Data.................................................    7
           Administration of the 401(k) Plan..............................    8
           Benefits Under the 401(k) Plan.................................    8
           Withdrawals and Distributions from the 401(k) Plan.............    9
           Reports to 401(k) Plan Participants............................    9
           Amendment and Termination......................................    9
           Federal Income Tax Consequences ...............................    9
           ERISA and Other Qualifications.................................   12
           Restrictions on Resale.........................................   12
           Securities and Exchange Commission Reporting and Short-Swing
             Profit Liability.............................................   12

LEGAL OPINIONS............................................................   12

ELECTION FORM                                                               A-1

                                  THE OFFERING

Election to Purchase Home Federal Bancorp, Inc. Common Stock in the Conversion

         In connection with the Home Federal Bancorp, Inc. mutual to stock conversion, the 401(k) Plan will permit each participant to direct that all or part of the funds in his or her accounts under the 401(k) Plan be transferred to the Employer Stock Fund and used to purchase Home Federal Bancorp, Inc. common stock in the conversion. The trustee of the Employer Stock Fund will follow the participants' directions and exercise subscription rights to purchase the common stock in the conversion to the extent provided in our plan of conversion. Funds in the 401(k) Plan that you do not want to be used to purchase Home Federal Bancorp, Inc. common stock will remain invested in accordance with your investment instructions in effect at the time.

         Respective purchases by the 401(k) Plan in the conversion will be counted as purchases by the individual participants at whose election they are made, and will be subject to the purchase limitations applicable to the individual, rather than being counted in determining the maximum amount that the Home Federal Bancorp, Inc. tax- qualified employee plans (as defined in the prospectus) may purchase in the aggregate. See "The Conversion - Subscription Offering" in the prospectus.

         All plan participants are eligible to direct a transfer of funds to the Employer Stock Fund. However, these directions are subject to the purchase priorities in the plan of conversion of Home Federal. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the reorganization. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on December 31, 2002. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on March 31, 2004. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of Home Federal Bancorp, Inc. common stock in the subscription offering and you may use funds in the 401(k) Plan account to pay for the shares of Home Federal Bancorp, Inc. common stock that you are eligible to purchase.

         If we receive subscriptions for more shares than are to be sold in the offering, shares will be allocated to subscribers in the order of the priorities established in the Home Federal Bancorp, Inc. plan of conversion under a formula outlined within the plan of reorganization. In that case, as a result of the allocation, the trustee for the 401(k) Plan may not be able to purchase all of the common stock you requested in the conversion. The trustee would purchase in the conversion as many shares as it is able and would pro-rate those shares to each participant's account based on the purchase priorities contained in the Home Federal Bancorp, Inc. plan of conversion and outlined above.

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. In connection with the mutual to stock conversion, and subject to any limits set out in the plan of conversion, up to 100 percent of the assets of the 401(k) Plan may be used by the 401(k) Plan trustee to acquire our common stock for the accounts of employees participating in the 401(k) Plan. Based on the asset value of the 401(k) Plan as of September 30, 2003 and the offering price, up to 236,020 shares of our common stock could be acquired by the 401(k) Plan. Home Federal Bancorp, Inc. is the issuer of the common stock and only the employees of Home Federal Bancorp, Inc. and Home Federal may participate in the 401(k) Plan. Information relating to the 401(k) Plan is contained in this prospectus supplement and information relating to Home Federal Bancorp, Inc., the conversion and the financial condition, results of operations and business of Home Federal Bancorp, Inc. is contained in the prospectus delivered with this prospectus supplement. The address of our principal executive office is 500 12th Avenue South, Nampa, Idaho 83653, and our telephone number is (208) 466-4634. As of September 30, 2003, the market value of the assets of the 401(k) Plan equaled approximately $2,360,203. The plan administrator has informed each participant of the value of his or her beneficial interest in the 401(k) Plan. The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

         Included with this prospectus supplement is an election and investment form. If you wish to direct some or all of your beneficial interest in the assets of the 401(k) Plan into the Employer Stock Fund to purchase Home

Federal Bancorp, Inc. common stock in the reorganization, you should indicate that decision by checking the appropriate box of the election form and completing this part of the election form. If you do not wish to make an election at this time, you do not need to take any action.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Home Federal Bancorp, Inc. common stock in the conversion is , 2004, unless extended. Your completed election form must be returned to the stock information center, 500 12th Avenue South, Nampa, Idaho 83653, by 12:00 Noon, Mountain time on that date.

Irrevocability of Transfer Direction

         Once received in proper form, your executed election form may not be modified, amended or revoked without our consent unless the conversion has not been completed within 45 days after the end of the subscription and community offering. See also "Investment of Contributions - Home Federal Bancorp, Inc. Common Stock Investment Election Procedures" below.

Subsequent Elections

         After the offering, you will continue to be able to direct the investment of past balances and current contributions in the investment options available under the 401(k) Plan, including the Employer Stock Fund (the percentage invested in any option must be a whole percent). The allocation of your interest in the various investment options offered under the 401(k) Plan may be changed daily. Special restrictions may apply to transfers directed to or from the Employer Stock Fund by those participants who are our executive officers and principal shareholders and are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. In addition, executive officers of Home Federal Bancorp, Inc. and Home Federal will not be able to transfer their initial investment out of the Employer Stock Fund for a period of one year following consummation of the conversion.

Purchase Price of Home Federal Bancorp, Inc. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Home Federal Bancorp, Inc. common stock in the conversion will be used by the trustee to purchase shares of the common stock. The price paid for the shares of Home Federal Bancorp, Inc. common stock will be $10.00 per share, the same price as is paid by all other persons who purchase our common stock in the conversion.

Nature of a Participant's Interest in Home Federal Bancorp, Inc. Common Stock

         Home Federal Bancorp, Inc. common stock will be held in the name of the trustee of the Employer Stock Fund, in its capacity as trustee. Because the 401(k) Plan actually purchases the shares, you will acquire a "participation interest" in the shares and not own the shares directly. The trustee will maintain individual accounts reflecting each participant's individual interest in the Employer Stock Fund.

Voting and Tender Rights of Home Federal Bancorp, Inc. Common Stock

         The plan administrator generally will exercise voting rights attributable to all of the common stock held by the Employer Stock Fund. With respect to matters involving tender offers for Home Federal Bancorp, Inc., the plan administrator will vote shares allocated to participants in the 401(k) Plan, as directed by participants with interests in the Employer Stock Fund. The trustee will provide to you voting instruction rights reflecting your proportional interest in the Employer Stock Fund. The number of shares of common stock held in the Employer Stock Fund that the trustee votes in the affirmative and negative on each matter will be proportionate to the voting instructions given by the participants. Where no voting or tender offer instructions are given by the participant, the shares shall be voted or tendered in the manner directed by the plan administrator.

                         DESCRIPTION OF THE 401(k) PLAN

Introduction

         The 401(k) Plan was adopted by Home Federal and is formally named the "Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan ". This profit sharing plan contains a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended, to encourage employee savings and to allow eligible employees to supplement their income upon retirement.

         Reference to Full Text of 401(k) Plan. The following statements are summaries of certain provisions of the 401(k) Plan. They are not meant to be a complete description of these provisions and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees. You should submit your request to the plan administrator, Home Federal Savings and Loan Association of Nampa, 500 12th Avenue South, Nampa, Idaho 83653. We encourage you to read carefully the full text of the 401(k) Plan to understand your rights and obligations under the plan.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the 401(k) Plan. Any officers or beneficial owners of more than 10% of the outstanding shares of common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the 401(k) Plan. See "Securities and Exchange Commission Reporting and Short Swing Profit Liability" on page 14 of this prospectus supplement.

Eligibility and Participation

         All employees of Home Federal Bancorp, Inc. or a subsidiary are eligible to participate in the cash or deferred portion (i.e., that portion of the Plan under which 401(k) deferrals are made) as of the first day of the month following the commencement of employment. All employees of Home Federal Bancorp, Inc. or a subsidiary who have completed at one Year of Service are eligible to participate in the profit sharing and matching contribution portions of the 401(k) Plan, as of the next following January 1 or July 1. As of September 30, 2003, there were approximately 222 employees eligible to participate in the cash or deferred portion of the 401(k) Plan, and 111 employees had elected to participate in the cash or deferred portion of the 401(k) Plan.

Contributions Under the 401(k) Plan

         401(k) Contributions. The 401(k) Plan permits each participant to defer receipt of up to 100 percent of their annual compensation, not to exceed $13,000 (for 2004), and to have that compensation contributed to the 401(k) Plan. Generally, the plan describes a participant's annual compensation as total compensation while the employee is a participant, taking into account pre-tax deferrals and excluding fringe benefits. However, no more than $205,000 of compensation may be taken into account for purposes of determining 401(k) contributions (and matching contributions) for 2004. You may modify the rate of your future 401(k) contributions by filing a new deferral agreement with the plan administrator. Modifications to your rate of 401(k) contributions may take effect as soon as practicable following when you make your revised deferral election.

         Catch-Up 401(k) Contributions. The 401(k) Plan permits each participant who has attained age 50 to defer up to an additional $3,000 (for 2004) into the 401(k) Plan. Catch-up 401(k) contributions are not subject to any limitations other than the $3,000 dollar limitation.

         Matching Contributions. The 401(k) Plan currently provides for matching contributions to the 401(k) Plan. The annual matching contribution amount is determined by Home Federal Bancorp, Inc. (and may be zero).

         Profit Sharing Contributions. The 401(k) Plan currently permits Home Federal Bancorp, Inc. to make discretionary profit sharing contributions to the Plan. To be eligible for a profit sharing contribution in any year, you must be actively employed with Home Federal Bancorp, Inc. or Home Federal on the last day of the Plan Year, or have terminated employment during the year having completed at least 501 Hours of Service during the Plan Year. Profit sharing contributions are allocated proportionally among eligible participants based on compensation.

         Rollover Contributions. You may also rollover or directly transfer accounts from another qualified plan or an IRA, provided the rollover or direct transfer complies with applicable law. If you want to make a rollover contribution or direct transfer, you should contact the plan administrator.

Limitations on Contributions

         Limitations on 401(k) Contributions. Although the 401(k) Plan allows you to defer receipt of up to 100% of your compensation each year as a 401(k) contribution, federal law limits your total 401(k) contributions under the 401(k) Plan, and any similar plans, to $13,000 for 2004. This annual limitation will increase by $1,000 for each subsequent year until 2006, when the annual deferral limit will be $15,000. 401(k) contributions in excess of this limitation are considered excess deferrals, and will be included in an affected participant's gross income for federal income tax purposes in the year the 401(k) contribution is made. In addition, any excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral, together with any income earned on the excess deferral, is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of all contributions and forfeitures (annual additions) allocated to participants during any plan year may not exceed the lesser of 100% of the participant's compensation for the plan year, or $41,000. The $41,000 limit will be increased from time to time to reflect increases in the cost of living. Annual additions for this purpose generally include 401(k) deferrals, matching contributions and employer contributions to this or any other qualified plan sponsored by Home Federal Bancorp, Inc. Annual additions do not include rollover contributions.

         Limitation on 401(k) and Matching Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Internal Revenue Code limit the amount of 401(k) contributions and matching contributions that may be made to the 401(k) Plan in any plan year on behalf of highly compensated employees (defined below) in relation to the amount of 401(k) contributions and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. Specifically, the percentage of 401(k) contributions made on behalf of a participant who is a highly compensated employee shall be limited so that the average actual deferral percentage for the group of highly compensated employees for the current plan year does not exceed the greater of (i) the average actual deferral percentage for the group of eligible employees who are non-highly compensated employees for the prior plan year multiplied by 1.25; or (ii) the average actual deferral percentage for the group of eligible employees who are non-highly compensated employees for the prior plan year, multiplied by two (2); provided that the difference in the average actual deferral percentage for eligible non-highly compensated employees does not exceed 2%. Similar discrimination rules apply to matching contributions. The discrimination rules do not apply to 401(k) catch-up contributions.

         In general, a highly compensated employee includes any employee who was a 5% owner of the employer at any time during the year or preceding year or had compensation for the preceding year in excess of $90,000. The dollar amount in the foregoing sentence is for the plan year ended September 30, 2004. This amount may be adjusted to reflect increases in the cost of living.

         Contributions allocated to highly compensated employees that exceed the average deferral limitation in any plan year are referred to as excess contributions. In order to prevent the disqualification of the 401(k) Plan, any excess 401(k) contributions, together with any income earned on these excess contributions, must be distributed to the highly compensated employees before the close of the following plan year. However, the employer will be subject to a 10% excise tax on any excess contributions unless the excess contributions, together with any income earned on these excess contributions, are distributed before the close of the first 2-1/2 months following the plan year to which the excess contributions relate. Matching contributions that relate to the returned deferral contributions will be forfeited (if not vested) or distributed (if vested) at the same time as the excess deferral contributions are returned to you. Regarding matching contributions that do not satisfy the limitation tests described above, in order to prevent the disqualification of the 401(k) Plan, any excess matching contributions, together with any income earned on these excess contributions, must be distributed to the highly compensated employees before the close of the following plan year. Excess matching contributions, plus income allocable thereto, will be forfeited

(if not vested) or distributed (if vested). There are specific rules for determining which highly compensated employees will be affected by the excess contribution return rules, and the amount of excess 401(k) contributions and matching contributions that must be returned to the affected employees.

         Deduction Limits. Matching and profit sharing contributions are subject to and limited by Internal Revenue Code deduction rules. Contributions will not be made to the extent they would be considered nondeductible. 401(k) contributions are neither subject to nor limited by the Internal Revenue Code deduction rules.

         Top-Heavy Plan Requirements. If for any plan year the 401(k) Plan is a top-heavy plan, then minimum contributions may be required to be made to the 401(k) Plan on behalf of non-key employees. Contributions otherwise being made under the Plan may apply to satisfy these requirements.

         In general, the 401(k) Plan will be regarded as a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants. Key employees generally include any employee who, at any time during the plan year, is (1) an officer of Home Federal Bancorp, Inc. or its subsidiaries having annual compensation in excess of $130,000 who is in an officer in an administrative or policy-making capacity, (2) a 5% owner of Home Federal Bancorp, Inc., i.e., owns directly or indirectly more than 5% of the stock of Home Federal Bancorp, Inc., or stock possessing more than 5% of the total combined voting power of all stock of Home Federal Bancorp, Inc., or (3) a 1% owner of Home Federal Bancorp, Inc. having annual compensation in excess of $150,000. The $130,000 dollar amount (but not the $150,000 amount) in the foregoing sentence are for 2004, and will adjusted in the future for cost of living increases.

Investment of Contributions

         Investment Options. All amounts credited to participants' accounts under the 401(k) Plan are held in trust. The trust is administered by a trustee appointed by Home Federal Bancorp, Inc.'s board of directors.

         You must instruct the trustee as to how funds held in your account are to be invested. In addition to the Employer Stock Fund, participants may elect to instruct the trustee to invest such funds in any or all of the following investment options:

         o ING VP Money Market Portfolio - seeks to provide high current return, consistent with preservation of capital and liquidity by investing in high-quality money market instruments.

         o ING Bond Fund - seeks to provide as high a level of total return as is consistent with reasonable risk, primarily through investment in a diversified portfolio of investment-grade corporate bonds and debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         o ING Governmental Fund - seeks to provide income consistent with the preservation of capital through investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         o Templeton Global Bond Fund - seeks to provide capital appreciation and growth of income.

         o ING VP Ascent Portfolio - seeks to provide capital appreciation.

         o ING VP Crossroads Portfolio - seeks to provide total return (i.e., income and capital appreciation, both realized and unrealized).

         o ING VP Legacy Portfolio - seeks to provide total income consistent with the preservation of capital.

         o ING Index Plus Large Cap Portfolio - seeks to outperform the total return performance of the Standard & Poor's 500 Composite Index (S&P 500), while maintaining a market level of risk.

         o Oppenheimer Main Street Growth & Income Fund - seeks a high total return which includes growth in the value of its shares as well as current income from equity and debt securities.

         o        Pioneer Fund - seeks reasonable income and capital growth.

         o Fidelity VP Contrafund Portfolio - seeks long-term capital appreciation.

         o        MFS Capital Opportunities Fund - seeks capital appreciation.

         o Fidelity Advisor Mid Cap Fund - seeks long-term capital growth.

         o Franklin Small-Mid Cap Growth Fund - seeks long-term capital growth.

         o ING VP Index Plus Small Cap Portfolio - seeks to outperform the total return performance of the Standard and Poor's Small-Cap 600 Index (S&P 600), while maintaining a market level of risk.

         o Lord Abbott Mid-Cap Value Portfolio - seeks capital appreciation through investment, primarily in equity securities, which are believed to be undervalued in the marketplace.

         o ING VP International Value Portfolio - seeks long-term capital appreciation.

         o Janus Aspen Series Worldwide Growth Portfolio - seeks long-term growth of capital in a manner consistent with the preservation of capital.

         o ING Fixed Account - seeks to provide high current return, consistent with preservation of capital.

         A brief description of the Employer Stock Fund is set forth below. For descriptions of these other investment options available to 401(k) Plan participants, you may request a prospectus for each of the investment options from the plan administrator. If no investment direction is given, all contributions to a participant's account will be invested in the Money Market Fund.

         The investment in Home Federal Bancorp, Inc. common stock involves certain risks. No assurance can be given that shares of Home Federal Bancorp, Inc. common stock purchased pursuant to the 401(k) Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the prospectus.

         Home Federal Bancorp, Inc. Common Stock Investment Election Procedures. You may instruct the trustee to purchase Home Federal Bancorp, Inc. common stock by redirecting funds from your existing accounts into the Employer Stock Fund by filing an election form with the plan administrator on or prior to the election deadline. The total amount of funds redirected into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in 1% increments from investment options containing the participant's 401(k) Plan funds. When you instruct the trustee to redirect the funds in your existing accounts into the Employer Stock Fund in order to purchase Home Federal Bancorp, Inc. common stock, the trustee will liquidate funds from the appropriate investment option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, you may fund an election to purchase 100 shares of Home Federal Bancorp, Inc. common stock by redirecting the aggregate purchase price of $1,000 for the shares from the following investment options (provided the necessary funds are available in such Investment Options): (i) 10% from the ING VP Money Market Fund, (ii) 30% from the ING Bond Fund, and (iii) 60% from the Lord Abbett Mid-Cap Value Fund. In such case, the trustee would liquidate $100 of the participant's funds from the Money Market Fund, $300 from funds in the Bond Fund and $600 from funds in the Mid-Cap Value Fund to raise the $1,000 aggregate purchase price. If your instructions cannot be fulfilled because you do not have the required funds in one or more of the investment options to purchase the shares of Home Federal Bancorp, Inc. common stock subscribed for, you will be required to file a revised election form with the plan administrator by the election deadline. Once received in proper form, an executed election form may not be modified, amended or rescinded without our consent unless the conversion has not been completed within 45 days after the end of the subscription and community offering.

         Adjusting Your Investment Strategy. Until changed in accordance with the terms of the 401(k) Plan, future allocations of your contributions would remain unaffected by the election to purchase Home Federal Bancorp, Inc. common stock through the 401(k) Plan in the reorganization. You may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice, with such modification or request taking effect after the valuation of accounts, which occurs daily. After the reorganization, modifications and fund transfers relating to the Employer Stock Fund will be permitted on a daily basis.

         Valuation of Accounts. The 401(k) Plan uses a unit system for valuing each investment fund. Under this system your share in any investment fund is represented by units. The unit value is determined as of the close of business each regular business day. The total dollar value of your share in any investment fund as of any valuation date is determined by multiplying the number of units held by you by the unit value of the fund on that date. The sum of the values of the funds you select represents the total value of your 401(k) Plan account.

Financial Data

         Employer Contributions. For the plan year ended September 30, 2003, we made matching contributions totaling approximately $ 124,000 into the 401(k) Plan. No profit sharing contribution was made to the 401(k) Plan for the plan year ended September 30, 2003.

         If we adopt other stock-based benefit plans, such as an employee stock ownership plan or a restricted stock plan, then we may decide to reduce our matching contribution and/or our discretionary contribution under the 401(k) Plan in order to reduce overall expenses. We are currently planning to adopt an employee stock ownership plan. If we adopt a restricted stock plan, the plan would not be submitted for stockholder approval for at least six months following completion of the reorganization.

         Performance of Home Federal Bancorp, Inc. Common Stock. As of the date of this prospectus supplement, no shares of Home Federal Bancorp, Inc. common stock have been issued or are outstanding and there is no established market for our common stock. Accordingly, there is no record of the historical performance of Home Federal Bancorp, Inc. common stock.

         Performance of Investment Options. The following table provides performance data with respect to the investment options available under the 401(k) Plan, based on information provided to Home Federal Bancorp, Inc. by ING.

         The information set forth below with respect to the investment options has been reproduced from materials supplied by ING, which administers the 401(k) Plan and is responsible for providing investment alternatives under the Plan other the Employer Stock Fund. Home Federal Bancorp, Inc. and Home Federal take no responsibility for the accuracy of such information.

         Additional information regarding the investment options may be available from ING or Home Federal Bancorp, Inc. Participants should review any available additional information regarding these investments before making an investment decision under the 401(k) Plan.

         The total percentage return for the prior three years is provided for each of the following funds.

                           NET INVESTMENT PERFORMANCE

                                                   For the Twelve-Month Period
                                                   Ended September 30,
                                                --------------------------------
                                                   2003        2002       2001
                                                --------------------------------
ING VP Money Market Portfolio                      0.06%
ING Bond Fund                                      6.58
ING Governmental Fund                              2.09
ING Fixed Account                                  5.03
Templeton Global Bond Fund                        22.78
ING Ascent Portfolio                              17.03
ING VP Crossroads Portfolio                       14.52
ING VP Legacy Portfolio                            9.94
ING VP Index Plus Large Cap Portfolio             21.29
Oppenheimer Main Street Growth and Income Fund    17.86
Pioneer Fund                                      17.83
Fidelity VP Contrafund Portfolio                  15.81
MFS Capital Opportunities Fund                    22.69
Fidelity Advisor Mid Cap Fund                     31.03
Franklin Small-Mid Cap Growth Fund                31.86
ING VP Index Plus Small Cap Portfolio             24.43
Lord Abbett Mid-Cap Value Portfolio               17.07
ING VP International Value Portfolio              21.72
Janus Aspen Series Worldwide Growth Portfolio     12.83

         Each participant should note that past performance is not necessarily an indicator of future results.

Administration of the 401(k) Plan

         Trustees. The trustee is appointed by the board of directors of Home Federal Bancorp, Inc. to serve at its pleasure. Currently, Home Federal Bancorp, Inc. is the trustee for all funds except the Employer Stock Fund. Upon the conclusion of the common stock offering by Home Federal Bancorp, Inc., Home Federal will also serve as the trustee of the Employer Stock Fund.

         The trustee receives and holds the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the provisions of the 401(k) Plan. The trustee is responsible for following participant direction, effectuating the investment of the assets of the trust in Home Federal Bancorp, Inc. common stock and the other investment options.

Benefits Under the 401(k) Plan

         Plan Benefits. Your 401(k) Plan benefit is based on the value of the vested portion of your 401(k) Plan accounts as of the valuation date next preceding the date of distribution to you.

         Vesting. You will always have a fully vested (nonforfeitable) interest in your 401(k) contribution account and rollover account. Your matching contribution account and profit sharing contribution account will vest at a rate of 20 percent for each year of service after you complete 2 years of service (that is, 100 percent vested after six years of service). Generally, a year of service is a plan year (October 1 to September 30) during which you perform at least 1,000 hours of service for Home Federal Bancorp, Inc., Home Federal or an affiliated employer. You also will become 100 percent vested in your matching contribution account and profit sharing contribution account if you are actively employed on your retirement date, death or disability.

Withdrawals and Distributions from the 401(k) Plan

         Withdrawals Prior to Termination of Employment. You may elect to receive an in-service distribution from your rollover account at any time. You may also receive an in-service distribution if you have a hardship. Whether a hardship has occurred in determined in accordance with IRS rules.

         Distribution Upon Retirement or Disability. Upon your retirement or disability, you will receive a lump sum payment from the Plan.

         Distribution Upon Death. If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary in a lump sum payment.

         Distribution Upon Termination for any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your vested 401(k) Plan account balances exceed $5,000, the trustee will make your distribution on your normal retirement date, unless you request an earlier or later distribution date. Your vested 401(k) Plan accounts will be distributed in a lump sum payment. If your vested account balances do not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable in a lump sum following your termination of employment.

         Form of Distribution. Distributions from the 401(k) Plan will generally be in the form of cash. However, you have the right to request that your distribution from the Employer Stock Fund be in the form of Home Federal Bancorp, Inc. common stock.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.

Reports to 401(k) Plan Participants

         As soon as practicable after the end of each calendar quarter, the plan administrator will furnish to each participant a statement showing (i) balances in the participant's accounts as of the end of that period, (ii) the amount of contributions allocated to his or her accounts for that period, and (iii) the number of units in each of the funds. Participants may also access information regarding their 401(k) Plan Accounts by using internet access made available by ING, the plan investment manager.

Amendment and Termination

         We intend to continue to participate in the 401(k) Plan. Nevertheless, we may amend or terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then, regardless of other provisions in the 401(k) Plan, each participant affected by the termination shall become fully vested in all of his or her accounts.

Federal Income Tax Consequences

         The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the plan.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

         - the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

         - participants pay no current income tax on amounts contributed by the employer on their behalf; and

         - earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

We will administer the 401(k) Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

         Taxation of Distributions. Generally, 401(k) Plan distributions are taxable as ordinary income for federal income tax purposes.

         Common Stock Included in a Lump Sum Distribution. If a lump sum distribution includes common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to the common stock. Net unrealized appreciation is the excess of the value of the common stock at the time of the distribution over its cost or other basis to the trust. The tax basis of the common stock for purposes of computing gain or loss on its subsequent sale equals the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of the common stock up to the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of the common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain depending upon the length of the holding period of the common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations issued by the Internal Revenue Service.

         Rollovers and Direct Transfers to Another Qualified Plan or to an Individual Retirement Account; Mandatory Tax Withholding. Except as discussed below, you may roll over virtually all distributions from the 401(k) Plan to another tax-favored plan or to a standard individual retirement account without regard to whether the distribution is a lump sum distribution or a partial distribution. You have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified retirement plan (subject to the provisions of the recipient qualified plan) or to an Individual Retirement Account. If you do not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an Individual Retirement Account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. Your state may also impose tax withholding on your taxable distribution. An "eligible rollover distribution" means any amount distributed from the plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. If you elect to rollover or directly transfer common stock, you may not take advantage of the favorable net unrealized appreciation that applies to common stock, discussed above.

         Ten-Year Averaging Rules. Under a special grandfather rule, if you have completed at least five years of participation in the 401(k) Plan before the taxable year in which the distribution is made, and you turned age 50 by 1986, you may elect to have your lump sum distribution taxed using a "ten-year averaging" rule. The election of the special averaging rule applies only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after you attain age 59-1/2 and you elect to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the ten-year averaging rule or receive a lump sum distribution on account of your death.

         Additional Tax on Early Distributions. A participant who receives a distribution from the 401(k) Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, in certain cases, including (but not limited) to distributions rolled over or directly transferred into an IRA or another qualified plan, or the distribution is (i) made to a beneficiary (or to the estate of a participant) on or after the death of the participant,
(ii) attributable to the participant's being disabled within the meaning of
Section 72(m)(7) of the Internal Revenue Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (or joint life expectancies) of the participant and his beneficiary, (iv) made to the participant after separation from service under the 401(k) Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         This is a brief description of federal income tax aspects of the 401(k) Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences that may be particular to you of participating in and receiving distributions from the 401(k) Plan.

ERISA and Other Qualification

         As noted above, the 401(k) Plan is subject to certain provisions of ERISA, the primary federal law governing retirement plans, and is intended to be a qualified retirement plan under the Internal Revenue Code.

Restrictions on Resale

         Any person receiving shares of Home Federal Bancorp, Inc. common stock under the 401(k) Plan who is an "affiliate" of Home Federal Bancorp, Inc. or Home Federal as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of Home Federal Bancorp, Inc. and Home Federal) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Home Federal Bancorp, Inc. may wish to consult with counsel before transferring any Home Federal Bancorp, Inc. common stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Home Federal Bancorp, Inc. common stock acquired under the 401(k) Plan, or other sales of Home Federal Bancorp, Inc. common stock.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Exchange Act imposes reports and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as Home Federal Bancorp, Inc. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of our fiscal year. Participation in the Employer Stock Fund of the 401(k) Plan by our officers, directors and persons beneficially owning more than 10% of the outstanding Home Federal Bancorp, Inc. common stock must be reported to the Securities and Exchange Commission at least annually on a Form 4 or Form 5 by such individuals.

         Section 16(b) of the Exchange Act provides for the recovery by us of any profits realized by an officer, director or any person beneficially owning more than 10% of the Home Federal Bancorp, Inc. common stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of Home Federal Bancorp, Inc. common stock within any six-month period. The Securities and Exchange Commission rules provide an exemption from the profit recovery provisions of Section 16(b) for certain transactions within an employee benefit plan, such as the 401(k) Plan, provided certain requirements are met. If you are subject to Section 16, you should consult with counsel regarding the applicability of Section 16 to specific transactions involving the 401(k) Plan.

                                 LEGAL OPINIONS

         The validity of the issuance of Home Federal Bancorp, Inc. common stock will be passed upon by Breyer & Associates PC, McLean, Virginia, which firm acted as special counsel for Home Federal Bancorp, Inc. and Home Federal in connection with Home Federal Bancorp, Inc.'s conversion.

PROSPECTUS
Up to 11,902,500 Shares of Common Stock
                                                      Home Federal Bancorp, Inc.
         (Proposed Holding Company for Home Federal Savings and Loan Association
                                                                       of Nampa)
================================================================================
         Home Federal Savings and Loan Association of Nampa is converting from the mutual to the stock form of organization. As part of the conversion, Home Federal Savings and Loan Association of Nampa will issue all of its common stock to Home Federal Bancorp, Inc. Home Federal Bancorp, Inc. has been formed to be the holding company for Home Federal Savings and Loan Association of Nampa. Home Federal Bancorp, Inc. is offering shares of its common stock to the public and expects its common stock to be listed for trading on the Nasdaq National Market under the symbol "HOME."
================================================================================
                              TERMS OF THE OFFERING
        Price Per Share: $10.00; Minimum Subscription: 25 shares or $250

                                                                                        Maximum,
                                                     Minimum           Maximum       as adjusted (1)
                                                 ---------------   ---------------   ---------------
Number of Shares .............................         7,650,000        10,350,000        11,902,500
Underwriting Commission and Other Expenses ...   $     1,823,005   $     2,158,345   $     2,351,166
Net Proceeds to Home Federal Bancorp, Inc. ...   $    74,676,995   $   101,341,655   $   116,673,834
Net Proceeds Per Share .......................   $          9.76   $          9.79   $          9.80

--------
(1) Represents an amount that is 15% more than the maximum of the offering range as a result of changes in financial or market conditions. The sale of stock at this amount does not require the resolicitation of subscribers.

             For a discussion of material risks you should consider, please refer to "Risk Factors" beginning on page 1 of this prospectus.

         Keefe, Bruyette & Woods will use its best efforts to assist Home Federal Bancorp, Inc. in selling at least the minimum number of shares shown above, but does not guarantee that this number will be sold. Keefe, Bruyette & Woods is not obligated to purchase any shares of common stock in the offering. Keefe, Bruyette & Woods intends to make a market in the common stock.

         The employee stock ownership plan of Home Federal Bancorp, Inc. will purchase in the offering a number of shares equal to 8% of the number of shares sold in the offering, or if shares are not available, in the open market after the conversion. In addition, directors and executive officers of Home Federal Bancorp, Inc., together with the employee stock ownership plan, intend to purchase $9.9 million and $12.0 million in the offering, or 12.9% and 11.6%, respectively, of the offering based on the minimum and the maximum of the total shares to be sold. These purchases will count towards the minimum purchases needed to complete the offering, and will be made for investment purposes only and not for resale.

         The offering will begin on _____ __, 2004 and will end at 12:00 Noon, Mountain time, on _____ __, 2004. We may also commence a direct community offering and a syndicated community offering concurrently with, during or promptly after the subscription offering. We may extend the offerings, without notice to you, but they must be completed or terminated by _____ __, 2004, unless the Office of Thrift Supervision approves a later date, which may not be beyond _____ __, 2006. Home Federal Bancorp, Inc. will hold all subscribers' funds in an interest-bearing savings account at Home Federal Savings and Loan Association of Nampa or in an interest bearing trust account at _______________, an institution insured by the Federal Deposit Insurance Corporation, until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any other federal agency or state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     For information on how to subscribe, call the stock information center at (208) ___-____.

              ----------------------------------------------------

                             KEEFE, BRUYETTE & WOODS

              ----------------------------------------------------


                                 _____ __, 2004

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                     SUMMARY

         This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To completely understand the stock offering, you should read this entire prospectus carefully, including the consolidated financial statements and the notes to the consolidated financial statements. In certain instances, where appropriate, the terms "we," "us" and "our" collectively refer to Home Federal Bancorp, Inc. and Home Federal Savings and Loan Association of Nampa.

The Companies:

                           Home Federal Bancorp, Inc.
                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634

         Home Federal Bancorp, Inc. ("Home Federal Bancorp") will be the savings and loan holding company for Home Federal Savings and Loan Association of Nampa ("Home Federal") when our conversion to stock form is complete. Home Federal Bancorp was formed as a Delaware corporation in March 2004 and has not engaged in any business.

               Home Federal Savings and Loan Association of Nampa
                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634

         Home Federal is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area. We engage primarily in the business of attracting deposits from the general public and using these funds to originate loans. We emphasize the origination of loans secured by first mortgages on owner-occupied, residential real estate, residential development and construction, and commercial real estate. To a lesser extent, we originate other types of real estate loans, commercial business loans and consumer loans. See "Business of Home Federal - Lending Activities."

         We serve the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through our 14 full-service banking offices, two loan centers, 15 automated teller machines and Internet banking services. Included in our 14 full-service banking offices are five Wal-Mart in-store branch locations and an office located in the Hispanic Cultural Center of Idaho.

         Home Federal was founded in 1920 as a building and loan association and reorganized as a federal mutual savings and loan association in 1936. At December 31, 2003, we had total assets of $474.3 million, deposit accounts of $304.8 million and equity of $41.4 million. Through the conversion, we are changing our corporate structure by becoming a federally-chartered stock savings bank and also are changing our name to "Home Federal Bank."

Our Operating Strategy

         Our mission is to operate and grow a profitable community-oriented financial institution serving individuals and commercial real estate customers in our market area. We plan to achieve this by executing our strategy of:

         o maintaining favorable asset quality reflected primarily by a low level of nonperforming assets, low charge-offs and adequacy of loan loss reserves;

         o seeking to improve net interest margin through a combination of reduced funding costs and improved pricing relative to asset risk;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         o analyzing profitability of products and business lines and allocating resources to those areas offering the greatest potential for future profits;

         o expanding the number of households we serve through internal expansion of the branch network and possible selective acquisitions of financial service providers in existing or surrounding markets;

         o pursuing further loan portfolio diversification, with an emphasis on credit risk management;

         o continuing an internal management culture which is driven by a focus on profitability, productivity and accountability for results and which responds proactively to the challenge of change;

         o providing our staff members with the knowledge and skills necessary to perform their job functions and develop their career potential;

         o enhancing the perception of Home Federal with both the retail and commercial banking public as the bank of choice;

         o maintaining a sales and service culture based on an understanding of the customer's needs and reflecting our commitment to excellence;

         o reducing future reliance on net interest income by creating additional sources of fee income from products and services we offer; and

         o utilizing technology to gain efficiencies in processing customer information, to provide a competitive tool to assist the sales process and to allow the efficient integration of acquired businesses.

The Conversion and Stock Offering

         Home Federal is converting to stock form and offering the common stock of Home Federal Bancorp to the public primarily to allow us to grow through expanded operations, particularly in the area of commercial real estate lending, as well as through increased branching within our current market area. The stock form of organization will also give us more flexibility to increase our capital position and to offer stock-based employee compensation which will provide greater incentive to improve corporate performance. See "Home Federal's Conversion - Our Reasons for the Conversion."

         We are offering between 7,650,000 and 10,350,000 shares of Home Federal Bancorp common stock at $10.00 per share, which corresponds to the offering range based on our independent appraisal. In the event of subsequent developments in the financial condition of Home Federal Bancorp or Home Federal or general financial market conditions before we complete the conversion, the number of shares we offer may increase up to 11,902,500 shares with the approval of the Office of Thrift Supervision and without any notice to you. If so, you will not have the chance to change or cancel your stock order.

         Keefe, Bruyette & Woods will assist us in selling the stock. For further information about the role of Keefe, Bruyette & Woods in the offering, see "Home Federal's Conversion - Marketing Arrangements."

How We Determined the Offering Range and the $10.00 Price Per Share

         The independent appraisal by RP Financial, LC. ("RP Financial"), dated as of March 5, 2004, established the offering range. This appraisal was based on our financial condition and operations and the effect of the additional capital raised in the conversion. The $10.00 price per share was determined by our Board of Directors and is the price most commonly used in stock offerings involving conversions of mutual savings institutions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The appraisal incorporated an analysis of a peer group of publicly traded thrift holding companies that RP Financial deemed comparable to Home Federal. This analysis included an evaluation of the average and median price-to-earnings and price-to-tangible book value ratios indicated by the market prices of the peer group companies. RP Financial applied the peer group's pricing ratios, as adjusted for certain qualitative valuation factors to account for differences between Home Federal and the peer group, to Home Federal's pro forma earnings and book value to derive the estimated pro forma market value of Home Federal.

         RP Financial has estimated that as of March 5, 2004, the pro forma market value of Home Federal Bancorp ranged from a minimum of $76,500,000 to a maximum of $103,500,000. Based on this valuation and the $10.00 per share price, after this offering we will have a minimum of 7,650,000 shares to a maximum of 10,350,000 shares outstanding.

         The following table presents a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for Home Federal Bancorp. Compared to the average pricing of the peer group, Home Federal Bancorp's pro forma pricing ratios at the maximum of the offering range indicated a premium of 13.4% on a price-to-earnings basis and a discount of 44.4% on a price-to-book basis. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion.

                                                      Pro forma             Pro forma
                                                  price-to-earnings     price-to-tangible
                                                      multiple          book value ratio
                                                  -----------------     -----------------
         Home Federal Bancorp
             Maximum...........................         21.2x                 79.4%
             Minimum...........................         15.4                  71.5

         Valuation of peer group
         companies as of March 5, 2004 (1)
             Averages..........................         18.7x                142.8%
             Medians...........................         17.7                 136.7

         --------
         (1) Reflects earnings of the most recent 12 month period for which data is publicly available.

The independent appraisal is not necessarily indicative of the post-conversion trading value. Do not assume or expect that the valuation of Home Federal Bancorp as indicated above means that the common stock will trade at or above the $10.00 purchase price after the conversion is completed.

         The independent valuation must be updated before we complete the stock offering. The amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of 11,902,500 shares would be sold in the offering. We received authorization from the Office of Thrift Supervision to conduct the stock offering on _____ __, 2004. The updated independent valuation will be subject to the further approval of the Office of Thrift Supervision before we can complete the stock offering. If the updated independent valuation would result in more than 11,902,500 shares being sold, we would notify persons who have subscribed for stock and they would have the opportunity to confirm, change or cancel their subscription orders. See "Pro Forma Data."

Terms of the Offering

         We are offering the shares of common stock to those with subscription rights in the following order of priority:

         (1)      Depositors who held at least $50 with us on December 31, 2002.

         (2)      The Home Federal Bancorp employee stock ownership plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (3)      Depositors who held at least $50 with us on March 31, 2004.

         (4) Depositors with us as of _____ __, 2004 and borrowers as of March 16, 2004 whose loans continue to be outstanding as of _____ __, 2004.

         Shares of common stock not subscribed for in the subscription offering will be offered to the general public in a direct community offering with a preference to natural persons residing in Ada, Canyon, Elmore and Gem Counties, Idaho and, if necessary, a syndicated community offering. The direct community offering and syndicated community offering, if any, shall begin at the same time as, during or promptly after the subscription offering. Shares of common stock not subscribed for in the subscription offering, direct community offering and syndicated community offering will be offered in a public offering. See "Home Federal's Conversion - Subscription Offering and Subscription Rights," "- Direct Community Offering," "- Syndicated Community Offering" and "- Public Offering."

         If we receive subscriptions for more shares than are to be sold in this offering, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. If we increase the number of shares to be sold above 10,350,000, the employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See "Home Federal's Conversion - Subscription Offering and Subscription Rights" for a description of the allocation procedure.

After-Market Performance Information Provided by Independent Appraiser

         The following information was provided to the Board of Directors by RP Financial as part of its appraisal review. The table presents for all standard mutual to stock conversions from January 1, 2002 to March 5, 2004 the average and median percentage stock appreciation from the initial trading date of the conversion to the dates presented in the table. The Board did not consider this data particularly relevant to Home Federal's appraisal given that the information relates to stock appreciation experienced by other companies that reorganized in different markets. In addition, the companies may have no similarities to Home Federal with regard to the market in which Home Federal competes, earnings quality and growth potential, among other factors. Finally, the amount of proceeds raised as a percentage of pro forma stockholders' equity for Home Federal Bancorp is substantially higher than the amount of proceeds raised as a percentage of pro forma stockholders' equity for the institutions represented in the table.

         The substantial proceeds raised as a percentage of pro forma stockholders' equity may have a negative effect on our stock price performance. See "Risk Factors - After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock."

         This table is not intended to indicate how our stock may perform. Stock appreciation is affected by many factors, including, but not limited to, the factors set forth below. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page 1.

                           Average Percentage Stock Price Appreciation     Median Percentage Stock Price Appreciation
                               from Initial Public Offering Price              from Initial Public Offering Price
                          --------------------------------------------     ------------------------------------------
                                                             Through                                        Through
           Number of       After One        After One        March 5,       After One       After One       March 5,
          Transactions        Day             Month            2004            Day            Month           2004
          ------------    -----------      -----------      ----------     -----------     -----------     ----------
               12            33.3%            32.1%            89.4%          22.8%           26.8%           86.5%

         Data presented in the table were calculated on a small sample. The data, therefore, may not be meaningful for investors. While stock prices of reorganizing institutions have, on average, increased for the period presented, there can be no assurance that our stock price will appreciate the same amount, if at all. There can also be no assurance that our stock price will not trade below $10.00 per share, as has been the case

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

for some converted thrift institutions. In addition, the transactions from which the data are arrived occurred primarily during a falling interest rate environment, during which the market for financial institutions typically increases. If interest rates rise, our net interest income and the value of our assets likely would be reduced, negatively affecting our stock price. See "Risk Factors - A significant decline or rise in rising interest rates may hurt our profits and net portfolio value."

         The increase in any particular company's stock price is subject to various factors, including the amount of proceeds a company raises (see "Risk Factors - After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock."), the quality of management and management's ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not necessarily in the control of management.

         You should also be aware that historically thrift institutions could be acquired within the three year period following a full conversion. Regulatory restrictions now generally prohibit a holding company regulated by the Office of Thrift Supervision, such as Home Federal Bancorp, from being acquired within three years following its conversion from mutual to stock form, which may also have a negative impact on our stock price performance.

         The Board of Directors carefully reviewed the information provided to it by RP Financial through the appraisal process, but did not make any determinations regarding whether or not prior mutual to stock conversions have been undervalued on a price-to-tangible-book value basis, nor did the Board draw any conclusions regarding how the historical data reflected above may impact Home Federal's appraisal. Instead, the Board hired RP Financial to help it understand the regulatory process and to advise the Board as to how much capital Home Federal Bancorp would likely be required to raise under the Office of Thrift Supervision's appraisal guidelines. The Board's ability to control the amount of capital Home Federal will raise in the conversion is limited by the regulatory framework established by the Office of Thrift Supervision, which requires that Home Federal hire an independent appraiser and permit the independent appraiser to arrive at a value without undue influence from outside parties, including Home Federal. The Board fully complied with the Office of Thrift Supervision's guidelines and permitted RP Financial to arrive at the appraised value of Home Federal independently, which the Board also understood would be subject to Office of Thrift Supervision review and approval. RP Financial, an independent appraisal firm expert in the appraisal guidelines of the Office of Thrift Supervision, considered all factors that may appropriately be considered under the Office of Thrift Supervision's appraisal guidelines when arriving at the appraised value of Home Federal.

         The Board of Directors recognized the duty of care it owes to Home Federal and its members to proceed with the conversion transaction in an informed manner with the best interests of Home Federal and its members in the forefront of its deliberations and decision making. The Board worked closely with RP Financial to understand RP Financial's methodology and to consider the appropriateness of RP Financial's assumptions in determining the appraised value. The Board understood that if RP Financial's assumptions were appropriate and the methodology employed was consistent with the Office of Thrift Supervision's appraisal guidelines, the appraisal, once approved by the Office of Thrift Supervision, would fairly estimate the pro forma market value of Home Federal.

         The Board has consistently worked closely with RP Financial to develop a business plan that reflects how Home Federal could deploy the net proceeds in a prudent manner consistent with safety and soundness principles.

Termination of the Offering

         The subscription offering will end at 12:00 Noon, Mountain time, on _____ __, 2004, unless extended. The direct community offering and syndicated community offering, if any, will also end at 12:00 Noon, Mountain time, on _____ __, 2004, unless extended. If fewer than the minimum number of shares are subscribed for in the

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

subscription offering and we do not get orders for at least the minimum number of shares by _____ __, 2004, we will either:

         (1) promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or

         (2) extend the offering, if allowed, and give you notice of the extension and of your rights to confirm, change or cancel your order. If we extend the offering and you do not respond to the notice, then we will cancel your order and return your payment, with interest, or cancel any withdrawal authorization you gave us. We must complete or terminate the offering by _____ __, 2006.

How We Will Use the Proceeds Raised from the Sale of Common Stock

         We intend to use the net proceeds received from the stock offering as follows:

                                                                                                          Maximum,
                                                                           Minimum        Maximum       as adjusted
                                                                         ------------   ------------   ------------
                                                                                       (In Thousands)
Gross proceeds .......................................................   $     76,500   $    103,500   $    119,025
Less: estimated underwriting commission and other offering expenses ..          1,823          2,158          2,351
                                                                         ------------   ------------   ------------
Net proceeds .........................................................   $     74,677   $    101,342   $    116,674
                                                                         ------------   ------------   ------------
Less:
    Net proceeds to Home Federal .....................................   $     37,339   $     50,671   $     58,337
    Loan to our employee stock ownership plan ........................          6,120          8,280          9,522
    Funding of the restricted stock plan .............................          3,060          4,140          4,761
                                                                         ------------   ------------   ------------
Net cash proceeds retained by Home Federal Bancorp ...................   $     28,158   $     38,251   $     44,054
                                                                         ============   ============   ============

         The net proceeds retained by Home Federal Bancorp and Home Federal may ultimately be used to support lending and investment activities, and future expansion of operations through the establishment or acquisition of additional banking offices or other financial service providers, although no such acquisitions are specifically being considered at this time. We intend to use the proceeds for future lending and investment activities, repurchasing stock and payment of dividends, in addition to general and other corporate purposes. See "Risk Factors" and "How We Intend to Use the Proceeds from this Offering."

We May Pay a Cash Dividend in the Future

         We may pay cash dividends in the future, however, the amount and timing of any dividends has not yet been determined. Although future dividends are not guaranteed, based on our pro forma net income and stockholders' equity, we believe Home Federal Bancorp will be capable of paying a dividend after completion of this offering. We currently have no intention to pay or take any steps to pay a tax-free dividend which qualifies as a return of capital. Regulations of the Office of Thrift Supervision prohibit a return of capital during the term of the three-year business plan submitted by Home Federal to the Office of Thrift Supervision in connection with the conversion.

Plans to List the Common Stock for Trading on the Nasdaq National Market

         We plan to list our common stock for trading on the Nasdaq National Market under the symbol "HOME." Our application to list our stock on the Nasdaq National Market is currently pending. However, because of the unpredictability of the stock market and other factors, persons purchasing shares may not be able to sell their shares when they want to, or at a price equal to or above $10.00.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Limitations on the Purchase of Common Stock in the Conversion

         The minimum purchase is 25 shares.

         The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $250,000 of common stock, which equals 25,000 shares.

         The maximum purchase by any person in the direct community offering is $250,000 of common stock, which equals 25,000 shares.

         The maximum purchase in the subscription offering, direct community offering and syndicated community offering combined by any person, related persons or persons acting together is $1.2 million of common stock, which equals 120,000 shares.

         If any of the following persons purchase common stock, their purchases when combined with your purchases cannot exceed $1.2 million or 120,000 shares:

         o your spouse or relatives of you or your spouse living in your house;

         o companies, trusts or other entities in which you have an interest or hold a position; or

         o        other persons who may be acting in concert with you.

How to Purchase Common Stock

         Note: Once we receive your order, you cannot cancel or change it without our consent. If Home Federal Bancorp intends to sell fewer than 7,650,000 shares or more than 11,902,500 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest or will cancel any withdrawal authorization you gave us.

         If you want to subscribe for shares, you must complete an original stock order form and drop it off at any Home Federal branch office or send it, together with full payment or withdrawal authorization, to Home Federal in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. We must receive your stock order form before the end of the offering period.

         You may pay for shares in any of the following ways:

         o By check or money order made payable to Home Federal Bancorp, Inc.

         o By authorizing a withdrawal from an account at Home Federal, including certificates of deposit, designated on the stock order form. To use funds in an individual retirement account at Home Federal, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center at (208) ___-____ as soon as possible for assistance.

         o In cash, if delivered in person to any Home Federal branch office.

         We will pay interest on your subscription funds at the rate Home Federal pays on regular savings accounts from the date we receive your funds until the conversion is completed or terminated. Payments for shares subscribed for, other than withdrawals from a deposit account at Home Federal, will be deposited in a segregated deposit account at Home Federal or in a trust account at ______________, ____________, Idaho, a financial institution insured by the Federal Deposit Insurance Corporation ("FDIC"). All funds authorized for withdrawal from deposit accounts with Home Federal will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit at Home Federal used to pay for stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         You may subscribe for shares of common stock using funds in your individual retirement account ("IRA") at Home Federal or elsewhere. However, common stock must be held in a self-directed retirement account. Home Federal's IRAs are not self-directed, so they cannot be invested in common stock. If you wish to use some or all of the funds in your Home Federal IRA to purchase common stock, the applicable funds must be transferred to a self- directed account reinvested by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or other retirement account. Whether you may use these funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.

         For further discussion regarding the stock ordering procedures, see "Home Federal's Conversion - Procedure for Purchasing Shares in the Subscription Offering."

Purchases of Common Stock by Home Federal Officers and Directors

         Home Federal's directors and executive officers intend to subscribe for 375,000 shares regardless of the number of shares sold in the offering. This number equals 3.6% of the 10,350,000 shares that would be sold at the maximum of the offering range. If fewer shares are sold in the conversion, then officers and directors will own a greater percentage of Home Federal Bancorp. Directors and executive officers will pay the same $10.00 per share price for these shares as everyone else who purchases shares in the conversion.

Tax Consequences of the Conversion

         As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Home Federal Bancorp or Home Federal or persons who receive or exercise subscription rights. Our special counsel, Breyer & Associates PC, has issued an opinion to us that, among other items, for federal income tax purposes:

         o        the conversion will qualify as a tax free reorganization; and

         o no gain or loss will be recognized for federal income tax purposes by Home Federal Bancorp or Home Federal as a result of the conversion to stock form.

         Home Federal has also received an opinion from Penland Munther Goodrum, Chartered, stating that, assuming the conversion does not result in any federal income tax liability to Home Federal, its account holders or Home Federal Bancorp, the conversion will not result in any Idaho income tax liability to those entities or persons.

         For a further discussion of the tax consequences of the conversion, see "Home Federal's Conversion - Effects of the Conversion - Tax Effects."

Benefits to Management from the Offering

         We intend to establish an employee stock ownership plan, which will purchase in the offering 8% of the aggregate shares sold in the offering, or if shares are not available, in the open market after the conversion. A loan from Home Federal Bancorp to the plan, funded by a portion of the proceeds from this offering, will be used to purchase these shares. The loan will accrue interest at the prime rate in effect at the time the employee stock ownership loan is entered into. The employee stock ownership plan will provide a retirement benefit to all employees eligible to participate in the plan. The establishment of the employee stock ownership plan will result in additional compensation expense to Home Federal Bancorp. See "Pro Forma Data" for an illustration of the effects of this plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         We also intend to adopt a stock option plan and a restricted stock plan for the benefit of our directors, officers and employees, subject to stockholder approval. If we adopt the restricted stock plan, some of these individuals will be awarded stock at no cost to them. As a result, both the employee stock ownership plan and the restricted stock plan will increase the voting control of management without a cash outlay by the recipient of shares.

         The establishment of the restricted stock plan and the stock option plan will result in additional compensation expense to Home Federal. At this time, no determination has been made regarding whether any options that may be granted will be expensed; however, if we were to expense options, it would negatively affect net income.

         The value of the stock options that would be issued under a stock option plan will be affected by the price of the Home Federal Bancorp stock at the time the stock option plan is implemented and the options are granted. If a stock option plan were to award stock options for 10% of the maximum amount of shares that could be sold by us to the public in this stock offering based on RP Financial's appraisal, the total shares subject to options would be 765,000 shares, 900,000 shares, 1,035,000 shares and 1,190,250 shares, respectively, at the minimum, midpoint, maximum and maximum, as adjusted, of the valuation range.

         The following table presents the total estimated value of the shares of common stock, assuming 10,350,000 shares are sold in the offering at the maximum of the offering range, which would be acquired by the employee stock ownership plan and the total value of all shares to be available for award and issuance under the restricted stock plan. The table assumes that the value of the shares is $10.00 per share. The table does not include a value for the options because the price paid for the option shares will be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized under an option only if the market price of the common stock increases.

                                                                         Percentage of
                                        Number           Estimated        Shares Sold
                                       of Shares      Value of Shares   in the Offering
                                    ---------------   ---------------   ---------------
                                                   (Dollars in Thousands)
Employee stock ownership plan ...           828,000   $         8,280               8.0%
Restricted stock awards .........           414,000             4,140               4.0
Stock options ...................         1,035,000                --              10.0
                                    ---------------   ---------------   ---------------

      Total .....................         2,277,000   $        12,420              22.0%
                                    ===============   ===============   ===============

         In addition, upon completion of the conversion, we intend to enter into an employment agreement with Daniel L. Stevens, President and Chief Executive Officer, and severance agreements with Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander, Denis J. Trom and Karen Wardwell. The agreements are designed to assist us in maintaining a stable and competent management team after the conversion. The agreements will have a term of three years and provide for a severance payment in the event of a change in control of Home Federal Bancorp or Home Federal.

         For a further discussion of benefits to management, see "Management."

Stock Information Center

         If you have any questions regarding the offering or our conversion to stock form, please call the stock information center at (208) ___-____.

Subscription Rights

         Subscription rights are not allowed to be transferred, and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Important Risks in Owning Home Federal Bancorp's Common Stock

         Before you decide to purchase stock, you should read the "Risk Factors" section on pages 1 to 3 of this prospectus.

Restrictions on Acquisition of Home Federal Bancorp and Home Federal

         Federal law restricts the ability of any person, firm or entity to acquire Home Federal Bancorp, Home Federal or their respective capital stock. No person, firm or entity may acquire more than 25% of any class of voting stock of Home Federal Bancorp or Home Federal without approval by the Office of Thrift Supervision. In addition, for a period of three years following completion of the conversion, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Home Federal Bancorp or Home Federal without approval from the Office of Thrift Supervision. Certain provisions in the charter and bylaws of Home Federal Bancorp and Home Federal affect the ability of any person, firm or entity or acquire control of Home Federal Bancorp and Home Federal. These provisions include limitations on voting rights of persons owning more than 10% of any class of outstanding voting stock of Home Federal Bancorp or Home Federal.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider these risk factors, in addition to the other information in this prospectus, before deciding whether to make an investment in Home Federal Bancorp's stock.

A significant decline or rise in interest rates may hurt our profits and net portfolio value.

         Interest rates are at historically low levels with most deposit rates well below 2%. If interest rates were to rapidly decline further, Home Federal may not be able to reduce the rates it pays on its deposits and other interest-bearing liabilities in the same proportion or as rapidly as the decline it would experience on the rates it receives on its loans and other interest-earning assets. The difference between the rates received on interest-earning assets and the rates paid on interest-bearing liabilities is referred to as our interest rate spread. When our interest rate spread decreases, so does our profitability. When interest rates rise, our net interest income and the value of our assets could be significantly reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest received on interest-earning assets, such as loans, investment securities and mortgage-backed securities. For example, if we experienced an immediate 200 basis point increase in interest rates as of December 31, 2003, the market value of our portfolio equity could decrease by $10.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk." In addition, rising interest rates may hurt our income because they may reduce the demand for loans such as real estate loan refinancings and the resulting interest income. Management also expects reduced income from secondary marketing activities in a rising rate environment with corresponding reductions in the gains on the sale of loans.

Our loan portfolio possesses increased risk due to our substantial outstanding balances of construction and development, commercial real estate and consumer loans, which could increase the level of our provision for loan losses.

         Our outstanding construction and development, commercial real estate and consumer loans accounted for more than one-third of our total loan portfolio as of December 31, 2003. We have had a significant increase in commercial real estate loans since we began originating these loans in 1997. Generally, we consider construction and development, commercial real estate and consumer loans to involve a higher degree of risk compared to first mortgage loans on one- to four-family, owner-occupied residential properties. These loans have higher risks for the following reasons:

         o Construction and Development Loans. Repayment depends on the successful completion and if applicable, sale, of the improvements to the land.

         o Commercial Real Estate Loans. Repayment depends on income being generated in amounts sufficient to cover operating expenses and debt service.

         o Consumer Loans. Consumer loans (such as automobile loans) are collateralized, if at all, with assets that may not provide an adequate source of repayment of the loan due to depreciation, damage or loss.

         Because we plan to increase our emphasis on construction and development, commercial real estate and consumer loans, we may determine it necessary to increase the level of our provision for loan losses. Increased provisions for loan losses would reduce our profits. For further information concerning the risks associated with construction and development, commercial real estate and consumer lending, see "Business of Home Federal - Lending Activities" and "- Asset Quality."

The value of our mortgage servicing rights declines during periods of falling interest rates.

         We have a loan servicing portfolio that consists of the right to service (i.e., collect the principal and interest) on loans that we originated and sold to investors. At December 31, 2003 and at September 30, 2003, we serviced $254.7 million and $246.0 million, respectively, of loans for others and these mortgage servicing rights had a value of $3.2 million and $3.1 million, respectively, at those dates. The value of the loans we service for others is significantly affected by interest rates. In general, during periods of falling interest rates such as we are currently experiencing, mortgage loans prepay at faster rates and the value of the mortgage servicing declines. Conversely, during periods of rising interest rates, the value of the mortgage servicing rights generally increases as a result of slower rates of prepayment. We may be required to recognize this decrease in value by taking a charge against our earnings, which would cause our profits to decrease. We have experienced an increase in prepayments of mortgages as interest rates have decreased dramatically during the past two years, which has impacted the value of our servicing asset. Accordingly, we recognized impairment charges on our servicing portfolio of $249,000 and $1.5 million for the years ended September 30, 2003 and 2002, respectively. We believe, based on historical experience, that the amount of prepayments and related impairment charges should decrease as interest rates increase.

After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

         The proceeds we will receive from the sale of Home Federal Bancorp's common stock will significantly increase our capital and it will take us time to fully use this capital in our business operations. Therefore, we expect our return on equity to be below our historical level and less than our regional and national peers. For the three months ended December 31, 2003 and the year ended September 30, 2003, our returns on equity were 10.37% (on an annualized basis) and 13.39%, respectively. On a pro forma basis, at the maximum of the offering range, our return on equity would have been 2.91% on an annualized basis for the three months ended December 31, 2003, and 3.92% percent for the year ended September 30, 2003 as compared to industry (all fully converted publicly-traded thrifts) and peer group averages of 8.95% and 8.17%, respectively. This low return on equity could hurt our stock price. We cannot guarantee when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see "Pro Forma Data."

Strong competition within our market area may limit our growth and profitability.

         Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual fund companies, insurance companies, and investment brokerage and financial planning firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market.

Holders of Home Federal Bancorp common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

         We have never issued common stock to the public. Consequently, there is no established market for the common stock. We expect Home Federal Bancorp's common stock to be listed for trading on the Nasdaq National Market under the symbol "HOME." We cannot predict whether a liquid trading market in shares of Home Federal Bancorp's common stock will develop or how liquid that market might become. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop and may not be able to sell them at a price equal to or above $10.00 per share even if a liquid trading market develops.

We intend to grant stock options and restricted stock to the Board of Directors and certain employees following the conversion which will likely reduce your ownership interest.

         If approved by a vote of the stockholders, we intend to establish a stock option plan with a number of shares equal to 10% of the shares sold in the conversion and a restricted stock plan with a number of shares equal to 4% of the shares sold in the conversion. These stock benefit plans are being established for the benefit of selected directors, officers and employees of Home Federal Bancorp and Home Federal and are worth a total of $14.5 million at the purchase price, based on the maximum of the estimated offering range. Awards under these plans will likely reduce the ownership interest of all stockholders by increasing the number of shares outstanding. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under the stock option plan and the restricted stock plan would dilute the voting interests of existing stockholders, by up to 9.1% and 3.8%, respectively. For further discussion regarding these plans, see "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."

Implementation of new benefit plans will increase our future compensation expense, which will reduce our profitability and stockholders' equity.

         We will recognize additional annual material employee compensation and benefit expenses as a result of the shares purchased or granted to employees and executives under new benefit plans. We cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of Home Federal Bancorp's common stock. In addition, changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see "Management - Benefits - Other Stock Benefit Plans."

The amount of common stock we will control, our certificate of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of Home Federal Bancorp.

         Our Board of Directors and executive officers intend to purchase approximately 4.9% and 3.6% of our common stock at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the proposed stock option plan and restricted stock plan will result in ownership by insiders of Home Federal Bancorp in excess of 26.9% of the total shares sold in the offering at the maximum of the offering range. This inside ownership and provisions in our certificate of incorporation and bylaws may discourage attempts to acquire Home Federal Bancorp, pursue a proxy contest for control of Home Federal Bancorp, assume control of Home Federal Bancorp by a holder of a large block of common stock and remove Home Federal Bancorp's management, all of which stockholders might think are in their best interests. These provisions include a limitation against any holder of common stock voting more than 10% of the outstanding common stock.

         In addition, the business corporation law of Delaware, the state where Home Federal Bancorp is incorporated, provides for certain restrictions on acquisition of Home Federal Bancorp. Furthermore, federal law restricts acquisitions of control of savings and loan holding companies such as Home Federal Bancorp.

The economy in our local market area may adversely affect our operations.

         Our financial results may be adversely affected by changes in prevailing economic conditions, including: decreases in real estate values, changes in interest rates and adverse employment conditions; the monetary and fiscal policies of the federal government; and other significant external events. Because we hold a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral for these loans. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. In this regard, approximately 88.5% of our loans are to individuals and businesses in our primary market area.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

         o        statements of our goals, intentions and expectations;

         o statements regarding our business plans, prospects, growth and operating strategies;

         o statements regarding the quality of our loan and investment portfolios; and

         o        estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

         o general economic conditions, either nationally or in our market area, that are worse than expected;

         o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

         o increased competitive pressures among financial services companies;

         o        changes in consumer spending, borrowing and savings habits;

         o legislative or regulatory changes that adversely affect our business;

         o        adverse changes in the securities markets; and

         o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                        SELECTED FINANCIAL AND OTHER DATA

         The summary information presented below under "Financial Condition Data" and "Operating Data" for, and as of the end of, each of the years ended September 30 is derived from our audited consolidated financial statements. Information as of December 31, 2003 and the three months ended December 31, 2003 and 2002 is unaudited but we believe it contains all information required for a fair statement of such information. The results of operations for the three months ended December 31, 2003 are not necessarily indicative of the results to be achieved for the fiscal year ending September 30, 2004. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and related notes beginning on page F-1.

                                                                               At September 30,
                                         At December 31,  --------------------------------------------------------------
                                              2003           2003         2002         2001         2000         1999
                                           ----------     ----------   ----------   ----------   ----------   ----------
FINANCIAL CONDITION DATA:                                                 (In Thousands)

Total assets ...........................   $  474,307     $  450,196   $  416,543   $  382,504   $  325,922   $  271,143
Investment securities, available for
  sale, at fair value ..................        6,442          5,440        2,507        8,266        1,395        1,661
Mortgage-backed securities, held
  to maturity ..........................       41,846         24,425       44,325       36,630       46,129       54,671
Loans receivable, net ..................      381,574        377,695      331,019      298,752      247,903      191,267
Total deposit accounts .................      304,755        301,273      279,772      266,316      232,747      209,302
Advances from Federal
  Home Loan Bank .......................      116,735         96,527       91,008       73,394       54,498       28,785
Equity capital .........................       41,444         40,399       34,961       32,866       31,058       26,731

                                             Three Months Ended
                                                December 31,                           Year Ended September 30,
                                           -----------------------   --------------------------------------------------------------
                                              2003         2002         2003         2002         2001         2000         1999
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATING DATA:                                                                  (In Thousands)

Interest and dividend income ...........   $    6,532   $    6,922   $   26,896   $   26,904   $   26,514   $   22,438   $   17,964
Interest expense .......................        2,329        2,507        9,705       11,465       14,480       11,023        8,451

Net interest income ....................        4,203        4,415       17,191       15,439       12,034       11,415        9,513
Provision for loan losses ..............          300          150          615          277          748          600          575
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

Net interest income after
  provision for loan losses ............        3,903        4,265       16,576       15,162       11,286       10,815        8,938

Noninterest income .....................        2,327        2,610       11,188        5,767        6,319        6,243        4,879
Noninterest expense ....................        4,596        4,852       18,885       17,178       14,594       10,641        9,079
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

Income before income taxes .............        1,634        2,023        8,879        3,751        3,011        6,417        4,738
Income tax expense .....................          596          771        3,423        1,644        1,223        2,085        1,766
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

Net income .............................   $    1,038   $    1,252   $    5,456   $    2,107   $    1,788   $    4,332   $    2,972
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                                                                 At September 30,
                                          At December 31,    --------------------------------------------------------------
OTHER DATA:                                   2003              2003         2002         2001         2000         1999
                                           ----------        ----------   ----------   ----------   ----------   ----------
Number of:
    Real estate loans outstanding ......        3,031             3,053        2,565        2,360        2,210        1,901
    Deposit accounts ...................       56,283            56,308       54,459       50,087       43,856       39,232
    Full-service offices ...............           15                14           14           15           13            9

                                               At or For the
                                            Three Months Ended                      At or For the Year Ended
                                                December 31,                              September 30,
                                           ----------------------    -------------------------------------------------------------
KEY FINANCIAL RATIOS:                       2003 (1)     2002 (1)      2003         2002         2001         2000         1999
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Performance Ratios:
Return on assets (2) ...................      0.90%        1.18%        1.23%        0.53%        0.50%        1.45%        1.20%
Return on equity (3) ...................     10.37        13.46        13.39         6.03         5.44        14.99        11.77
Equity-to-assets ratio (4) .............      8.71         8.79         9.17         8.74         9.20         9.68        10.17
Interest rate spread (5) ...............      3.71         4.29         3.93         3.98         3.29         3.70         3.71
Net interest margin (6) ................      3.96         4.55         4.19         4.23         3.69         4.15         4.16
Efficiency ratio (7) ...................     70.38        69.07        66.55        81.01        79.52        60.26        63.08
Average interest-earning assets to
  average interest-bearing liabilities .    111.83       110.03       110.96       107.83       108.84       111.13       112.16
Noninterest expense as a
  percent of average total assets ......      4.00         4.59         4.25         4.29         4.09         3.56         3.66

Capital Ratios:
Tier 1 (core) capital (to risk-
  weighted assets)......................      8.67         8.50         8.89         8.50         8.60         9.49         9.83
Total risk-based capital (to risk-
  weighted assets)......................     14.06        14.25        14.18        13.79        14.46        16.35        18.16
Tier 1 risk-based capital (to risk-
  weighted assets) .....................     13.37        13.70        13.56        13.27        13.85        15.75        17.72

Asset Quality Ratios:
Nonaccrual and 90 days or
  more past due loans as a
  percent of total loans ...............      0.16         0.06         0.04         0.14         1.22         0.36         0.03
Nonperforming assets as a
  percent of total assets ..............      0.13         0.07         0.03         0.17         0.97         0.28         0.02
Allowance for losses as a percent
  of gross loans receivable ............      0.55         0.42         0.49         0.41         0.47         0.45         0.32
Allowance for losses as a percent
  of nonperforming loans ...............    344.97       713.04      1393.23       295.94        48.21       127.14      1192.31
Net charge-offs to average
  outstanding loans ....................      0.01         0.02         0.04         0.10         0.16         0.04         0.08

--------
(1)  Ratios for the three-month periods have been annualized.
(2)  Net income divided by average total assets.
(3)  Net income divided by average equity.
(4)  Average equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.
(7) Noninterest expense divided by total noninterest income and net interest income before provision for loan loss.

                              HOME FEDERAL BANCORP

         Home Federal Bancorp was incorporated under Delaware law to hold all of the stock of Home Federal. Home Federal Bancorp has submitted an application to the Office of Thrift Supervision for approval to become a savings and loan holding company. See "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp." Initially, Home Federal Bancorp will not be an operating company and will have no significant assets other than all of the outstanding shares of common stock of Home Federal, the net proceeds it keeps from the offering and its loan to the Home Federal employee stock ownership plan. Home Federal Bancorp will have no significant liabilities. See "How We Intend to Use the Proceeds From this Offering." Initially, the management of Home Federal Bancorp and Home Federal will be substantially the same. Home Federal Bancorp intends to utilize the support staff and offices of Home Federal and will pay Home Federal for these services. If Home Federal Bancorp expands or changes its business in the future, it may hire its own employees.

         We believe the proposed holding company structure will give us more flexibility to enhance our business activities by forming new companies that we own, or by acquiring other companies, including other financial institutions and financial services companies. We do not, however, have any current plans to do these things. Home Federal Bancorp intends to pay for its business activities with the proceeds it keeps from the offering and the money it earns from investing these proceeds, as well as from dividends from Home Federal. See "Our Policy Regarding Dividends."

         The principal executive offices of Home Federal Bancorp are located at 500 12th Avenue South, Nampa, Idaho 83653 and its telephone number is (208) 466-4634.

                                  HOME FEDERAL

         Home Federal is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area. We engage primarily in the business of attracting deposits from the general public and using these funds to originate loans. We emphasize the origination of loans secured by first mortgages on owner-occupied, residential real estate, residential development and construction, and commercial real estate. To a lesser extent, we originate other types of real estate loans, commercial business loans and consumer loans. See "Business of Home Federal - Lending Activities."

         We serve the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through our 14 full-service banking offices, two loan centers, 15 automated teller machines and Internet banking services. Included in our 14 full-service banking offices are five Wal-Mart in-store branch locations and an office located in the Hispanic Cultural Center of Idaho.

         Home Federal was founded in 1920 as a building and loan association and reorganized as a federal mutual savings and loan association in 1936. At December 31, 2003, we had total assets of $474.3 million, deposit accounts of $304.8 million and equity of $41.4 million. Through the conversion, we are changing our corporate structure by becoming a federally-chartered stock savings bank and also are changing our name to "Home Federal Bank."

         Home Federal is examined and regulated by the Office of Thrift Supervision, its primary regulator. Home Federal is also regulated by the FDIC. Home Federal is required to have certain reserves set by the Board of Governors of the Federal Reserve System and is a member of the Federal Home Loan Bank of Seattle, which is one of the 12 regional banks in the Federal Home Loan Bank System.

         The principal executive offices of Home Federal are located at 500 12th Avenue South, Nampa, Idaho 83653 and its telephone number is (208) 466-4634.

              HOW WE INTEND TO USE THE PROCEEDS FROM THIS OFFERING

         Although the actual net proceeds from the sale of the shares of common stock cannot be determined until the conversion is completed, we presently anticipate that the net proceeds will be between $74.7 million at the minimum of the offering range and $101.3 million at the maximum of the offering range, and may be up to $116.7 million assuming an increase in the estimated offering range by 15%. See "Pro Forma Data" and "Home Federal's Conversion - How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering" as to the assumptions used to arrive at these amounts.

         We intend to use the net proceeds received from the stock offering as follows:

                                                                                                          Maximum,
                                                                           Minimum        Maximum       as adjusted
                                                                         ------------   ------------   ------------
                                                                                       (In Thousands)
Gross proceeds .......................................................   $     76,500   $    103,500   $    119,025
Less: estimated underwriting commission and other offering expenses ..          1,823          2,158          2,351
                                                                         ------------   ------------   ------------
Estimated net proceeds ...............................................   $     74,677   $    101,342   $    116,674
                                                                         ------------   ------------   ------------

Less:
    Net proceeds to Home Federal .....................................   $     37,339   $     50,671   $     58,337
    Loan to our employee stock ownership plan ........................          6,120          8,280          9,522
    Funding of the restricted stock plan .............................          3,060          4,140          4,761
                                                                         ------------   ------------   ------------
Net cash proceeds retained by Home Federal Bancorp ...................   $     28,158   $     38,251   $     44,054
                                                                         ============   ============   ============

         Home Federal Bancorp will retain 50% of the net conversion proceeds and will purchase all of the capital stock of Home Federal to be issued in the conversion in exchange for the remaining 50% of the net conversion proceeds. Home Federal Bancorp intends to use a portion of the net proceeds to make a loan directly to the employee stock ownership plan to enable it to purchase up to 8% of the aggregate shares of common stock sold in the offering, or if shares are not available, in the open market after the conversion. Based upon the sale of 7,650,000 shares of common stock in the offering at the minimum of the estimated offering range and the sale of 10,350,000 shares of common stock in the offering at the maximum of the estimated offering range, the loan to the Home Federal Bancorp employee stock ownership plan would be $6.1 million and $8.3 million, respectively. See "Management - Benefits - Employee Stock Ownership Plan."

         Home Federal Bancorp intends to adopt a restricted stock plan, subject to stockholder approval, and will use a portion of its proceeds to fund the purchase of shares in the open market for the plan. The restricted stock plan intends to purchase 4% of the aggregate shares sold in the offering, or $3.1 million and $4.1 million at the minimum and maximum of the estimated offering range, respectively, assuming a $10.00 per share purchase price.

         The remaining net proceeds retained by Home Federal Bancorp initially may be used to invest in mortgage-backed or other securities, U.S. Government and federal agency securities of various maturities, deposits in either Home Federal or other financial institutions, or a combination thereof. The net proceeds may ultimately be used:

         o to support the growth in Home Federal's core retail business activities within its geographical market;

         o        to provide funding for Home Federal's lending activities;

         o to support the future expansion of operations through the establishment or acquisition of additional banking offices or other customer facilities;

         o to acquire other financial service providers, although no acquisitions are specifically being considered at this time;

         o to diversify Home Federal's activities as opportunities become available;

         o for other business and investment purposes, including the payment of regular or special cash dividends, possible repurchases of the common stock or returns of capital, although we have no current plans to declare or pay any return of capital on the common stock; or

         o        for general corporate purposes.

         Following the completion of the conversion, to the extent permitted by the Office of Thrift Supervision and based upon then existing facts and circumstances, Home Federal Bancorp's Board of Directors may determine to repurchase shares of common stock, subject to any applicable statutory and regulatory requirements. Facts and circumstances which may lead us to repurchase shares include but are not limited to:

         o market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in Home Federal Bancorp's return on equity;

         o the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and

         o any other circumstances in which repurchases would be in the best interests of Home Federal Bancorp and its stockholders.

         Any stock repurchases will be subject to the determination of our Board of Directors that Home Federal will be capitalized in excess of all applicable regulatory requirements after any repurchases.

         The portion of the net proceeds used by Home Federal Bancorp to purchase the capital stock of Home Federal will be added to Home Federal's general funds to be used for general corporate purposes, including increased lending and investment activities. While the amount of net proceeds received by Home Federal will further strengthen Home Federal's capital position, its capital position already exceeds all regulatory requirements. After the conversion, based upon the maximum of the estimated offering range, Home Federal's tangible capital ratio will be approximately 23.2%. As a result, Home Federal will continue to be a well-capitalized institution.

         The net proceeds may vary because total expenses of the conversion may be more or less than those estimated. The net proceeds will also vary if the number of shares to be sold in the conversion is adjusted to reflect a change in the estimated pro forma market value of Home Federal. Payments for shares made through withdrawals from existing deposit accounts at Home Federal will not result in the receipt of new funds for investment by Home Federal but will result in a reduction of Home Federal's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.

                         OUR POLICY REGARDING DIVIDENDS

         The Board of Directors of Home Federal Bancorp may pay cash dividends on the common stock in the future. However, the amount and timing of any dividends has not yet been determined. The payment of dividends will depend upon a number of factors, including capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, dividends will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by the Office of Thrift Supervision policy and regulations, be paid in addition to, or in lieu of, regular cash dividends. Home Federal

Bancorp may file consolidated tax returns with Home Federal. Accordingly, it is anticipated that any cash distributions made by Home Federal Bancorp to its stockholders would be treated as cash dividends and not as a return of capital for federal and state tax purposes.

         Dividends from Home Federal Bancorp will depend, in large part, upon receipt of dividends from Home Federal, because Home Federal Bancorp initially will have limited sources of income other than dividends from Home Federal, earnings from the investment of proceeds retained by Home Federal Bancorp from the sale of shares of common stock and interest payments with respect to Home Federal Bancorp's loan to its employee stock ownership plan. As a converted institution, Home Federal will be subject to the regulatory restriction that it will not be permitted to pay a dividend on or repurchase any of its capital stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account established in connection with the conversion. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "How We Are Regulated - Regulation and Supervision of Home Federal - Limitations on Dividends and Other Capital Distributions."

         Home Federal Bancorp currently has no intention to initiate any action which leads to a return of capital (as distinguished from a dividend) to its stockholders. Regulations of the Office of Thrift Supervision prohibit a return of capital during the three-year term of the business plan submitted by Home Federal to the Office of Thrift Supervision in connection with the conversion. In addition, under Delaware law, dividends by Home Federal Bancorp may be paid either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                           MARKET FOR THE COMMON STOCK

         Home Federal Bancorp and Home Federal have never issued capital stock, and, consequently, there is no established market for the common stock at this time. Home Federal Bancorp has applied to have its common stock listed on the Nasdaq National Market under the symbol "HOME." There can be no assurance, however, that Home Federal Bancorp will meet Nasdaq's listing requirements. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of Home Federal Bancorp, Home Federal or any market maker. Accordingly, the number of active buyers and sellers of the common stock at any particular time may be limited. Home Federal Bancorp intends to meet the requirements for listing on the Nasdaq National Market. There can be no assurance that purchasers will be able to sell their shares at or above the initial purchase price of $10.00 per share. See "Risk Factors."

                                 CAPITALIZATION

         The following table presents the capitalization of Home Federal at December 31, 2003, and the pro forma consolidated capitalization of Home Federal Bancorp after giving effect to the conversion, excluding assumed earnings on the net proceeds, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."

                                                                                Home Federal Bancorp - Pro Forma
                                                                               Based Upon Sale at $10.00 Per Share
                                                               --------------------------------------------------------------------
                                              Home Federal                                                            11,902,500
                                             Capitalization      7,650,000         9,000,000        10,350,000         Shares (1)
                                                   At             Shares            Shares            Shares          (Maximum of
                                              December 31,       (Minimum          (Midpoint         (Maximum           Range, as
                                                  2003           of Range)         of Range)         of Range)          Adjusted)
                                             --------------    --------------    --------------    --------------    --------------
                                                                                (In Thousands)
Deposits (2) ..............................  $      304,755    $      304,755    $      304,755    $      304,755    $      304,755
Borrowings ................................         116,735           116,735           116,735           116,735           116,735
                                             --------------    --------------    --------------    --------------    --------------
Total deposits and borrowings .............  $      421,490    $      421,490    $      421,490    $      421,490    $      421,490
                                             ==============    ==============    ==============    ==============    ==============

Stockholders' equity
    Preferred stock, $.01 par value per
      share, 2,000,000 shares authorized,
      none issued .........................  $           --    $           --    $           --    $           --    $           --
    Common stock, $.01 par value per,
      share 30,000,000 shares authorized;
      shares to be issued as reflected ....              --                77                90               104               119
    Additional paid-in capital (3) ........              --            74,601            87,919           101,239           116,555
    Retained earnings (4) .................          41,453            41,453            41,453            41,453            41,453
    Net unrealized gain (loss) ............              (9)               (9)               (9)               (9)               (9)
Less:
    Common stock to be acquired by the
      employee stock ownership plan (5) ...              --            (6,120)           (7,200)           (8,280)           (9,522)
    Common stock to be acquired by the
      restricted stock plan (6) ...........              --            (3,060)           (3,600)           (4,140)           (4,761)
                                             --------------    --------------    --------------    --------------    --------------
Total stockholders' equity                   $       41,444    $      106,942    $      118,653    $      130,367    $      143,835
                                             ==============    ==============    ==============    ==============    ==============

Equity-to-assets ratio (7) ................            8.74%            19.81%            23.51%            23.15%            24.94%

--------
(1) As adjusted to give effect to an increase in the number of shares which could be offered due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the conversion.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. Any withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3) Reflects the issuance of the shares of common stock to be sold in the offering, less the offering expenses and commission. No effect has been given to the issuance of additional shares of common stock pursuant to the proposed stock option plan. Shares of Home Federal Bancorp's common stock assumed issued and outstanding at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range were 7,650,000, 9,000,000, 10,350,000 and 11,902,500, respectively. See "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."

                     (footnotes continued on following page)

(4) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, Home Federal will be prohibited from paying any dividend that would reduce its regulatory capital below the amount required for the liquidation account that will be set up in connection with the conversion. See "Home Federal' s Conversion - Effects of the Conversion - Depositors' Rights if We Liquidate."
(5) Assumes that 8% of the common stock sold in the conversion will be purchased by the employee stock ownership plan, which is reflected as a reduction of stockholders' equity. The employee stock ownership plan shares will be purchased with funds loaned to the plan by Home Federal Bancorp. See "Pro Forma Data" and "Management - Benefits - Employee Stock Ownership Plan."
(6) Home Federal Bancorp intends to adopt a restricted stock plan and to submit the plan to stockholders at an annual or special meeting of stockholders held at least six months following the completion of the conversion. If the plan is approved by stockholders, Home Federal Bancorp intends to contribute sufficient funds to the restricted stock plan to enable the plan to purchase a number of shares of common stock equal to 4% of the common stock sold in the conversion. This assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at a purchase price of $10.00 per share. However, in the event Home Federal Bancorp issues authorized but unissued shares of common stock to the restricted stock plan in the amount of 4% of the common stock sold in the conversion, the voting interests of existing stockholders would be diluted approximately 3.8%. The shares are reflected as a compensation expense resulting in a reduction of stockholders' equity. See "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."
(7)  Total equity divided by total assets.

                                  HOME FEDERAL
                   EXCEEDS ALL REGULATORY CAPITAL REQUIREMENTS

         At December 31, 2003, Home Federal exceeded all of its applicable regulatory capital requirements. The table on the following page sets forth the regulatory capital of Home Federal at December 31, 2003 and the pro forma regulatory capital of Home Federal after giving effect to the conversion, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Home Federal of 50% of the net stock proceeds, after expenses. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Home Federal in assets that have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at December 31, 2003.

                                                                             Pro Forma at December 31, 2003
                                                  ---------------------------------------------------------------------------------
                                                   7,650,000 Shares     9,000,000 Shares    10,350,000 Shares    11,902,500 Shares
                                    At                 Sold at              Sold at              Sold at              Sold at
                             December 31, 2003     $10.00 per Share     $10.00 per Share     $10.00 per Share     $10.00 per Share
                             ------------------   ------------------   ------------------   ------------------   ------------------
                                      Percent of           Percent of           Percent of           Percent of           Percent of
                              Amount  Assets (1)   Amount    Assets     Amount    Assets     Amount    Assets     Amount    Assets
                             --------  --------   --------  --------   --------  --------   --------  --------   --------  --------
                                                                     (Dollars in Thousands)
Equity capital
  under generally
  accepted accounting
  principles ("GAAP") .....  $ 41,144      8.74%  $ 69,603     13.60%  $ 74,649     14.40%  $ 79,695     15.18%  $ 85,498     16.05%
                             ========  ========   ========  ========   ========  ========   ========  ========   ========  ========

Tier 1 risk-based capital .  $ 41,134     13.37%  $ 69,293     21.99%  $ 74,339     23.49%  $ 79,385     24.98%  $ 85,188     26.68%
    Requirement ...........    18,976      4.00     20,470      4.00     20,737      4.00     21,003      4.00     21,310      4.00
                             --------  --------   --------  --------   --------  --------   --------  --------   --------  --------
    Excess ................  $ 22,158      9.37%  $ 48,823     17.99%  $ 53,602     19.49%  $ 58,382     20.98%  $ 63,878     22.68%
                             ========  ========   ========  ========   ========  ========   ========  ========   ========  ========

Core capital ..............  $ 41,134      8.67%  $ 69,293     13.54%  $ 74,339     14.34%  $ 79,385     15.12%  $ 85,188     15.99%
    Requirement ...........    18,976      4.00     20,470      4.00     20,737      4.00     21,003      4.00     21,310      4.00
                             --------  --------   --------  --------   --------  --------   --------  --------   --------  --------
    Excess ................  $ 22,158      4.67%  $ 48,822      9.54%  $ 53,602     10.34%  $ 58,382     11.12%  $ 63,878     11.99%
                             ========  ========   ========  ========   ========  ========   ========  ========   ========  ========

Total capital .............  $ 43,270     14.06%  $ 71,429     22.66%  $ 76,475     24.16%  $ 81,521     25.65%  $ 87,324     27.34%
    Risk-based requirement.    24,615      8.00     25,212      8.00     25,319      8.00     25,425      8.00     25,548      8.00
                             --------  --------   --------  --------   --------  --------   --------  --------   --------  --------
    Excess ................  $ 18,655      6.06%  $ 46,217     14.66%  $ 51,156     16.16%  $ 56,096     17.65%  $ 61,776     19.34%
                             ========  ========   ========  ========   ========  ========   ========  ========   ========  ========

Reconciliation of
  capital infused
  into Home Federal:
Net proceeds infused ......                       $ 37,339             $ 44,005             $ 50,671             $ 58,337
Less:
    Common stock
      acquired by
      employee stock
      ownership plan ......                          6,120                7,200                8,280                9,522
    Common stock
      acquired by
      restricted
      stock plan ..........                          3,060                3,600                4,140                4,761
                                                  --------             --------             --------             --------
Pro forma increase in
  GAAP and regulatory
  capital .................                       $ 28,159             $ 33,205             $ 38,251             $ 44,054
                                                  ========             ========             ========             ========

--------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate.

                                 PRO FORMA DATA

         We cannot determine the actual net proceeds from the sale of our common stock until the conversion is completed. However, we estimate that net proceeds will be between $74.7 million and $101.3 million, or $116.7 million if the estimated offering range is increased by 15%, based upon the following assumptions:

         o all shares of common stock will be sold through non-transferable rights to subscribe for the common stock, in order of priority, to:

                  o eligible account holders, who are depositors of Home Federal with account balances of at least $50 as of the close of business on December 31, 2002;

                  o the proposed employee stock ownership plan, which will purchase 8% of the shares of common stock sold in the conversion;

                  o supplemental eligible account holders, who are depositors of Home Federal with account balances of at least $50 as of the close of business on March 31, 2004, and

                  o other members, who are depositors of Home Federal as of the close of business on ________ __, 2004 and borrowers as of March 16, 2004 whose loans continue to be outstanding as of _______ __, 2004, other than eligible account holders or supplemental eligible account holders.

         o Keefe, Bruyette & Woods will receive a success fee equal to 1.35% of the gross proceeds from the offering, excluding shares of common stock sold to directors, officers, employees and the employee stock ownership plan; and

         o total expenses, excluding the success fee paid to Keefe, Bruyette & Woods, are estimated to be approximately $937,000, although actual expenses may vary from those estimated.

         Pro forma consolidated net income and stockholders' equity of Home Federal Bancorp have been calculated for the year ended September 30, 2003 and the three months ended December 31, 2003 as if the common stock to be sold in the conversion had been sold at the beginning of the period and the net proceeds had been invested at 1.15% and 1.19%, respectively, which represents the yield on one-year U.S. Government securities at September 30, 2003 and December 31, 2003, respectively. This rate is used because we believe it reflects the yield that we will receive on the net proceeds of the stock offering. The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. A tax rate of 39.1% has been assumed for the periods resulting in after-tax yields of 0.70% and 0.72% for the year ended September 30, 2003 and the three months ended December 31, 2003, respectively. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the shares purchased by the employee stock ownership plan. See Note 2 to the following tables. As discussed under "How We Intend to Use the Proceeds from this Offering," Home Federal Bancorp intends to retain 50% of the net proceeds from the conversion from which it will make a loan to fund the purchase of 8% of the common stock by the employee stock ownership plan.

         No effect has been given in the tables to the issuance of additional shares of common stock pursuant to the proposed stock option plan. See "Management - Benefits - Other Stock Benefit Plans." The table below gives effect to the restricted stock plan, which is expected to be adopted by Home Federal Bancorp following the conversion and presented along with the stock option plan to stockholders for approval at an annual or special meeting of stockholders to be held at least six months following the completion of the conversion. If the restricted stock plan is approved by stockholders, the restricted stock plan intends to acquire an amount of common stock equal to 4% of the shares of common stock sold in the conversion, either through open market purchases or from authorized but unissued shares of common stock, if permissible. The following tables assume that stockholder approval has been obtained, as to which there can be no assurance, and that the shares acquired by the restricted stock plan are purchased in the open market at $10.00 per share. No effect has been given to Home Federal Bancorp's results of operations after the conversion, the market price of the common stock after the conversion or a less than 4% purchase by the restricted stock plan.

         The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Home Federal Bancorp computed in accordance with GAAP.

                                                               At or For the Three Months Ended December 31, 2003
                                                     --------------------------------------------------------------------
                                                       7,650,000         9,000,000        10,350,000         11,902,500
                                                     Shares Sold at    Shares Sold at    Shares Sold at     Shares Sold at
                                                      $10.00 Per        $10.00 Per        $10.00 Per       $10.00 Per Share
                                                         Share             Share             Share           (Maximum of
                                                       (Minimum          (Midpoint         (Maximum           Range, as
                                                       of Range)         of Range)         of Range)        Adjusted) (1)
                                                     --------------    --------------    --------------    --------------
                                                                           (Dollars in Thousands)
Gross proceeds ...................................   $       76,500    $       90,000    $      103,500    $      119,025
Less: Offering expenses and commissions ..........            1,823             1,991             2,158             2,351
                                                     --------------    --------------    --------------    --------------
Estimated net conversion proceeds ................           74,677            88,009           101,342           116,674
Less: Shares purchased by the employee
        stock ownership plan (2) .................           (6,120)           (7,200)           (8,280)           (9,522)
      Shares purchased by the restricted
        stock plan (3) ...........................           (3,060)           (3,600)           (4,140)           (4,761)
                                                     --------------    --------------    --------------    --------------
   Net investable proceeds (4) ...................   $       65,497    $       77,209    $       88,922    $      102,391
                                                     ==============    ==============    ==============    ==============

Net income:
      Historical .................................   $        1,038    $        1,038    $        1,038    $        1,038
      Pro forma income on net proceeds ...........              119               140               161               186
      Pro forma employee stock
        ownership plan adjustment (2) ............              (93)             (110)             (126)             (145)
      Pro forma restricted stock
        plan adjustment (3) ......................              (93)             (110)             (126)             (145)
                                                     --------------    --------------    --------------    --------------
      Pro forma net income .......................   $          971    $          958    $          947    $          934
                                                     ==============    ==============    ==============    ==============

Net income per share:
      Historical .................................   $         0.15    $         0.13    $         0.11    $         0.09
      Pro forma income on net
        proceeds, as adjusted ....................             0.02              0.02              0.02              0.02
      Pro forma employee stock
        ownership plan adjustment (3) ............            (0.01)            (0.01)            (0.01)            (0.01)
      Pro forma restricted stock plan
        adjustment (5) ...........................            (0.01)            (0.01)            (0.01)            (0.01)
                                                     --------------    --------------    --------------    --------------
      Pro forma net income per share (3)(5)(6) ...   $         0.15    $         0.13    $         0.11    $         0.09
                                                     ==============    ==============    ==============    ==============

Offering price as a percentage of pro forma
  net annualized earnings per share ..............            16.67%            19.23%            22.73%            27.78%

                       (table continued on following page)

                                                          (Footnotes on page 18)

                                                               At or For the Three Months Ended December 31, 2003
                                                     --------------------------------------------------------------------
                                                       7,650,000         9,000,000        10,350,000         11,902,500
                                                     Shares Sold at    Shares Sold at    Shares Sold at    Shares Sold at
                                                      $10.00 Per        $10.00 Per        $10.00 Per      $10.00 Per Share
                                                         Share             Share             Share           (Maximum of
                                                       (Minimum          (Midpoint         (Maximum           Range, as
                                                       of Range)         of Range)         of Range)        Adjusted) (1)
                                                     --------------    --------------    --------------    --------------
                                                                           (Dollars in Thousands)
Stockholders' equity:
      Historical .................................   $       41,444    $       41,444    $       41,444    $       41,444
      Estimated net proceeds .....................           74,677            88,009           101,342           116,674
      Less: Common stock acquired by the
              employee stock ownership plan (2) ..           (6,120)           (7,200)           (8,280)           (9,522)
            Common stock to be acquired
              by the restricted stock plan (3) ...           (3,060)           (3,600)           (4,140)           (4,761)
                                                     --------------    --------------    --------------    --------------
      Pro forma stockholders' equity (2)(3)(7) ...   $      106,941    $      118,653    $      130,366    $      143,835
                                                     ==============    ==============    ==============    ==============

Stockholders' equity per share:
      Historical .................................   $         5.42    $         4.60    $         4.00    $         3.48
      Estimated net proceeds .....................             9.76              9.78              9.79              9.80
      Less: Common stock acquired by the
              employee stock ownership plan (2) ..            (0.80)            (0.80)            (0.80)            (0.80)
            Common stock to be acquired
              by the restricted stock plan (3) ...            (0.40)            (0.40)            (0.40)            (0.40)
                                                     --------------    --------------    --------------    --------------
      Pro forma stockholders' equity per
        share (3)(5)(6)(7) .......................   $        13.98    $        13.18    $        12.59    $        12.08
                                                     ==============    ==============    ==============    ==============

Offering price as a percentage of pro
  forma stockholders' equity (5) .................            71.53%            75.87%            79.43%            82.78%
                                                     ==============    ==============    ==============    ==============

Number of shares outstanding for pro forma
  stockholders' equity per share calculations (5).        7,650,000         9,000,000        10,350,000        11,902,500
                                                     ==============    ==============    ==============    ==============

                                                          (Footnotes on page 18)

                                                                  At or For the Year Ended September 30, 2003
                                                     --------------------------------------------------------------------
                                                       7,650,000         9,000,000         10,350,000        11,902,500
                                                     Shares Sold at    Shares Sold at    Shares Sold at    Shares Sold at
                                                      $10.00 Per        $10.00 Per        $10.00 Per      $10.00 Per Share
                                                         Share             Share             Share           (Maximum of
                                                       (Minimum          (Midpoint         (Maximum           Range, as
                                                       of Range)         of Range)         of Range)        Adjusted) (1)
                                                     --------------    --------------    --------------    --------------
                                                                           (Dollars in Thousands)
Gross proceeds ...................................   $       76,500    $       90,000    $      103,500    $      119,025
Less: Offering expenses and commissions ..........            1,823             1,991             2,158             2,351
                                                     --------------    --------------    --------------    --------------
Estimated net conversion proceeds ................           74,677            88,009           101,342           116,674
Less: Shares purchased by the employee
        stock ownership plan (2) .................           (6,120)           (7,200)           (8,280)           (9,522)
      Shares purchased by the restricted
        stock plan (3) ...........................           (3,060)           (3,600)           (4,140)           (4,761)
                                                     --------------    --------------    --------------    --------------
   Net investable proceeds (4) ...................   $       65,497    $       77,209    $       88,922    $      102,391
                                                     ==============    ==============    ==============    ==============

Net income:
      Historical .................................   $        5,456    $        5,456    $        5,456    $        5,456
      Pro forma income on net proceeds ...........              459               541               623               717
      Pro forma employee stock
        ownership plan adjustment (2) ............             (373)             (438)             (504)             (580)
      Pro forma restricted stock
        plan adjustment (3) ......................             (373)             (438)             (504)             (580)
                                                     --------------    --------------    --------------    --------------
      Pro forma net income .......................   $        5,169    $        5,121    $        5,071    $        5,013
                                                     ==============    ==============    ==============    ==============

Net income per share:
      Historical .................................   $         0.77    $         0.65    $         0.57    $         0.49
      Pro forma income on net
        proceeds, as adjusted ....................             0.06              0.06              0.06              0.06
      Pro forma employee stock
        ownership plan adjustment (3) ............            (0.05)            (0.05)            (0.05)            (0.05)
      Pro forma restricted stock plan
        adjustment (5) ...........................            (0.05)            (0.05)            (0.05)            (0.05)
                                                     --------------    --------------    --------------    --------------
      Pro forma net income per share (3)(5)(6) ...   $         0.73    $         0.61    $         0.53    $         0.45
                                                     ==============    ==============    ==============    ==============

Offering price as a percentage of pro forma
  net annualized earnings per share ..............            13.70%            16.39%            18.87%            22.22%

Stockholders' equity:
      Historical .................................   $       40,339    $       40,399    $       40,399    $       40,399
      Estimated net proceeds .....................           74,677            88,009           101,342           116,674
      Less: Common stock acquired by the
              employee stock ownership plan (2) ..           (6,120)           (7,200)           (8,280)           (9,522)
            Common stock to be acquired
              by the restricted stock plan (3) ...           (3,060)           (3,600)           (4,140)           (4,761)
                                                     --------------    --------------    --------------    --------------
      Pro forma stockholders' equity (2)(3)(7) ...   $      105,836    $      117,608    $      129,321    $      142,790
                                                     ==============    ==============    ==============    ==============

                       (table continued on following page)

                                                          (Footnotes on page 18)

                                                                  At or For the Year Ended September 30, 2003
                                                     --------------------------------------------------------------------
                                                       7,650,000         9,000,000        10,350,000         11,902,500
                                                     Shares Sold at    Shares Sold at    Shares Sold at     Shares Sold at
                                                      $10.00 Per        $10.00 Per        $10.00 Per       $10.00 Per Share
                                                         Share             Share             Share           (Maximum of
                                                       (Minimum          (Midpoint         (Maximum           Range, as
                                                       of Range)         of Range)         of Range)        Adjusted) (1)
                                                     --------------    --------------    --------------    --------------
                                                                           (Dollars in Thousands)
Stockholders' equity per share:
      Historical .................................   $         5.28    $         4.49    $         3.90    $         3.39
      Estimated net proceeds .....................             9.26              9.78              9.79              9.80
      Less: Common stock acquired by the
              employee stock ownership plan (2) ..            (0.80)            (0.80)            (0.80)            (0.80)
            Common stock to be acquired
              by the restricted stock plan (3) ...            (0.40)            (0.40)            (0.40)            (0.40)
                                                     --------------    --------------    --------------    --------------
      Pro forma stockholders' equity per
        share (3)(5)(6)(7) .......................   $        13.34    $        13.07    $        12.49    $        11.99
                                                     ==============    ==============    ==============    ==============

Offering price as a percentage of pro
  forma stockholders' equity (5) .................            72.25%            76.51%            80.06%            83.40%
                                                     ==============    ==============    ==============    ==============

Number of shares outstanding for pro forma
  stockholders' equity per share calculations (5)         7,650,000         9,000,000        10,350,000        11,902,500
                                                     ==============    ==============    ==============    ==============

--------
(1) As adjusted to give effect to an increase in the number of shares which could be offered due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the conversion.
(2) It is assumed that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan with funds loaned by Home Federal Bancorp. Home Federal intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (i) that the loan to the employee stock ownership plan is payable over ten years, with the employee stock ownership plan shares having an average fair value of $10.00 per share in accordance with Statement of Position 93-6 of the American Institute of Certified Public Accounting, entitled "Employers' Accounting for Employee Stock Ownership Plans," and
     (ii) the effective tax rate was 39.1% for the period. See "Management - Benefits - Employee Stock Ownership Plan."
(3) Gives effect to the restricted stock plan we expect to adopt following the offering for the benefit of directors, officers and employees. This plan intends to acquire, following stockholder approval of the plan, a number of shares of common stock equal to 4% of the shares of common stock sold in the offering or 306,000, 360,000, 414,000 and 476,100 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the estimated offering range, respectively. Funds used by the restricted stock plan to purchase the shares initially will be contributed by Home Federal Bancorp. It is further assumed that the shares were acquired by the restricted stock plan at the beginning of the period presented in open market purchases at the $10.00 purchase price and that 5% and 20% of the amount contributed, net of taxes, was an amortized expense during the three months ended December 31, 2003 and the year ended September 30, 2003, respectively. The issuance of authorized but unissued shares of common stock pursuant to the restricted stock plan in the amount of 4% of the common stock sold in the offering would dilute the voting interests of existing stockholders by approximately 3.8% and under such circumstances, pro forma net earnings per share would be $0.14, $0.12, $0.10 and $0.09, and $0.70, $0.59 $0.51 and $0.44 at the minimum, midpoint, maximum and 15% above the maximum of the estimated offering range for the three months ended December 31, 2003 and for the year ended September 30, 2003, respectively, and pro forma stockholders' equity per share would be $13.83, $13.06, $12.49 and $12.01, and $13.70, $12.95, $12.39 and $11.92 at the
     minimum, midpoint, maximum and 15% above the

                     (footnotes continued on following page)
     maximum of such range for the three months ended December 31, 2003 and the year ended September 30, 2003, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the restricted stock plan will be $10.00 per share. See "Management - Benefits
     - Other Stock Benefit Plans."
(4) Estimated proceeds available for investment consists of the estimated net proceeds from the conversion less (i) the proceeds attributable to the purchase by the employee stock ownership plan and (ii) the value of the shares to be purchased by the restricted stock plan, subject to stockholder approval, after the conversion at an assumed purchase price of $10.00 per share.
(5) The per share calculations are determined by adding the number of shares sold in the conversion and for purposes of calculating net income per share, in accordance with Statement of Position 93-6, subtracting 596,700 shares, 702,000 shares, 807,300 shares and 928,395 shares; and 550,800 shares, 648,000 shares, 745,200 shares and 856,980 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, representing the employee stock ownership plan shares which have not been committed for release during the three months ended December 31, 2003 and the year ended September 30, 2003, respectively. See note 3 above. For purposes of calculating pro forma stockholders' equity per share, it is assumed that shares outstanding total 7,650,000 shares at the minimum of the estimated pro forma market value of Home Federal on a fully converted basis, of the estimated valuation range, 9,000,000 shares at the midpoint of the range, 10,350,000 shares at the maximum of the range and 11,902,500 shares at 15% above the maximum of the range.
(6) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which will be adopted by Home Federal Bancorp following the conversion and presented for approval by stockholders at an annual or special meeting of stockholders of Home Federal Bancorp held at least six months following the completion of the conversion. If the stock option plan is approved by stockholders, an amount equal to 10% of the common stock sold in the offering, or 765,000 shares at the minimum of the estimated offering range, 900,000 shares at the midpoint of the range, 1,035,000 shares at the maximum of the range and 1,190,250 shares at 15% above the maximum of the range will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' voting interests by approximately 9.1%. Assuming stockholder approval of the stock option plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the restricted stock plan are acquired through open market purchases at a purchase price of $10.00 per share, pro forma net earnings per share would be $0.13, $0.11, $0.09 and $0.08, and $0.64, $0.54, $0.46 and $0.40 at the minimum, midpoint, maximum and 15% above the maximum of the estimated offering range for the three months ended December 31, 2003 and the year ended September 30, 2003, respectively, and pro forma stockholders' equity per share would be $13.37, $12.70, $12.19 and $11.76, and $13.49, $12.80, $12.28 and $11.83 at the minimum, midpoint, maximum and 15% above the maximum of the range at December 31, 2003 and at September 30, 2003, respectively. See "Management - Benefits - Other Stock Benefit Plans."
(7) The equity capital of Home Federal will be substantially restricted because of the liquidation account set up in connection with the conversion and certain distributions from Home Federal's equity capital may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause Home Federal to have additional taxable income. See "Taxation - Federal Taxation." Pro forma stockholders' equity and pro forma stockholders' equity per share do not give effect to the bad debt reserves established by Home Federal for federal income tax purposes in the event of a liquidation.

                        PROPOSED PURCHASES BY MANAGEMENT

         The following table sets forth, for each of Home Federal's directors and executive officers and for all of the directors and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through individual retirement accounts and by associates. These purchases are intended for investment purposes only, and not for resale. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares for which they subscribe.

                                                          At the Minimum of the             At the Maximum of
                                                         Estimated Offering Range        Estimated Offering Range
                                                       ----------------------------    ----------------------------
                                                                        As a Percent                    As a Percent
                                                         Number          of Shares       Number          of Shares
               Name                        Amount       of Shares         Offered       of Shares         Offered
-----------------------------------      ----------    -----------      -----------    -----------      -----------
Directors:
---------
Daniel L. Stevens (1)..............      $  500,000         50,000             0.65%        50,000             0.48%
Fred H. Helpenstell, M.D. .........         500,000         50,000             0.65         50,000             0.48
Thomas W. Malson...................         250,000         25,000             0.33         25,000             0.24
N. Charles Hedemark................         300,000         30,000             0.39         30,000             0.28
Richard J. Schrandt................         250,000         25,000             0.33         25,000             0.24
James R. Stamey....................         150,000         15,000             0.20         15,000             0.14
Robert A. Tinstman.................         500,000         50,000             0.65         50,000             0.48

Executive Officers:
------------------
Robert A. Schoelkoph...............         250,000         25,000             0.33         25,000             0.24
Roger D. Eisenbarth................         250,000         25,000             0.33         25,000             0.24
Lynn A. Sander.....................         250,000         25,000             0.33         25,000             0.24
Denis J. Trom......................         350,000         35,000             0.46         35,000             0.34
Karen Wardwell.....................         200,000         20,000             0.26         20,000             0.19
                                         ----------    -----------      -----------    -----------      -----------

All directors and executive
 officers as a group (12 persons)..      $3,750,000        375,000             4.90%       375,000             3.62%
                                         ==========    ===========      ===========    ===========      ===========

--------
(1)   Mr. Stevens is also an executive officer of Home Federal.

                           HOME FEDERAL AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

         The following consolidated statements of income of Home Federal and subsidiary for the fiscal years ended September 30, 2003, 2002 and 2001 have been audited by Moss Adams LLP, independent certified public accountants, whose report thereon appears elsewhere herein. The consolidated statements of income for the three months ended December 31, 2003 and 2002, are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations for those periods. All such adjustments are of a normal recurring nature. The results of operations for the three months ended December 31, 2003 are not necessarily indicative of the results of which may be expected for the entire year or any other subsequent period. These consolidated statements of income should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein.

                                                   Three Months Ended
                                                      December 31,               Year Ended September 30,
                                                 -----------------------   -------------------------------------
                                                    2003         2002         2003         2002          2001
                                                 ----------   ----------   ----------   ----------    ----------
                                                       (unaudited)       (In Thousands)
Interest and dividend income:
    Loan interest ............................   $    5,975   $    6,155   $   24,202   $   23,808    $   23,140
    Investment interest including interest-
      bearing deposits in other banks ........           33           19          302          195           302
    Mortgage-backed security interest ........          442          653        2,040        2,617         2,810
    Federal Home Loan Bank dividends .........           82           95          352          284           262
                                                 ----------   ----------   ----------   ----------    ----------

        Total interest and dividend income ...        6,532        6,922       26,896       26,904        26,514
                                                 ----------   ----------   ----------   ----------    ----------

Interest expense:
    Deposits .................................        1,176        1,366        5,080        7,017        10,251
    Federal Home Loan Bank advances ..........        1,153        1,141        4,625        4,448         4,229
                                                 ----------   ----------   ----------   ----------    ----------

        Total interest expense ...............        2,329        2,507        9,705       11,465        14,480
                                                 ----------   ----------   ----------   ----------    ----------

        Net interest income ..................        4,203        4,415       17,191       15,439        12,034

Provision for loan losses ....................          300          150          615          277           748
                                                 ----------   ----------   ----------   ----------    ----------

        Net interest income after
          provision for loan losses ..........        3,903        4,265       16,576       15,162        11,286
                                                 ----------   ----------   ----------   ----------    ----------

Noninterest income:
    Service fees and charges .................        1,871        1,715        8,120        5,965         4,764
    Gain on sale of loans ....................          219          289        1,044          676           286
    Increase in cash surrender value of life
      insurance ..............................          125          100          601          416           332
    Mortgage servicing rights, net ...........           69          404        1,370       (1,047)          878
    Other ....................................           43          102           53         (243)           59
                                                 ----------   ----------   ----------   ----------    ----------

        Total noninterest income .............        2,327        2,610       11,188        5,767         6,319
                                                 ----------   ----------   ----------   ----------    ----------

Noninterest expense:
    Compensation and benefits ................        2,649        2,894       10,980       10,042         8,255
    Occupancy and equipment ..................          702          747        2,909        2,790         2,353
    Data processing ..........................          366          295        1,366          997           806
    Advertising ..............................          212          317        1,256        1,164         1,038
    Postage and supplies .....................          194          177          778          788           768
    Professional services ....................          113          138          402          235           290
    Insurance and taxes ......................           98           95          370          345           257
    Other ....................................          262          189          824          817           827
                                                 ----------   ----------   ----------   ----------    ----------

        Total noninterest expense ............        4,596        4,852       18,885       17,178        14,594
                                                 ----------   ----------   ----------   ----------    ----------

        Income before income taxes ...........        1,634        2,023        8,879        3,751         3,011

Income tax expense ...........................          596          771        3,423        1,644         1,223
                                                 ----------   ----------   ----------   ----------    ----------

Net Income ...................................   $    1,038   $    1,252   $    5,456   $    2,107    $    1,788
                                                 ==========   ==========   ==========   ==========    ==========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         Our results of operations depend primarily on revenue generated as a result of our net interest income and noninterest income. Net interest income is the difference between the interest income we earn on our interest- earning assets (consisting primarily of loans and investment securities) and the interest we pay on our interest- bearing liabilities (consisting primarily of customer savings and money market accounts, time deposits and borrowings).

         Noninterest income consists primarily of service charges on deposit and loan accounts, gains on the sale of loans and investments, loan servicing fees, and investment and mortgage servicing income. Our results of operations are also affected by our provisions for loan losses and other expenses.

         Other expenses consist primarily of noninterest expense, including compensation and benefits, occupancy, equipment, data processing, advertising, postage and supplies, professional services and, when applicable, deposit insurance premiums. Compensation and benefits consist primarily of the salaries and wages paid to our employees, payroll taxes and expenses for retirement and other employee benefits. Occupancy and equipment expenses, which are the fixed and variable costs of building and equipment, consist primarily of lease payments, real estate taxes, depreciation charges, maintenance and costs of utilities.

         Our results of operations may also be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

         Our strategy is to operate as an independent community-based financial institution dedicated to serving the needs of customers and the local community. We focus on providing exceptional service and quality products and services, as well as convenient access to generate a high level of customer satisfaction. Our principal business consists of attracting retail deposits from the general public which we invest primarily in loans secured by first mortgages on owner-occupied, one- to four-family residences. We also originate multi-family loans, commercial real estate loans and a variety of consumer loans. We intend to continue implementing this strategy while pursuing further loan portfolio diversification, with an emphasis on credit risk management. Our commitment is to provide a reasonable range of products and services to meet the needs of our customers. As part of this commitment, we will continue the course established over the past few years of increasing commercial real estate lending and consumer lending with a particular emphasis on home equity loans. Our goal is to grow Home Federal while providing exceptional and effective services to customers and the local community.

Operating Strategy

         Our mission is to operate and grow a profitable community-oriented financial institution serving individuals and commercial real estate customers in our market area. We plan to achieve this by executing our strategy of:

         o maintaining favorable asset quality reflected primarily by a low level of non-performing assets, low charge-offs and adequacy of loan loss reserves;

         o seeking to improve net interest margin through a combination of reduced funding costs and improved pricing relative to asset risk;

         o analyzing profitability of products and business lines and allocating resources to those areas offering the greatest potential for future profits;

         o expanding the number of households we serve through internal expansion of the branch network and possible selective acquisitions of financial service providers in existing or surrounding markets;

         o pursuing further loan portfolio diversification, with an emphasis on credit risk management;

         o continuing an internal management culture which is driven by a focus on profitability, productivity and accountability for results and which responds proactively to the challenge of change;

         o providing our staff members with the knowledge and skills necessary to perform their job functions and develop their career potential;

         o enhancing the perception of Home Federal with both the retail and commercial banking public as the bank of choice;

         o maintaining a sales and service culture based on an understanding of the customer's needs and reflecting our commitment to excellence;

         o reducing future reliance on net interest income by creating additional sources of fee income from products and services we offer; and

         o utilizing technology to gain efficiencies in processing customer information, to provide a competitive tool to assist the sales process and to allow the efficient integration of acquired businesses.

         Maintaining favorable asset quality reflected primarily by a low level of non-performing assets, low charge-offs and adequacy of loan loss reserves. We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards we believe are conservative. At December 31, 2003, our nonaccrual and 90 days or more past due loans as a percentage of loans receivable was only 0.16%. Although we intend to increase our multi-family and commercial real estate lending after the conversion, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

         Seeking to improve net interest margin through a combination of reduced funding costs and improved pricing relative to asset risk. We intend to manage our net interest income and net interest margin in order to ensure that the balance sheet reflects an optimum mix of assets and liabilities that result in the maximization of the net interest income and net portfolio value within the limits of acceptable credit risk. On the asset side of the balance sheet, we intend to originate residential and commercial real estate and consumer loans in our local area. In addition, we may purchase mortgage-backed securities when loan origination levels are not adequate to fund necessary asset growth. We will fund asset growth with deposits and borrowings that have pricing and cash flow characteristics that are similar to the asset side of the balance sheet.

         Analyzing profitability of products and business lines and allocating resources to those areas offering the greatest potential for future profits. We have implemented comprehensive cost accounting and customer information systems to provide the data necessary to build effective product and customer profitability reporting for all of our lines of business. We intend to use this profitability data as we build business plans to support the expansion of current lines of business and in the implementation of new products and services.

         Expanding the number of households we serve through internal expansion of the branch network and possible selective acquisitions of financial service providers in existing or surrounding markets. We continually monitor the growth in our four-county market area and work closely with commercial real estate experts to target sites for future branch locations. We currently are planning to open a branch in Eagle, Idaho, a suburb of Boise. The property has been purchased and construction is planned for mid-2005. We plan to place a temporary office on the site as early as October 2004. Our long-term strategy is to build one branch per year if appropriate sites can be identified and obtained. As a result of the conversion from mutual to stock form, we will also actively search for appropriate acquisitions to enhance our ability to deliver products and services in our existing markets and to expand into surrounding markets.

         Pursuing further loan portfolio diversification, with an emphasis on credit risk management. We have developed an excellent team of lenders across our market area who focus on realtor and builder relationships as well as direct marketing to individual buyers. We anticipate expanding the real estate markets in Ada and Canyon Counties and we are well positioned to increase our market share in these areas. We continue to increase our presence in the small- to mid-size commercial real estate market as a result of the strength of our products and the quality of our service.

         Continuing an internal management culture which is driven by a focus on profitability, productivity and accountability for results and which responds proactively to the challenge of change. The primary method for reinforcing our culture is the comprehensive application of our "Pay for Performance" total compensation program. Every employee at Home Federal has clearly defined accountabilities and performance standards that tie directly or indirectly to the profitability of Home Federal. All incentive compensation is based on specific profitability measures or sales volume goals. This approach encourages all employees to focus on the profitability of Home Federal and has created an environment that embraces new products, services and delivery systems.

         Providing our staff members with the knowledge and skills necessary to perform their job functions and develop their career potential. We understand the relationship between effective training and employee satisfaction. Although we have always provided appropriate technical training, we have expanded our focus to include comprehensive supervisory and leadership training. Our goal is to provide development opportunities for every employee who wants to grow with Home Federal and to fill future leadership positions with qualified internal candidates whenever possible.

         Enhancing the perception of Home Federal with both the retail and commercial banking public as the bank of choice. We have a long tradition of focusing on the needs of consumers in the communities we serve and a strong reputation as an active corporate citizen. We deliver personalized service and respond with flexibility to customer needs. We believe our community orientation is attractive to our customers and distinguishes us from the large national banks that operate in our market area. We fully intend to maintain this community focus as we grow.

         Maintaining a sales and service culture based on an understanding of the customer's needs and reflecting our commitment to excellence. We use a sophisticated, professional approach to measuring and continually improving our sales and service culture. Our primary tool is a well-developed sales and service training curriculum focused on identifying and meeting customer needs and supported by an intensive coaching program. We assess our employees' level of sales and service skills on an annual basis using a trainer to approach the employee as a customer. These annual assessments are used to identify specific training opportunities and to set sales and service improvement goals for the following year.

         Reducing future reliance on net interest income by creating additional sources of fee income from products and services we offer. We have created cross-functional teams who continually monitor the market for new product and service opportunities on both the asset and liability sides of the business. We intend to broaden the scope of these teams to actively seek new sources of fee income and non-interest revenue, build business plans to support these sources, and implement the plans to generate increased income.

         Utilizing technology to gain efficiencies in processing customer information, to provide a competitive tool to assist the sales process and to allow the efficient integration of acquired businesses. In preparation for the mutual to stock conversion, we have focused on developing and acquiring the appropriate in-house expertise to manage and leverage our technology investments to meet the needs of a rapidly changing organization. We intend to continue to manage our technology resources internally in order to remain more flexible and responsive than our competition to new opportunities in the market.

Critical Accounting Estimates

         We use estimates and assumptions in our financial statements in accordance with generally accepted accounting principles. Material or critical estimates that are susceptible to significant change include the determination of the allowance for loan losses and the associated provision for loan losses, and the fair market value of capitalized mortgage servicing rights, as well as deferred income taxes and the associated income tax expense. Management reviews the allowance for loan losses for adequacy on a quarterly basis and establishes a provision for loan losses that is sufficient for the loan portfolio growth expected and the loan quality of the existing portfolio. Income tax expense and deferred income taxes are calculated using an estimated tax rate and are based on management's and our tax advisor's understanding of our effective tax rate and the tax code. These estimates are reviewed by our independent auditors on an annual basis and by our regulators when they examine Home Federal.

         Allowance for Loan Losses. Management recognizes that loan losses may occur over the life of a loan, and that the allowance for loan losses must be maintained at a level sufficient to absorb probable losses inherent in the loan portfolio. Our Asset Liability Management Committee assesses the allowance for loan losses on a quarterly basis. The Committee analyzes several different factors, including delinquency, charge-off rates and the changing risk profile of our loan portfolio, as well as local economic conditions including unemployment rates, bankruptcies and vacancy rates of business and residential properties.

         We believe that the accounting estimate related to the allowance for loan losses is a critical accounting estimate because it is highly susceptible to change from period to period requiring management to make assumptions about future losses on loans; and the impact of a sudden large loss could deplete the allowance and potentially require increased provisions to replenish the allowance, which would negatively affect earnings.

         Our methodology for analyzing the allowance for loan losses consists of three components: formula, specific and general allowances. The formula allowance is determined by applying an estimated loss percentage to various groups of loans. The loss percentages are generally based on various historical measures such as the amount and type of classified loans, past due ratios and loss experience, which could affect the collectibility of the respective loan types.

         The specific allowance component is created when management believes that the collectibility of a specific large loan, such as a real estate, multi-family or commercial real estate loan, has been impaired and a loss is probable.

         The general allowance component is established to ensure the adequacy of the allowance for loan losses in situations where the Asset Liability Management Committee believes that there are risk factors associated with the collectibility of the portfolio that may not be adequately addressed in the formula or specific allowance components. The conditions evaluated in connection with the general allowance include loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, governmental regulatory actions, recent loss experience in a particular segment of the portfolio and the duration of the current business cycle. The general allowance addresses risks in the portfolio that are not specifically associated with a pool or individual loan but exist due to changes in economic conditions, rapid loan portfolio growth, changes in credit underwriting, weakness in specific loan markets, unseasoned nature of loan portfolio and new loan products.

         The allowance is increased by the provision for loan losses, which is charged against current period operating results and decreased by the amount of actual loan charge-offs, net of recoveries.

         Mortgage Servicing Rights. Mortgage servicing rights represent the present value of the future servicing fees from the right to service loans in the portfolio. The most critical accounting policy associated with mortgage servicing is the methodology used to determine the fair value of capitalized mortgage servicing rights, which requires the development of a number of estimates, the most critical of which is the mortgage loan prepayment speeds assumption. The mortgage loan prepayment speeds assumption is significantly impacted by interest rates. In general, during periods of falling interest rates, the mortgage loans prepay faster and the value of our mortgage servicing asset declines. Conversely, during periods of rising rates, the value of mortgage servicing rights generally increases due to slower rates of prepayments. The amount and timing of mortgage servicing rights amortization is adjusted quarterly based on actual results and updated projections. In addition, on a quarterly basis, we perform an independent valuation review of mortgage servicing rights for potential declines in value. Based on the significance of any changes in assumptions since the preceding independent appraisal, this valuation may include an independent appraisal of the fair value of our servicing portfolio. This quarterly valuation review entails applying current assumptions to the portfolio stratified by predominant risk characteristics such as loan type, interest rate and loan term.

         Deferred Income Taxes. Deferred income taxes are reported for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. Deferred taxes are computed using the asset and liability approach as prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, a deferred tax asset or liability is determined based on the enacted tax rates that will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in an institution's income tax returns. The deferred tax provision for the year is equal to the net change in the net deferred tax asset from the beginning to the end of the year, less amounts applicable to the change in value related to investments available for sale. The effect on deferred taxes of a change in tax rates is recognized as income in the period that includes the enactment date. The primary differences between financial statement income and taxable income result from depreciation expense, mortgage servicing rights, loan loss reserves and dividends received from the Federal Home Loan Bank. Deferred income taxes do not include a liability for pre-1988 bad debt deductions allowed to thrift institutions which may be recaptured if the institution fails to qualify as a bank for income tax purposes in the future.

Comparison of Financial Condition at December 31, 2003 and September 30, 2003

         General. Our total assets increased $24.1 million, or 5.4%, to $474.3 million during the three months ended December 31, 2003. The asset growth resulted mainly from purchases of mortgage-backed securities and loans originated in our local market area. This growth was funded by $3.5 million in increased deposits and $20.2 million in borrowings from the Federal Home Loan Bank of Seattle.

         In connection with our asset and liability management practices, we use asset and liability duration measures as a component of interest rate risk measurement. Duration measures cash flows that are generated from investments, loans or deposits by weighting the present value of the cash flows according to the periods of time when the cash flows are received with the result being an average date when the cash flows are received or paid. We use months as the measure of time. Our goal is to manage the mismatch between the duration maturities of cash inflows that comes from loans and investments, and cash outflows that comes from deposits and borrowings. This is accomplished by reducing our asset durations, or cash inflows, and lengthening our liability durations, or cash outflows, so that the net duration mismatch between assets and liabilities is within our policy guidelines. During the three month period ended December 31, 2003, total asset duration decreased 3.2 months to 39.6 months, and liability duration decreased 1.1 months to 26.4 months for a net duration gap of 13.2 months, down 2.1 months from September 30, 2003.

         Assets. Total assets increased $24.1 million during the three months ended December 31, 2003. The increase was primarily concentrated in the following interest-earning asset categories:

                                          Balance at          Increase from
                                      December 31, 2003     September 30, 2003     Percentage Increase
                                      -----------------     ------------------     -------------------
                                                            (Dollars in Thousands)

Securities available for sale,
  at fair value.................          $    6,442            $   1,002                 18.4%
Mortgage-backed securities,
  held to maturity..............              41,846               17,421                 71.3
Loans receivable, net of                     381,574                3,879                  1.0
  allowance for loan losses.....

         During the three month period ended December 31, 2003, we originated $43.7 million in loans of which $17.8 million were sold in the secondary market, $2.8 million were sold as participating interests and $15.5 million in principal was received from principal paydowns. We purchased mortgage-backed securities in order to achieve the desired level of total interest-earning assets and because mortgage-backed securities have payment characteristics similar to those of residential loans.

         Deposits. During the three months ended December 31, 2003, deposits increased $3.5 million. The following table details the source of that growth.

                                       Balance at               Increase/(Decrease)            Percentage
                                    December 31, 2003         from September 30, 2003      Increase/(Decrease)
                                    -----------------         -----------------------      -------------------
                                                            (Dollars in Thousands)

Savings deposits..............         $  22,876                 $  (1,547)                       (6.3)%
Demand deposits...............           134,266                     2,488                         1.9
Certificates of deposit.......           147,613                     2,541                         1.8
                                       ---------                 ---------                      ------
Total deposit accounts........         $ 304,755                 $   3,482                         1.2%
                                       =========                 =========                      ======

         Certificate account growth resulted from special offerings of certificates of deposit with maturities of nine through 39 months and from a step-rate certificate of deposit with a maturity of four years. The maturities were selected in order to extend liability duration and maintain interest rate risk at acceptable levels.

         Borrowings. We use borrowings from the Federal Home Loan Bank of Seattle as an alternative funding source to deposits to manage funding costs and reduce interest rate risk and to leverage the balance sheet. The Federal Home Loan Bank of Seattle provides term borrowings at competitive interest rates and terms ranging from overnight to 30 years. Total borrowings at December 31, 2003 were $116.7 million, an increase of $20.2 million, or 20.9%, from September 30, 2003.

         Equity. Total equity increased $1.0 million, or 2.6%, to $41.4 million at December 31, 2003 from $40.4 million at September 30, 2003. The source of increase in our equity has been from net income. Net income for the three month period ended December 31, 2003 was $1.0 million. Our Tier 1 capital ratio was 8.67% and our total risk-based capital ratio was 13.37% at December 31, 2003.

Comparison of Operating Results for the Three Months Ended December 31, 2003 and December 31, 2002

         General. Our net income for the three months ended December 31, 2003 was $1.0 million, a decrease of $214,000 from the comparable period in the prior year. The decrease in net income was the result of a $212,000 decrease in net interest income, a $150,000 increase in the provision for loan losses and a $283,000 decrease in total noninterest income, offset by a reduction of $256,000 in noninterest expenses and $175,000 in income tax expense. The decrease in noninterest income primarily resulted from a $73.5 million decline in one- to four-family residential loan origination volumes during the three months ended December 31, 2003, which when combined with the $31.1 million reduction in loan sales to the secondary market, resulted in a decrease of $335,000 in mortgage servicing rights.

         Net Interest Income. Our net interest income decreased $212,000 for the three month period ended December 31, 2003 when compared to the comparable period in the prior year. As a result of historically low interest rates, our residential and commercial mortgage loan customers refinanced their existing loans, thereby reducing their monthly payments and our interest income. Mortgage-backed securities have similar payment characteristics as mortgage loans. As rates decline, borrowers prepay and refinance the underlying mortgages resulting in a reduction to our interest income. Lower interest rates on loans and investments decrease our net interest income.

         Declining interest rates also reduced our interest expense as the rates we pay to our customers on their deposit accounts decreased. In addition, borrowing rates from the Federal Home Loan Bank of Seattle declined. Lower deposit and borrowing rates contributed to increases in our net interest income.

         Interest and Dividend Income. Total interest and dividend income for the three months ended December 31, 2003 decreased $390,000 to $6.5 million from the comparable period of the prior year. The following table compares detailed average earning asset balances, associated yields and resulting changes in interest and dividend income for the three months ended December 31, 2003 and 2002:

                                                                    Three Months Ended December 31,
                                           -----------------------------------------------------------------------------
                                                      2003                           2002             Increase/(Decrease)
                                           ------------------------      -------------------------        in Interest
                                            Average                       Average                         and Dividend
                                            Balance          Yield        Balance           Yield      Income from 2002
                                           ---------        -------      ---------         -------    ------------------
                                                                    (Dollars in Thousands)

Loans receivable, net...................   $ 380,620         6.28%       $ 337,388          7.30%          $   (180)
Investment securities, including
  interest-bearing deposits in
  other banks...........................       6,576         2.01            2,793          2.72                 14
Mortgage-backed securities..............      30,977         5.71           42,586          6.13               (211)
Federal Home Loan Bank stock............       6,534         5.02            5,320          7.14                (13)
                                           ---------         ----        ---------          ----           --------
Total interest-earning assets...........   $ 424,707         6.16%       $ 388,087          7.13%          $   (390)
                                           =========         ====        =========          ====           ========

         Record low interest rates and record high loan volumes stemming from refinanced mortgage loans resulted in a 102 basis point reduction in our loan yields and a $180,000 reduction in interest income on the loan portfolio for the three months ended December 31, 2003 from the comparable period of the prior year. Rapid prepayments received on higher coupon mortgage-backed securities, and decreased reinvestment rates for purchased mortgage- backed securities resulted in a 42 basis point yield reduction and a $212,000 reduction in net interest income.

         Interest Expense. Total interest expense for the three month period ended December 31, 2003 was $2.3 million, a decrease of $178,000 from the comparable period in the prior year. The following table details average balances, cost of funds and resulting decrease in interest expense for the three months ended December 31, 2003 and 2002:

                                                                                Three Months Ended December 31,
                                                      -------------------------------------------------------------------------
                                                                                                                     Increase/
                                                               2003                           2004                (Decrease) in
                                                      ---------------------          ---------------------           Interest
                                                      Average                        Average                       Expense from
                                                      Balance          Cost          Balance          Cost             2002
                                                      -------          ----          -------          ----         ------------
                                                                              (Dollars in Thousands)

Savings accounts ..................................   $ 24,305         0.30%         $ 23,315         0.51%         $    (12)
Interest-bearing demand accounts ..................     74,590         0.20            66,843         0.38               (26)
Money market accounts .............................     31,519         0.51            34,849         0.99               (46)
Certificates of deposit ...........................    146,042         2.96           132,164         3.59              (106)
Federal Home Loan Bank advances ...................    103,332         4.46            95,543         4.78                12
                                                      --------         ----          --------         ----          --------
Total interest-bearing liabilities ................   $379,788         2.45%         $352,714         2.84%         $   (178)
                                                      ========         ====          ========         ====          ========

         The total cost of funds for total interest-bearing liabilities for the quarter ended December 31, 2003 decreased 39 basis points from the comparable period in 2002, and interest expense decreased $178,000 even though the average balance of total interest-bearing liabilities increased $27.1 million. The current low interest rate environment is primarily responsible for the reduction in the cost of funds.

         Provision for Loan Losses. Our Asset Liability Management Committee assesses the allowance for loan losses on a quarterly basis. The Committee analyzes several different factors, including delinquency, charge-off rates and the changing risk profile of our loan portfolio, as well as local economic conditions including unemployment rates, bankruptcies and vacancy rates of business and residential properties. Our methodology for analyzing the allowance for loan losses consists of three components: formula, specific and general allowances. The formula allowance is determined by applying an estimated loss percentage to various groups of loans. The loss percentages are generally based on various historical measures such as the amount and type of classified loans, past due ratios and loss experience, which could affect the collectibility of the respective loan types. The specific allowance component is created when management believes that the collectibility of a specific large loan, such as a real estate or multi-family or commercial real estate loan, has been impaired and a loss is probable. The general allowance component is established to ensure the adequacy of the allowance for loan losses in situations where the Asset Liability Management Committee believes that there are risk factors associated with the collectibility of the portfolio that may not be adequately addressed in the formula or specific allowance components. Information considered for the general allowance element includes regional economic and employment data.

         The following table details activity associated with the allowance for loan losses for the three month periods ended December 31, 2003 and 2002:

                                                               At or For the
                                                                Three Months
                                                            Ended December 31,
                                                          ----------------------
                                                           2003           2002
                                                          ------         ------

                                                          (Dollars in Thousands)

Provisions for loan losses .............................  $  300         $  150
Net charge-offs ........................................      28             59
Allowance for loan losses ..............................   2,125          1,476
Allowance for losses as a percentage of total loans
  outstanding at a the end of the period ...............    0.55%          0.42%
Allowance for loan losses as a percentage of
  nonperforming loans at end of period .................  344.98%        713.04%
Total nonaccrual and 90 days or more past due loans ....     616            207
Nonaccrual and 90 days or more past due loans as a
  percentage of loans receivable .......................    0.16%          0.06%

         The provision for loan loss increased $150,000 for the three months ended December 31, 2003 compared to the prior year. Net charge-offs decreased $31,000 during the three month period ended December 31, 2003 from that of the prior year, however, total nonaccrual and 90 days or more past due loans increased $409,000 to $616,000 at December 31, 2003. The allowance for loan losses as a percentage of nonperforming loans at December 31, 2003 decreased to 334.98% compared to 713.04% at December 31, 2002. The increase in the provision addressed the risk to Home Federal of increased nonperforming assets and the increase in loans receivable, net.

         Noninterest Income. Noninterest income decreased $283,000, or 10.8%, to $2.3 million for the three month period ended December 31, 2003 from the comparable period of the prior year. The following table provides a detailed analysis of the changes in the components of noninterest income:

                                                                    Increase/(Decrease)
                                         Three Months Ended          from December 31,             Percengage
                                         December 31, 2003                 2002               Increase/(Decrease)
                                         ------------------         -------------------       ------------------
                                                                 (Dollars in Thousands)

Service fees and charges............         $  1,871                     $    156                     9.1%
Gain on sale of loans...............              219                          (70)                  (24.2)
Increase in cash surrender
  value of life insurance...........              125                           25                    25.0
Mortgage servicing rights, net......               69                         (335)                  (82.9)
Other...............................               43                          (59)                      8)
                                             --------                     --------                 -------
Total noninterest income............         $  2,327                     $   (283)                  (10.8)%
                                             ========                     ========                 =======

         Mortgage servicing rights, net and the gain on sale of loans decreased $405,000 or 58.4%. The decrease resulted from a $31.1 million, or 63.6%, reduction in one- to four-family mortgages sold in the secondary market. In addition, the market value of mortgage servicing rights decreased as a result of the rapid prepayments of existing loans serviced for others. Service charges and fees increased as a result of increases in debit card fees.

         Noninterest Expense. Noninterest expense decreased $256,000 during the three months ended December 31, 2003 from the comparable period of the prior year. The following table provides an analysis of the changes in the components of noninterest expense:

                                      Three Months Ended          Increase/(Decrease)             Percentage
                                      December 31, 2003         from December 31, 2002       Increase/(Decrease)
                                    ---------------------    ----------------------------- -------------------------
                                                                (Dollars in Thousands)

Compensation and benefits..........         $ 2,649                    $  (245)                       (8.5)%
Occupancy and equipment............             702                        (45)                       (6.0)
Data processing....................             366                         71                        24.1
Advertising........................             212                       (105)                      (33.1)
Other..............................             667                         68                        11.4%
                                            -------                    -------                     -------
Total noninterest expense                   $ 4,596                    $  (256)                       (5.3)%
                                            =======                    =======                     =======

         The $256,000 decrease in noninterest expense was primarily attributable to a decrease in compensation and benefits. This was mainly a result of two factors: (1) a $95,000 decrease in commissions for single family residential loan originations, and (2) a $99,000 decrease in compensation and salary expense for the three Wal-Mart in-store branches that closed prior to September 30, 2003.

         Income Tax Expense. Income tax expense for the three months ended December 31, 2003 decreased $175,000 from the comparable period of the prior year as a result of a $389,000 decrease in net income before tax. The effective income tax rate for the three months ended December 31, 2003 was 34.0% for federal and 7.6% for the State of Idaho.

Comparison of Financial Condition at September 30, 2003 and September 30, 2002

         General. Total assets increased $33.7 million, or 8.1%, during the year ended September 30, 2003. Record mortgage loan originations, brought on by record low interest rates, provided a $46.7 million increase in loans receivable, net. Asset growth was funded by an increase of $21.5 million in deposits and $5.5 million in borrowings from the Federal Home Loan Bank of Seattle. From an asset and liability perspective, total asset duration increased
10.5 months to 42.8 months, and liability duration increased 11.5 months to 27.5 months for a net duration gap of 15.3 months, down 1.0 month from September 30, 2002.

         Assets. Asset growth was primarily concentrated in the following interest-earning asset categories:

                                                Balance at            Increase/(Decrease)            Percentage
                                            September 30, 2003      from September 30, 2002      Increase/(Decrease)
                                            ------------------      -----------------------      -------------------
                                                                    (Dollars in Thousands)

Securities available for sale,
  at fair value.........................       $    5,440                $    2,933                   117.0%
Mortgage-backed securities,
  held to maturity......................           24,425                   (19,900)                  (44.9)
Loans receivable, net of
  allowance for loan losses.............          377,695                    46,676                    14.1
Mortgage servicing rights, net..........            3,130                     1,370                    77.8

         During the year ended September 30, 2003, we originated $289.2 million in one- to four-family mortgage loans of which $164.3 million were sold in the secondary market and $143.3 million in principal was received from loan amortizations. We also originated $21.2 million in commercial real estate and multi-family mortgages, $32.9 million in real estate construction loans, $17.2 million in consumer loans and $1.2 million in commercial/business loans. The mortgage-backed securities portfolio decreased $19.9 million as we concentrated on residential mortgage growth.

         The value of mortgage servicing rights increased $1.4 million as a result of the record sales of residential mortgage loans in the secondary market. We service residential mortgage loans for Freddie Mac, Fannie Mae and the Federal Home Loan Bank of Seattle. The principal balance of the loans we service for others increased $39.9 million, or 19.4%, to $246.0 million at September 30, 2003.

         Deposits. During the year ended September 30, 2003, deposits increased $21.5 million, which is detailed in the following table:

                                      Balance at                Increase from
                                  September 30, 2003          September 30, 2002          Percentage Increase
                                  ------------------          ------------------          -------------------
                                                           (Dollars in Thousands)

Savings deposits..............        $  24,423                  $  1,216                        5.2%
Demand deposits...............          131,778                     5,440                        4.3
Certificates of deposit.......          145,072                    14,845                       11.4
                                      ---------                  --------                     ------
Total deposit accounts........        $ 301,273                  $ 21,501                        7.7%
                                      =========                  ========                     ======

         The majority of certificate account growth resulted from offering of the "Escalator CD," a four-year step- rate certificate of deposit with predetermined step-up rates and the customer option of a one-time penalty-free withdrawal at each six month interval until maturity. These accounts contributed $12.2 million to the $14.8 million increase in certificate accounts. Checking account growth consisted of $3.7 million in interest-bearing checking and $3.4 million in medical savings accounts, offset by a decline of $3.4 million in money market accounts.

         Borrowings. During the year ended September 30, 2003, $30.1 million in Federal Home Loan Bank of Seattle borrowings matured and we borrowed $35.6 million in additional Federal Home Loan Bank of Seattle advances which resulted in a net increase in borrowings of $5.5 million, or 6.1%. We took advantage of the historically low interest rate environment and borrowed funds with longer terms to maturity, increasing the duration of total borrowings from 17.3 months at September 30, 2002 to 51.4 months at September 30, 2003. In addition to extending the duration, our cost of funds decreased 21 basis points to 4.64% at the end of the fiscal year.

         Equity. Equity increased $5.4 million from net income for the year ended September 30, 2003 offset by a small decrease related to the change in the market value of available-for-sale securities. Our Tier 1 (core) and total risk-based capital (to risk-weighted assets) ratios were 8.89% and 13.56%, respectively, at September 30, 2003.

Comparison of Operating Results for the Years Ended September 30, 2003 and September 30, 2002

         General. Net income for the year ended September 30, 2003 was $5.5 million, a $3.3 million or 158.9% increase from the prior year. The two primary factors that contributed to the increase in net income were:

         o        an increase of $1.8 million in net interest income; and

         o        an increase of $5.4 million in noninterest income.

         Noninterest expense increased $1.7 million and income tax expense increased $1.8 million during the year ended September 30, 2003 compared to the prior year, partially offsetting the gains in net interest and noninterest income.

         Net Interest Income. Net interest income for the year ended September 30, 2003 was $17.2 million, a $1.8 million increase from the prior year. Total interest and dividend income remained level with the prior year while total interest expense decreased $1.8 million. Interest rates declined during the year ended September 30, 2003. During this period, our balance sheet was liability sensitive so the decline in interest rates resulted in a more rapid repricing of our liabilities as compared to the asset side of the balance sheet. Therefore, in a declining rate environment as we experienced during the year ended September 30, 2003, interest expense declined more rapidly than interest income. As a result of these record low interest rates, increased loan prepayment rates and decreased asset reinvestment rates limited opportunities for increased yields on our assets. The same factors contributed to the significant decline in total interest expense.

         Interest and Dividend Income. Total interest and dividend income for the year ended September 30, 2003 remained largely unchanged from the previous year. The following table compares detailed average earning asset balances, associated yields and resulting change in interest and dividend income for the years ended September 30, 2003 and 2002:

                                                                         Year Ended September 30,
                                                -----------------------------------------------------------------------
                                                         2003                           2002         Increase/(Decrease)
                                                ----------------------          -------------------   in Interest and
                                                Average                         Average               Dividend Income
                                                Balance          Yield          Balance       Yield       from 2002
                                                -------          -----          --------      -----  ------------------
                                                                     (Dollars in Thousands)

Loans receivable, net...................        $355,845         6.80%          $312,552       7.62%       $    394
Investment securities available for
  sale, including interest-bearing
  deposits in other banks...............          14,842         2.03              6,137       3.18             107
Mortgage-backed securities, held
  to maturity...........................          33,893         6.02             41,690       6.28            (577)
Federal Home Loan Bank stock............           5,841         6.03              4,634       6.13              68
                                                --------         ----           --------       ----        --------
Total interest-earning assets...........        $410,421         6.55%          $365,013       7.37%       $     (8)
                                                ========         ====           ========       ====        ========

         Record low interest rates and high loan volumes from refinanced mortgage loans resulted in an 82 basis point decrease in yield on the loans receivable portfolio for the year ended September 30, 2003. The average balances in loans receivable increased $43.3 million, however, the decrease in yield resulted in an increase of $394,000 in interest income from loans receivable. Rapid prepayments received on higher coupon mortgage-backed securities, and decreased reinvestment rates for purchased mortgage-backed securities resulted in a 26 basis point reduction in the yield on mortgage-backed securities. The reduction in yield combined with the $7.8 million decrease in the average balance outstanding in mortgage-backed securities portfolio resulted in a $577,000 decrease in related interest income for securities. During the year ended September 30, 2003, we increased our average investment securities available for sale portfolio by $8.7 million, which resulted in a net increase of $107,000 in related interest income.

         Interest Expense. Total interest expense for the year ended September 30, 2003 was $9.7 million, a decrease of $1.8 million from the prior fiscal year. The following table details average balances, cost of funds and resulting change in interest expense for the years ended September 30, 2003 and 2002:

                                                                         Year Ended September 30,
                                                ---------------------------------------------------------------------------
                                                                                                                Increase/
                                                          2003                             2002               (Decrease) in
                                                -------------------------       ------------------------        Interest
                                                Average                         Average                       Expense from
                                                Balance              Cost       Balance             Cost         2002
                                                -------              ----       -------             ----      -------------
                                                                      (Dollars in Thousands)

Savings deposits.........................      $  24,354             0.43%    $  22,633             0.87%     $     (94)
Interest-bearing demand accounts.........         70,956             0.27        62,773             0.87           (353)
Money market accounts....................         33,159             0.73        36,963             1.86           (444)
Certificates of deposit..................        139,254             3.26       129,556             4.31         (1,046)
Federal Home Loan Bank advances..........        102,173             4.53        86,577             5.14            177
                                               ---------             ----     ---------             ----      ---------
Total interest-bearing liabilities.......      $ 369,896             2.62%    $ 338,502             3.39%     $  (1,760)
                                               =========             ====     =========             ====      =========

         The total cost of funds for total interest-bearing liabilities at September 30, 2003 decreased 77 basis points from the year ended September 30, 2002. Historically low interest rates allowed us to fund balance sheet growth with a $31.4 million increase in the average balance of interest-bearing liabilities at a $1.8 million decrease in interest expense.

         Provision for Loan Losses. The provision for loan losses increased $338,000, or 122.0%, to $615,000 for the year ended September 30, 2003. The allowance for loan losses as a percentage of total loans outstanding increased eight basis points to 0.49% at September 30, 2003. The following table details activity and information related to the allowance for loan losses for the years ended September 30, 2003 and 2002:

                                                           At or For the Year
                                                           Ended September 30,
                                                          ---------------------
                                                            2003        2002
                                                          --------    --------
                                                          (Dollars in Thousands)

Provisions for loan losses ............................   $    615    $    277
Net charge-offs .......................................        147         323
Allowance for loan losses .............................      1,853       1,385
Allowance for loan losses as a percentage of total
  loans outstanding at the end of period ..............       0.49%       0.41%
Allowance for loan losses as a percentage of
  nonperforming loans at end of period ................   1,393.23%     295.94%
Total nonaccrual and 90 days or more past due loans ...        133         468
Nonaccrual and 90 days or more past due loans
  as a percentage of loans receivable .................       0.04%       0.14%
Loans receivable, net .................................    377,695     331,019
                                                          --------    --------
Total loans originated ................................   $361,666    $234,547
                                                          ========    ========

         Our loan portfolio increased $46.7 million, or 14.1%, to $377.7 million at September 30, 2003. In addition, during the year ended September 30, 2002, borrower principal prepayments on loans receivable, net, reached historical highs. We received $143.3 million in total principal repayments representing 43.3% of our loans receivable, net, at September 30, 2002, which resulted in a large percentage of unseasoned loans for the year ended

September 30, 2003. As a result of strong loan growth and the unseasoned nature of growth, we increased the provision and allowance for the year ended September 30, 2003.

         Noninterest Income. Noninterest income increased $5.4 million, or 94.0%, during the year ended September 30, 2003 from the prior year. The following table provides a detailed analysis of the changes in components of noninterest income:

                                               Year Ended               Increase from
                                           September 30, 2003         September 30, 2002        Percentage Increase
                                           ------------------         ------------------        -------------------
                                                                    (Dollars in Thousands)

Service fees and charges................       $   8,120                   $  2,155                     36.1%
Gain on sale of loans...................           1,044                        368                     54.4
Increase in cash surrender value
  of life insurance.....................             601                        185                     44.5
Mortgage servicing rights, net..........           1,370                      2,417                    230.9
Other...................................              53                        296                    121.8
                                               ---------                   --------                   ------
Total noninterest income................       $  11,188                   $  5,421                     94.0%
                                               =========                   ========                   ======

         Mortgage servicing rights, net increased $2.4 million as a result of a 77.1% increase in residential mortgage loan sales on the secondary market and a $1.5 million impairment of the mortgage servicing rights for the year ended September 30, 2002. An impairment is recorded when the market value of the mortgage servicing asset is reduced as a result of market conditions. In general, during periods of falling interest rates, mortgage loans prepay rapidly and the value of mortgage servicing assets declines. We contracted with an outside appraisal firm in order to establish the market value for our mortgage servicing rights for fiscal years 2002 and 2003.

         Service fees and charges increased by $2.2 million during the year ended September 30, 2003 compared to fiscal 2002. The increase resulted mainly from $915,000 in increased debit card fees and $814,000 in increased checking account fees.

         Gain on sale of loans increased $368,000 in fiscal 2003 as a result of a $71.5 million increase in loans sold on the secondary market. Residential loan sales for fiscal 2003 amounted to $164.3 million, compared to $92.8 million for fiscal 2002.

         Noninterest Expense. Noninterest expense increased $1.7 million during the year ended September 30, 2003 from the prior fiscal year. The following table provides a detailed breakdown of the components of noninterest expense for fiscal 2003 and the increases or decreases from the prior year:

                                             Year Ended               Increase from
                                         September 30, 2003         September 30, 2002         Percentage Increase
                                         ------------------         ------------------         -------------------
                                                                  (Dollars in Thousands)

Compensation and benefits............         $ 10,980                 $    938                        9.3%
Occupancy and equipment..............            2,909                      119                        4.3
Data processing......................            1,366                      369                       37.0
Advertising..........................            1,256                       92                        7.9
Other................................            2,374                      189                        8.6
                                              --------                 --------                      -----
Total noninterest expense............         $ 18,885                 $  1,707                        9.9%
                                              ========                 ========                      =====

         Compensation and benefits increased $938,000 for the year ended September 30, 2003 compared to the prior year. Sales commissions paid to our mortgage loan officers and originators increased $279,000 due to an increase of $127.5 million in total real estate loan originations. Retirement expense increased $572,000 based on the cumulative increased vesting of non-qualified retirement plan participants and a $120,000 adjustment to the director indexed retirement plans.

         Data processing expense increased $369,000 primarily due to increased expenses for computer software maintenance of $97,000, internet banking of $88,000 and debit cards of $129,000.

         Income Tax Expense. Income tax expense increased $1.8 million during the year ended September 30, 2003 compared to fiscal 2002. Income tax expense increased primarily as a result of a $5.1 million increase in net income before tax. The effective income tax rate is 34.0% for federal and 7.6% for the State of Idaho.

Comparison of Operating Results for the Years Ended September 30, 2002 and September 30, 2001

         General. Net income for the year ended September 30, 2002 was $2.1 million, a $319,000 or 17.8% increase over the prior year.

         Net Interest Income. Net interest income increased $3.4 million during the year ended September 30, 2002 from the prior year. Interest and dividend income increased $390,000 as a result of the increase in interest- earning assets offset by the decline in interest rates. In addition, interest expense decreased $3.0 million as a result of the decline in interest rates.

         Interest and Dividend Income. Total interest and dividend income for the year ended September 30, 2002 increased $390,000 from the prior year. The following table compares detailed average earning asset balances and associated yields for the years ended September 30, 2002 and 2001:

                                                                      Year Ended September 30,
                                               --------------------------------------------------------------------------
                                                         2002                          2001           Increase/(Decrease)
                                               -----------------------      -----------------------    in Interest and
                                                Average                      Average                   Dividend Income
                                                Balance         Yield        Balance          Yield       from 2001
                                               ---------        -----       ---------         -----   -------------------
                                                                       (Dollars in Thousands)

Loans receivable, net.....................     $ 312,552        7.62%       $ 274,606         8.43%         $   668
Investment securities, available for
  sale, including interest-bearing
  deposits in other banks.................         6,137        3.18            5,945         5.08             (107)
Mortgage-backed securities, held
  to maturity.............................        41,690        6.28           42,041         6.68             (193)
Federal Home Loan Bank stock..............         4,634        6.13            3,852         6.80               22
                                               ---------       -----        ---------        -----          -------
Total interest-earning assets.............     $ 365,013        7.37%       $ 326,444         8.12%         $   390
                                               =========       =====        =========        =====          =======

         Declining interest rates and strong loan volumes at lower rates resulted in an 81 basis point decrease in the yield on the loans receivable portfolio for the year ended September 30, 2002. Average balances in loans receivable increased $37.9 million; this was offset by the decrease in yield, resulting an increase of only $668,000 in interest income from loans receivable. Increasing prepayment rates on higher coupon mortgage-backed securities resulted in a 40 basis point reduction in the yield on mortgage-backed securities. The reduction in yield in addition to the $351,000 decrease in the average outstanding balances resulted in a $193,000 decrease in interest income for the securities. We increased the average portfolio of available-for-sale investment securities and interest-bearing deposits in other banks $192,000, however, the 190 basis point decrease in yield resulted in a $107,000 decrease in income from the investment securities.

         Interest Expense. Total interest expense for the year ended September 30, 2002 was $11.5 million, a decrease of $3.0 million from the prior fiscal year. The following table details average balances, cost of funds and resulting change in interest expense for the years ended September 30, 2002 and 2001:

                                                                Year Ended September 30,
                                            ---------------------------------------------------------------
                                                                                                Increase/
                                                    2002                    2001              (Decrease) in
                                            -----------------      --------------------         Interest
                                             Average               Average                    Expense from
                                             Balance     Cost      Balance         Cost           2002
                                            ---------    ----     ----------       ----       ------------
                                                                      (Dollars in Thousands)

Savings deposits.........................   $  22,633    0.87%    $   23,078       2.11%      $    (289)
Interest-bearing demand deposits ........      62,773    0.87         53,735       1.89            (468)
Money market demand deposits.............      36,963    1.86         25,839       3.75            (283)
Certificates of deposit..................     129,556    4.31        130,362       5.97          (2,194)
Federal Home Loan Bank advances..........      86,577    5.14         66,910       6.32             219
                                            ---------    ----     ----------       ----       ---------
Total interest-bearing liabilities.......   $ 338,502    3.39%    $  299,924       4.83%      $  (3,015)
                                            =========    ====     ==========       ====       =========

         The total cost of funds of total interest-bearing liabilities for the year ended September 30, 2002 decreased 144 basis points from the year ended September 30, 2001. A rapidly declining interest rate environment allowed us to increase average liability funding balance $38.6 million, while reducing interest expense $3.0 million. The average balance in certificates of deposit decreased $806,000 and the associated cost of funds declined 166 basis points for a $2.2 million decrease in interest expense. The average balance in interest-bearing demand deposits increased $9.0 million in 2002 while the average cost of funds fell 102 basis points for a decrease of $468,000 in interest expense.

         Provision for Loan Losses. The following table details activity and information related to the provision for loan losses for the years ended September 30, 2002 and 2001:

                                                          At or For the Year
                                                          Ended September 30,
                                                          --------------------
                                                            2002        2001
                                                          --------    --------
                                                          (Dollars in Thousands)

Provisions for loan losses .............................  $    277    $    748
Net charge-offs ........................................       323         446
Allowance for loan losses ..............................     1,385       1,431
Allowance for loan losses as a percentage of total
  loans outstanding at the end of period ...............      0.41%       0.47%
Allowance for loan losses as a percentage of
  nonperforming loans at end of period .................    295.94%      39.12%
Total nonaccrual and 90 days or more past due loans ....       468       3,658
Nonaccrual and 90 days or more past due loans
  as a percentage of loans receivable ..................      0.14%       1.22%
Loans receivable, net ..................................   331,019     298,752
Total real estate construction loans ...................  $ 14,570    $ 25,247

         The provision for loan losses decreased from $748,000 for the year ended September 30, 2001 to $277,000 for the year ended September 30, 2002. This decrease was the result of improved loan quality in our loan portfolio. At September 30, 2001, we were in the process of working out several one- to four-family residential construction loans with aggregate loan balances of over $2.0 million. During the year ended September 30, 2002, we completed the work out of these loan problems as evidenced by the significant reduction in the total of nonaccrual loans and loans 90 days past due loans from $3.7 million at September 30, 2001 to $468,000 at September 30, 2002.

         The decrease in the provision is also the result of a 42.3%, or $10.7 million, reduction in total real estate construction loans outstanding at September 30, 2002 as compared to September 30, 2001. Real estate construction loans have greater credit risk than permanent one- to four-family residential loans and therefore are given a greater weight in determining the allowance for loan loss analysis. This analysis is performed by management on a quarterly basis.

         Noninterest Income. Noninterest income decreased $552,000 during the year ended September 30, 2002 from the prior year. The following table provides a detailed analysis of the changes in components of noninterest income:

                                            Year Ended          Increase/(Decrease) from           Percentage
                                        September 30, 2002         September 30, 2001         Increase/(Decrease)
                                        ------------------      ------------------------      -------------------
                                                                 (Dollars in Thousands)

Service fees and charges............         $ 5,965                  $  1,201                       25.2%
Gain on sale of loans...............             676                       390                      136.4
Increase in cash surrender value
  of life insurance.................             416                        84                       25.3
Mortgage servicing rights, net......          (1,047)                   (1,925)                    (219.2)
Other...............................            (243)                     (302)                    (511.9)
                                             -------                  --------                     ------
Total noninterest income............         $ 5,767                  $   (552)                      (8.7)%
                                             =======                  ========                     ======

         Mortgage servicing rights, net decreased $1.0 million as a result of a $1.5 million impairment of the mortgage servicing rights for year ended September 30, 2002. We contracted with an outside appraisal firm in order to establish the market value for our mortgage servicing rights for fiscal year 2002.

         Service fees and charges increased by $1.2 million during the year ended September 30, 2002 compared to fiscal 2001. The increase resulted primarily from increased checking account fees.

         Gain on sale of loans increased $390,000 in fiscal 2002 as the result of a $22.9 million increase in loans sold on the secondary market. Residential loan sales for fiscal 2002 were $92.8 million.

         Noninterest Expense. Noninterest expense increased $2.6 million during year ended September 30, 2002 from the prior fiscal year. The following table provides a detailed breakdown of the components of noninterest expense for fiscal 2002 and the increases or decreases from the prior year:

                                              Year Ended           Increase/(Decrease) from          Percentage
                                          September 30, 2002          September 30, 2001         Increase/(Decrease)
                                          ------------------       -------------------------     -------------------
                                                                   (Dollars in Thousands)

Compensation and benefits.............         $ 10,042                    $  1,787                      21.6%
Occupancy and equipment...............            2,790                         437                      18.6
Data processing.......................              997                         191                      23.7
Advertising...........................            1,164                         126                      12.1
Other.................................            2,185                          43                       2.0
                                               --------                    --------                    ------
Total noninterest expense.............         $ 17,178                    $  2,584                      17.7%
                                               ========                    ========                    ======

         Compensation and benefits expense increased $1.8 million as a result of increased salary expense of $963,000, incentive and commissions of $386,000, payroll taxes of $115,000, medical and dental insurance of $116,000, training of $59,000, and other items, net of $112,000. The increase in salary expense is attributable to the opening of eight new Wal-Mart in-store branch locations starting in August 2001 through September 30, 2002. Data processing expense increased during the year ended September 30, 2002 as a result of higher internet banking expense and debit card fees.

         Income Tax Expense. Income tax expense for the year ended September 30, 2002 increased $421,000 from the prior fiscal year. Income tax expense increased primarily a result of higher net income before tax (up $740,000). The effective income tax rate was 34.0% for federal and 7.6% for the State of Idaho in 2002 and 8.0% in 2001.

Impact of Benefit Plans

         Following the completion of the conversion, we will have an employee stock ownership plan. We also intend to adopt, subject to stockholder approval, a restricted stock plan and a stock option plan. The implementation of the employee stock ownership plan and the restricted stock plan will affect our results of operations as a component of employee compensation expense. The employee stock ownership plan will result in employee compensation expense equal to the current market price of the shares being released and allocated to the participants in the plan for that year. The effect the restricted stock plan will have on employee compensation expense will be equal to the current market price of the shares being awarded to the employees receiving the shares recognized as compensation expense over the vesting period of the shares. Home Federal may currently elect to account for stock option awards issued to employees under Accounting Principles Board Opinion No. 25, which requires recognition of compensation expense based on the intrinsic value of the award at the measurement date, which is generally the date of grant. The intrinsic value is equal to the difference between the current market price of the stock and the exercise prices of the stock option award. Because the options to be issued are intended to have an exercise price equal to the current market price of the stock, there will be no compensation expense recognized on these awards. See "Pro Forma Data."

Average Balances, Interest and Average Yields/Cost

         The following table sets forth for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, net interest margin (otherwise known as net yield on interest-earning assets), and the ratio of average interest-earning assets to average interest-bearing liabilities. Average balances have been calculated using the average of daily balances during the period.

                                                             Three Months Ended December 31,
                                            ------------------------------------------------------------------
                                                         2003                               2002
                                            -------------------------------    -------------------------------
                                                       Interest                           Interest
                                            Average       and      Yield/      Average       and      Yield/
                                            Balance    Dividends   Cost (1)    Balance    Dividends   Cost (1)
                                            --------   ---------   --------    --------   ---------   --------
                                                                  (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net .................   $380,620   $  5,975     6.28%      $337,388   $  6,155    7.30%
  Investment securities, available for
    sale, including interest bearing
    deposits in other banks .............      6,576         33     2.01          2,793         19    2.72
  Mortgage-backed securities, held
    to maturity .........................     30,977        442     5.71         42,586        653    6.13
  Federal Home Loan Bank stock...........      6,534         82     5.02          5,320         95    7.14
                                            --------   --------                --------   --------
    Total interest-earning assets........    424,707      6,532     6.16        388,087      6,922    7.13
                                                       --------                           --------
Noninterest earning assets...............     34,938                             35,153
                                            --------                           --------
  Total average assets...................   $459,645                           $423,240
                                            ========                           ========
Interest-bearing liabilities:
  Savings deposits ......................   $ 24,305         18     0.30       $ 23,315         30    0.51
  Interest-bearing demand deposits ......     74,590         37     0.20         66,843         63    0.38
  Money market accounts .................     31,519         40     0.51         34,849         86    0.99
  Certificates of deposit ...............    146,042      1,081     2.96        132,164      1,187    3.59
                                            --------   --------     ----       --------   --------    ----
    Total deposits ......................    276,456      1,176     1.70        257,171      1,366    2.12

[Cont'd]

                                                               Year Ended September 30,
                                            ------------------------------------------------------------------
                                                         2003                               2002
                                            -------------------------------    -------------------------------
                                                       Interest                           Interest
                                            Average       and      Yield/      Average       and      Yield/
                                            Balance    Dividends   Cost (1)    Balance    Dividends   Cost (1)
                                            --------   ---------   --------    --------   ---------   --------
                                                                  (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net .................   $355,845   $ 24,202    6.80%       $312,552   $ 23,808    7.62%
  Investment securities, available for
    sale, including interest bearing
    deposits in other banks .............     14,842        302    2.03           6,137        195    3.18
  Mortgage-backed securities, held
    to maturity .........................     33,893      2,040    6.02          41,690      2,617    6.28
  Federal Home Loan Bank stock...........      5,841        352    6.03           4,634        284    6.13
                                            --------   --------                --------   --------
    Total interest-earning assets........    410,421     26,896    6.55         365,013     26,904    7.37
                                                       --------                           --------
Noninterest earning assets...............     33,985                             35,237
                                            --------                           --------
  Total average assets...................   $444,406                           $400,250
                                            ========                           ========
Interest-bearing liabilities:
  Savings deposits ......................   $ 24,354        104    0.43        $ 22,633        198    0.87
  Interest-bearing demand deposits ......     70,956        194    0.27          62,773        547    0.87
  Money market accounts .................     33,159        242    0.73          36,963        686    1.86
  Certificates of deposit ...............    139,254      4,540    3.26         129,556      5,586    4.31
                                            --------   --------    ----        --------   --------    ----
    Total deposits ......................    267,723      5,080    1.90         251,925      7,017    2.79

[Cont'd]
                                               Year Ended September 30,
                                            -------------------------------
                                                         2001
                                            -------------------------------
                                                       Interest
                                            Average       and      Yield/
                                            Balance    Dividends   Cost (1)
                                            --------   ---------   --------
                                                 (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net .................   $274,606   $ 23,140    8.43%
  Investment securities, available for
    sale, including interest bearing
    deposits in other banks .............      5,945        302    5.08
  Mortgage-backed securities, held
    to maturity .........................     42,041      2,810    6.68
  Federal Home Loan Bank stock...........      3,852        262    6.80
                                            --------   --------
    Total interest-earning assets........    326,444     26,514    8.12
                                                       --------
Noninterest earning assets...............     30,498
                                            --------
  Total average assets...................   $356,942
                                            ========
Interest-bearing liabilities:
  Savings deposits ......................   $ 23,078        487    2.11
  Interest-bearing demand deposits ......     53,735      1,015    1.89
  Money market accounts .................     25,839        969    3.75
  Certificates of deposit ...............    130,362      7,780    5.97
                                            --------   --------    ----
    Total deposits ......................    233,014     10,251    4.40

                       (table continues on following page)

                                                             Three Months Ended December 31,
                                            ------------------------------------------------------------------
                                                         2003                               2002
                                            -------------------------------    -------------------------------
                                                       Interest                           Interest
                                            Average       and      Yield/      Average       and      Yield/
                                            Balance    Dividends   Cost (1)    Balance    Dividends   Cost (1)
                                            --------   ---------   --------    --------   ---------   --------
                                                                 (Dollars in Thousands)
Federal Home Loan Bank advances..........    103,332      1,153    4.46          95,543      1,141      4.78
                                            --------      -----  ------        --------   --------    ------
    Total interest-bearing liabilities...    379,788      2,329    2.45         352,714      2,507      2.84
Noninterest-bearing liabilities..........     39,825                             33,333
                                            --------                           --------
  Total average liabilities..............    419,613                            386,047
Average equity...........................     40,032                             37,193
                                            --------                           --------
  Total liabilities and equity...........   $459,645                           $423,240
                                            ========                           ========

Net interest income......................                 4,203                              4,415
Interest rate spread.....................                  3.71%                              4.29%
Net interest margin (2)..................                  3.96%                              4.55%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities............................                111.83%                            110.03%


[Cont'd]
                                                                Year Ended September 30,
                                            ------------------------------------------------------------------
                                                         2003                               2002
                                            -------------------------------    -------------------------------
                                                       Interest                           Interest
                                            Average      and       Yield/      Average      and       Yield/
                                            Balance    Dividends   Cost (1)    Balance    Dividends   Cost (1)
                                            --------   ---------   --------    --------   ---------   --------
                                                                  (Dollars in Thousands)
Federal Home Loan Bank advances..........    102,173     4,625      4.53          86,577     4,448      5.14
                                            --------    ------    ------       ---------   -------    ------
    Total interest-bearing liabilities...    369,896     9,705      2.62         338,502    11,465      3.39
Noninterest-bearing liabilities..........     33,769                              26,781
                                            --------                           ---------
  Total average liabilities..............    403,665                             365,283
Average equity...........................     40,741                              34,967
                                            --------                           ---------
  Total liabilities and equity...........   $444,406                           $ 400,250
                                            ========                           =========

Net interest income......................               17,191                              15,439
Interest rate spread.....................                 3.93%                               3.98%
Net interest margin (2)..................                 4.19%                               4.23%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities............................               110.96%                             107.83%

[Cont'd]
                                               Year Ended September 30,
                                            -------------------------------
                                                         2001
                                            -------------------------------
                                                       Interest
                                            Average       and      Yield/
                                            Balance    Dividends   Cost (1)
                                            --------   ---------   --------
                                                 (Dollars in Thousands)
Federal Home Loan Bank advances..........     66,910      4,229      6.32
                                            --------    -------    ------
    Total interest-bearing liabilities...    299,924     14,480      4.83
Noninterest-bearing liabilities..........     24,163
                                            --------
  Total average liabilities..............    324,087
Average equity...........................     32,855
                                            --------
  Total liabilities and equity...........   $356,942
                                            ========

Net interest income......................                12,034
Interest rate spread.....................                  3.29%
Net interest margin (2)..................                  3.69%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities............................                108.84%

----------
(1)  Rates for the three months have been annualized.
(2) Net interest margin, otherwise known as yield on interest earning assets, is calculated as net interest income divided by average interest-earning assets.

Yields Earned and Rates Paid

         The following table sets forth (on a consolidated basis) for the periods and at the dates indicated, the weighted average yields earned on our assets, the weighted average interest rates paid on our liabilities, together with the net yield on interest-earning assets.

                                                            Three Months
                                                               Ended
                                                 At         December 31,     Year Ended September 30,
                                            December 31,   ---------------   ------------------------
                                                2003        2003     2002     2003     2002     2001
                                            ------------   ------   ------   ------   ------   ------
Weighted average yield on:
  Loans receivable, net...................      6.08%       6.28%    7.30%    6.80%    7.62%    8.43%
  Investment securities, available for
    for sale, including interest-bearing
    deposits in other banks...............      2.14        2.01     2.72     2.03     3.18     5.08
  Mortgage-backed securities, held              5.52        5.71     6.13     6.02     6.28     6.68
    to maturity...........................
  Federal Home Loan Bank stock............      5.00        5.02     7.14     6.03     6.13     6.80
    Total interest-earning assets.........      5.95        6.16     7.13     6.55     7.37     8.12

Weighted average rate paid on:
  Savings deposits........................      0.30        0.30     0.51     0.43     0.87     2.11
  Interest-bearing demand deposits........      0.20        0.20     0.38     0.27     0.87     1.89
  Money market accounts...................      0.59        0.51     0.99     0.73     1.86     3.75
  Certificates of deposit.................      2.64        2.96     3.59     3.26     4.31     5.97
    Total average deposits................      1.55        1.70     2.12     1.90     2.79     4.40
  Federal Home Loan Bank advances.........      4.09        4.46     4.78     4.53     5.14     6.32
    Total interest-bearing liabilities....      2.30        2.45     2.84     2.62     3.39     4.83

Interest rate spread (spread between
   weighted average rate on all
   interest-earning assets and all
   interest-bearing liabilities)..........      3.65        3.71     4.29     3.93     3.98     3.29

Net interest margin (net interest
   income (expense) as a percentage
   of average interest-earning assets)....        --        3.96     4.55     4.19     4.23     3.69

Rate/Volume Analysis

         The following table sets forth the effects of changing rates and volumes on our net interest income. Information is provided with respect to: (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) changes in rate/volume (change in rate multiplied by change in volume).

                                                            Three Months Ended December 31,
                                                             2003 Compared to Three Months
                                                                Ended December 31, 2002
                                                                  Increase (Decrease)
                                                                         Due to
                                                      -----------------------------------------
                                                                              Rate/
                                                        Rate     Volume     Volume(2)   Total
                                                      --------   -------    ---------  --------

Interest-earning assets:
  Loans receivable, net ...........................   $  (859)   $   789    $   (110)  $  (180)
  Investment securities, available for
   sale, including interest-bearing
   deposits in other banks ........................        (5)        26          (7)       14
  Mortgage-backed securities, held
    to maturity ...................................       (45)      (178)         12      (211)
  Federal Home Loan Bank stock ....................       (28)        22          (7)      (13)
                                                      -------    -------    --------   -------

Total net change in income on
  interest-earning assets .........................   $  (937)   $   659    $   (112)  $  (390)
                                                      =======    =======    ========   =======

Interest-bearing liabilities:
  Savings deposits ................................   $   (13)   $     2    $     (1)  $   (12)
  Interest-bearing demand deposits ................       (30)         7          (3)      (26)
  Money market accounts ...........................       (42)        (8)          4       (46)
  Certificates of deposit .........................      (209)       125         (22)     (106)
                                                      -------    -------    --------   -------
    Total average deposits ........................      (294)       126         (22)     (190)
  Federal Home Loan Bank advances .................       (75)        93          (6)       12
                                                      -------    -------    --------   -------
Total net change in expense on
  interest-bearing liabilities ....................   $  (369)   $   219    $    (28)  $  (178)
                                                      =======    =======    ========   =======

Net change in net interest income..................                                    $  (212)
                                                                                       =======

[Cont'd]

                                                           Year Ended September 30, 2003
                                                           Compared to September 30, 2002
                                                                 Increase (Decrease)
                                                                       Due to
                                                      ----------------------------------------
                                                                             Rate/
                                                        Rate     Volume      Volume     Total
                                                      --------   -------    --------   -------
                                                                  (In Thousands)
Interest-earning assets:
  Loans receivable, net ...........................   $(2,550)   $ 3,298    $  (354)   $   394
  Investment securities, available for
   sale, including interest-bearing
   deposits in other banks ........................       (70)       277       (100)       107
  Mortgage-backed securities, held
    to maturity ...................................      (108)      (489)        20       (577)
  Federal Home Loan Bank stock ....................        (5)        74         (1)        68
                                                      -------    -------    -------    -------

Total net change in income on
  interest-earning assets .........................   $(2,733)   $ 3,160    $  (435)   $    (8)
                                                      =======    =======    =======    =======

Interest-bearing liabilities:
  Savings deposits ................................   $  (101)   $    15    $    (8)   $   (94)
  Interest-bearing demand deposits ................      (375)        71        (49)      (353)
  Money market accounts ...........................      (416)       (71)        43       (444)
  Certificates of deposit .........................    (1,362)       418       (102)    (1,046)
                                                      -------    -------    -------    -------
    Total average deposits ........................    (2,254)       433       (116)    (1,937)
  Federal Home Loan Bank advances .................      (529)       801        (95)       177
                                                      -------    -------    -------    -------
Total net change in expense on
  interest-bearing liabilities ....................   $(2,783)   $ 1,234    $  (211)   $(1,760)
                                                      =======    =======    =======    =======

Net change in net interest income..................                                    $ 1,752
                                                                                       =======

[Cont'd]

                                                          Year Ended September 30, 2002
                                                          Compared to September 30, 2001
                                                                Increase (Decrease)
                                                                       Due to
                                                      -----------------------------------------
                                                                             Rate/
                                                       Rate      Volume     Volume(1)   Total
                                                      --------   -------    ---------  --------
                                                                   (In Thousands)
Interest-earning assets:
  Loans receivable, net ...........................   $(2,222)   $ 3,198    $  (308)   $    668
  Investment securities, available for
   sale, including interest-bearing
   deposits in other banks ........................      (113)        10         (4)       (107)
  Mortgage-backed securities, held
    to maturity ...................................      (171)       (23)         1        (193)
  Federal Home Loan Bank stock ....................       (26)        53         (5)         22
                                                      -------    -------    -------    --------

Total net change in income on
  interest-earning assets .........................   $(2,532)   $ 3,238    $  (316)   $    390
                                                      =======    =======    =======    ========

Interest-bearing liabilities:
  Savings deposits ................................   $  (285)   $    (9)   $     5    $   (289)
  Interest-bearing demand deposits ................      (547)       171        (92)       (468)
  Money market accounts ...........................      (489)       417       (211)       (283)
  Certificates of deposit .........................    (2,164)       (48)        18      (2,194)
                                                      -------    -------    -------    --------
    Total average deposits ........................    (3,485)       531       (280)     (3,234)
  Federal Home Loan Bank advances .................      (791)     1,243       (233)        219
                                                      -------    -------    -------    --------
Total net change in expense on
  interest-bearing liabilities ....................   $(4,276)   $ 1,774    $  (513)   $ (3,015)
                                                      =======    =======    =======    ========

Net change in net interest income..................                                    $  3,405
                                                                                       ========

----------
(1) Changes attributable to the combined impact of volume and rate have not been allocated to the specific changes due to volume and rate. If such changes were to be allocated, they would be done so proportionately to the specific changes due to volume and rate.

Asset and Liability Management and Market Risk

         General. Our Board of Directors has established an asset and liability management policy to guide management in maximizing net interest rate spread by managing the differences in terms between interest-earning assets and interest-bearing liabilities while maintaining acceptable levels of liquidity, capital adequacy, interest rate sensitivity, credit risk and profitability. The policy includes the use of an Asset Liability Management Committee whose members include certain members of senior management. The Committee's purpose is to communicate, coordinate and manage our asset/liability positions consistent with our business plan and Board-approved policies, as well as to price savings and lending products, and to develop new products. The Asset Liability Management Committee meets weekly to review various areas including:

         o        economic conditions;

         o        interest rate outlook;

         o        asset/liability mix;

         o        interest rate risk sensitivity;

         o        current market opportunities to promote specific products;

         o        historical financial results;

         o        projected financial results; and

         o        capital position.

The Committee also reviews current and projected liquidity needs, although not necessarily on a weekly basis. As part of its procedures, the Asset Liability Management Committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential change in market value of portfolio equity that is authorized by the Board of Directors.

         Our Risk When Interest Rates Change. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our loans generally have longer maturities than our deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk.

         How We Measure the Risk of Interest Rate Changes. We measure our interest rate sensitivity on a monthly basis utilizing an internal model. Management uses various assumptions to evaluate the sensitivity of our operations to changes in interest rates. Although management believes these assumptions are reasonable, the interest rate sensitivity of our assets and liabilities on net interest income and the market value of portfolio equity could vary substantially if different assumptions were used or actual experience differs from such assumptions. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react differently to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities lag behind changes in market interest rates. Non-uniform changes and fluctuations in market interest rates across various maturities will also affect the results presented. In addition, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a significant change in interest rates, prepayment and early withdrawal levels would likely deviate from those assumed. The assumptions we use are based upon proprietary and market data and reflect historical results and current market conditions. These assumptions relate to interest rates, prepayments, deposit decay rates and the market value of certain assets under the various interest rate scenarios. An independent service was used to provide market rates of interest and certain interest rate assumptions to determine prepayments and maturities of loans, investments and borrowings, and used its own assumptions on deposit decay rates except for time deposits. Time deposits are modeled to reprice to market rates upon their stated maturities. We assumed that non-maturity deposits can be maintained with rate adjustments not directly proportionate to the change in market interest rates. Our historical deposit decay rates were used, which are substantially lower than market decay rates. In the past, we have demonstrated that the tiering structure of our deposit accounts during changing rate environments results in relatively low volatility and less than market rate changes in our interest expense for deposits. Our deposit accounts are tiered by balance and rate, whereby higher balances within an account earn higher rates of interest. Therefore, deposits that are not very rate sensitive (generally, lower balance tiers) are separated from deposits that are rate sensitive (generally, higher balance tiers).

         When interest rates rise, we do not have to raise interest rates proportionately on less rate sensitive accounts to retain these deposits. These assumptions are based upon an analysis of our customer base, competitive factors and historical experience. The Office of Thrift Supervision provides us with the information presented in the following table, which is based on information we have provided to the Office of Thrift Supervision in determining our interest rate sensitivity. The table shows the change in our net portfolio value at December 31, 2003 that would occur upon an immediate change in interest rates based on the Office of Thrift Supervision assumptions, but without giving effect to any steps that we might take to counteract that change. The net portfolio value is calculated based upon the present value of the discounted cash flows from assets and liabilities. The difference between the present value of assets and liabilities is the net portfolio value and represents the market value of equity for the given interest rate scenario. Net portfolio value is useful for determining, on a market value basis, how much equity changes in response to various interest rate scenarios. Large changes in net portfolio value reflect increased interest rate sensitivity and generally more volatile earnings streams.

                                                        Net Portfolio as % of
                     Net Portfolio Value ("NPV")      Portfolio Value of Assets
  Basis Point     ---------------------------------   --------------------------   Asset Market
Change in Rates    Amount    $ Change(1)   % Change   NPV Ratio(2)   % Change(3)      Value
---------------   --------   -----------   --------   ------------   -----------   ------------
                                         (Dollars in Thousands)

      300         $ 31,603   $  (16,832)    (34.75)%     6.97%         (2.99)%      $ 453,495
      200           37,825      (10,610)    (21.91)      8.14          (1.82)         464,761
      100           44,118       (4,317)     (8.91)      9.26          (0.70)         476,469
        0           48,435           --         --       9.95             --          486,555
     (100)          52,419        3,984       8.22      10.54           0.59          497,172
     (200)          59,144       10,708      22.11      11.58           1.63          510,541
     (300)          63,012       14,577      30.10      12.10           2.14          520,800

Pre-Shock NPV Ratio                                      9.95%
Post-Shock NPV Ratio                                     8.14
                                                       ------
Static Sensitivity Measure - decline in NPV Ratio        1.81
                                                       ------

     Policy Maximum                                      3.00%
                                                       ======

----------
(1) Represents the increase (decrease) of the estimated net portfolio value at the indicated change in interest rates compared to the net portfolio value assuming no change in interest rates.
(2) Calculated as the estimated net portfolio value divided by the portfolio value of total assets.
(3) Calculated as the increase (decrease) of the net portfolio value ratio assuming the indicated change in interest rates over the estimated net portfolio value ratio assuming no change in interest rates.

         The following table illustrates the change in net interest income at December 31, 2003 that would occur in the event of an immediate change in interest rates, with no effect given to any steps that might be taken to counter the effect of that change in interest rates.


                                        Net Interest Income
        Basis Point          -----------------------------------------
      Change in Rates         Amount       $ Change(1)        % Change
      ---------------        --------      -----------        --------
                                    (Dollars in Thousands)

            300              $ 19,401         $(321)           (1.63)%
            200                19,507          (215)           (1.09)
            100                19,669           (53)           (0.27)
              0                19,722            --               --
           (100)               19,397          (325)           (1.65)
           (200)               18,798          (924)           (4.69)
           (300)               17,874        (1,848)           (9.37)

----------
(1) Represents the decrease of the estimated net interest income at the indicated change in interest rates compared to net interest income assuming no change in interest rates.

         We use certain assumptions in assessing our interest rate risk. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in the market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the table.

Liquidity and Commitments

         We are required to have enough cash flow in order to maintain sufficient liquidity to ensure a safe and sound operation. Historically, we have maintained cash flow above the minimum level believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. On a quarterly basis, we review and update cash flow projections to ensure that adequate liquidity is maintained.

         Our primary sources of funds are from customer deposits, loan repayments, loan sales, maturing investment securities and advances from the Federal Home Loan Bank of Seattle. These funds, together with retained earnings and equity, are used to make loans, acquire investment securities and other assets, and fund continuing operations. While maturities and the scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by the level of interest rates, economic conditions and competition. We believe that our current liquidity position, and our forecasted operating results are sufficient to fund all of our existing commitments.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits or mortgage-backed securities. On a longer term basis, we maintain a strategy of investing in various lending products as described in greater detail under "Business of Home Federal - Lending Activities." At December 31, 2003, the total approved loan origination commitments outstanding amounted to $7.2 million. At the same date, unused lines of credit were $18.3 million. We use our sources of funds primarily to meet ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed securities and investment securities. Certificates of deposit scheduled to mature in one year or less at December 31, 2003 totaled $56.1 million. Although the average cost of deposits has decreased throughout fiscal 2003, management's policy is to maintain deposit rates at levels that are competitive with other local financial institutions. Based on historical experience, we believe that a significant portion of maturing deposits will remain with Home Federal. In addition, we had the ability at December 31, 2003 to borrow an additional $63.8 million from the Federal Home Loan Bank of Seattle as a funding source to meet commitments and for liquidity purposes.

         We measure our liquidity based on our ability to fund our assets and to meet liability obligations when they come due. Liquidity (and funding) risk occurs when funds cannot be raised at reasonable prices, or in a reasonable time frame, to meet our normal or unanticipated obligations. We regularly monitor the mix between our assets and our liabilities to manage effectively our liquidity and funding requirements.

         Our primary source of funds is our deposits. When deposits are not available to provide the funds for our assets, we use alternative funding sources. These sources include, but are not limited to: cash management from the Federal Home Loan Bank of Seattle, wholesale funding, brokered deposits, federal funds purchased and dealer repurchase agreements, as well as other short-term alternatives. Alternatively, we may also liquidate assets to meet our funding needs.

         On a quarterly basis, we estimate our liquidity sources and needs for the coming three-month, six-month, and one-year time periods. Also, we determine funding concentrations and our need for sources of funds other than deposits. This information is used by our Asset Liability Management Committee in forecasting funding needs and investing opportunities.

Capital

         Consistent with our goal to operate a sound and profitable financial organization, we actively seek to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity capital was $41.4 million at December 31, 2003, or 8.74%, of total assets on that date. As of December 31, 2003, we exceeded all regulatory capital requirements. Our regulatory capital ratios at December 31, 2003 were as follows: Tier 1 capital 8.67%; Tier 1 (core) risk-based capital 14.06%; and total risk-based capital 13.37%. The regulatory capital requirements to be considered well capitalized are 5.0%, 10.0% and 6.0%, respectively. See "How We Are Regulated - Regulation and Supervision of Home Federal - Capital Requirements."

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet arrangements, as defined by Securities and Exchange Commission rules, and have not had any such arrangements during the three months ended December 31, 2003 or the three years ended September 30, 2003.

Impact of Inflation

         The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. The primary impact of inflation is reflected in the increased cost of our operations. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services. In a period of rapidly rising interest rates, the liquidity and maturity structures of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of noninterest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in dollar value of the collateral securing loans that we have made. Our management is unable to determine the extent, if any, to which properties securing loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         During 2003, the Financial Accounting Standard Board issued the following accounting standards related to the financial services industry:

         Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement of Financial Accounting Standard Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for certain contracts entered into or modified after June 30, 2003, and for certain hedging relationships designated after June 30, 2003. Implementation of this Statement is not expected to have a material impact on our financial position or results of operations.

         Statement of Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. Implementation of this Statement is not expected to have a material impact on our financial position or results of operations.

         Financial Accounting Standards Board Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation requires the guarantor to recognize as a liability the fair value of the obligation at the inception of the guarantee. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition provisions are to be applied on a prospective basis to guarantees issued after December 31, 2002. The adoption of the recognition provisions of this Interpretation has not had a material impact on our financial statements or results of operations.

         Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities." This Interpretation defined a variable interest entity as a corporation, partnership, trust or any other legal structure used for the business purpose that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This Interpretation will require a variable interest entity to be consolidated by a bank if that bank is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual return. The provisions of this Interpretation are required to be applied immediately to variable interest entities created after January 31, 2003. We do not have any variable interest entities and accordingly the implementation of this Interpretation did not result in any impact on our financial position or results of operations.

         The Emerging Issues Task Force researched a consensus in Emerging Issues Task Force 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus was that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available for sale or held to maturity under Financial Accounting Standards Board Statement Nos. 115 and 124, that are impaired at the balance sheet date but for which an other-than temporary impairment has not been recognized. This Emerging Issues Task Force consensus is effective for fiscal years ending after December 15, 2003. It is not anticipated that the adoption of the Emerging Issues Task Force consensus will result in an impact on our statement of financial position or results of operations.

                        BUSINESS OF HOME FEDERAL BANCORP

General

         Home Federal Bancorp was organized as a Delaware business corporation at the direction of Home Federal on March 17, 2004 for the purpose of becoming the savings and loan holding company for Home Federal upon completion of the conversion. Home Federal Bancorp has engaged in any significant business to date. Upon completion of the conversion of Home Federal from the mutual to stock form of organization, Home Federal will be a wholly-owned subsidiary of Home Federal Bancorp.

Business

         Prior to the conversion, Home Federal Bancorp did not engage in any significant business operations. Upon completion of the conversion, our primary business activity will be the ownership of all of the outstanding common stock of Home Federal. We plan to retain up to 50% of the net proceeds from the offering and invest 50% of the remaining net proceeds in Home Federal as additional capital in exchange for 100% of the outstanding common stock of Home Federal. We will use a portion of the net proceeds to make a loan to the employee stock ownership plan and will invest our initial capital as discussed in "How We Intend to Use the Proceeds from this Offering." At a later date, we may use the net proceeds to pay dividends to stockholders and to repurchase shares of common stock, subject to regulatory limitations.

         In the future, as the holding company of Home Federal, we will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the acquisition of banking and financial services companies. See "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp" for a discussion of the activities that are permitted for savings and loan holding companies. We currently have no plans regarding any specific acquisition transaction.

         Initially, we will neither own nor lease any property but will instead use the premises, equipment and furniture of Home Federal with the payment of appropriate rental fees, as required by applicable law. At the present time, we intend to employ only persons who are officers of Home Federal to serve as officers of Home Federal Bancorp. We also plan to use the support staff of Home Federal from time to time, however, we will not separately compensate these individuals.

         As the savings and loan holding company for Home Federal, the competitive conditions applicable to Home Federal Bancorp will be the same as those confronting Home Federal. See "Business of Home Federal - Competition."

                            BUSINESS OF HOME FEDERAL

General

         Home Federal was founded in 1920 as a building and loan association and reorganized as a federal mutual savings and loan association in 1936. Through the conversion we are changing our corporate structure by becoming a federally-chartered stock savings bank and also are changing our name to "Home Federal Bank."

         Our principal business consists of attracting retail deposits from the general public which we invest primarily in loans secured by first mortgages on owner-occupied, one- to four-family residences. We also originate multi-family loans, commercial real estate loans and consumer loans, with an emphasis on home equity loans.

         We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market deposit and term certificate accounts and checking accounts. We solicit deposits in our market areas and, to a lesser extent from other programs nationwide, and we have accepted brokered deposits on a limited basis.

Market Areas

         We intend to continue to operate as an independent community-based financial institution dedicated to serving the needs of customers primarily in Ada, Canyon, Elmore and Gem Counties. Nearly 40% of the state's population lives and works in the four counties served by Home Federal. Ada County has the largest population and includes the City of Boise, the state capitol. Home Federal maintains its largest branch presence in Ada County with seven locations, followed by Canyon County with five offices, including Home Federal's corporate headquarters in Nampa. The two remaining branches are located in Elmore and Gem Counties.

         The local economy is primarily urban with the City of Boise being the most populous of the markets that we serve, followed by Nampa, the state's second largest city. The regional economy is well diversified with government, healthcare, manufacturing, high technology, call centers and construction providing sources of employment. In addition, agriculture and related industries continue to be key components of the economy in southwestern Idaho. Generally, sources of employment are concentrated in Ada and Canyon Counties and include the headquarters of Micron Technology, Albertsons, Washington Group International, J.R. Simplot Company and Boise Corporation. Other major employers include Hewlett-Packard, two regional medical centers and Idaho state government agencies. The City of Boise is also home to Boise State University, the state's largest and fastest growing university. The unemployment rate at October 2003 in the State of Idaho was 4.4%, compared to the U.S. unemployment rate of 5.6%, and the unemployment rates for Ada, Canyon, Elmore and Gem Counties were 4.1%, 5.9%, 5.2% and 5.9%, respectively. The higher unemployment rates in Canyon and Gem Counties generally reflect areas that have a small employment base and experience only modest rates of job growth. Elmore County employment continues to be positively influenced by Mountain Home Air Force Base and the services needed to support it.

Lending Activities

         General. Historically, our principal lending activity has consisted of the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences and loans for the construction of one- to four- family residences. We also originate consumer loans, with an emphasis on home equity lines of credit. In 1997, we hired an experienced commercial loan department manager and began aggressively offering commercial loans and to a lesser extent, multi-family loans, primarily in the Treasure Valley. A substantial portion of our loan portfolio is secured by real estate, either as primary or secondary collateral, located in our primary market area. As of December 31, 2003, the net loan portfolio totaled $381.6 million and represented 80.4% of our total assets. As of December 31, 2003, our total loan portfolio was comprised of: 64.5% single-family home loans, 5.5% home equity loans, 22.8% commercial real estate loans, 1.8% multi-family real estate loans, 0.5% commercial business loans, and 0.5% secured consumer loans and 0.6% unsecured consumer loans.

         At December 31, 2003, the maximum amount which we could have loaned to any one borrower and the borrower's related entities under applicable regulations was $6.5 million. Our internal policy limits loans to one borrower and the borrower's related entities to the lesser of 80% of the regulatory limit or 1.25% of total loans outstanding , or $4.9 million. At December 31, 2003, we had no loans or group of loans to related borrowers with outstanding balances in excess of this amount.

         Our largest single borrower relationship was a commercial real estate loan for $4.0 million made to an individual and secured by a franchise hotel property that was made in conjunction with a Small Business Administration lending program. The second largest lending relationship was three commercial real estate loans with an aggregate balance of $3.6 million secured by office/professional space, an office warehouse building and an industrial building. This loan was made to a family trust. The third largest lending relationship was a commercial real estate loan totaling $5.8 million secured by a professional building. This loan was made to a family trust and we have sold $2.8 million of a participation interest to two other financial institutions. The fourth largest lending relationship was a commercial real estate loan for $2.9 million secured by a professional office building and made to a partnership. The fifth largest lending relationship was for $2.7 million and secured by a mobile home dealership and made to a limited liability company. All of these loans, including those made to corporations, have personal guarantees in place as an additional source of repayment. All of the properties securing these loans are in our primary market area. These loans were performing according to their terms at December 31, 2003.

         Loan Portfolio Analysis. The following table sets forth the composition of Home Federal's loan portfolio by type of loan at the dates indicated.

                                                                         At September 30,
                                       At December 31,     -----------------------------------------
                                            2003                  2003                  2002
                                     -------------------   -------------------   -------------------
                                      Amount     Percent    Amount     Percent    Amount     Percent
                                     ---------   -------   ---------   -------   ---------   -------
                                                         (Dollars in Thousands)
Real estate:
One- to four-family residential      $ 248,360    64.50%   $ 252,375    66.25%   $ 206,810    61.78%
  Multi-family residential ........      7,046     1.83        7,750     2.04        7,512     2.24
  Commercial ......................     87,770    22.79       79,020    20.74       79,197    23.66
                                     ---------   ------    ---------   ------    ---------   ------
    Total real estate .............    343,176    89.12      339,145    89.03      293,519    87.68

Real estate construction:
  One- to four-family residential        4,810     1.25        5,225     1.37        6,505     1.94
  Multi-family residential ........         --       --          352     0.09        1,486     0.44
  Commercial and land
    development ...................      9,726     2.53        9,128     2.40        6,579     1.97
                                     ---------   ------    ---------   ------    ---------   ------
    Total real estate construction.     14,536     3.78       14,705     3.86       14,570     4.35

Consumer:
 Home equity lines of credit ......     21,223     5.51       20,640     5.42       18,069     5.39
 Automobile .......................      1,944     0.50        1,939     0.51        2,297     0.69
 Other consumer ...................      2,448     0.64        2,827     0.74        3,666     1.10
                                     ---------   ------    ---------   ------    ---------   ------
     Total consumer ...............     25,615     6.65       25,406     6.67       24,032     7.18
                                                 ------                ------                ------

Commercial business ...............      1,714     0.45        1,662     0.44        2,641     0.79
                                     ---------   ------    ---------   ------    ---------   ------
Total loans .......................    385,041   100.00%     380,918   100.00%     334,762   100.00%
                                                 ======                ======                ======
Less:
  Net deferred loan origination
    (fees) costs ..................     (1,342)               (1,370)               (2,358)
   Allowance for loan losses ......     (2,125)               (1,853)               (1,385)
                                     ---------             ---------             ---------
Loans receivable, net .............  $ 381,574             $ 377,695             $ 331,019
                                     =========             =========             =========

[Cont'd]

                                                             At September 30,
                                      ---------------------------------------------------------------
                                             2001                  2000                  1999
                                     --------------------   -------------------   -------------------
                                       Amount     Percent    Amount     Percent    Amount     Percent
                                     ----------   -------   ---------   -------   ---------   -------
                                                           (Dollars in Thousands)
Real estate:
One- to four-family residential      $  183,202    60.60%   $ 148,357    59.10%   $ 114,119    58.93%
  Multi-family residential ........       8,700     2.88        5,475     2.18        1,676     0.87
  Commercial ......................      59,752    19.77       44,700    17.81       28,990    14.97
                                     ----------   ------    ---------   ------    ---------    -----
    Total real estate .............     251,654    83.25      198,532    79.09      144,785    74.77

Real estate construction:
  One- to four-family residential        13,927     4.61       21,171     8.43       18,170     9.38
  Multi-family residential ........         904     0.30        1,857     0.74           --       --
  Commercial and land
    development ...................      10,416     3.44        5,516     2.20        6,610     3.41
                                     ----------   ------    ---------   ------    ---------    -----
    Total real estate construction.      25,247     8.35       28,544    11.37       24,780    12.79

Consumer:
 Home equity lines of credit ......      15,250     5.05       15,604     6.22       16,145     8.34
 Automobile .......................       2,133     0.71        1,185     0.47        1,285     0.66
 Other consumer ...................       4,332     1.43        4,128     1.64        4,798     2.48
                                     ----------   ------    ---------   ------    ---------   ------
     Total consumer ...............      21,715     7.19       20,917     8.33       22,228    11.48
                                                  ------                ------                ------

Commercial business ...............       3,662     1.21        3,031     1.21        1,851     0.96
                                     ----------   ------    ---------   ------    ---------   ------
Total loans .......................     302,278   100.00%     251,024   100.00%     193,644   100.00%
                                                  ======                ======                ======
Less:
  Net deferred loan origination
    (fees) costs ..................      (2,095)               (1,992)               (1,757)
   Allowance for loan losses ......      (1,431)               (1,129)                 (620)
                                     ----------             ---------             ---------
Loans receivable, net .............  $  298,752             $ 247,903             $ 191,267
                                     ==========             =========             =========

         The following table shows the composition of Home Federal's loan portfolio by fixed and adjustable rate loans at the dates indicated.

                                                                         At September 30,
                                       At December 31,     -----------------------------------------
                                            2003                  2003                  2002
                                     -------------------   -------------------   -------------------
                                      Amount     Percent    Amount     Percent    Amount     Percent
                                     ---------   -------   ---------   -------   ---------   -------
FIXED RATE LOANS                                         (Dollars in Thousands)
Real estate:
  One- to four-family residential.   $ 200,363    52.04%   $ 203,948    53.54%   $ 146,316    43.70%
  Multi-family residential........       2,136     0.56        2,137     0.56        2,061     0.62
  Commercial......................      11,729     3.05        8,461     2.22        8,651     2.43
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................     214,228    55.65      214,546    56.32      156,502    46.75

Real estate construction:
  One- to four-family residential.       3,560     0.92        4,909     1.29        2,107     0.63
  Multi-family residential........          --       --           --       --           --       --
  Commercial and land
    development...................       1,456     0.38        2,478     0.65          359     0.11
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................       5,016     1.30        7,387     1.94        2,466     0.74

Consumer:
  Home equity.....................       3,204     0.83        2,906     0.76          129     0.04
  Automobile......................       1,944     0.50        1,939     0.51        2,297     0.69
  Other consumer..................       2,448     0.64        2,827     0.74        3,666     1.10
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................       7,596     1.97        7,672     2.01        6,092     1.83

Commercial/business...............       1,030     0.27          775     0.20        1,420     0.42
                                     ---------    -----    ---------    -----    ---------    -----

Total fixed rate loans............     227,870    59.19      230,380    60.47      166,480    49.74

ADJUSTABLE RATE LOANS
Real estate:
  One- to four-family residential.      47,997    12.46       48,427    12.72       60,494    18.07
  Multi-family residential........       4,910     1.28        5,613     1.47        5,451     1.63
  Commercial......................      76,041    19.75       70,559    18.52       71,072    21.23
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................     128,948    33.49      124,599    32.71      137,017    40.93

[Cont'd]

                                                             At September 30,
                                      --------------------------------------------------------------
                                             2001                 2000                  1999
                                     -------------------   -------------------   -------------------
                                       Amount    Percent    Amount     Percent    Amount     Percent
                                     ---------   -------   ---------   -------   ---------   -------
FIXED RATE LOANS                                         (Dollars in Thousands)
Real estate:
  One- to four-family residential.   $ 111,830    37.00%   $  82,950    33.04%   $  76,557    39.53%
  Multi-family residential........       2,050     0.68          266     0.11          298     0.15
  Commercial......................       8,005     0.64       10,199     4.06        7,948     4.10
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................     121,885    40.32       93,415    37.21       84,803    43.78

Real estate construction:
  One- to four-family residential.       2,863     0.95        2,768     1.10        1,633     0.84
  Multi-family residential........          --       --           --       --           --       --
  Commercial and land
    development...................         185     0.06           --       --           90       05
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................       3,048     1.01        2,768     1.10        1,723     0.89

Consumer:
  Home equity.....................         144     0.05          155     0.06          109     0.06
  Automobile......................       2,133     0.71        1,185     0.47        1,285     0.66
  Other consumer..................       4,332     1.43        4,128     1.64        4,798     2.48
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................       6,609     2.19        5,468     2.17        6,192     3.20
Commercial/business...............       1,362     0.45        1,478     0.59        1,102     0.57
                                     ---------    -----    ---------    -----    ---------    -----

Total fixed rate loans............     132,904    43.97      103,129    41.07       93,820    48.44

ADJUSTABLE RATE LOANS
Real estate:
  One- to four-family residential.      71,372    23.61       65,407    26.06       37,562    19.40
  Multi-family residential........       6,650     2.20        5,209     2.08        1,378     0.71
  Commercial......................      51,747    17.12       34,501    13.74       21,042    10.87
                                     ---------    -----    ---------    -----    ---------    -----
     Total........................     129,769    42.93      105,117    41.88       59,982    30.98

                       (table continues on following page)

                                                                         At September 30,
                                       At December 31,     -----------------------------------------
                                            2003                  2003                  2002
                                     -------------------   -------------------   -------------------
                                      Amount     Percent    Amount     Percent    Amount     Percent
                                     ---------   -------   ---------   -------   ---------   -------
                                                            (Dollars in Thousands)

Real estate construction:
  One- to four-family residential.       1,250     0.32          316     0.08        4,398     1.31
  Multi-family residential .......          --       --          352     0.09        1,486     0.44
  Commercial and land
    development ..................       8,270     2.15        6,650     1.75        6,220     1.87
                                     ---------   ------    ---------   ------    ---------   ------
     Total .......................       9,520     2.47        7,318     1.92       12,104     3.62

 Consumer:
  Home equity lines ..............      18,019     4.67       17,734     4.67       17,940     5.35
  Automobile .....................          --       --           --       --           --       --
  Other consumer .................          --       --           --       --           --       --
                                     ---------   ------    ---------   ------    ---------   ------
     Total consumer ..............      18,019     4.67       17,734     4.67       17,940     5.35

Commercial/business ..............         684     0.18          887     0.23        1,221     0.36
                                     ---------   ------    ---------   ------    ---------   ------

Total adjustable rate loans ......     157,171    40.82      150,538    39.52      168,282    50.27
                                     ---------   ------    ---------   ------    ---------   ------

Total loans ......................     385,041   100.00%     380,918   100.00%     334,762   100.00%
                                                 ======                ======                ======
Less:
  Net deferred loan origination
    (fees) costs .................      (1,342)               (1,370)               (2,358)

  Allowance for loan losses ......      (2,125)               (1,853)               (1,385)
                                     ---------             ---------             ---------

Loans receivable, net ............   $ 381,574             $ 377,695             $ 331,019
                                     =========             =========             =========

[Cont'd]

                                                             At September 30,
                                      --------------------------------------------------------------
                                             2001                 2000                  1999
                                     -------------------   -------------------   -------------------
                                       Amount    Percent    Amount     Percent    Amount     Percent
                                     ---------   -------   ---------   -------   ---------   -------
                                                            (Dollars in Thousands)
Real estate construction:
  One- to four-family residential.      11,064     3.66       18,403     7.33       16,537     8.54
  Multi-family residential .......         904     0.30        1,857     0.74           --       --
  Commercial and land
    development ..................      10,231     3.38        5,516     2.20        6,520     3.37
                                     ---------   ------    ---------   ------    ---------   ------
     Total .......................      22,199     7.34       25,776    10.27       23,057    11.91

 Consumer:
  Home equity lines ..............      15,106     5.00       15,449     6.16       16,036     8.28
  Automobile .....................          --       --           --       --           --       --
  Other consumer .................          --       --           --       --           --       --
                                     ---------   ------    ---------   ------    ---------   ------
     Total consumer ..............      15,106     5.00       15,449     6.16       16,036     8.28

Commercial/business ..............       2,300     0.76        1,553     0.62          749     0.39
                                     ---------   ------    ---------   ------    ---------   ------

Total adjustable rate loans ......     169,374    56.03      147,895    58.92       99,824    51.56
                                     ---------   ------    ---------   ------    ---------   ------

Total loans ......................     302,278   100.00%     251,024   100.00%     193,644   100.00%
                                                 ======                ======                ======
Less:
  Net deferred loan origination
    (fees) costs .................      (2,095)               (1,992)               (1,757)

  Allowance for loan losses ......      (1,431)               (1,129)                 (620)
                                     ---------             ---------             ---------

Loans receivable, net ............   $ 298,752             $ 247,903             $ 191,267
                                     =========             =========             =========

         One- to Four-Family Residential Real Estate Lending. As of December 31, 2003, $248.4 million, or 64.5%, of our total loan portfolio consisted of permanent loans secured by one- to four-family residences. We originate both fixed rate loans and adjustable rate loans in our residential lending program. Generally, 30 year fixed rate loans are originated to meet the requirements for sale in the secondary market to Fannie Mae and Freddie Mac. We do from time to time, however, retain a portion of the fixed rate loans that we originate, particularly loans with maturities of 20 years or less, in our loan portfolio to meet management's asset and liability objectives. At December 31, 2003, $200.4 million, or 52.0%, of our one- to four-family loan portfolio consisted of fixed rate loans, both held for sale and held for investment.

         We also offer adjustable rate mortgage loans at rates and terms competitive with market conditions. All of the adjustable rate mortgage loans we originate are retained in the loan portfolio and are not originated for the purpose of selling them in the secondary market, although they do conform to secondary market standards. We offer several adjustable rate mortgage products which adjust annually after an initial period ranging from one to ten years. Contractual annual adjustments are generally limited to increases or decreases of no more than two percent, subject to a maximum increase of no more than six percent from the rate offered at the time of origination. The adjustable rate mortgage loans held in our portfolio do not permit negative amortization of principal and generally carry no prepayment restrictions. Borrower demand for adjustable rate mortgage loans versus fixed rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed rate mortgage loans and adjustable rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. At December 31, 2003, we had $48.0 million, or 19.3%, of our one- to four- family mortgage loans in adjustable rate loans.

         The retention of adjustable rate mortgage loans in our loan portfolio helps us reduce our exposure to changes in interest rates. There are, however, credit risks resulting from the potential of increased interest to be paid by the customer as a result of increases in interest rates. It is possible that, during periods of rising interest rates, the risk of default on adjustable rate mortgage loans may increase as a result of repricing and the increased costs to the borrower. Furthermore, because adjustable rate mortgage loans may be offered at initial rates of interest below the rates that would apply were the adjustment index used for pricing initially, these loans may be subject to increased risks of default or delinquency. This issue is of particular concern in the low interest rate environment we have experienced since 2001. Another consideration is that although adjustable rate mortgage loans allow us to increase the sensitivity of our asset base as a result of changes in the interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, there is no assurance that yields on adjustable rate mortgage loans will be sufficient to offset increases in our cost of funds, particularly in today's low interest rate environment.

         We generally underwrite our one- to four-family loans based on the applicant's employment and credit history and the appraised value of the subject property. Presently, we lend up to 80% of the lesser of the appraised value or purchase price for one- to four-family residential loans. In situations where we grant a loan with a loan-to- value ratio in excess of 80%, we require private mortgage insurance in order to reduce our exposure to 80% or less. Properties securing our one- to four-family loans are generally appraised by independent fee appraisers approved by the Board of Directors. We require our borrowers to obtain title and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements.

         Our fixed rate, single family residential mortgage loans are normally originated with 15 to 30 year terms, although these loans typically remain outstanding for substantially shorter periods, particularly in the declining interest rate environment since 2001. In addition, substantially all residential mortgage loans in our loan portfolio contain due-on-sale clauses, which allow us to declare the unpaid amount of the loan due and payable upon the sale of the property securing the loan. Typically, we enforce these due-on-sale clauses to the extent permitted by law and as a standard course of business. The average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

         At December 31, 2003, $24.2 million, or 6.3%, of our total loans consisted of loans for non-owner occupied properties. This consisted of $9.3 million of loans on second homes, $14.7 million of loans for investment and $235,000 of short term construction loans on investment properties. Loans secured by one to two units are generally made with loan to value ratios of up to 90% and loans secured by three units or more are made with loan to value ratios of up to 75%.

         In an effort to provide financing for moderate income and first-time buyers, we participate in the Idaho Housing and Finance Association's Single Family Mortgage Program. The Idaho Housing and Finance Association is a non-profit organization that provides housing resources to low-to moderate-income families through various below market housing programs. The program is designed to meet the needs of qualified borrowers in the low-to moderate-income brackets. The program has established income limits based on family size and sales price limits for both existing and new construction. We offer residential mortgage loans through this program to qualified individuals and originate the loans using modified underwriting guidelines. All of these loans have private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property. We sold loans of $4.3 million and $1.4 million to the Idaho Housing and Finance Association in the year ended September 30, 2003 and three months ended December 31, 2003, respectively.

         The Idaho Housing and Finance Association also has available a Down Payment and Closing Cost Assistance Program that provides funds to qualified borrowers for the purchase of a home. The maximum grant for households with income of 80% or less of the median county income is $2,000. Households with income greater than 80% but not exceeding 100% of the median county income are eligible for a grant of up to $1,000.

         Construction and Land Development Loans. We have been an active originator of construction and land development loans in our market area for many years. At December 31, 2003, our construction and land development loans amounted to $14.5 million, or 3.8%, of the total loan portfolio. At December 31, 2003, our construction lending includes loans to individuals for the construction of personal residences, which amounted to approximately $4.8 million, and loans to residential developers, which amounted to approximately $9.7 million. At December 31, 2003, the unadvanced portion of construction loans in process amounted to $2.2 million.

         The following table shows the composition of the construction permanent loans portfolio. At the dates indicated, the composition of our construction loan portfolio was as follows:

                                                                             At September 30,
                                                   At December 31,        -----------------------
                                                        2003                2003           2002
                                                   ---------------        ---------      --------
                                                                    (In Thousands)
One- to four-family residential:
  Construction speculative .......................   $  1,657              $  1,185       $ 2,039
  Construction permanent .........................      2,316                 3,351         2,848
  Custom construction ............................        837                   689         1,618

Multi-family residential:
  Construction permanent .........................         --                   352         1,486

Commercial real estate:
  Construction permanent .........................      7,370                 7,275         5,842

Land development loans ...........................      2,356                 1,853           737
                                                     --------              --------      --------

Total construction and land development ..........   $ 14,536              $ 14,705      $ 14,570
                                                     ========              ========      ========

         Our construction loans to individuals to build their personal residences typically are structured as construction/permanent loans whereby there is one closing for both the construction loan and the permanent financing. During the construction phase, which typically lasts for six months, our staff appraiser or an approved fee inspector makes periodic inspections of the construction site and loan proceeds are disbursed directly to the contractors or borrowers as construction progresses. Typically, disbursements are made in five draws during the construction period. Construction loans require payment of interest only during the construction phase and are structured to be converted to fixed rate permanent loans at the end of the construction phase. Prior to making a commitment to fund a construction loan, we require an appraisal of the property by an independent fee appraiser or our in-house appraiser. Our staff appraiser or an approved fee inspector also reviews and inspects each project prior to every disbursement of funds during the term of the construction loan. Loan proceeds are disbursed based on a percentage of completion.

         During the year ended September 30, 2003 and three months ended December 31, 2003, we originated $22.5 million and $6.5 million, respectively, of short-term builder construction loans to fund the construction of one- to four-family residential properties. Most loans are written with maturities of one year, have interest rates that are tied to the prime rate plus a margin, and are subject to monthly rate adjustment with the movement of the prime rate. All builder/borrowers are underwritten to the same standards as other commercial loan credits, requiring minimum debt service coverage ratios and established cash reserves to carry projects through construction completion and on to project sale. The maximum loan to value ratio on both pre-sold and speculative projects is 80%. There were no default or foreclosure actions involving builder construction loans during the year ended September 30, 2003 or three months ended December 31, 2003, with all loans performing according to their terms. We plan to expand the residential builder construction lending operation during the year ending September 30, 2004, which may create additional loan portfolio credit risk.

         We originate construction and site development loans to contractors and developers primarily to finance the construction of single-family homes and subdivisions. Loans to finance the construction of single-family homes and subdivisions are generally offered to experienced builders and developers in our primary market area. Residential subdivision development loans are typically offered with terms of up to 36 months. The maximum loan-to-value limit applicable to these loans is 75% of the appraised prospective discounted value upon completion of the project. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by our approved inspectors warrant. At December 31, 2003, our largest subdivision development loan had an outstanding principal balance of $1.4 million and was secured by a first mortgage lien. This loan was performing according to its original terms at December 31, 2003. At December 31, 2003, we estimate that the average outstanding principal balance of subdivision loans to contractors and developers was approximately $200,000.

         We also make construction loans for commercial development projects. The projects include multi-family, apartment, retail, office/warehouse and office buildings. These loans generally have an interest-only phase during construction, and generally convert to permanent financing when construction is completed. Disbursement of funds is at our sole discretion and is based on the progress of construction. The maximum loan-to-value limit applicable to these loans is 80% of the appraised post-construction value.

         We originate land loans to local contractors and developers for the purpose of holding the land for future development. These loans are secured by a first lien on the property, are limited to 65% of the lower of the acquisition price or the appraised value of the land, and generally have a term of up to two years with a floating interest rate based on our internal base rate. Our land loans are generally secured by property in our primary market area. We require title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

         Construction financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost, including interest, of construction and other assumptions. Additionally, if the estimate of value proves to be inaccurate, we may be confronted with a project, when completed, having a value less than the loan amount. We have attempted to minimize these risks by generally concentrating on residential construction loans in our market area to contractors with whom we have established relationships.

         Multi-Family and Commercial Real Estate Lending. We have originated commercial real estate loans, and to a lesser extent multi-family loans, since 1997 when we hired an experienced commercial lender. Loans are underwritten by designated lending staff or loan committee depending on the size of the loan. As of December 31, 2003, $7.0 million, or 1.8%, and $87.8 million, or 22.8%, of our total loan portfolio was secured by multi-family and commercial real estate property, respectively.

         We actively pursue multi-family and commercial real estate loans. These loans generally are priced at a higher rate of interest than one- to four-family residential loans. Typically, these loans have higher loan balances, are more difficult to evaluate and monitor, and involve a greater degree of risk than one- to four-family residential loans. Often payments on loans secured by multi-family or commercial properties are dependent on the successful operation and management of the property; therefore, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. We generally require and obtain loan guarantees from financially capable parties based upon the review of personal financial statements. If the borrower is a corporation, we generally require and obtain personal guarantees from the corporate principals based upon a review of their personal financial statements and individual credit reports. The multi-family and commercial real estate loan portfolio is relatively unseasoned and contains a higher risk of default and loss than the single-family residential loan portfolio.

         The average size loan in our multi-family and commercial real estate loan portfolio was $494,000 as of December 31, 2003. As of that date, $7.0 million, or 1.8%, of our total loan portfolio was secured by multi-family dwellings located primarily in our market area. We target individual multi-family and commercial real estate loans to small- and mid-size owner occupants and investors between $500,000 and $2.0 million; however, we can by policy originate loans to one borrower up to 80% of our regulatory limit, or 1.25% of our total outstanding loans. As of December 31, 2003, the maximum we could lend to any one borrower based on this limit was $4.9 million. The largest multi-family loan as of December 31, 2003 was a 44-unit residential apartment complex with an outstanding principal balance at December 31, 2003 of $1.8 million located in Canyon County. This loan is performing according to its terms as of December 31, 2003.

         Multi-family and commercial real estate loans up to $500,000 can be approved by the Vice President and Manager of the Commercial Lending Department, the Chief Lending Officer or the President and Chief Executive Officer. Loans up to $1.5 million can be approved by the combined authority of these three individuals. Our Management Loan Committee, which presently consists of the President and Chief Executive Officer, the Chief Lending Officer, the Residential Lending Operations Manager and the Commercial Loan Department Manager, is authorized to approve loans to one borrower or a group of related borrowers of up to $1.5 million in the aggregate, with no single loan over $1.5 million. Loans over these amounts or outside our general underwriting guidelines must be approved by the Board of Directors.

         We offer both fixed and adjustable rate loans on multi-family and commercial real estate loans. Loans originated on a fixed rate basis generally are originated at fixed terms up to ten years, with amortization terms up to 25 years. As of December 31, 2003, we had $87.8 million in commercial real estate loans and $7.0 million in multi- family residential loans.

         Multi-family residential and commercial real estate adjustable rate loans are originated with variable rates that generally adjust after an initial period ranging from five to ten years. Adjustable rate multi-family residential and commercial real estate loans are generally priced utilizing the Five Year U.S. Treasury Constant Maturity Index plus a margin of 2.75% to 3.75%, with principal and interest payments fully amortizing over terms up to 25 years. These loans generally have a prepayment penalty. As of December 31, 2003, we had $4.9 million in adjustable rate multi-family residential loans and $76.0 million in adjustable rate commercial real estate loans. Both adjustable rate mortgages and fixed rate mortgages generally allow provisions for assumption of a loan by another borrower subject to lender approval and a 1% assumption fee. The maximum loan-to-value ratio for multi-family residential loans is generally 80% on purchases and refinances. The maximum loan-to-value ratio for commercial real estate loans is generally 80% for both purchases and refinances. We require appraisals of all properties securing multi-family residential and commercial real estate loans. Appraisals are performed by independent appraisers designated by us or by our staff appraiser. We require our multi-family residential and commercial real estate loan borrowers with outstanding balances in excess of $250,000 to submit annual financial statements and rent rolls on the subject property. We also inspect the subject property at least every three to five years if the loan balance exceeds $500,000. We generally require a minimum pro forma debt coverage ratio of 1.2 times for loans secured by multi- family residential and commercial properties except for a few loans to religious organizations which have a debt coverage ratio of 1.0 times.

         We originate commercial real estate loans, including hotels, office space, office/warehouse, retail strip centers, mobile home dealership, mini-storage facilities, medical and professional, retail and churches located in our Idaho market area. Commercial real estate loans totaled $87.8 million, or 22.8%, of our total loan portfolio as of December 31, 2003.

         Consumer Lending. We offer a variety of consumer loans to our customers, including, primarily, home equity loans and lines of credit, savings account loans, automobile loans, recreational vehicle loans and personal unsecured loans. Generally, consumer loans have shorter terms to maturity and higher interest rates than mortgage loans. Consumer loans are made with both fixed and variable interest rates and with varying terms. At December 31, 2003, consumer loans amounted to $25.6 million, or 6.7%, of the total loan portfolio.

         At December 31, 2003, the largest component of the consumer loan portfolio consisted of real estate secured loans and home equity lines of credit, which totaled $21.2 million, or 5.5%, of the total loan portfolio. Home equity lines of credit are made for, among other purposes, the improvement of residential properties, debt consolidation and education expenses. The majority of these loans are secured by a first or second mortgage on residential property. The maximum loan-to-value ratio is 89.9% or less, when taking into account both the balance of the home equity line of credit and the first mortgage loan. Home equity lines of credit allow for a ten-year draw period, plus an additional ten year repayment period, and the interest rate is tied to the prime rate as published in The Wall Street Journal, and may include a margin.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans. These risks are not as prevalent with respect to our consumer loan portfolio because a large percentage of the portfolio consists of home equity lines of credit that are underwritten in a manner such that they result in credit risk that is substantially similar to one- to four-family residential mortgage loans. Nevertheless, home equity lines of credit have greater credit risk than one- to four-family residential mortgage loans because they are secured by mortgages subordinated to the existing first mortgage on the property, which we may or may not hold and do not have private mortgage insurance coverage. At December 31, 2003, there were $15,000 of consumer loans delinquent in excess of 90 days or in nonaccrual status. During the three months ended December 31, 2003 and the years ended September 30, 2003 and 2002, we charged off $37,000, $147,000 and $114,000, respectively, in consumer loans.

         Commercial Business Lending. At December 31, 2003, commercial business loans totaled $1.7 million, or 0.5%, of our loan portfolio. Our commercial business lending policy includes credit file documentation and analysis of the borrower's background, capacity to repay the loan, the adequacy of the borrower's capital and collateral, as well as an evaluation of other conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of our credit analysis. We generally obtain personal guarantees on our commercial business loans. Nonetheless, these loans are believed to carry higher credit risk than single family loans.

         Unlike residential mortgage loans, commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself, which is often dependent in part upon general economic conditions. Our commercial business loans are usually, but not always, secured by business assets. However, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

         Loan Maturity and Repricing. The following table sets forth certain information at December 31, 2003 regarding the dollar amount of loans maturing in Home Federal's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                                                                   After         After         After
                                                                   1 Year       3 Years       5 Years
                                                     Within       Through       Through       Through        Beyond
                                                     1 Year       3 Years       5 Years       10 Years      10 Years        Total
                                                    --------      --------      -------       --------      --------      --------
                                                                            (In Thousands)
Real estate:
  One- to four-family residential ..............    $ 14,451      $ 16,977      $ 13,590      $ 22,151      $181,191      $248,360
  Multi-family residential .....................         875            --         3,206           498         2,467         7,046
  Commercial ...................................       6,191        29,140        34,639        15,938         1,862        87,770
                                                    --------      --------      --------      --------      --------      --------
    Total real estate ..........................      21,517        46,117        51,435        38,587       185,520       343,176

Real estate construction:
  One- to four-family residential ..............       2,234           260            --            --         2,316         4,810
  Multi-family residential .....................          --            --            --            --            --            --
  Commercial and land development...............       2,426         2,221           191         1,818         3,070         9,726
                                                    --------      --------      --------      --------      --------      --------
    Total real estate construction .............       4,660         2,481           191         1,818         5,386        14,536

Consumer:
  Home equity ..................................      18,062            49            29           534         2,549        21,223
  Automobile ...................................          43           679           830           392            --         1,944
  Other consumer ...............................         849         1,278           141           130            50         2,448
                                                    --------      --------      --------      --------      --------      --------
    Total consumer .............................      18,954         2,006         1,000         1,056         2,599        25,615

Commercial business ............................         928           243           166           377            --         1,714
                                                    --------      --------      --------      --------      --------      --------

Total ..........................................    $ 46,059      $ 50,847      $ 52,792      $ 41,838      $193,505      $385,041
                                                    ========      ========      ========      ========      ========      ========

         The following table sets forth the dollar amount of all loans due one year or more after December 31, 2003, which have fixed interest rates and have floating or adjustable interest rates.

                                                        Floating or
                                                        Adjustable      Fixed
                                                           Rate         Rates        Total
                                                        -----------   ---------    ---------
                                                                   (In Thousands)
Real estate:
  One- to four-family residential.....................   $  35,062    $ 198,847    $ 233,909
  Multi-family residential............................       3,682        2,489        6,171
  Commercial..........................................      70,409       11,170       81,579
                                                         ---------    ---------    ---------
    Total real estate.................................     109,153      212,506      321,659

Real estate construction:
  One- to four-family residential.....................          90        2,486        2,576
  Multi-family residential............................          --           --           --
  Commercial..........................................       7,300           --        7,300
                                                         ---------    ---------    ---------
    Total real estate construction....................       7,390        2,486        9,876

Consumer:
  Home equity.........................................          --        3,161        3,161
  Automobile..........................................          --        1,901        1,901
  Other consumer......................................          --        1,599        1,599
                                                         ---------    ---------    ---------
    Total consumer...................................           --        6,661        6,661

Commercial business...................................          --          786          786
                                                         ---------    ---------    ---------

Total.................................................   $ 116,543    $ 222,439    $ 338,982
                                                         =========    =========    =========

         Loan Solicitation and Processing. Loan originations are obtained from a variety of sources, including walk-in customers, loan brokers for primarily multi-family and commercial loans, and referrals from builders and realtors. Residential real estate loans are solicited through media advertising, direct mail to existing customers and by realtor referrals. We are also in the process of developing a program to accept broker-originated one- to four- family loans. Loan originations are further supported by lending services offered through our Internet web site, advertising, cross-selling and through our employees' community service.

         Upon receipt of a loan application from a prospective borrower, we obtain a credit report and other data to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by an appraiser we have retained and who is licensed in the State of Idaho and has been approved by the Board of Directors.

         Mortgage loan applications are initiated by loan officers and are required to be approved by our underwriting staff that have Board-approved lending authority. Loans that exceed the lending authority must be approved by one or more members of the Management Loan Committee. All loans up to and including $1.5 million may be approved by the Management Loan Committee without Board approval; loans in excess of $1.5 million and up to $4.9 million must be approved by the Board Loan Committee and loans over $4.9 million by the entire Board of Directors.

         We require title insurance on all real estate loans, fire and casualty insurance on all secured loans and on home equity lines of credit where the property serves as collateral.

         Loan Originations, Servicing, Purchases and Sales. During the three months ended December 31, 2003 and the year ended September 30, 2003, our total loan originations were $43.7 million and $361.7 million, respectively.

         One- to four-family home loans are generally originated in accordance with the guidelines established by Freddie Mac and Fannie Mae, with the exception of our special community development loans under the Community Reinvestment Act. We originate residential first mortgages and service them using an in-house mortgage system. We utilize the Freddie Mac Loan Prospector and Fannie Mae Desktop Underwriter automated loan systems to underwrite approximately 95% of our residential first mortgage loans (excluding community development loans). The remaining loans are underwritten by designated real estate loan underwriters internally in accordance with standards as provided by our Board-approved loan policy.

         We actively sell residential first mortgage loans to the secondary market. Our primary secondary market relationship has been with Freddie Mac and Fannie Mae, and more recently with the Federal Home Loan Bank of Seattle. We generally retain the servicing on the majority of loans sold into the secondary market. Loans are generally sold on a non-recourse basis. As of December 31, 2003, our loan servicing portfolio was $254.7 million.

         Multi-family and commercial real estate loans are underwritten by designated lending staff or our Management Loan Committee depending on the size of the loan and are serviced by the commercial loan department.

         The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                            Three Months Ended
                                                                December 31,                      Year Ended September 30,
                                                          -------------------------       -----------------------------------------
                                                            2003            2002            2003            2002            2001
                                                          ---------       ---------       ---------       ---------       ---------
                                                                                  (In Thousands)
Loans originated:
Real Estate:
  One- to four-family residential ..................      $  17,996       $  91,476       $ 289,175       $ 162,092       $ 114,163
  Multi-family residential .........................             22              --             664             862           4,028
  Commercial .......................................         11,999           2,554          20,539          19,899          17,680
                                                          ---------       ---------       ---------       ---------       ---------
    Total real estate ..............................         30,017          94,030         310,378         182,853         135,871

Real Estate Construction:
  One- to four-family residential ..................          6,501           6,055          22,494          21,823          42,132
  Multi-family residential .........................             --             498             900             581             747
  Commercial and land development ..................          3,415           1,300           9,471           9,277          13,455
                                                          ---------       ---------       ---------       ---------       ---------
    Total real estate construction .................          9,916           7,853          32,865          31,681          56,334

Consumer:
  Automobile loans .................................            200             218             968           1,260           1,634
  Home equity loans ................................          3,283           3,039          14,903          14,715           7,540
  Other consumer ...................................            159             222           1,332           2,009           3,625
                                                          ---------       ---------       ---------       ---------       ---------
    Total consumer .................................          3,642           3,479          17,203          17,984          12,799

Commercial business ................................            127             314           1,220           2,030           2,729
                                                          ---------       ---------       ---------       ---------       ---------
    Total loans originated .........................         43,702         105,676         361,666         234,547         207,733

Loans sold:
  Total whole loans sold ...........................        (17,770)        (48,843)       (164,322)        (92,786)        (69,872)
  Participation loans ..............................         (2,800)             --              --              --              --
                                                          ---------       ---------       ---------       ---------       ---------
    Total loans sold ...............................        (20,570)        (48,843)       (164,322)        (92,786)        (69,872)

Principal repayments ...............................        (15,459)        (39,430)       (143,283)       (110,338)        (90,706)
Loans securitized ..................................             --              --              --              --              --
Transfer to real estate owned ......................             --             (52)           (249)         (2,435)           (334)
Increase (decrease) in other items (net) ...........           (244)              2             521             (77)           (557)
Loans held for sale ................................         (3,550)         (2,088)         (7,656)          3,355           4,586
                                                          ---------       ---------       ---------       ---------       ---------

Net increase in loans receivable, net ..............      $   3,879       $  15,266       $  46,677       $  32,266       $  50,850
                                                          =========       =========       =========       =========       =========

         Loan Origination and Other Fees. In some instances, we receive loan origination fees on real estate related products. Loan fees generally represent a percentage of the principal amount of the loan that is paid by the borrower. Accounting standards require that certain fees received, net of certain origination costs, be deferred and amortized over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid or sold are recognized as income at the time of prepayment. We had $1.3 million of net deferred loan fees and costs as of December 31, 2003.

Asset Quality

         We generally assess late fees or penalty charges on delinquent loans of five percent of the monthly principal and interest amount. Substantially all fixed rate and adjustable rate mortgage loan payments are due on the first day of the month, however, the borrower is given a 15-day grace period to make the loan payment. When a mortgage loan borrower fails to make a required payment when it is due, we institute collection procedures. The first notice is mailed to the borrower on the 16th day requesting payment and assessing a late charge. Attempts to contact the borrower by telephone generally begin upon the 30th day of delinquency. If a satisfactory response is not obtained, continual follow-up contacts are attempted until the loan has been brought current. Before the 90th day of delinquency, attempts to interview the borrower are made to establish the cause of the delinquency, whether the cause is temporary, the attitude of the borrower toward the debt and a mutually satisfactory arrangement for curing the default.

         When a consumer loan borrower fails to make a required payment on a consumer loan by the payment due date, we institute the same collection procedures as for our mortgage loan borrowers.

         The Board of Directors is informed monthly as to the status of all mortgage and consumer loans that are delinquent by more than 30 days, and is given information regarding classified assets.

         If a borrower is chronically delinquent and all reasonable means of obtaining payments have been exercised, we will seek to recover any collateral securing the loan according to the terms of the security instrument and applicable law. In the event of an unsecured loan, we will either seek legal action against the borrower or refer the loan to an outside collection agency.

         The following table shows our delinquent loans by the type of loan and number of days delinquent as of December 31, 2003:

                                                         Loans Delinquent For:                             Total
                                        ------------------------------------------------------    ------------------------
                                                60-89 Days                 Over 90 Days               Delinquent Loans
                                        ------------------------------------------------------    ------------------------
                                                       Principal                    Principal                   Principal
                                           Number       Balance        Number        Balance        Number       Balance
                                          of Loans       Loans        of Loans        Loans        of Loans       Loans
                                        -----------   -----------    ----------    ----------     ----------   -----------
                                                                      (Dollars in Thousands)

Real estate:
  One- to four-family residential......        3         $ 354              2         $ 601              5       $  955
  Multi-family residential.............       --            --             --            --             --           --
  Commercial...........................       --            --             --            --             --           --
                                        --------      --------       --------      --------       --------     --------
    Total real estate..................        3           354              2           601              5          955

Real estate construction:
  One- to four-family residential......       --            --             --            --             --           --
  Multi-family residential.............       --            --             --            --             --           --
  Commercial and land
    development........................       --            --             --            --             --           --
                                        --------      --------       --------      --------       --------     --------
    Total real estate construction.....       --            --             --            --             --           --

Consumer:
  Home equity lines of credit..........        2            54             --            --              2           54
  Automotive...........................       --            --             --            --             --           --
  Personal loans.......................        2             3              3             7              5           10
  Other consumer.......................        8             7             10             8             18           15
                                        --------      --------       --------      --------       --------     --------
    Total consumer.....................       12            64             13            15             25           79

Commercial business....................       --            --             --            --             --           --
                                        --------      --------       --------      --------       --------     --------

Total..................................       15         $ 418             15         $ 616             30       $1,034
                                        ========      ========       ========      ========       ========     ========

         When a loan becomes 90 days delinquent, we place the loan on nonaccrual status. As of December 31, 2003, nonaccrual loans and loans 90 days or more past due as a percentage of total loans was 0.16%, and as a percentage of total assets it was 0.13%. Nonperforming assets as a percentage of total assets were 0.13% as of December 31, 2003.

         Nonperforming Assets. The following table sets forth information with respect to our nonperforming assets and restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 for the periods indicated. During the periods presented, there were no accruing loans which were contractually past due 90 days or more.

                                                      At December 31,                          At September 30,
                                                   --------------------    --------------------------------------------------------
                                                     2003        2002        2003        2002        2001        2000        1999
                                                   --------    --------    --------    --------    --------    --------    --------
                                                                          (Dollars in Thousands)

Real estate:
  One- to four-family residential ..............   $    601    $    155    $     69    $     70    $  1,314    $    733    $     41
  Multi-family residential .....................         --          --          --          --          --          --          --
  Commercial ...................................         --          --          --          --          39          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
    Total real estate ..........................        601         155          69          70       1,353         733          41

Real estate construction:
  One- to four-family residential ..............         --          --          --         326       2,223          --          --
  Multi-family residential .....................         --          --          --          --          --          --          --
  Commercial and land development ..............         --          --          --          --          --          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
    Total real estate construction .............         --          --          --         326       2,223          --          --

Consumer:
  Home equity lines of credit ..................         --          30          41          52          40         136          --
  Automotive ...................................         --          --           9           5           5           6          --
  Personal loans ...............................          7          13           7          13           6          13           7
  Other consumer ...............................          8           9           7           2          23          --           4
                                                   --------    --------    --------    --------    --------    --------    --------
    Total consumer .............................         15          52          64          72          74         155          11

Commercial business ............................         --          --          --          --           8          --          --
                                                   --------    --------    --------    --------    --------    --------    --------

Total ..........................................   $    616    $    207    $    133    $    468    $  3,658    $    888    $     52
                                                   ========    ========    ========    ========    ========    ========    ========

Total of nonaccrual and 90 days past due loans .   $    616    $    207    $    133    $    468    $  3,658    $    888    $     52

Repossessed assets .............................         --          40          --           6           3          11          --

Real estate owned ..............................         --          52          --         248          55          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
    Total nonperforming assets .................   $    616    $    299    $    133    $    722    $  3,716    $    899    $     52
                                                   ========    ========    ========    ========    ========    ========    ========

Restructured loans .............................         --          --          --          --          --          --          --

Nonaccrual and 90 days or more past due
  loans as a percentage of loans receivable ....       0.16%       0.06%       0.04%       0.14%       1.22%       0.36%       0.03%

Nonaccrual and 90 days or more past due
  loans as a percentage of total assets ........       0.13%       0.05%       0.03%       0.11%       0.96%       0.27%       0.02%

Nonperforming assets as a percentage
  of total assets ..............................       0.13%       0.07%       0.03%       0.17%       0.97%       0.28%       0.02%

Loans receivable, net ..........................   $ 381,574   $ 346,284   $ 377,695   $ 331,019   $ 298,752   $ 247,903   $ 191,267
Nonaccrued interest (1) ........................   $       3   $       1   $       1   $       3   $      27   $       7   $      --
Total assets ...................................   $ 474,307   $ 431,774   $ 450,196   $ 416,643   $ 382,504   $ 325,922   $ 271,143

----------
(1) If interest on the loans classified as nonaccrual had been accrued, interest income in these amounts would have been recorded on nonaccrual loans.

         Real Estate Owned and Other Repossessed Assets. Real estate we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When the property is acquired, it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or the fair market value of the property less selling costs. Other repossessed collateral, including autos, are also recorded at the lower of cost (i.e., the unpaid principal balance plus repossession costs) or fair market value. As of December 31, 2003, we had no residential real estate owned properties or repossessed assets from other secured loans.

         Restructured Loans. According to generally accepted accounting principles, we are required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt is considered a troubled debt restructuring if we, for economic or legal reasons related to a borrower's financial difficulties, grant a concession to the borrower that we would not otherwise consider. We had no restructured loans as of December 31, 2003.

         Classified Assets. Federal regulations provide for the classification of lower quality loans and other assets, such as debt and equity securities, as substandard, doubtful or loss. An asset is considered substandard if it is inadequately protected by the current net worth and pay capacity of the borrower or of any collateral pledged. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable on the basis of currently existing facts, conditions and values. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         When we classify problem assets as either substandard or doubtful, we may establish a specific allowance in an amount we deem prudent and approved by the Classified Asset Committee to address the risk specifically or we may allow the loss to be addressed in the general allowance. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been specifically allocated to particular problem assets. When an insured institution classifies problem assets as a loss, it is required to charge off such assets in the period in which they are deemed uncollectible. Assets which do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated as special mention. Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the Office of Thrift Supervision or the FDIC, which can order the establishment of additional loss allowances.

         In connection with the filing of periodic reports with the Office of Thrift Supervision and in accordance with our classification of assets policy, we regularly review the problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of our review of our assets, as of December 31, 2003, we had classified $2.2 million of our assets as substandard, none as doubtful and none as a loss. The total amount classified of $2.2 million represented 5.20% of equity capital and 0.6% of total assets as of December 31, 2003. Our allowance for loan losses of $2.1 million at December 31, 2003 adequately covers the potential losses from these classified loans.

         The aggregate amounts of our classified assets at the dates indicated were as follows:

                                                              At September 30,
                                         December 31,      ---------------------
                                             2003           2003           2002
                                         ------------      ------         ------
                                                      (In Thousands)
Classified Assets:
  Loss ............................         $   --         $   --         $   --
  Doubtful ........................             --              7            715
  Substandard .....................          2,154            946          1,031
                                            ------         ------         ------
     Total ........................         $2,154         $  953         $1,746
                                            ======         ======         ======

         In December 2003, we classified two loans that resulted in a significant portion of the $1.3 million increase in substandard assets compared to September 30, 2003. The first loan is a loan to a fitness center in our primary market area. The outstanding balance of the loans was $241,000 at December 31, 2003 and the loan was 20 days delinquent on that date. We do not expect a loss to arise from this loan.

         The second loan is to a borrower in Park City, Utah. The outstanding loan amount was $573,000 at December 31, 2003. We have private mortgage insurance on the loan that covers our interest up to the 25% of the appraised value. The borrower is complying with an agreement to bring the loan current by April 30, 2004.

         The following table summarizes the distribution of the allowance for loan losses by loan category.

                                                                                 At September 30,
                                    At December 31,          -------------------------------------------------------------
                                         2003                            2003                            2002
                             -----------------------------   -----------------------------   -----------------------------
                                                  Percent                         Percent                         Percent
                                                  of Loans                        of Loans                        of Loans
                                                  in Loan                         in Loan                         in Loan
                                         Amount   Category               Amount   Category               Amount   Category
                              Loan      by Loan   to total    Loan      by Loan   to total    Loan      by Loan   to total
                             Balance    Category   Loans     Balance    Category   Loans     Balance    Category   Loans
                             -------    --------  --------   -------    --------  --------   -------    --------  --------
Real estate:                                                     (Dollars in Thousands)
  One- to four-family
    residential ..........   $248,360   $    717    64.50%   $252,375   $    636    66.25%   $206,810   $    353    61.78%
  Multi-family residential      7,046         20     1.83       7,750         20     2.04       7,512         13     2.24
  Commercial .............     87,770        830    22.79      79,020        697    20.74      79,197        714    23.66
                             --------   --------    -----    --------   --------    -----    --------   --------    -----
    Total real estate ....    343,176      1,567    89.12     339,145      1,353    89.03     293,519      1,080    87.68

Real estate construction:
  One- to four-family
    residential ..........      4,810         15     1.25       5,225         13     1.37       6,505         11     1.94
  Multi-family residential         --         --       --         352         --     0.09       1,486         --     0.44
  Commercial and land
    development ..........      9,726         84     2.53       9,128         70     2.40       6,579         58     1.97
                             --------   --------    -----    --------   --------    -----    --------   --------    -----
    Total real estate ....     14,536         99     3.78      14,705         83     3.86      14,570         69     4.35

Consumer:
  Home equity lines of
    credit ...............     21,223        111     5.51      20,640         99     5.42      18,069         86     5.40
  Automotive .............      1,944         43     0.50       1,939         40     0.51       2,297         30     0.69
  Other consumer .........      2,448        166     0.64       2,827        244     0.74       3,666         79     1.10
                             --------   --------    -----    --------   --------    -----    --------   --------    -----
    Total consumer .......     25,615        419     6.65      25,406        383     6.67      24,032        195     7.18

Commercial/business ......      1,714         39     0.45       1,662         34     0.44       2,641         41     0.79
                             --------   --------   ------    --------   --------   ------    --------   --------   ------
Total loans ..............   $385,041   $  2,125   100.00%   $380,918   $  1,853   100.00%   $334,762   $  1,385   100.00%
                             ========   ========   ======    ========   ========   ======    ========   ========   ======

[Cont'd]

                                                                  At September 30,
                             ---------------------------------------------------------------------------------------------
                                         2001                            2000                            1999
                             -----------------------------   -----------------------------   -----------------------------
                                                  Percent                         Percent                         Percent
                                                  of Loans                        of Loans                        of Loans
                                                  in Loan                         in Loan                         in Loan
                                         Amount   Category               Amount   Category               Amount   Category
                              Loan      by Loan   to total    Loan      by Loan   to total    Loan      by Loan   to total
                             Balance    Category   Loans     Balance    Category   Loans     Balance    Category   Loans
                             -------    --------  --------   -------    --------  --------   -------    --------  --------
Real estate:                                                    (Dollars in Thousands)
  One- to four-family
    residential ..........   $183,202   $    183    60.61%   $148,357   $    153    59.10%   $114,119   $     50    58.93%
  Multi-family residential      8,700         16     2.88       5,475         10     2.18       1,676          5     0.87
  Commercial .............     59,752        551    19.77      44,700        412    17.81      28,990        140    14.97
                             --------   --------    -----    --------   --------    -----    --------   --------    -----
    Total real estate ....    251,654        750    83.25     198,532        575    79.09     144,785        195    74.77

Real estate construction:
  One- to four-family
    residential ..........     13,927         20     4.61      21,171         30     8.43      18,170         26     9.38
  Multi-family residential        904         10     0.30       1,857         24     0.74          --         --       --
  Commercial and land
    development ..........     10,416        256     3.45       5,516        136     2.20       6,610         85     3.41
                             --------   --------    -----    --------   --------    -----    --------   --------    -----
    Total real estate ....     25,247        286     8.35      28,544        190    11.37      24,780        111    12.80

Consumer:
  Home equity lines of
    credit ...............     15,250         72     5.05      15,604         74     6.22      16,145         40     8.34
  Automotive .............      2,133         28     0.71       1,185         16     0.47       1,285         20     0.66
  Other consumer .........      4,332        238     1.43       4,128        227     1.64       4,798        225     2.48
                             --------   --------    -----    --------   --------    -----    --------   --------    -----
    Total consumer .......     21,715        338     7.18      20,917        317     8.33      22,228        285    11.48

Commercial/business ......      3,662         57     1.21       3,031         47     1.21       1,851         29     0.96
                             --------   --------   ------    --------   --------   ------    --------   --------   ------
Total loans ..............   $302,278   $  1,431   100.00%   $251,024   $  1,129   100.00%   $193,644   $    620   100.00%
                             ========   ========   ======    ========   ========   ======    ========   ========   ======

         Management believes that it uses the best information available to determine the allowance for loan losses. However, unforeseen market conditions could result in adjustments to the allowance for loan losses and net income could be significantly affected, if circumstances differ substantially from the assumptions used in determining the allowance.

         The following table sets forth an analysis of our allowance for loan losses at the dates and for the periods indicated.

                                                      Three Months Ended
                                                          December 31,                       Year Ended September 30,
                                                      -------------------     ------------------------------------------------------
                                                      2003(1)     2002(1)      2003        2002        2001        2000        1999
                                                      -------     -------     ------      ------      ------      ------      ------
                                                                                  (Dollars in Thousands)
Allowance at beginning of period ...............      $1,853      $1,385      $1,385      $1,431      $1,129      $  620      $  169
Provisions for loan losses .....................         300         150         615         277         748         600         575

Recoveries:
Real estate:
  One- to four-family residential ..............          --          --          --          --           1          --          --
  Multi-family residential .....................          --          --          --          --          --          --          --
  Commercial ...................................          --          --          --          --          --          --          --
                                                      ------      ------      ------      ------      ------      ------      ------
    Total real estate loans ....................          --          --          --          --           1          --          --

Real estate construction:
  One- to four-family residential ..............          --          --          --           2          --          --          --
  Multi-family residential .....................          --          --          --          --          --          --          --
  Commercial and land development ..............          --          --          --          --          --          --          --
                                                      ------      ------      ------      ------      ------      ------      ------
    Total real estate construction .............          --          --          --           2          --          --          --

Consumer
  Home equity lines of credit ..................          --          --          --          --          --          --          --
  Automobile ...................................           6          --          --           1           1           2          --
  Other consumer ...............................           3           2           7           3          20         107          27
                                                      ------      ------      ------      ------      ------      ------      ------
    Total consumer .............................           9           2           7           4          21         109          27

Commercial business ............................          --          --          --           2          --          --          --
                                                      ------      ------      ------      ------      ------      ------      ------

Total recoveries ...............................           9           2           7           8          22         109          27

Charge-offs:
Real estate:
  One- to four-family residential ..............          --           7           7         145          42          44          14
  Multi-family residential .....................          --          --          --          --          --          --          --
  Commercial and land development...............          --          --          --          --          --          23          --
                                                      ------      ------      ------      ------      ------      ------      ------
    Total real estate ..........................          --           7           7         145          42          67          14

Real estate construction:
  One- to four-family residential ..............          --          --          --          72         145          --          --
  Multi-family residential .....................          --          --          --          --          --          --          --
  Commercial ...................................          --          --          --          --          --          --          --
                                                      ------      ------      ------      ------      ------      ------      ------
    Total real estate construction .............          --          --          --          72         145          --          --

Consumer:
  Home equity lines of credit ..................          --          25          37          39          89          46          21
  Automobile ...................................          18          11          40           6          20           3           6
  Other consumer ...............................          19          18          20          69         108          72         110
                                                      ------      ------      ------      ------      ------      ------      ------
    Total consumer .............................          37          54         147         114         217         121         137

Commercial business ............................          --          --          --          --          64          12          --
                                                      ------      ------      ------      ------      ------      ------      ------

                     (table continues on the following page)

                                                   Three Months Ended
                                                       December 31,                         Year Ended September 30,
                                                  ----------------------   ---------------------------------------------------------
                                                   2003(1)      2002(1)      2003        2002         2001          2000       1999
                                                  ---------    ---------   -------     --------     ---------    ---------   -------
                                                                                (Dollars in Thousands)
Total charge-offs .............................          37           61       154          331          468          200       151
Net charge-offs ...............................          28           59       147          323          446           91       124
                                                  ---------    ---------   -------      -------    ---------    ---------    ------
Balance at end of period ......................   $   2,125    $   1,476   $ 1,853      $ 1,385    $   1,431    $   1,129    $  620
                                                  =========    =========   =======      =======    =========    =========    ======
Allowance for loan losses as
  a percentage of total loans
  outstanding at the end of the period ........        0.55%        0.42%     0.49%        0.41%        0.47%        0.45%     0.32%

Net charge-offs as a percentage
  of average loans outstanding
  during the period (1) .......................        0.01%        0.02%     0.04%        0.10%        0.16%        0.04%     0.08%

Allowance for loan losses as a
  percentage of nonaccrual and
  90 days or more past due loans
  loans at end of period ......................      344.97%      713.04%  1393.23%      295.94%       39.12%      127.14%  1192.31%

----------
(1)  Ratios for the three month periods have been annualized.

Investment Activities

         General. Office of Thrift Supervision regulations permit us to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of federally insured banks and savings institutions, banker's acceptances, repurchase agreements and federal funds. Subject to various restrictions, we also may invest a portion of our assets in commercial paper and corporate debt securities.

         Our investment policy is designed to provide and maintain adequate liquidity and to generate favorable rates of return without incurring undue interest rate or credit risk. Our investment policy generally limits investments to mortgage-backed securities, U.S. Government and agency securities, municipal bonds, certificates of deposit and marketable corporate debt obligations. Investment in mortgage-backed securities includes those issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. We purchase mortgage-backed securities to supplement the loan originations for our portfolio during periods when we have not been able to originate our desired level of portfolio loan product.

         At December 31, 2003, our consolidated investment portfolio totaled $54.9 million and consisted principally of an adjustable rate mortgage fund, mortgage-backed securities and Federal Home Loan Bank stock. From time to time, investment levels may be increased or decreased depending upon yields available on investment alternatives and management's projections as to the demand for funds to be used in loan originations, deposits and other activities.

         Mortgage-Backed Securities. Our mortgage-backed securities had a fair value of $42.8 million and a $42.9 million amortized cost at December 31, 2003. The mortgage-backed securities were comprised of Fannie Mae and Freddie Mac mortgage-backed securities. At December 31, 2003, the portfolio had a weighted-average coupon rate of 5.53% and an estimated weighted-average yield of 5.52%. These securities had an estimated average maturity of 16.7 years and an estimated average life of 4.1 years at December 31, 2003.

         Federal Home Loan Bank Stock. As a member of the Federal Home Loan Bank of Seattle, we are required to its own capital stock. The amount of stock we hold is based on percentages specified by the Federal Home Loan Bank of Seattle on our outstanding advances. The redemption of any excess stock we hold is at the discretion of the Federal Home Loan Bank of Seattle. The carrying value of Federal Home Loan Bank stock totaled $6.6 million and had a weighted-average-yield of 5.0% at December 31, 2003.

         Bank-Owned Life Insurance. We purchase bank-owned life insurance policies ("BOLI") to offset future employee benefit costs. At December 31, 2003, we had a $9.7 million investment in life insurance contracts. The purchase of BOLI policies, and its increase in cash surrender value, is classified as "Investment in life insurance contracts" in our consolidated statements of financial condition. The income related to the BOLI, which is generated by the increase in the cash surrender value of the policy, is classified in "increase in cash surrender value of life insurance" in our consolidated statements of income.

         The following table sets forth the composition of our investment securities portfolios at the dates indicated. The amortized cost of the available for sale investments and mortgage backed-securities is their net book value before the mark-to-market fair value adjustment.

                                                                                            At September 30,
                                                  At December 31,     --------------------------------------------------------------
                                                       2003                  2003                  2002                  2001
                                                ------------------    ------------------   -------------------   -------------------
                                                Amortized   Fair      Amortized   Fair     Amortized    Fair     Amortized    Fair
                                                  Cost      Value       Cost      Value      Cost       Value      Cost       Value
                                                ---------  --------   ---------  -------   ---------   -------   ---------   -------
                                                                             (Dollars in Thousands)
Available for sale:
Investment securities:
Adjustable rate mortgage fund ..............    $ 5,468    $ 5,440    $ 5,468    $ 5,440    $ 2,504    $ 2,507    $ 7,500    $ 7,508
Mortgage-backed securities:
  Fannie Mae ...............................        991      1,002         --         --         --         --         --         --
  Freddie Mac ..............................         --         --         --         --         --         --        743        758
                                                -------    -------    -------    -------    -------    -------    -------    -------
    Total available for sale ...............    $ 6,459    $ 6,442    $ 5,468    $ 5,440    $ 2,504    $ 2,507    $ 8,243    $ 8,266
                                                =======    =======    =======    =======    =======    =======    =======    =======

Held to maturity:
Investment securities:
Mortgage-backed securities:
  Fannie Mae ...............................    $24,771    $25,109    $10,485    $10,826    $16,880    $17,631    $10,616    $10,918
  Freddie Mac ..............................     17,075     17,693     13,940     14,597     27,445     28,648     26,014     26,860
                                                -------    -------    -------    -------    -------    -------    -------    -------
    Total held to maturity .................    $41,846    $42,802    $24,425    $25,423    $44,325    $46,279    $36,630    $37,778
                                                =======    =======    =======    =======    =======    =======    =======    =======

         The table below sets forth information regarding the amortized cost, weighted average yields and maturities or periods to repricing of our investment portfolio at December 31, 2003.

                                                                     Amount Due or Repricing within:
                                                       -----------------------------------------------------------
                                                          One Year or Less                 Over One to Five Years
                                                       ------------------------           ------------------------
                                                                       Weighted                           Weighted
                                                       Amortized        Average           Amortized        Average
                                                         Cost            Yield              Cost            Yield
                                                       ---------       --------           ---------       --------
                                                                          (Dollars in Thousands)
Available for sale:
Investment securities:
Adjustable rate mortgage funds .................        $ 3,757          2.29%             $ 1,711          2.29%
Mortgage-backed securities:
  Freddie Mac ..................................             --            --                  --             --
  Fannie Mae ...................................             --            --                  --             --
                                                        -------        ------              -------        ------
    Total available for sale ...................          3,757          2.29               1,711           2.29

Held to maturity:
Investment securities:
Mortgage-backed securities:
  Freddie Mac ..................................             34          6.38                3,405          6.60
  Fannie Mae ...................................             --            --                  138          6.68
                                                        -------        ------              -------        ------
    Total held to maturity .....................             34          6.38                3,543          6.60
                                                        -------        ------              -------        ------

Total investment securities ....................        $ 3,791          2.33%             $ 5,254          5.20%
                                                        =======        ======              =======        ======

[Cont'd]

                                                                            Amount Due or Repricing within:
                                                      ------------------------------------------------------------------------------
                                                      Over Five to Ten Years         Over Ten Years                  Totals
                                                      ----------------------      ----------------------      ----------------------
                                                                    Weighted                    Weighted                    Weighted
                                                      Amortized     Average       Amortized     Average       Amortized     Average
                                                        Cost         Yield          Cost         Yield          Cost         Yield
                                                      ---------     --------      ---------     --------      ---------     --------
                                                                                  (Dollars in Thousands)
Available for sale:
Investment securities:
Adjustable rate mortgage funds .................       $    --          --%        $    --          --%        $ 5,468        2.29%
Mortgage-backed securities:
  Freddie Mac ..................................            --          --              --          --              --          --
  Fannie Mae ...................................           991        4.01              --          --             991        4.01
                                                       -------      ------         -------      ------         -------      ------
    Total available for sale ...................           991        4.01              --          --           6,459        2.55

Held to maturity:
Investment securities:
Mortgage-backed securities:
  Freddie Mac ..................................         1,359        6.81          12,277        5.70          17,075        5.97
  Fannie Mae ...................................            --          --          24,633        5.26          24,771        5.27
                                                       -------      ------         -------      ------         -------      ------
    Total held to maturity .....................         1,359        6.81          36,910        5.41          41,846        5.56
                                                       -------      ------         -------      ------         -------      ------

Total investment securities ....................       $ 2,350        5.63%        $36,910        5.41%        $48,305        5.15%
                                                       =======      ======         =======      ======         =======      ======

         The following table sets forth certain information with respect to each security which had an aggregate book value in excess of 10% of Home Federal's total equity at the date indicated.

                                                           At December 31,                 At September 30,
                                                                2003                             2003
                                                      ------------------------         -------------------------
                                                      Amortized        Market          Amortized         Market
                                                        Cost            Value            Cost            Value
                                                      ---------       --------         ---------        --------
                                                                            (In Thousands)
Available for sale:
Investment Securities:
  Short-term adjustable rate mortgage fund........    $  5,468        $  5,440         $  5,468         $  5,440
Mortgage-backed securities:
  Fannie Mae......................................         991           1,002               --               --
  Freddie Mac.....................................          --              --               --               --
                                                      --------        --------         --------         --------
    Total investment securities...................    $  6,459        $  6,442         $  5,468         $  5,440
                                                      ========        ========         ========         ========

Held to maturity:
Mortgage-backed securities:
  Fannie Mae......................................      24,771          25,109           10,485           10,826
  Freddie Mac.....................................      17,075          17,693           13,940           14,597
                                                      --------         -------         --------         --------
    Total held to maturity........................    $ 41,846         $42,802         $ 24,425         $ 25,423
                                                      ========         =======         ========         ========

Deposit Activities and Other Sources of Funds

         General. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings from the Federal Home Loan Bank of Seattle are used to supplement the availability of funds from other sources and also as a source of term funds to assist in the management of interest rate risk.

         Our deposit composition reflects a mixture with certificates of deposit accounting for approximately one- half of the total deposits while interest and noninterest-bearing checking, savings and money market accounts comprise the balance of total deposits. We rely on marketing activities, convenience, customer service and the availability of a broad range of deposit products and services to attract and retain customer deposits.

         Deposits. Substantially all of our depositors are residents of the State of Idaho. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including checking accounts, money market deposit accounts, savings accounts and certificates of deposit with a variety of rates. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. We offer a number of different deposit programs including our High Performance Checking; Wall Street Select Checking and Money Market Account; Medical Savings and Health Savings Account; and Escalator Certificate of Deposit. Our High Performance Checking program is comprised of seven different transaction account products with varying minimum balance requirements, number of checks permitted and interest rate options. Our Wall Street Select Checking and Money Market Account products offer significantly higher rates of interest on larger deposit balances while maintaining the availability of the customer's funds. Our Medical Savings and Health Savings Accounts are offered directly or through an unaffiliated third party marketing company to qualified individuals and employers. The program is offered on a nationwide basis and participants in the plan receive a debit card to facilitate account access. Our Escalator Certificate of Deposit has a guaranteed blended rate for its four-year term with fixed rate increases occurring every six months from the date of the original deposit. The Escalator also offers the customer the opportunity to withdrawal the entire balance at any six-month anniversary without a pre-payment penalty. In determining the terms of our deposit accounts, we consider the development of long term profitable customer relationships, current market interest rates, current maturity structure and deposit mix, our customer preferences and the profitability of acquiring customer deposits compared to alternative sources.

         At December 31, 2003, we had $29.1 million of jumbo ($100,000 or more) certificates of deposit, which are primarily from local customers, representing 9.5% of total deposits at that date.

         In the unlikely event we are liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to Home Federal Bancorp, as the sole stockholder of Home Federal.

         Deposit Activities. The following table sets forth the total deposit activities of Home Federal for the periods indicated.

                                                            Three Months
                                                          Ended December 31,                 Year Ended September 30,
                                                      --------------------------    -------------------------------------------
                                                        2003             2002         2003             2002              2001
                                                      ---------        ---------    ---------        ---------        ---------
                                                                              (In Thousands)

Beginning balance ............................        $ 301,273        $ 279,772    $ 279,772        $ 266,316        $ 232,747
Net deposits (withdrawals) before
    interest credited ........................            2,540           (1,059)      17,516            7,654           24,705
Interest credited ............................              942            1,039        3,985            5,802            8,864
                                                      ---------        ---------    ---------        ---------        ---------
Net increase (decrease) in deposits ..........            3,482              (20)      21,501           13,456           33,569
                                                      ---------        ---------    ---------        ---------        ---------
Ending balance ...............................        $ 304,755        $ 279,752    $ 301,273        $ 279,772        $ 266,316
                                                      =========        =========    =========        =========        =========

         Time Deposits by Rates. The following table sets forth the time deposits in Home Federal classified by rates as of the dates indicated.

                                                                     At September 30,
                                      At December 31,     --------------------------------------
                                           2003             2003           2002           2001
                                      ---------------     ---------      ---------     ---------
                                                            (In Thousands)

0.00 - 0.99%...............            $  15,729          $  11,742      $      --     $      --
1.00 - 1.99%...............               35,198             36,899         28,383            --
2.00 - 2.99%...............               44,471             40,884         36,647         1,931
3.00 - 3.99%...............               29,497             31,983         29,473        27,524
4.00 - 4.99%...............               18,547             18,726         22,896        16,927
5.00 - 5.99%...............                2,536              2,968          6,952        27,928
6.00 - 6.99%...............                1,635              1,870          5,877        47,253
7.00 - 7.99%...............                   --                 --             --        11,249
                                       ---------          ---------      ---------     ---------
     Total.................            $ 147,613          $ 145,072      $ 130,226     $ 132,812
                                       =========          =========      =========     =========

         Time Deposits by Maturities. The following table sets forth the amount and maturities of time deposits at December 31, 2003.

                                                       Amounts Due
                          -------------------------------------------------------------------------------
                          Less Than        1-2           2-3          3-4          After
                          One Year        Years         Years        Years        4 Years         Total
                          ---------     ---------     ---------     -------       -------       ---------
                                                    (In Thousands)

0.00 - 0.99%.........     $  13,051     $   2,641     $      37     $      --     $      --     $  15,729
1.00 - 1.99%.........        19,307         7,013         1,040         7,770            68        35,198
2.00 - 2.99%.........         5,381        12,660        25,478           304           648        44,471
3.00 - 3.99%.........         9,901        11,343         5,278         2,703           272        29,497
4.00 - 4.99%.........         6,105        10,720           936           786            --        18,547
5.00 - 5.99%.........         1,394            15           972           150             5         2,536
6.00 - 6.99%.........           592         1,000            30            12             1         1,635
7.00 - 7.99%.........            --            --            --            --            --            --
                          ---------     ---------     ---------     ---------     ---------     ---------
     Total...........     $  55,731     $  45,392     $  33,771     $  11,725     $     994     $ 147,613
                          =========     =========     =========     =========     =========     =========

         The following table sets forth information concerning Home Federal's time deposits and other deposits at December 31, 2003.

Weighted
Average                                                                               Percentage
Interest                                                                    Minimum    of Total
  Rate     Term             Category                             Amount     Balance    Deposits
--------   --------------   --------------------------------   ----------   -------   ----------
                                                                  (In
                                                               Thousands)

0.30%      N/A              Regular savings                    $  22,876    $    50       7.51%
0.25       N/A              Interest-bearing demand deposits      48,672         50      15.97
                            Noninterest-bearing demand
  --       N/A               deposits                             26,870         50       8.82
0.59       N/A              Money market accounts                 31,622      1,000      10.38
0.30       N/A              Medical savings accounts              27,101         25       8.89


                            Certificates of Deposit
                            -----------------------

1.09       1-12 months      Fixed term, fixed rate                27,187        500       8.92
2.22       13-24 months     Fixed term, fixed rate                35,394        500      11.61
3.63       25-36 months     Fixed term, fixed rate                30,319        500       9.95
3.09       37-60 months     Fixed term, fixed rate                53,582        500      17.58
4.61       Over 60 months   Fixed term, fixed rate                   336        500       0.11
0.70       18 months        Other                                    796        500       0.26
                                                               ---------                ------
                              TOTAL                            $ 304,755                100.00%
                                                               =========                ======

         The following table indicates the amount of Home Federal's jumbo certificates of deposit by time remaining until maturity as of December 31, 2003. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.


                                                     Certificates of
                                                         Deposit
              Maturity Period                        $100,000 and More
---------------------------------------------      ---------------------
                                                      (In Thousands)

Three months or less........................            $     3,876
Over three through six months...............                  3,453
Over six through twelve months..............                  4,080
Over twelve months..........................                 17,648
                                                        -----------
    Total...................................            $    29,057
                                                        ===========

         Deposit Flow. The following table sets forth the balances of deposits in the various types of accounts offered by Home Federal at the dates indicated.

                                                                                     At September 30,
                                                  At December 31,            ---------------------------------
                                                        2003                                2003
                                         ---------------------------------   ---------------------------------
                                                       Percent                             Percent
                                                         of     Increase/                    of     Increase/
                                          Amount        Total   (Decrease)    Amount        Total   (Decrease)
                                         ---------     -------  ----------   ---------     -------  ----------
                                                                  (Dollars in Thousands)
Savings deposits .....................   $  22,876       7.51%  $  (1,547)   $  24,423       8.11%  $   1,216
Demand accounts ......................      75,542      24.79       3,376       72,166      23.95       5,399
Money market accounts ................      31,623      10.38        (505)      32,128      10.66      (3,379)
Medical savings accounts .............      27,101       8.89        (383)      27,484       9.12       3,420
Fixed rate certificates that mature
 in the year ending:
  Within 1 year ......................      55,457      18.19      (2,117)      57,574      19.11      (1,249)
  After 1 year, but within 2 years ...      44,982      14.76       6,239       38,743      12.86      13,262
  After 2 years, but within 5 years ..      46,261      15.18      (1,518)      47,779      15.86       2,942
 After 5 years .......................         117       0.04          --          117       0.04         102
Other ................................         796       0.26         (63)         859       0.29        (213)
                                         ---------     ------   ---------    ---------     ------   ---------
                                         $ 304,755     100.00%  $   3,482    $ 301,273     100.00%  $  21,500
                                         =========     ======   =========    =========     ======   =========

[Cont'd]

                                                              At September 30,
                                         ----------------------------------------------------------
                                                         2002                         2001
                                         ---------------------------------    ---------------------
                                                       Percent                              Percent
                                                         of     Increase/                     of
                                          Amount        Total   (Decrease)     Amount        Total
                                         ---------     -------  ----------    ---------     -------
                                                            (Dollars in Thousands)
Savings deposits .....................   $  23,207       8.29%  $      390    $  22,817       8.57%
Demand accounts ......................      66,767      23.86        9,229       57,538      21.61
Money market accounts ................      35,507      12.69        2,798       32,709      12.28
Medical savings accounts .............      24,064       8.60        3,624       20,440       7.68
Fixed rate certificates that mature
 in the year ending:
  Within 1 year ......................      58,823      21.03      (49,661)     108,483      40.72
  After 1 year, but within 2 years ...      25,481       9.11        9,192       16,289       6.12
  After 2 years, but within 5 years ..      44,837      16.03       38,374        6,463       2.43
 After 5 years .......................          15       0.01          (22)          37       0.01
Other ................................       1,071       0.38         (468)       1,540       0.58
                                         ---------     ------    ---------    ---------     ------
                                         $ 279,772     100.00%   $  13,456    $ 266,316     100.00%
                                         =========     ======    =========    =========     ======

         Borrowings. Customer deposits are the primary source of funds for our lending and investment activities. We do, however, use advances from the Federal Home Loan Bank of Seattle to supplement our supply of lendable funds to meet short-term deposit withdrawal requirements and also to provide longer term funding to better match the duration of selected loan and investment maturities.

         As one of our capital management strategies, we have used borrowings from the Federal Home Loan Bank of Seattle to fund the purchase of investment securities in order to increase our net interest income when attractive opportunities exist. Depending upon the retail banking activity and the availability of excess post conversion capital that may be provided to us, we will consider and undertake additional leverage strategies within applicable regulatory requirements or restrictions. We expect these borrowings would primarily consist of Federal Home Loan Bank of Seattle advances. We may also consider increasing our use of borrowed funds prior to the offering of Home Federal Bancorp capital stock in order to reduce the exposure of investing the sizable amount of the net proceeds from the conversion at single point in the interest rate cycle.

         As a member of the Federal Home Loan Bank of Seattle, we are required to own its capital stock and are authorized to apply for advances on the security of the stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made individually under various terms pursuant to several different credit programs, each with its own interest rate and range of maturities. We maintain a committed credit facility with the Federal Home Loan Bank of Seattle that provides for immediately available advances up to an aggregate of 40% of total assets, or $189.7 million as of December 31, 2003. At December 31, 2003, our outstanding advances from the Federal Home Loan Bank of Seattle totaled $116.7 million.

         The following table sets forth information regarding our borrowings at the end of and during the periods indicated. The table includes both long- and short-term borrowings.

                                                   At or For the
                                                Three Months Ended                  Year Ended
                                                    December 31,                   September 30,
                                              ----------------------    -----------------------------------
                                                 2003         2002        2003         2002         2001
                                              ---------    ---------    ---------    ---------    ---------
                                                                  (Dollars in Thousands)
Maximum amount of borrowing outstanding
  at any month end:
    Federal Home Loan Bank advances .......   $ 116,735    $ 104,478    $ 112,285    $  97,409    $  74,759

Approximate average borrowings outstanding:
    Federal Home Loan Bank advances .......     103,333       95,543      102,173       86,577       66,910

Approximate weighted average rate paid on:
    Federal Home Loan Bank advances .......        4.46%        4.78%        4.53%        5.14%        6.32%


                                                                                  At September 30,
                                              At December 31,           -----------------------------------
                                                   2003                    2003          2002          2001
                                              ---------------           ---------    ---------    ---------
                                                                  (Dollars in Thousands)
Balance outstanding at end of period:
    Federal Home Loan Bank advances........     $ 116,735               $  96,527    $  91,008    $  73,394

Weighted average rate paid on:
    Federal Home Loan Bank advances........          4.09%                   4.64%        4.85%        5.78%

Subsidiaries and Other Activities

         Home Federal has one wholly-owned subsidiary, Idaho Home Service Corporation, which was established in 1981 as Home Service Corporation for the purpose of facilitating various business activities. Most recently, its activities included the sale of investment and insurance products through an affiliation with Lincoln Financial Advisor from 1998 to 2000. Since 2000, Idaho Home Service Corporation has been inactive.

Competition

         We face intense competition in originating loans and in attracting deposits within our targeted geographic market. We compete by leveraging our full service delivery capability comprised of convenient branch locations, including five branches located inside Wal-Mart Superstores offering extended banking hours, call center and Internet banking, and consistently delivering high-quality, individualized service to our customers that result in a high level of customer satisfaction.

         We currently rank fifth in terms of deposits, among the 20 federally-insured depository institutions in Ada and Canyon Counties, our primary market area. Our key competitors are U.S. Bank, Wells Fargo, Washington Mutual, Key Bank, Washington Federal and Farmers & Merchants State Bank. These competitors control approximately 75.25% of the deposit market with deposits of $3.57 billion, of the $4.75 billion total deposits in Ada and Canyon Counties as of June 30, 2003. Aside from these traditional competitors, credit unions, insurance companies and brokerage firms are an increasingly competing challenge for consumer deposit relationships. We also compete for loans and deposits with single branch offices in Gem and Elmore Counties.

         Our competition for loans comes principally from mortgage bankers, commercial banks, thrift institutions, credit unions and finance companies. Several other financial institutions, including those previously mentioned, have greater resources than we do and compete with us for lending business in our targeted market area. Among the advantages of some of these institutions are their ability to make larger loans, finance extensive advertising campaigns, access lower cost funding sources and allocate their investment assets to regions of highest yield and demand. This competition for the origination of loans may limit our future growth and earnings prospects.

Employees

         At December 31, 2003, we had 214 full-time employees and 25 part-time employees. Our employees are not represented by any collective bargaining group. We consider our employee relations to be good.

Properties

         At December 31, 2003, we had 15 full service banking offices and two loan centers, ten of which are leased. During the year ended September 30, 2003, we closed three branch offices, which resulted in the disposition of $530,000 in assets. We retained all of the deposit and loan accounts associated with these closure of these branch offices. We also have received approval from the Office of Thrift Supervision for the sale of a branch facility located in Jerome, Idaho, which is scheduled to close on April 2, 2004. At December 31, 2003, the net book value of our investment in premises, equipment, and leaseholds, excluding computer equipment and construction in process, was approximately $7.9 million. The net book value of the data processing and computer equipment utilized by us at December 31, 2003 was approximately $1.6 million.

         The following table provides a list of our main and branch offices and indicates whether the properties are owned or leased:

                                                   Lease         Net Book Value at
                               Leased or         Expiration        December 31,        Square
       Location                  Owned              Date               2003            Footage
------------------------     --------------     ------------     -----------------     -------
                                                                    (Dollars in
                                                                     Thousands)
ADMINISTRATIVE OFFICE

500 12th Ave. South              Owned             N/A               $   3,656          34,014
Nampa, ID 83651(1)(2)


BRANCH OFFICES:

Downtown Boise (2)              Leased          August 2010                 70           3,500
800 W. State St.
Boise, ID 83702

Parkcenter (2)                   Owned             N/A                   1,493           4,500
871 E. Parkcenter Blvd.
Boise, ID 83706

Fairview (2)                 Building owned     June 2070                  304           2,500
10443 Fairview Ave.            Land leased
Boise, ID 83704

Meridian (2)                     Owned             N/A                   1,068           4,000
55 E. Franklin Rd.
Meridian, ID 83642

Caldwell (2)                     Owned             N/A                   1,243           4,500
923 Dearborn
Caldwell, ID 83605

Mountain Home (2)                Owned             N/A                     124           2,600
400 N. 3rd E.
Mountain Home, ID 83647

Emmett (2)                       Owned             N/A                     246           2,600
250 S. Washington Ave.
Emmett, ID 83617

Boise (3)                       Leased          May 2005                   145             695
8300 W. Overland Rd.
Boise, ID 83709

Meridian (3)                    Leased          May 2005                   148             695
4051 E. Fairview Ave.
Meridian, ID 83642

                                                   Lease         Net Book Value at
                               Leased or         Expiration        December 31,        Square
       Location                  Owned              Date               2003            Footage
------------------------     --------------     ------------     -----------------     -------
                                                                    (Dollars in
                                                                     Thousands)

Nampa (3)                       Leased          May 2005                   144             695
2100 12th Ave. Rd.
Nampa, ID 83651

Caldwell (3)                    Leased          May 2005                   136             695
5108 E. Cleveland Blvd.
Caldwell, ID 83605

Garden City (3)                 Leased          May 2005                   217             695
7319 W. State Street
Boise, ID 83703

Jerome (4)                      Leased          May 2005                   138             535
2680 S. Linclon
Jerome, Idaho

Hispanic Cultural Center        Leased          October 2005                28             235
315 Stampede Drive
Nampa, ID 83687

LOAN OFFICES:

Fairview                        Leased          May 2004                    10           2,500
7978 Fairview Ave.
Boise 83704

Meridian                        Leased          December 2009               80           2,600
111 E. 1st St.
Meridian 83642

----------
(1)   Includes home branch
(2)   Drive-up ATM available.
(3)   Wal-Mart locations.
(4) We have signed an agreement to sell the Jerome branch and its deposits. The projected closing date is April 2, 2004.

     We are currently in the process of designing and obtaining permits for a branch in Eagle, Idaho.

Legal Proceedings

     From time to time we are involved as plaintiff or defendant in various legal actions arising in the normal course of business. We do not anticipate incurring any material liability as a result of such litigation, nor do we expect any material impact on our financial position, results of operations or cash flows.

                                   MANAGEMENT

Management of Home Federal Bancorp, Inc.

         The Board of Directors of Home Federal Bancorp consists of the same individuals who serve as directors of Home Federal. The Board of Directors of Home Federal Bancorp is divided into three classes, each of which contains approximately one-third of the directors. The directors shall be elected by the stockholders of Home Federal Bancorp for three-year terms, or until their successors are elected. One class of directors, consisting of N. Charles Hedemark and Thomas W. Malson, has a term of office expiring at the first annual meeting of stockholders after the completion of the conversion. A second class of directors, consisting of Fred H. Helpenstell, Richard J. Schrandt and Daniel
L. Stevens, has a term of office expiring at the second annual meeting of stockholders after the completion of the conversion. The third class of directors, consisting of Robert A. Tinstman and James R. Stamey, has a term of office expiring at the third annual meeting of stockholders after the completion of the conversion.

         The following individuals are the executive officers of Home Federal Bancorp and hold the offices set forth opposite their names.

         Name                       Position Held With Home Federal Bancorp
         -----------------------    ------------------------------------------

         Daniel L. Stevens          Chairman of the Board, President and Chief
                                    Executive Officer

         Robert A. Schoelkoph       Senior Vice President, Treasurer and Chief
                                    Financial Officer

         Roger D. Eisenbarth        Senior Vice President and Secretary

         The executive officers of Home Federal Bancorp are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the Board of Directors.

         Information concerning the principal occupations, employment and compensation of the directors and executive officers of Home Federal Bancorp is set forth under "- Management of Home Federal" and "- Executive Officers Who Are Not Directors." Directors of Home Federal Bancorp initially will not be compensated by Home Federal Bancorp but will serve and be compensated by Home Federal. It is not anticipated that separate directors' fees will be paid to directors of Home Federal Bancorp until such time as these persons devote significant time to the separate management of Home Federal Bancorp's affairs, which is not expected to occur until Home Federal Bancorp becomes actively engaged in additional businesses other than holding the stock of Home Federal. Home Federal Bancorp may determine that such compensation is appropriate in the future.

Management of Home Federal

         Because Home Federal is a federally chartered mutual savings and loan association, its members have elected its Board of Directors. Upon completion of the conversion, the directors of Home Federal immediately prior to the conversion will continue to serve as directors of Home Federal in stock form. The Board of Directors of Home Federal in stock form will consist of seven directors divided into three classes, with approximately one-third of the directors elected at each annual meeting of stockholders. Because Home Federal Bancorp will be the only stockholder of Home Federal following the conversion, the Board of Directors of Home Federal Bancorp will elect the directors of Home Federal.

         The following table sets forth certain information regarding the Board of Directors of Home Federal.

                                                                              Director   Current Term of
Name                            Age (1)    Position Held With Home Federal     Since     Office Expires
-------------------------     ----------   --------------------------------   --------   ---------------
Daniel L. Stevens                  60      Chairman of the Board, President     1996          2006
                                             and Chief Executive Officer
Fred H. Helpenstell, M.D.          73      Director                             1991          2006
Thomas W. Malson                   74      Director                             1986          2005
N. Charles Hedemark                61      Director                             1983          2005
Richard J. Schrandt                53      Director                             1995          2006
James R. Stamey                    60      Director                             2001          2007
Robert A. Tinstman                 57      Director                             1999          2007

--------
(1) As of December 31, 2003.

         The business experience of each director for at least the past five years is set forth below.

         Daniel L. Stevens is President and Chief Executive Officer of Home Federal, a position he has held since joining Home Federal in 1995. Mr. Stevens became a director in 1996 and has served as Chairman of the Board since 2001. He has been in the financial services industry for over 30 years and has served as a senior officer or chief executive officer for four other mutual and stock thrifts during his career. He is Vice Chairman of the Board of Directors of the Federal Home Loan Bank of Seattle, as well as serving as the Chairman of the Audit Committee and a member of the Financial Operations Committee. Mr. Stevens has been a director of the Federal Home Loan Bank of Seattle for eight years. He serves on America's Community Bankers Federal Home Loan Bank System Committee and the America's Community Bankers Credit Union Working Group, and co-chairs the Idaho Bankers Association Credit Union Task Force. He is Chairman of the Board of Directors and Executive Committee of the Boise Metro Chamber of Commerce and serves as a director for the Idaho Community Bankers Association, Idaho Community Reinvestment Corporation and the Midwest Conference of Community Bankers. He is a director of the Boise State University Foundation, past member of the Boise Philharmonic Association Board of Directors, past member of the Idaho Supreme Court Advisory Council and past Chairman of the United Way of Treasure Valley and the Nampa Neighborhood Housing Services Board of Directors.

         Fred H. Helpenstell, M.D. is a retired physician. Dr. Helpenstell earned his Bachelors Degree in chemistry and zoology from Grinnell College, Iowa and his medical degree from the University of Illinois Medical School. After becoming an orthopedic surgeon, he opened a practice in Idaho. He served on the Idaho State Board of Medical Examiners from 1968 until 1975 and was President of the Board of Directors of Mercy Medical Center in Nampa. After volunteering his orthopedic skills in Nepal, he spent seven years as chair of the Nepal Program for Health Volunteers Overseas. Dr. Helpenstell is a director of Terry Reilly Health Services, the Boise Philharmonic Association and the Boise Philharmonic Foundation.

         Thomas W. Malson has been the owner and Chief Executive Officer of Robertson Supply, Inc., a wholesale pipe distributor, located in Nampa, Idaho since 1959.

         N. Charles Hedemark is Executive Vice President and Chief Operating Officer of Intermountain Gas Company, a natural gas utility company, where he has been an employee since 1965. Mr. Hedemark is a graduate of Albertson College of Idaho and the Executive Program at Stanford University. He is the immediate past president of the Northwest Gas Association in Portland, Oregon and the Commission of the Capital City Development Corporation. He is past Chairman of Blue Cross of Idaho's Board of Directors, the Boise Metro Chamber of Commerce and the United Way of Ada County, and past President of the Boise School Foundation.

         Richard J. Schrandt is retired after owning D&B Supply Co., Inc., a home and farm supply business, from 1985 until 2002. Mr. Schrandt is a member of the Caldwell Rotary Club.

         James R. Stamey is a retired banker, having been employed by U.S. Bank from 1985 until 2001, where he last served as President of U.S. Bank, Idaho and Executive Vice President and Manager of Corporate Banking of the Intermountain Region. Mr. Stamey is President of the Library Foundation. He also served as President of the Idaho Association of Commerce and Industry and served on the Board of Directors for the Boise Philharmonic, the Idaho Bankers Association and the Boise Rotary Club.

         Robert A. Tinstman has been Executive Chairman of the James Construction Group, LLC, a construction company, since May 2002. Prior to that, Mr. Tinstman was the sole owner of Tinstman & Associates, a construction consulting company, from May 1999 until May 2002. He served as President and Chief Executive Officer of the Morrison-Knudsen Company from 1995 until February 1999, where he had been employed since May 1974.

Executive Officers Who Are Not Directors

         Each of the executive officers of Home Federal will retain his or her office following the conversion. Officers are elected annually by the Board of Directors of Home Federal. The business experience for at least the past five years for each of the five executive officers of Home Federal, who do not serve as directors, is set forth below.

         Robert A. Schoelkoph is Senior Vice President, Treasurer and Chief Financial Officer of Home Federal and is 51 years of age. Mr. Schoelkoph joined Home Federal in 1980. Mr. Schoelkoph was controller of Home Federal from 1980 until 1983 and has served as Chief Financial Officer and Treasurer since 1983. He is a member of the Board of Directors and past Chairman of the Idaho Employers Council and a member of the Board of Directors of the Nampa Shelter Foundation. Mr. Schoelkoph is a certified public accountant.

         Roger D. Eisenbarth is Senior Vice President, Secretary and Chief Lending Officer of Home Federal and is 57 years of age. Mr. Eisenbarth joined Home Federal as Vice President, Caldwell Branch Manager in 1978, and has served in his current capacity since November 1993. Prior to joining Home Federal, Mr. Eisenbarth served in various branch and regional management positions with Bank of Idaho and Idaho First National Bank. He is currently active in Leadership Nampa of the Nampa Chamber of Commerce, is on the Board of Directors of the economic development organizations, Caldwell Unlimited, Inc. and the Idaho Community Reinvestment Corp., and is an honorary Board member and past President of Caldwell Night Rodeo.

         Lynn A. Sander is Senior Vice President/Retail Banking of Home Federal and is 51 years of age. Ms. Sander joined Home Federal in May 2000. Ms. Sander served as Vice President/Sales Management from May 2000 until she was appointed to her current position in July 2001. Prior to that, she was Senior Vice President, Account Manager for Fairmont/Aspen Performance Group, a sales and service consulting company, from June 1999 to May 2000. From 1987 until December 1998, Ms. Sander was employed by KeyBank of Idaho and its affiliate KeyCorp Management Company, where her last position was Vice President/Core Banking Territory Manager. She was Fundraising Chairman of the Idaho Anne Frank Human Rights Memorial, and currently serves as a member of the Board of Directors of the United Way of Treasure Valley and a member of the Leukemia Cup Committee of the Leukemia Society. Ms. Sander will chair the Treasure Valley United Way Campaign for 2004-2005.

         Denis J. Trom is Senior Vice President/Human Resources of Home Federal and is 58 years of age. Mr. Trom joined Home Federal in April 2002. Mr. Trom was previously employed by U. S. Bancorp, Minneapolis, Minnesota from 1978 until 2002. He held various human resource, training and organizational development positions with U.S. Bancorp during his 23 years of employment, most recently serving as Vice President/Senior Regional Human Resources Consulting Manager from 1999 until 2002. Mr. Trom is active in the Society for Human Resource Management, American Society for Training & Development, the Professional Association for Compensation, Benefits and Total Rewards, and church activities.

         Karen Wardwell is Senior Vice President/Operations and Technology of Home Federal and is 47 years of age. Ms. Wardwell joined Home Federal in August 2001 as Vice President and Director of Internal Audit, a position she held until she was promoted to Director of Retail Operations in 2002 and then to her current position in May 2003. Ms. Wardwell was previously employed by Wells Fargo, formerly First Security Bank, Boise, Idaho, from 1998 until August 2001. She served as Assistant Vice President and Manager of various production groups within the Consumer Loan Service Center. Prior to that, she was employed at West One Bank, from 1981 until August 1996. In her 15-year career with West One, she held various positions in operations and information technology. Her last position was Assistant Vice President and Manager in the Consumer Loan Service Center. Ms. Wardwell is in her final year of the BAI Graduate School of Operations and Technology at Vanderbilt University. She is a member of the Leadership Boise program of the Boise Area Chamber of Commerce, and a member of the Scholarship Committee and former Board Treasurer of the Boise Capital Soccer Club.

Meetings and Committees of the Board of Directors

         Our Board of Directors meets monthly. During the year ended September 30, 2003, the Board of Directors held 12 regular meetings and one strategic planning session. No director missed more than one meeting of the total meetings of the Board of Directors and committees on which such director served during this period. We currently have standing Audit, Loan, Compensation, Nominating and Asset-Liability Committees.

         The Audit Committee is comprised of Directors Tinstman (Chairman), Hedemark, Schrandt and Stamey. The Audit Committee meets quarterly and on an as needed basis. The Audit Committee evaluates the effectiveness of Home Federal's internal controls for safeguarding its assets and ensuring the integrity of the financial reporting. The Committee hires the independent auditors and reviews the audit report prepared by the independent auditors. This committee met four times during the year ended September 30, 2003.

         The Loan Committee is comprised of the members of the Board of Directors, the Chief Lending Officer, the Residential Lending Operations Manager and a staff underwriter. Mr. Stevens is the Chairman of this Committee. The Loan Committee meets as needed to monitor loan, investment and funding activities; and to establish, review and revise loan and investment policies and practices. This Committee met three times in addition to regular Board of Directors' meetings during the year ended September 30, 2003. Loan Committee members receive no additional fees for serving on the Committee.

         The Compensation Committee is comprised of Directors Hedemark (Chairman), Helpenstell, Malson and Stevens (ex-officio). The Compensation Committee meets annually and on an as needed basis. The Committee provides general oversight to the personnel, compensation and benefits related matters of Home Federal. This Committee met three times during the year ended September 30, 2003.

         The Nominating Committee is comprised of two Board members, one of whom serves as Chairman. The Nominating Committee is appointed annually by the Chairman of the Board. Members of the Committee are selected from the pool of directors who are not up for election during the appointment year. The Nominating Committee meets annually and on an as needed basis and is responsible for selecting qualified individuals to fill expiring director's terms and openings on the Board of Directors. This Committee met once during the year ended September 30, 2003. Nominating Committee members receive no additional fees for serving on the Committee.

         The Asset-Liability Committee is comprised of the entire Board of Directors. The Committee reviews and gives general direction to the activities of the management Asset-Liability Committee. The Asset-Liability Committee meets as a part of the regular monthly Board meetings, and its members receive no additional fees for serving on the Committee.

Directors' Compensation

         Directors' Fees. Members of Home Federal's Board of Directors receive a monthly retainer of $1,000. Each director, except for Chairman Stevens, receives $250 for each committee meeting attended and the committee chair receives an additional $50 per committee meeting attended. Total fees paid to directors during the year ended September 30, 2003 were $90,100.

         Deferred Incentive Plan. Home Federal maintains a nonqualified deferred incentive plan for directors. All members of the Board of Directors participate in the plan. The plan provides an incentive award percentage determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's director's fees for the year. The resulting amount is set aside in an unfunded deferral account for that participant. Participants may also elect to defer all or a part of their directors' fees into the plan. The deferral accounts are credited annually with an earnings percentage equal to Home Federal's return on equity percentage for the year. Upon the participant's termination of service, the value of the participant's combined deferral accounts will begin to be paid. Hardship distributions are permitted. The plan also provides a death benefit equal to the greater of the value of the participant's deferral accounts, or a fixed death benefit ranging from $38,000 to $231,000, as set forth in the particular participant's agreement. All benefits are paid over 120 months, and during that period, the deferral account is adjusted for interest. For the year ended September 30, 2003, $119,000 was credited to the deferral accounts of all of the participants, with each participant being allocated the amount required under the plan.

         Indexed Retirement Plan. Home Federal also maintains an unfunded nonqualified retirement plan for directors. All members of the Board of Directors participate in the plan. Each year under the plan, each director will be credited an amount equal to the difference between the actual cash surrender value of a life insurance policy and the value of a hypothetical account which is credited with an after-tax return based on an investment in one-year United States Treasury bonds, adjusted to reflect a pre-tax return. This is the primary benefit under the plan. Directors retiring on their normal retirement date or with more than ten years of service also receive a secondary benefit. The secondary benefit is an annual benefit, beginning upon the director's normal retirement age, which is generally equal to the difference between the earnings on the life insurance policy and the after-tax return on a hypothetical investment account, adjusted to reflect a pre-tax return. The primary benefit begins upon the director's normal retirement date (except in the case of early termination or disability, in which case the distribution begins upon the director's termination of service), and will be paid over 120 months without an interest adjustment. The secondary benefit, if payable, will be paid over the director's life (or 10 years, if the director terminates service for reasons other than normal retirement). Upon a change in control, the primary and secondary benefit will be paid over 120 months beginning upon the director's termination of service. The plan defines the term "change in control" as having occurred when Home Federal converts to a stock owned company, followed within 12 months by replacement of 50% or more of the members of Home Federal's Board of Directors. The plan also provides a lump sum death benefit. All plan benefits are fully vested. For the year ended September 30, 2003, $210,000 was credited to the accounts of all of the participants, with each participant being allocated the amount required under the plan.

         Split Dollar Death Benefits. Home Federal has also entered into life insurance split dollar agreements with each of the members of the Board of Directors, except for Thomas W. Malson, whereby their beneficiaries will receive certain death benefits if the director should die while a member of the Board. Home Federal has purchased life insurance policies for each participant in order to provide the benefit, and Home Federal pays all premiums due on the policies. Home Federal is entitled to an amount equal to the greater of the cash value of the insurance policies or the aggregate premiums paid by Home Federal less any outstanding indebtedness to the insurer.

Executive Compensation

         Summary Compensation Table. The following table sets forth a summary of certain information concerning the compensation paid by Home Federal, including amounts deferred to future periods by the officers, for services rendered in all capacities during the year ended September 30, 2003 to the President and Chief Executive Officer of Home Federal and the three other most highly compensated executive officers of Home Federal who received total annual salary and bonus in excess of $100,000, also known as "named executive officers."

                                           Annual Compensation (1)   Compensation Awards (2)
                                           -----------------------   -----------------------

                                                                     Restricted
                                 Fiscal                                Stock                     All Other
Name and Principal Position       Year      Salary      Incentive(3)   Award         Options  Compensation (4)
---------------------------      ------    --------      ---------   ----------      -------  ----------------
Daniel L. Stevens                 2003     $184,008      $ 117,635       --            --          $174,399
  President and
    Chief Executive Officer

Robert A. Schoelkoph              2003      100,011         63,936       --            --            53,995
  Chief Financial Officer

Roger D. Eisenbarth               2003       96,000         61,372       --            --            68,419
  Chief Credit Officer

Lynn A. Sander                    2003       88,082         56,310       --            --            56,874
 Senior Vice President
   of Retail Banking

--------
(1) Home Federal provides the executive officers with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of these benefits is not included in this table.
(2) As a mutual institution, Home Federal does not have any stock option or restricted stock plans. Home Federal does, however, intend to adopt such plans following the reorganization. See "- Benefits - Other Stock Benefit Plans."
(3) Incentive amounts were accrued for fiscal 2003 and paid on November 5, 2003.
(4) Includes the following amounts: for Mr. Stevens, employer matching contributions to 401(k) of $5,750, accrual made under salary continuation agreement of $80,325 and compensation credited under deferred incentive agreement of $88,324; for Mr. Schoelkoph, employer matching contributions to 401(k) of $4,980, accrual made under salary continuation agreement of $20,213 and compensation credited under deferred incentive agreement of $28,802; for Mr. Eisenbarth, employer matching contributions to 401(k) of $4,800, accrual made under salary continuation agreement of $28,598 and compensation credited under deferred incentive agreement of $35,021; and for Ms. Sander, employer matching contributions to 401(k) of $4,601, accrual made under salary continuation agreement of $25,489 and compensation credited under deferred incentive agreement of $26,784.

         Employment Agreement for Chief Executive Officer. In connection with the conversion, Home Federal Bancorp and Home Federal intend to enter into a three-year employment agreement with Daniel L. Stevens. Under the employment agreement, the initial base salary level for Mr. Stevens will be $205,000, which amount will be paid by Home Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the employment agreement, the term of the agreement will be extended for an additional year unless notice is given by the Board of Directors to Mr. Stevens at least 90 days prior to the anniversary date. The agreement may be terminated by Home Federal at any time, by Mr. Stevens if he is assigned duties inconsistent with his initial position, duties and responsibilities, or upon the occurrence of certain events. If Mr. Stevens's employment is terminated without cause or upon his voluntary termination following the occurrence of an event described in the preceding sentence, Home Federal would be required to honor the terms of the agreement through the expiration of the then current term, including payment of cash compensation and continuation of employee benefits.

         The employment agreement also provides for a severance payment and other benefits if Mr. Stevens is involuntarily terminated because of a change in control of Home Federal Bancorp and Home Federal. The agreement authorizes severance payments on a similar basis if Mr. Stevens voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties and responsibilities immediately prior to the change in control. The agreement defines the term "change in control" as having occurred when, among other things: (1) a person other than Home Federal Bancorp purchases shares of Home Federal Bancorp's common stock under a tender or exchange offer for the shares; (2) any person, as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner of securities of Home Federal Bancorp representing 25% or more of the combined voting power of Home Federal Bancorp's then outstanding securities; (3) the membership of the Board of Directors changes as the result of a contested election; or (4) stockholders of Home Federal Bancorp approve a merger, consolidation, sale or disposition of all or substantially all of Home Federal Bancorp's assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the employment agreement is 2.99 times Mr. Stevens's average annual compensation during the five-year period prior to the effective date of the change in control (known as the base amount). The employment agreement provides that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to
2.99 times Mr. Stevens's base amount, and continued coverage under Home Federal Bancorp's and Home Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed
2.99 times his base amount. Assuming that a change in control had occurred at December 31, 2003 and that Mr. Stevens elected to receive a lump sum cash payment, he would be entitled to a payment of approximately $667,000. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount by which the value of the individual's change in control benefits exceed one times the individual's base amount. If excess parachute payments are made, Home Federal Bancorp and Home Federal would not be entitled to deduct the amount of these excess payments. The employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

         Severance Agreements for Executive Officers. In connection with the conversion, Home Federal intends to enter into three-year change in control severance agreements with each of Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander, Denis J. Trom and Karen Wardwell. On each anniversary of the initial date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board or an authorized committee of the Board. The agreements may be terminated by Home Federal at any time, by the executive if he or she is assigned duties inconsistent with his or her initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations in connection with a change in control of Home Federal Bancorp or Home Federal.

         The severance agreements also provide for a severance payment and other benefits if the executive is involuntarily terminated because of a change in control of Home Federal Bancorp and Home Federal. The agreement authorizes severance payments on a similar basis where an executive voluntarily terminates employment following a change in control because of being assigned duties inconsistent with the executive's position, duties, responsibilities and status immediately prior to such change in control. The agreement defines the term "change in control" as having occurred when, among other things: (1) a person other than Home Federal Bancorp purchases shares of Home Federal Bancorp's common stock under a tender or exchange offer for the shares; (2) any person, as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner of securities of Home Federal Bancorp representing 25% or more of the combined voting power of Home Federal Bancorp's then outstanding securities; (3) the membership of the Board of Directors changes as the result of a contested election; or (4) stockholders of Home Federal Bancorp approve a merger, consolidation, sale or disposition of all or substantially all of Home Federal Bancorp's assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the severance agreements is 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control (known as the base amount). The severance agreements provide that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to 2.99 times the executive's base amount, and continued coverage under Home Federal Bancorp's and Home Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed
2.99 times the executive's base amount. Assuming that a change in control had occurred at December 31, 2003 and that each executive elected to receive a lump sum cash payment, Messrs. Schoelkoph and Eisenbarth and Ms. Sander, the named executive officers, would be entitled to payments of approximately $376,000, $367,000 and $294,000, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times their base amount are subject to a 20% excise tax on the amount by which the value of the individual's change in control benefits exceed one times the individual's base amount. If excess parachute payments are made, Home Federal Bancorp and Home Federal would not be entitled to deduct the amount of these excess payments. The severance agreements provide that severance and other payments that are conditioned on a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

         Deferred Incentive Plan for Executive Officers. Home Federal maintains an unfunded nonqualified deferred incentive plan for designated executive employees. Participation in the plan is at the discretion of the Board of Directors. The plan provides an incentive award percentage determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's base salary for the year. The resulting amount is set aside in an unfunded deferral account for that participant. The deferral account is credited annually with an earnings percentage equal to the percentage increase in Home Federal's net worth over the year. Upon the participant's termination of employment after the participant's normal retirement date, disability or a change in control of Home Federal, the value of the participant's deferred account will begin to be paid. The plan defines the term "change in control" as having occurred when Home Federal converts to a stock owned company, followed within 12 months by replacement of 50% or more of the members of Home Federal's Board of Directors. Upon the participant's termination of employment after the participant's early retirement date, the value of the participant's deferral account, reduced to reflect the early commencement of benefits, and further reduced by ten percent for each year of service less than ten, will begin to be paid. Upon the participant's termination of employment prior to the participant's early retirement date, the value of the participant's deferral account, reduced by ten percent for each year of service less than ten, will be paid beginning on the participant's normal retirement date. Hardship distributions are permitted. A death benefit also is provided under the plan equal to the greater of the value of the participant's deferral account, or $683,000, $613,000, $490,000 and $707,000 for Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander, respectively. All benefits are paid over 180 months, and during that period, the deferral account is adjusted for interest. Benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code (relating to excess parachute payments upon a change in control).

         Salary Continuation Plan for Executive Officers. Home Federal maintains an unfunded nonqualified deferred compensation plan for designated executive employees. Participation in the plan is at the discretion of the Board of Directors. Under the plan, if the participant makes the required contributions, then upon the participant's normal retirement date (age 65), the plan will pay a monthly benefit equal to 50% of the average of the participant's final 36 months of base salary (the final salary benefit), plus the participant's deferral account balance. The participant's deferral account balance is the sum of the participant's elective deferrals plus interest credited at prime minus one percent. The plan provides a reduced monthly benefit if the participant terminates employment as a result of early retirement (termination before age
65). The early retirement benefit is the participant's vested accrual balance plus the deferral account balance as defined above. Vesting occurs at a rate of ten percent per plan year. The plan also provides a disability benefit, which is the same as the early retirement benefit except that the benefit is fully vested. There is also a change in control benefit equal to (1) the participant's accrual balance determined as of the end of the month preceding the change in control, (2) the participant's deferral account balance as defined above, and
(3) 2.99 times the participant's base annual salary as of the change in control. Plan benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code (relating to excess parachute payments upon a change in control). In the event of the participant's death, the participant's beneficiary would receive the sum of the participant's projected benefit and his deferral account balance as defined above. The participant's projected account is the final salary benefit the participant would have received had he attained age 65, assuming a 4% annual increase in the participant's base salary. The final salary benefit will be paid in monthly payments over 180 months with interest credited on unpaid amounts at 7.5% per year. Final salary benefits begin upon the participant's termination of service after the participant's normal retirement date, death or disability. Final salary benefits paid on account of early retirement begin upon the participant's attainment of age 65. The participant's deferral account balance will be paid in a lump sum within 90 days of the participant's termination of employment. Under the agreements, Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander would receive monthly benefits of approximately $9,000, $6,900, $5,200 and $6,500, respectively, upon retirement or after attaining the normal retirement age.

Benefits

         General. Home Federal currently provides health and welfare benefits to its employees, including hospitalization, comprehensive medical insurance, dental, life, short-term and long-term disability insurance, subject to certain deductibles and copayments by employees. Home Federal also provides certain retirements benefits. See Note 8 of the Notes to Consolidated Financial Statements.

         401(k) Plan. Home Federal maintains the Home Federal 401(k) Plan and Trust for the benefit of its eligible employees. The plan is intended to be a tax-qualified retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Eligible employees of Home Federal are eligible to participate in the 401(k) part of the plan. Eligible employees of Home Federal who have completed one year of service are eligible to participate in the matching contribution and profit-sharing parts of the plan (except for employees employed on December 31, 1995, who are immediately eligible to participate in the plan.) Generally, participants direct the investment of the plan assets.

         During 2004, participants may contribute the lesser of $13,000 or 100% of their annual compensation through a pre-tax salary reduction election. The dollar limit increases to $14,000 in 2005 and $15,000 in 2006 and beyond. During 2004, participants 50 years of age or more, may elect to make an additional $3,000 pre-tax salary reduction election. The dollar limit increases to $4,000 in 2005 and $5,000 in 2006 and beyond. Home Federal matches 401(k) salary deferrals in such years and in such amounts as it determines in its discretion. Home Federal may also make profit-sharing contributions in such years and in such amounts as it determines in its discretion. Profit-sharing contributions, if made, are allocated proportionately based on compensation among participants who are actively employed on the last day of the plan year, or who have terminated employment during the year and have completed at least 501 hours of service during that plan year. Participants are at all times 100% vested in their salary reduction contributions and the earnings thereon. Participants vest in matching contributions and profit-sharing contributions and the earnings thereon at the rate of 20% per year, beginning with the completion of their second year of service with full vesting occurring after six years of service. For the plan's fiscal year ended September 30, 2003, Home Federal incurred contribution-related expenses of $124,000 in connection with the 401(k) plan. For the plan's fiscal year ended September 30, 2003, employees contributed $343,000 to the plan.

         Incentive Compensation Plan for Employees. Home Federal maintains an incentive compensation plan for employees. Participation in the plan is at the discretion of the Board of Directors. The plan provides a table that sets out an incentive award percentage. The incentive award percentage is determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's base salary for the year. Awards are paid soon as practicable following the end of the performance period.

         Incentive Compensation Plan for Retail Employees. All customer service, sales and supervisory employees working in Home Federal's branches are eligible to participate in the Sales Excellence incentive plan. The plan is designed to recognize and reward outstanding sales and referral performance, increase sales and improve Home Federal's profitability, improve morale and teamwork, attract and retain the best employees, and improve overall customer retention. The plan pays a quarterly incentive based on each team's performance compared to stated goals. The amount of incentive paid varies by position, with district sales managers and stores sales managers receiving the largest incentives followed by sales associates and customer service associates. A year-end incentive bonus is paid if the branch meets or exceeds its total annual goals.

         Sales Commission Plans for Residential Real Estate Lending Employees. All residential real estate district managers, loan officers and loan originators are paid a monthly sales commission in addition to a base salary. Commissions are paid on closed and funded loans only. For loan originators, commissions are paid on each dollar of production over $250,000 per month and increase when production exceeds $1 million in any month. For loan officers and district managers, commissions vary based on the type of loan closed, with higher commissions paid for new purchase transactions. Commissions increase as volume targets are exceeded during the year. District managers also earn an additional commission based on the production of the loan officers and originators reporting directly to them. The Vice President, Sales Manager for residential real estate lending earns a monthly commission based on the overall production of all lenders and originators.

         Employee Severance Compensation Plan. Home Federal's Board of Directors intends to, in connection with the conversion, establish the Home Federal Employee Severance Compensation Plan which will provide eligible employees with severance pay benefits in the event of a change in control of Home Federal or Home Federal Bancorp following the conversion. Management personnel with employment agreements or severance agreements are not eligible to participate in the severance plan. Generally, employees will be eligible to participate in the severance plan if they have completed at least one year of service with Home Federal. Employees will have credit for service prior to adoption of the plan. The severance plan vests in each participant a contractual right to the benefits the participant is entitled to thereunder. Under the severance plan, in the event of a change in control of Home Federal or Home Federal Bancorp, eligible employees who are terminated or terminate their employment within one year, for reasons specified under the severance plan, will be entitled to receive a severance payment. If a participant whose employment has terminated has completed at least one year of service, the participant will be entitled to a cash severance payment equal to three months for service of one to two years, six months for service of two to three years, and six months plus one month for each year of continuous employment over three years up to a maximum of one and one-half times the participant's annual compensation. A participant who is a middle manager of Home Federal prior to the change in control will receive a minimum payment equal to one-half of the participant's annual compensation. Individuals who are officers of Home Federal prior to the change in control will receive a minimum payment equal to the participant's annual compensation. These payments may tend to discourage takeover attempts by increasing costs to be incurred by Home Federal in the event of a takeover. If the provisions of the severance plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $4.2 million. It is management's belief, however, that substantially all of Home Federal's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could possibly be paid under the severance plan.

         Employee Stock Ownership Plan. The Board of Directors of Home Federal Bancorp has authorized the adoption of an employee stock ownership plan for our eligible employees, subject to the completion of the conversion. The employee stock ownership plan will be known as the Home Federal Employee Stock Ownership Plan. The employee stock ownership plan will satisfy the requirements for an employee stock ownership plan under the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Employees of Home Federal who have been credited with at least 1,000 hours of service during a designated 12-month period will be eligible to participate in the employee stock ownership plan.

         It is intended that the employee stock ownership plan will purchase 8% of the shares sold in the offering. This would range between 612,000 shares, assuming 7,650,000 shares are sold in the offering, and 828,000 shares, assuming 10,350,000 shares are sold in the conversion. It is anticipated that the employee stock ownership plan will borrow funds from Home Federal Bancorp to purchase the shares. This loan will equal 8% of the aggregate purchase price of the common stock purchased by the employee stock ownership plan. The employee stock ownership plan will repay the loan principally from the cash contributions from Home Federal and from dividends payable on the common stock held by the employee stock ownership plan over the anticipated ten-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data."

         In any plan year, we may make additional discretionary contributions to the employee stock ownership plan for the benefit of participants. These contributions may be used to acquire shares of common stock through the purchase of outstanding shares in the market, from individual stockholders, or from shares which constitute authorized but unissued shares or shares held in trust by Home Federal Bancorp. Several factors will affect the timing, amount, and manner of such discretionary contributions, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

         Home Federal Bancorp will hold shares purchased by the employee stock ownership plan with the proceeds of the loan in a suspense account and release them for allocation among eligible participants as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each eligible participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

         Participants will fully vest in their employee stock ownership plan account after the completion of five years of service. Employees will be credited with service earned prior to adoption of the employee stock ownership plan. A participant also is fully vested at normal retirement, which is the attainment of age 65 and the completion of five years of participation in the plan, or in the event of death or disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participants' normal retirement, death, disability or termination of employment, subject to the conditions of the plan. Contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         The Board of Directors of Home Federal Bancorp will select a trustee for the employee stock ownership plan. The trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of plan participants and unallocated shares must be voted in the same ratio on any matter as those shares for which instructions are given. The trustee will vote the allocated shares for which no instructions are received as directed by the plan administrator.

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

         Other Stock Benefit Plans. We intend to adopt a stock option plan for our directors, officers and employees after the conversion and offering, subject to stockholder approval. Federal regulations prohibit us from implementing this plan until six months after the conversion and offering.

         Home Federal Bancorp expects that the stock option plan will authorize a committee of non-employee directors or the full Board of Directors, to grant options to purchase up to 10% of the shares issued in the conversion. The stock option plan will have a term of ten years. The committee will decide which directors, officers and employees will receive options and the terms of those options. Generally, no stock option will permit its recipient to purchase shares at a price that is less than the fair market value of a share on the date the option is granted, and no option will have a term that is longer than ten years. In addition, executive officers and directors would be required to exercise or forfeit their options if Home Federal becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

         If we implement a stock option plan before the first anniversary of the conversion, current regulations will require that:

         o the total number of options available for grant to non-employee directors be limited to 30% of the options authorized under the plan;

         o the number of options that may be granted to any one non-employee director be limited to 5% of the options authorized under the plan;

         o the number of options that may be granted to any officer or employee be limited to 25% of the options authorized for the plan;

         o the options may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

         o accelerated vesting not be permitted except for death, disability or upon a change in control of Home Federal or Home Federal Bancorp.

         We may obtain the shares needed for this plan by issuing additional shares or through stock repurchases.

         We also expect to implement a restricted stock plan for our directors, officers and employees after the conversion and offering. Federal regulations prohibit us from implementing this plan until six months after the conversion and offering. If the recognition plan is implemented within the first 12 months after the conversion and offering, federal regulations require that the plan be approved by a majority of the outstanding shares of common stock of Home Federal Bancorp.

         If the restricted stock plan is implemented within 12 months after the conversion and offering, Home Federal Bancorp expects that the plan will authorize a committee of non-employee directors or the full Board of Directors to make restricted stock awards of up to 4% of the shares issued in the offering. The committee will decide which directors, officers and employees will receive restricted stock and the terms of those awards. Home Federal Bancorp may obtain the shares needed for this plan by issuing additional shares or through stock repurchases. If we implement a restricted stock plan before the first anniversary of the conversion and offering, current regulations will require that:

         o the total number of shares that are awarded to non-employee directors be limited to 30% of the shares authorized under the plan;

         o the number of shares that are awarded to any one non-employee director be limited to 5% of the shares authorized under the plan;

         o the number of shares that are awarded to any officer or employee be limited to 25% of the shares authorized under the plan;

         o the awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

         o accelerated vesting not be permitted except for death, disability or upon a change in control of Home Federal or Home Federal Bancorp.

         Restricted stock awards under this plan may feature employment restrictions that require continued employment for a period of time for the award to be vested. Awards would not be vested unless the specified employment restrictions are met. However, pending vesting, the award recipient may have voting and dividend rights. Executive officers and directors would be required to forfeit the unvested portion of their restricted stock if Home Federal becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

Loans and Other Transactions with Officers and Directors

         Home Federal has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. However, employees, directors and officers receive a preferred rate on six-month and one-year adjustable rate mortgages, and on certain types of consumer loans.

         All loans we make to our directors and executive officers are subject to federal regulations restricting loans and other transactions with affiliated persons of Home Federal. Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $960,000 at December 31, 2003, which was 2.3% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2003. Total deposits of directors and executive officers were approximately $2.4 million at December 31, 2003.

                              HOW WE ARE REGULATED

         The following is a brief description of certain laws and regulations which are applicable to Home Federal Bancorp and Home Federal. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations. We believe, however, that we have included all descriptions of laws and regulations applicable to Home Federal Bancorp and Home Federal that an investor needs to consider in making an investment decision.

         Legislation is introduced from time to time in the United States Congress that may affect our operations. In addition, the regulations governing us may be amended from time to time by the Office of Thrift Supervision. Any such legislation or regulatory changes in the future could adversely affect us. We cannot predict whether any such changes may occur.

General

         Home Federal, as a federally-chartered savings institution, is subject to federal regulation and oversight by the Office of Thrift Supervision extending to all aspects of its operations. Home Federal also is subject to regulation and examination by the FDIC, which insures the deposits of Home Federal to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision and the FDIC. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and these institutions are prohibited from engaging in any activities not permitted by the laws and regulations. This regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting stockholders. This regulatory oversight will continue to apply to Home Federal following the conversion.

         The Office of Thrift Supervision regularly examines Home Federal and prepares reports for the consideration of Home Federal's Board of Directors on any deficiencies that it may find in Home Federal's operations. The FDIC also has the authority to examine Home Federal in its roles as the administrator of the Savings Association Insurance Fund. Home Federal's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters such as the ownership of savings accounts and the form and content of Home Federal's mortgage requirements. Any change in these regulations, whether by the FDIC, the Office of Thrift Supervision or Congress, could have a material adverse impact on us and our operations.

Regulation and Supervision of Home Federal

         General. The Office of Thrift Supervision has extensive authority over the operations of savings institutions. As part of this authority, Home Federal is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision and the FDIC. When these examinations are conducted by the Office of Thrift Supervision and the FDIC, the examiners may require Home Federal to provide for higher general or specific loan loss reserves. All savings institutions are subject to a semi- annual assessment, based upon the institution's total assets, to fund the operations of the Office of Thrift Supervision.

The Office of Thrift Supervision also has extensive enforcement authority over all savings institutions and their holding companies, including Home Federal and Home Federal Bancorp. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Except under certain circumstances, public disclosure of final enforcement actions by the Office of Thrift Supervision is required.

         In addition, the investment, lending and branching authority of Home Federal is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by these laws. For example, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal institutions in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the Office of Thrift Supervision. Federal savings institutions are also generally authorized to branch nationwide. Home Federal is in compliance with the noted restrictions.

         Home Federal's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At December 31, 2003, Home Federal's lending limit under this restriction was $6.5 million. Home Federal is in compliance with the loans- to-one-borrower limitation.

         The Office of Thrift Supervision, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution that fails to comply with these standards must submit a compliance plan.

         Deposit Insurance. Home Federal is a member of the Savings Association Insurance Fund, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and this insurance is backed by the full faith and credit of the United States government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Savings Association Insurance Fund. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the Savings Association Insurance Fund will be less than the designated reserve ratio of 1.25% of Savings Association Insurance Fund insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on Savings Association Insurance Fund members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

         Since January 1, 1997, the premium schedule for Bank Insurance Fund and Savings Association Insurance Fund insured institutions has ranged from 0 to 27 basis points. However, Savings Association Insurance Fund and

Bank Insurance Fund insured institutions are required to pay a Financing Corporation assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s, equal to approximately 1.5 basis points for each $100 in domestic deposits annually. These assessments, which may be revised based upon the level of Bank Insurance Fund and Savings Association Insurance Fund deposits, will continue until the bonds mature in the year 2017.

         Capital Requirements. Federally insured savings institutions, such as Home Federal, are required to maintain a minimum level of regulatory capital. The Office of Thrift Supervision has established capital standards, including a tangible capital requirement, a leverage ratio or core capital requirement and a risk-based capital requirement applicable to such savings institutions. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The Office of Thrift Supervision is also authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets, as defined by regulation. Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement. At December 31, 2003, Home Federal had intangible assets in the form of mortgage servicing rights.

         At December 31, 2003, Home Federal had tangible capital of $41.1 million, or 8.67% of adjusted total assets, which is approximately $34.0 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

         The capital standards also require core capital equal to at least 4.0% of adjusted total assets unless an institution's supervisory condition is such to allow it to maintain a 3.0% ratio. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. At December 31, 2003, Home Federal's mortgage service rights were subject to these tests. At December 31, 2003, Home Federal had core capital equal to $41.1 million, or 8.67% of adjusted total assets, which is $22.2 million above the minimum requirement of 4.0% in effect on that date.

         The Office of Thrift Supervision also requires savings institutions to have core capital equal to 4% of risk- weighted assets ("Tier 1 risk-based"). At December 31, 2003, Home Federal had Tier 1 risk-based capital of $41.1 or 13.37% of risk-weighted assets, which is approximately $28.8 million above the minimum on that date. The Office of Thrift Supervision also requires savings institutions to have total capital of at least 8.0% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The Office of Thrift Supervision is also authorized to require a savings institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the Office of Thrift Supervision has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by Fannie Mae or Freddie Mac.

         On December 31, 2003, Home Federal had total risk-based capital of $43.3 million and risk-weighted assets of $307.7 million; or risk-based total capital of 14.06% of risk-weighted assets. This amount was $18.7 million above the 8.0% requirement in effect on that date.

         The Office of Thrift Supervision and the FDIC are authorized and, under certain circumstances, required to take certain actions against savings institutions that fail to meet their capital requirements. The Office of Thrift Supervision is generally required to take action to restrict the activities of an "undercapitalized institution," which is an institution with less than either a 4.0% core capital ratio, a 4.0% Tier 1 risked-based capital ratio or an 8.0% risk-based capital ratio. Any such institution must submit a capital restoration plan and until the plan is approved by the Office of Thrift Supervision, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The Office of Thrift Supervision is authorized to impose the additional restrictions that are applicable to significantly undercapitalized institutions. As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized institution must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any savings institution that fails to comply with its capital plan or has Tier 1 risk-based or core capital ratios of less than 3.0% or a risk-based capital ratio of less than 6.0% and is considered "significantly undercapitalized" will be made subject to one or more additional specified actions and operating restrictions which may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution that becomes "critically undercapitalized" because it has a tangible capital ratio of 2.0% or less is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized institutions. In addition, the Office of Thrift Supervision must appoint a receiver, or conservator with the concurrence of the FDIC, for a savings institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized institution is also subject to the general enforcement authority of the Office of Thrift Supervision and the FDIC, including the appointment of a conservator or a receiver.

         The Office of Thrift Supervision is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The imposition by the Office of Thrift Supervision or the FDIC of any of these measures on Home Federal may have a substantial adverse effect on its operations and profitability.

         Limitations on Dividends and Other Capital Distributions. Office of Thrift Supervision regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

         Generally, savings institutions, such as Home Federal, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Office of Thrift Supervision may have its dividend authority restricted by the Office of Thrift Supervision. Home Federal may pay dividends to Home Federal Bancorp in accordance with this general authority.

         Savings institutions proposing to make any capital distribution need not submit written notice to the Office of Thrift Supervision prior to such distribution unless they are a subsidiary of a holding company or would not remain well-capitalized following the distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution or propose to exceed these net income limitations, must obtain Office of Thrift Supervision approval prior to making such distribution. The Office of Thrift Supervision may object to the distribution during that 30-day period based on safety and soundness concerns. See "- Regulatory Capital Requirements."

         Liquidity. All savings institutions, including Home Federal, are required to maintain sufficient liquidity to ensure a safe and sound operation.

         Qualified Thrift Lender Test. All savings institutions, including Home Federal, are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. This test requires a savings institution to have at least 65% of its portfolio assets, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, these assets primarily consist of residential housing related loans and investments. At December 31, 2003, Home Federal met the test with a 98.65%, ratio and has always met the test since its effectiveness.

         Any savings institution that fails to meet the qualified thrift lender test must convert to a national bank charter, unless it requalifies as a qualified thrift lender within one year of failure and thereafter remains a qualified thrift lender. If such an institution has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings institution and a national bank, and it is limited to national bank branching rights in its home state. In addition, the institution is immediately ineligible to receive any new Federal Home Loan Bank borrowings and is subject to national bank limits for payment of dividends. If such an institution has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. If any institution that fails the qualified thrift lender test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

         Community Reinvestment Act. Under the Community Reinvestment Act, every FDIC-insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with the examination of Home Federal, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Home Federal. An unsatisfactory rating may be used as the basis for the denial of an application by the Office of Thrift Supervision. Due to the heightened attention being given to the Community Reinvestment Act in the past few years, Home Federal may be required to devote additional funds for investment and lending in its local community. Home Federal was examined for Community Reinvestment Act compliance and received a rating of satisfactory in its latest examination.

         Transactions with Affiliates. Generally, transactions between a savings institution or its subsidiaries and its affiliates are required to be on terms as favorable to the institution as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the institution's capital. Affiliates of Home Federal include Home Federal Bancorp and any company which is under common control with Home Federal. In addition, a savings institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. The Office of Thrift Supervision has the discretion to treat subsidiaries of savings institutions as affiliates on a case by case basis.

         On April 1, 2003, the Federal Reserve's Regulation W, which comprehensively amends sections 23A and 23B of the Federal Reserve Act, became effective. The Federal Reserve Act and Regulation W are applicable to savings associations such as Home Federal. The Regulation unifies and updates staff interpretations issued over the years, incorporates several new interpretative proposals (such as to clarify when transactions with an unrelated third party will be attributed to an affiliate) and addresses new issues arising as a result of the expanded scope of non- banking activities engaged in by banks and bank holding companies in recent years and authorized for financial holding companies under the Gramm-Leach-Bliley Act.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the Office of Thrift Supervision. These conflict of interest regulations and other statutes also impose restrictions on loans to these persons and their related interests. Among other things, these loans must generally be made on terms substantially the same as for loans to unaffiliated individuals.

         Federal Reserve System. The Federal Reserve Board requires that all depository institutions maintain reserves on transaction accounts or non-personal time deposits. These reserves may be in the form of cash or non-interest-bearing deposits with the regional Federal Reserve Bank. Negotiable order of withdrawal (NOW) accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to the reserve requirements, as are any non-personal time deposits at a savings bank. As of December 31, 2003, Home Federal's deposit with the Federal Reserve Bank and vault cash exceeded its reserve requirements.

         Federal Home Loan Bank System. Home Federal is a member of the Federal Home Loan Bank of Seattle, which is one of 12 regional Federal Home Loan Banks that administers the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans or advances to members in accordance with policies and procedures, established by the Board of Directors of the Federal Home Loan Bank, which are subject to the oversight of the Federal Housing Finance Board. All advances from the Federal Home Loan Bank are required to be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, Home Federal is required to purchase and maintain stock in the Federal Home Loan Bank of Seattle. At December 31, 2003, Home Federal had $6.6 million in Federal Home Loan Bank stock, which was in compliance with this requirement. In past years, Home Federal has received substantial dividends on its Federal Home Loan Bank stock. Over the past two fiscal years such dividends have averaged 6.08% and were 6.03% for the fiscal year ended September 30, 2003. For the three months ended December 31, 2003, Home Federal received $82,300 in dividends paid by the Federal Home Loan Bank of Seattle and $352,000 for the fiscal year ended September 30, 2003.

         Under federal law, the Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of Federal Home Loan Bank stock in the future. A reduction in value of Home Federal's Federal Home Loan Bank stock may result in a corresponding reduction in Home Federal's capital.

         Affiliate Transactions. Home Federal Bancorp and Home Federal are separate and distinct legal entities. Various legal limitations restrict Home Federal from lending or otherwise supplying funds to Home Federal Bancorp, generally limiting any single transaction to 10% of Home Federal's capital and surplus and limiting all such transactions to 20% of Home Federal's capital and surplus. These transactions also must be on terms and conditions consistent with safe and sound banking practices that are substantially the same as those prevailing at the time for transactions with unaffiliated companies.

         Federally insured savings institutions are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, these institutions are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

         Environmental Issues Associated With Real Estate Lending. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), a federal statute, generally imposes strict liability on all prior and present "owners and operators" of sites containing hazardous waste. However, Congress asked to protect secured creditors by providing that the term "owner and operator" excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan.

         To the extent that legal uncertainty exists in this area, all creditors, including Home Federal, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.

Regulation and Supervision of Home Federal Bancorp

         General. Home Federal Bancorp will become a savings and loan holding company within the meaning of the Home Owners' Loan Act. It will be required to file reports with the Office of Thrift Supervision and will be subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision has enforcement authority over Home Federal Bancorp and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Home Federal. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Home Federal Bancorp.

         Activities Restrictions. Home Federal Bancorp and its non-savings institution subsidiaries are subject to statutory and regulatory restrictions on their business activities specified by federal regulations, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act.

         If Home Federal fails the qualified thrift lender test, Home Federal Bancorp must, within one year of that failure, register as, and will become subject to, the restrictions applicable to bank holding companies. See "- Regulation and Supervision of Home Federal - Qualified Thrift Lender Test."

         Mergers and Acquisitions. Home Federal Bancorp must obtain approval from the Office of Thrift Supervision before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for Home Federal Bancorp to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Home Federal Bancorp and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

Federal Securities Law

         The stock of Home Federal Bancorp is registered with the SEC under the Securities Exchange Act of 1934, as amended. Home Federal Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Securities Exchange Act of 1934.

         Home Federal Bancorp stock held by persons who are affiliates of Home Federal Bancorp may not be resold without registration unless sold in accordance with certain resale restrictions. Affiliates are generally considered to be officers, directors and principal stockholders. If Home Federal Bancorp meets specified current public information requirements, each affiliate of Home Federal Bancorp will be able to sell in the public market, without registration, a limited number of shares in any three-month period.

Sarbanes-Oxley Act of 2002

         The Sarbanes-Oxley Act of 2002 was signed into law by President Bush on July 30, 2002 in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934, including Home Federal Bancorp. The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

                                    TAXATION

Federal Taxation

         General. We will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to us. Home Federal's federal income tax returns have not been audited in the past five years.

         Following the conversion, Home Federal Bancorp anticipates that it will file a consolidated federal income tax return with Home Federal commencing with the first taxable year after completion of the conversion. Accordingly, it is anticipated that any cash distributions made by Home Federal Bancorp to its stockholders would be considered to be taxable dividends and not as a non-taxable return of capital to stockholders for federal and state tax purposes.

         Method of Accounting. For federal income tax purposes, Home Federal currently reports its income and expenses on the accrual method of accounting and uses a fiscal year ending on September 30 for filing its federal income tax return.

         Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, called alternative minimum taxable income. The alternative minimum tax is payable to the extent such alternative minimum taxable income is in excess of an exemption amount. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Home Federal has not been subject to the alternative minimum tax, nor does it have any such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carryback net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 6, 1997. At December 31, 2003, Home Federal had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. Home Federal Bancorp may eliminate from its income dividends received from Home Federal as a wholly-owned subsidiary of Home Federal Bancorp if it elects to file a consolidated return with Home Federal. The corporate dividends-received deduction is 100% or 80%, in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, depending on the level of stock ownership of the payor of the dividend. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of dividends received or accrued on their behalf.

State Taxation

         Idaho. Home Federal Bancorp and Home Federal are subject to the general corporate tax provisions of the State of Idaho. Idaho's state corporate income taxes are generally determined under federal tax law with some modifications. Idaho taxable income is taxed at a rate of 7.6%. These taxes are reduced by certain credits, primarily the Idaho investment tax credit in the case of the Bank.

         Delaware. As a Delaware holding company not earning income in Delaware, Home Federal Bancorp is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                            HOME FEDERAL'S CONVERSION

         The Board of Directors of Home Federal has adopted the plan of conversion and an application for approval of the plan of conversion has been filed with the Office of Thrift Supervision. The plan of conversion is also subject to the approval of our members and the satisfaction of certain other conditions imposed by the Office of Thrift Supervision. The Office of Thrift Supervision' approval does not constitute a recommendation or endorsement of the plan of conversion.

General

         On March 16, 2004, we adopted a plan of conversion pursuant to which we will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank to be known as "Home Federal Bank" and at the same time, will become a wholly owned subsidiary of Home Federal Bancorp. The conversion will include adoption of proposed federal stock charter and bylaws, which will authorize us to issue capital stock. Under the plan, Home Federal common stock is being sold to Home Federal Bancorp and Home Federal Bancorp common stock is being offered to our eligible depositors, the employee stock ownership plan, other depositors and borrowers, and then to the public. The conversion will be accounted for at historical cost in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Home Federal Bancorp has filed an application with the Office of Thrift Supervision to become a savings and loan holding company and to acquire all of Home Federal's common stock to be issued in the conversion.

         The shares of Home Federal Bancorp common stock are first being offered in a subscription offering to holders of subscription rights. To the extent shares of common stock remain available after the subscription offering, shares may be offered in a direct community offering on a best efforts basis through Keefe, Bruyette & Woods in such a manner as to promote a wide distribution of the shares. Shares not subscribed for in the subscription offering and direct community offering may be offered for sale on a best efforts basis in a syndicated community offering conducted by Keefe, Bruyette & Woods. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the direct community offering and the syndicated community offering. Shares not subscribed for in the subscription offering, direct community offering and syndicated community offering may be offered for sale in a firm commitment underwritten public offering. See "- Direct Community Offering," "- Syndicated Community Offering" and "- Public Offering."

         Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the plan of conversion. See "- Limitations on Stock Purchases."

         The completion of the offering is subject to market conditions and other factors beyond our control. No assurance can be given as to the length of time following approval of the plan of conversion by our members that will be required to complete the sale of shares. If we experience delays, significant changes may occur in the estimated offering range with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. If the conversion is terminated, we will charge all conversion expenses against current income and any funds collected by us in the offering will be promptly returned, with interest, to each subscriber.

Our Reasons for the Conversion

         As a mutual institution, Home Federal has no authority to issue shares of capital stock and consequently has no access to market sources of equity capital. Only by generating and retaining earnings from year to year is Home Federal able to increase its capital position. This conversion is another step in our strategic plan to increase our capital and expand our operations.

         As a stock corporation upon completion of the conversion, Home Federal will be organized in the form used by commercial banks, most major corporations and a majority of savings institutions. The ability to raise new equity capital through the issuance and sale of capital stock will allow Home Federal the flexibility to increase its capital position more rapidly than by accumulating earnings and at times deemed advantageous by the Board of Directors. It will also support future growth and expanded operations, including increased lending and investment activities, as business needs require and regulations permit. The ability to attract new capital also will help better address the needs of the communities we serve and enhance our ability to make acquisitions or expand into new businesses. The acquisition alternatives available to Home Federal are quite limited as a mutual institution. However, after the conversion, we will have increased ability to merge with other institutions. Finally, the ability to issue capital stock will enable us to establish stock compensation plans for directors, officers and employees, giving them equity interests in Home Federal Bancorp and greater incentive to improve its performance. For a description of the stock compensation plans which will be adopted by us in connection with the conversion, see "Management - Benefits."

         After considering the advantages and disadvantages of the conversion, as well as applicable fiduciary duties and alternative transactions, the Board of Directors of Home Federal approved the conversion as being in the best interests of Home Federal and equitable to its depositors and borrowers.

Effects of the Conversion

         General. The conversion will have no effect on Home Federal's present business of accepting deposits and investing its funds in loans and other investments permitted by law. Following completion of the conversion, Home Federal will continue to be subject to regulation by the Office of Thrift Supervision, and its accounts will continue to be insured by the FDIC, up to applicable limits, without interruption. After the conversion, Home Federal will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

         Deposits and Loans. Each holder of a deposit account in Home Federal at the time of the conversion will continue as an account holder in Home Federal after the conversion, and the conversion will not affect the deposit balance, interest rate or other terms of such accounts. Each account will be insured by the FDIC to the same extent as before the conversion. Depositors in Home Federal will continue to hold their existing certificates, passbooks and other evidence of their accounts. The conversion will not affect the loan terms of any borrower from Home Federal. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the conversion. See "- Voting Rights" and "- Depositors' Rights if We Liquidate" below for a discussion of the effects of the conversion on the voting and liquidation rights of the depositors of Home Federal.

         Continuity. The Board of Directors presently serving Home Federal will serve as the Board of Directors of Home Federal after the conversion. The initial members of the Board of Directors of Home Federal Bancorp will consist of the individuals currently serving on the Board of Directors of Home Federal. After the conversion, the voting stockholders of Home Federal Bancorp will elect approximately one-third of Home Federal Bancorp's directors annually. All current officers of Home Federal will retain their positions with Home Federal after the conversion.

         Voting Rights. After completion of the conversion, depositor and borrower members will have no voting rights in Home Federal or Home Federal Bancorp and, therefore, will not be able to elect directors of Home Federal or Home Federal Bancorp or to control their affairs. Currently these rights are held by depositors and borrowers of Home Federal. After the conversion, voting rights in Home Federal Bancorp will be vested exclusively in the stockholders of Home Federal Bancorp. Each holder of common stock will be entitled to vote on any matter to be considered by the stockholders of Home Federal Bancorp. After completion of the conversion, voting rights in Home Federal will be vested exclusively in its sole stockholder, Home Federal Bancorp.

         Depositors' Rights if We Liquidate. We have no plans to liquidate. However, if there should ever be a complete liquidation of Home Federal, either before or after conversion, deposit account holders would receive the protection of insurance by the FDIC up to applicable limits. In addition, liquidation rights before and after the conversion would be as follows:

         Liquidation Rights in Present Mutual Institution. In addition to the protection of FDIC insurance up to applicable limits, in the event of the complete liquidation of Home Federal, each deposit account holder would receive his or her pro rata share of any assets of Home Federal remaining after payment of claims of all creditors (including the claims of all depositors in the amount of the withdrawal value of their accounts). Each holder's pro rata share of the remaining assets, if any, would be in the same proportion of the assets as the balance in his or her deposit account was to the aggregate balance in all our deposit accounts at the time of liquidation.

         Liquidation Rights in Proposed Converted Institution. After conversion, each deposit account holder, in the event of the complete liquidation of Home Federal, would have a claim of the same general priority as the claims of all our other general creditors in addition to the protection of FDIC insurance up to applicable limits. Therefore, except as described below, the deposit account holder's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. A deposit account holder would have no interest in the assets of Home Federal above that amount, if any.

         Home Federal will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in this prospectus. The liquidation account will be a memorandum account on the records of Home Federal and there will be no segregation of assets of Home Federal related to it.

         The liquidation account will be maintained by Home Federal subsequent to the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their deposit accounts in Home Federal. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a portion of the liquidation account balance called a subaccount.

         The initial subaccount balance for a deposit account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the denominator is the total amount of the "qualifying deposits" of all such holders. The initial subaccount balance will not be increased, and it will be subject to downward adjustment as provided below.

         If the balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Home Federal subsequent to December 31, 2002 is less than the lesser of (i) the deposit balance in the deposit account at the close of business on any other annual closing date subsequent to December 31, 2002 or March 31, 2004 or (ii) the amount of the "qualifying deposit" in the deposit account on December 31, 2002 or March 31, 2004, then the subaccount balance for the deposit account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. In the event of a downward adjustment, the subaccount balance will not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any such deposit account is closed, the related subaccount balance will be reduced to zero.

         In the event of a complete liquidation of Home Federal (and only in that event), each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) then held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of deposit accounts and other liabilities or similar transactions with another federally-insured institution in which Home Federal is not the surviving institution will be considered to be a complete liquidation. In any such transaction, the liquidation account will be assumed by the surviving institution.

         Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders were satisfied would be distributed to Home Federal Bancorp as the sole stockholder of Home Federal.

         Tax Effects. Home Federal has received an opinion from its special counsel, Breyer & Associates PC, McLean, Virginia, that the conversion will constitute a tax free reorganization under the Internal Revenue Code and that no gain or loss will be recognized for federal income tax purposes by Home Federal or Home Federal Bancorp as a result of the completion of the conversion. However, this opinion is not binding on the Internal Revenue Service or the Idaho State Tax Commission.

         If the liquidation rights in Home Federal or subscription rights to purchase Home Federal Bancorp common stock have a market value when received, or in the case of subscription rights, when exercised, then depositors receiving or exercising these rights may have a taxable gain. Any gain will be limited to the fair market value of these rights.

         Liquidation rights are the proportionate interest of certain depositors of Home Federal in the special liquidation account to be established by Home Federal under the plan of conversion. See "- Depositors' Rights if We Liquidate." Special counsel has concluded that the liquidation rights will have nominal, if any, fair market value.

         The subscription rights are the preferential rights of eligible subscribers to purchase shares of Home Federal Bancorp common stock in the conversion. See "- Subscription Offering and Subscription Rights." Because the subscription rights are acquired without cost, are not transferable, last for only a short time period and give the recipients a right to purchase stock in the conversion only at fair market value, special counsel believes these rights do not have any taxable value when they are granted or exercised. Special counsel's opinion states that it is not aware of the Internal Revenue Service claiming in any similar conversion transaction that liquidation rights or subscription rights have any market value. Because there are no judicial opinions or official Internal Revenue Service positions on this issue, however, special counsel's opinion relating to liquidation rights and subscription rights comes to a reasoned conclusion instead of an absolute conclusion on these issues. Special counsel's conclusion is supported by a letter from RP Financial which states that the subscription rights do not have any value when they are distributed or exercised.

         If the Internal Revenue Service disagrees and says the subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and Home Federal Bancorp and Home Federal could recognize gain on the distribution of these rights. Eligible subscribers are encouraged to consult with their own tax advisor regarding their own circumstances and any tax consequences if subscription rights are deemed to have value.

         Special counsel has also concluded that there are no other material federal income tax consequences in connection with the conversion.

         The opinion of special counsel makes certain assumptions consisting solely of factual matters that would be contained in a representation letter of Home Federal to the Internal Revenue Service if it were seeking a private letter ruling relating to the federal income tax consequences of the conversion. Special counsel's opinion is based on the Internal Revenue Code, regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change. Any change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service, special counsel's opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to the positions reflected in special counsel's opinion, or that special counsel's opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         Home Federal has also obtained an opinion from Penland Munther Goodrum, Chartered, Boise, Idaho, that the income tax effects of the conversion under Idaho tax laws will be substantially the same as the federal income tax consequences described above.

How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering

         The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of Home Federal Bancorp and Home Federal, as determined on the basis of an independent valuation. RP Financial, a financial services industry consulting firm whose members collectively have over 100 years of experience in valuing financial institutions for mutual to stock conversions, has been retained to make this valuation. Home Federal selected RP Financial based upon its experience and reputation in valuing stock offerings by issuers such as Home Federal Bancorp. Home Federal has no prior relationship with RP Financial. For its services in making this appraisal, RP Financial's fees and out-of-pocket expenses are estimated to be $60,000. Home Federal has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by Home Federal to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

         RP Financial made its appraisal in reliance upon the information contained in this prospectus, including the financial statements. RP Financial also considered the following factors, among others:

         o the present and projected operating results and financial condition of Home Federal Bancorp and Home Federal, which were prepared by Home Federal and then adjusted by RP Financial to reflect the net proceeds of this offering and the economic and demographic conditions in Home Federal's existing marketing area as prepared by RP Financial;

         o certain historical, financial and other information relating to Home Federal prepared by Home Federal;

         o the impact of the conversion on Home Federal's net worth and earnings potential as calculated by RP Financial; and

         o        the proposed dividend policy of Home Federal Bancorp and Home
                  Federal.

         The appraisal also incorporated an analysis of a peer group of publicly-traded thrift holding companies that RP Financial considered to be comparable to Home Federal. The peer group analysis conducted by RP Financial included a total of six publicly-traded thrift holding companies based in the Pacific Northwest with total assets of less than $1 billion as well as seven Midwest-based thrift holding companies with total assets of less than $1 billion. RP Financial excluded one thrift holding company which otherwise met the foregoing criteria due to the lack of seasoned trading history and reported financial statements as a publicly-traded company. The analysis of comparable publicly-traded institutions included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial applied the peer group's pricing ratios as adjusted for certain qualitative valuation factors to account for differences between Home Federal and the peer group, to Home Federal's pro forma earnings and book value to derive the estimated pro forma market value of Home Federal.

         In its review of the appraisal provided by RP Financial, the Board of Directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors listed above, and the Board of Directors believes that these assumptions were reasonable.

         On the basis of the foregoing, RP Financial has advised Home Federal Bancorp and Home Federal in its opinion, dated March 5, 2004, that the estimated pro forma market value of the common stock, ranged from a minimum of $76.5 million to a maximum of $103.5 million with a midpoint of $90.0 million. The Board of Directors of Home Federal determined that the common stock should be sold at $10.00 per share. Based on this valuation and the $10.00 per share price, after this offering we will have a minimum of 7,650,000 shares to a maximum of 10,350,000 shares outstanding, with a midpoint of 9,000,000 shares. The estimated offering range may be amended with the approval of the Office of Thrift Supervision or if necessitated by subsequent developments in the financial condition of Home Federal Bancorp and Home Federal or market conditions generally. In the event the estimated offering range is updated to amend the value of the common stock below $76.5 million, which is the minimum of the estimated offering range, or above $119.0 million, which is the maximum of the estimated offering range, as adjusted by 15%, a new appraisal will be filed with the Securities and Exchange Commission.

         Based upon current market and financial conditions and recent practices and policies of the Office of Thrift Supervision, if Home Federal Bancorp receives orders for common stock in excess of $103.5 million (the maximum of the estimated offering range) and up to $119.0 million (the maximum of the estimated offering range, as adjusted by 15%), the Office of Thrift Supervision may require it to accept all such orders. No assurances, however, can be made that Home Federal Bancorp will receive orders for common stock in excess of the maximum of the estimated offering range or that, if such orders are received, that all such orders will be accepted because Home Federal Bancorp's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of an increase by the Office of Thrift Supervision. In addition, an increase in the number of shares above 10,350,000 shares will first be used, if necessary, to fill the order of the employee stock ownership plan. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the conversion.

         The following table presents a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for Home Federal Bancorp reflecting the pro forma impact of the conversion offering. Compared to the median pricing ratios of the peer group, Home Federal Bancorp's pro forma pricing ratios at the midpoint of the offering range indicated a premium of 3.3% on a price-to-earnings basis, a discount of 44.5% on a price-to-book basis and a discount of 48.4% on a price-to-tangible book value basis. The estimated appraised value and the resulting premiums or discounts took into consideration the potential financial impact of the conversion.

                                                                                     Pro Forma Price
                                                                      -----------------------------------------------

                                                                       Reported                            Tangible
                                                                       Earnings         Book Value        Book Value
                                                                       Multiple           Ratio             Ratio
                                                                      ----------       ------------      ------------
                                                                         (x)               (%)               (%)
Home Federal Bancorp
   15% above maximum                                                     24.7              82.8              82.8
   Maximum                                                               21.2              79.4              79.4
   Midpoint                                                              18.3              75.9              75.9
   Minimum                                                               15.4              71.5              71.5

All fully-converted publicly-traded thrifts as of March 5, 2004:
   Average                                                               18.7             167.7             180.3
   Median                                                                17.1             156.5             167.0

Valuation of peer group as of March 5, 2004:
   Average                                                               18.7             142.8             156.8
   Median                                                                17.7             136.7             147.0

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Home Federal Bancorp's shares. RP Financial did not independently verify the consolidated financial statements and other information provided by Home Federal, nor did RP Financial value independently the assets or liabilities of Home Federal. The valuation considers Home Federal as a going concern and should not be considered as an indication of the liquidation value of Home Federal. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         Prior to completion of the conversion, the maximum of the estimated offering range may be increased up to 15% and the number of shares of common stock may be increased to 11,902,500 shares to reflect changes in market and financial conditions or to fill the order of the employee stock ownership plan, without the resolicitation of subscribers. See "- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated offering range to fill unfilled orders in the subscription offering.

         No sale of shares of common stock in the conversion may be completed unless RP Financial confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of our aggregate consolidated pro forma market value. If this confirmation is not received, we may cancel the conversion, extend the offering period and establish a new estimated offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price is not below the minimum or more than 15% above the maximum of the estimated offering range. If market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated offering range or more than 15% above the maximum of such range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at Home Federal's passbook account rate of interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated offering range must be approved by the Office of Thrift Supervision.

         An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Home Federal Bancorp's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and Home Federal Bancorp's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - We intend to grant stock options and restricted stock to the Board of Directors and certain employees following the conversion which will likely reduce your ownership interest" and "Pro Forma Data."

         Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Home Federal and the other locations specified under "Where You Can Find More Information." In addition, the appraisal report is an exhibit to the registration statement of which this prospectus is a part. The registration statement is available on the SEC's website (http://www.sec.gov).

Subscription Offering and Subscription Rights

         Under the plan of conversion, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

         o depositors of Home Federal with account balances of at least $50.00 as of the close of business on December 31, 2002 ("Eligible Account Holders");

         o the proposed employee stock ownership plan ("Tax-Qualified Employee Stock Benefit Plans");

         o depositors of Home Federal with account balances of at least $50.00 as of the close of business on March 31, 2004 ("Supplemental Eligible Account Holders"); and

         o depositors of Home Federal, as of the close of business on ________ __, 2004, and borrowers as of March 16, 2004, whose loans continue to be outstanding on ________ __, 2004, other than Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members").

         All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion and as described below under "- Limitations on Stock Purchases."

         Preference Category No. 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

         (1)      $250,000 or 25,000 shares of common stock;

         (2) one-tenth of one percent of the total offering of shares of common stock; or

         (3) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Home Federal in each case on the close of business on December 31, 2002 (the "Eligibility Record Date"), subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. For example, if an Eligible Account Holder with an unfilled subscription has qualifying deposits totaling $100, and the total amount of qualifying deposits for Eligible Account Holders with unfilled subscriptions was $1,000, then the number of shares that may be allocated to fill this Eligible Account Holder's subscription would be 10% of the shares remaining available, up to the amount subscribed for. Subscription rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Plans to purchase shares in excess of the maximum of the estimated offering range.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all accounts in which he or she has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Home Federal or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2002.

         Preference Category No. 2: Tax-Qualified Employee Stock Benefit Plans. The plan of conversion provides that each Tax-Qualified Employee Plan, including the employee stock ownership plan, shall receive nontransferable subscription rights to purchase up to 10% of the shares of common stock sold in the offering. The proposed employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the stock offering, or 612,000 shares and 828,000 shares based on the minimum and maximum of the estimated offering range, respectively. Subscriptions by the Tax-Qualified Employee Plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and direct community offerings, including subscriptions of any of Home Federal's directors, officers, employees or associates thereof. Subscription rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Preference Category No. 1; provided, however, that notwithstanding any other provisions of the plan of conversion to the contrary, the Tax-Qualified Employee Plan shall have a first priority subscription right to the extent that the total number of shares of common stock sold in the stock offering exceeds the maximum of the estimated offering. If the total number of shares offered in the stock offering is increased to an amount greater than then number of shares representing the maximum of the estimated offering range, each Tax-Qualified Employee Plan will have a priority right to purchase any such shares exceeding the maximum of the estimated offering range up to an aggregate of 10% of the common stock sold in the stock offering. See "Management - Benefits - Employee Stock Ownership Plan."

         Preference Category No. 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plans, each Supplemental Eligible Account Holder shall be entitled to receive, without payment therefore, third priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

         (1)      $250,000 or 25,000 shares of common stock;

         (2) one-tenth of one percent of the total offering of shares of common stock; or

         (3) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Home Federal in each case on the close of business on March 31, 2004 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         Preference Category No. 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, each Other Member shall receive, without payment therefore, fourth priority, nontransferable subscription rights to subscribe for shares of Home Federal Bancorp common stock, up to the greater of $250,000 or 25,000 shares of common stock, or one-tenth of one percent of the total offering of shares of common stock in the offerings, subject to the overall purchase limitations. See "- Limitations on Stock Purchases."

         In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the conversion, available shares will be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

         Expiration Date for the Subscription Offering. The subscription offering will expire at 12:00 Noon, Mountain time, on ________ __, 2004, unless extended for the full 45 day period permitted by regulation and may be extended an additional 45 days to ________ __, 2004 without the approval of the Office of Thrift Supervision. Any further extensions of the subscription offering must be approved by the Office of Thrift Supervision. The subscription offering may not be extended beyond ________ __, 2006. Subscription rights which have not been exercised prior to ________ __, 2004 (unless extended) will become void.

         Home Federal Bancorp and Home Federal will not execute orders until at least the minimum number of shares of common stock, 7,650,000 shares, have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold by ________ __, 2004, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Home Federal pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond ________ __, 2004 is granted, Home Federal Bancorp and Home Federal will notify subscribers of the extension of time and of any rights of subscribers to confirm, modify or rescind their subscriptions. This is commonly referred to as a "resolicitation offering."

         In a resolicitation offering, Home Federal Bancorp would mail you a supplement to this prospectus if you subscribed for stock to let you confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order and all subscription funds, together with accrued interest, would be returned to you. If you authorized payment by withdrawal of funds on deposit at Home Federal, that authorization would terminate. If you affirmatively confirm your subscription order during the resolicitation offering, Home Federal Bancorp and Home Federal would continue to hold your subscription funds until the end of the resolicitation offering. Your resolicitation order would be irrevocable without the consent of Home Federal Bancorp and Home Federal until the conversion is completed or terminated.

Direct Community Offering

         To the extent that shares remain available for purchase after satisfaction of all subscription rights discussed above, we anticipate offering shares pursuant to the plan of conversion to members of the general public who receive a prospectus, with a preference given to natural persons residing in Ada, Canyon, Elmore and Gem Counties, Idaho. These natural persons are referred to as preferred subscribers. Persons, together with an associate or group of persons acting in concert with them, may not subscribe for or purchase more than $1.2 million of common stock in the direct community offering, if any. We may limit total subscriptions in the direct community offering to ensure that the number of shares available for the syndicated community offering may be up to a specified percentage of the number of shares of common stock. Finally, we may reserve shares offered in the direct community offering for sales to institutional investors. The opportunity to subscribe for shares of common stock in any direct community offering will be subject to our right, in our sole discretion, to accept or reject any such orders either at the time of receipt of an order or as soon as practicable following ________ __, 2004. The direct community offering, if any, shall begin at the same time as, during or promptly after the subscription offering and shall not be for more than 45 days after the end of the subscription offering.

         In the event of an oversubscription for shares in the direct community offering, shares may be allocated, to the extent shares remain available, on a pro rata basis to such person based on the amount of their respective subscriptions.

Syndicated Community Offering

         The plan of conversion provides that, if feasible, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Keefe, Bruyette & Woods as agent of Home Federal Bancorp. We call this the syndicated community offering. We expect that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the direct community offering, if any. We, in our sole discretion, have the right to reject orders in whole or in part received in the syndicated community offering. Neither Keefe, Bruyette & Woods nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods has agreed to use its best efforts in the sale of shares in the syndicated community offering.

         The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and direct community offering. No person, by himself or herself, or with an associate or group of persons acting in concert, may purchase more than $1.2 million of common stock in the syndicated community offering, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases."

         Keefe, Bruyette & Woods may enter into agreements with broker-dealers to assist in the sale of the shares in the syndicated community offering, although no such agreements currently exist. No orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Keefe, Bruyette & Woods will instruct selected dealers as to the number of shares to be allocated to each dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers. During the subscription offering and direct community offering, selected dealers may only solicit indications of interest from their customers to place orders as of a certain order date for the purchase of shares of Home Federal Bancorp common stock. When, and if, Keefe, Bruyette & Woods and Home Federal believe that enough indications of interest and orders have not been received in the subscription offering and direct community offering to consummate the conversion, Keefe, Bruyette & Woods will request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. The dealers will send confirmations of the orders to their customers on the next business day after the order date. The dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, the dealers will deposit funds to the account established by Home Federal for each dealer. Each customer's funds forwarded to Home Federal, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by Home Federal from the dealers, funds will earn interest at Home Federal's regular savings account rate until the completion or termination of the conversion. Funds will be promptly returned, with interest, in the event the conversion is not consummated as described above.

         The syndicated community offering will be completed within 45 days after the termination of the subscription offering, unless extended by Home Federal with the approval of the Office of Thrift Supervision, but in no event later than ________ __, 2004. The syndicated community offering may not be extended past ________ __, 2006. See "- How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Public Offering

         As a final step in the conversion, the plan of conversion provides that, if feasible, all shares of common stock not purchased in the subscription offering, direct community offering and syndicated community offering may be offered for sale to members of the general public in a firm commitment underwritten public offering through Keefe, Bruyette & Woods. It is expected that the public offering would commence as soon as practicable after termination of the subscription offering, direct community offering and syndicated community offering.

         The price at which common stock is sold in the public offering will be the same price at which shares are offered and sold in the subscription offering, direct community offering and syndicated community offering. No person, by himself or herself, or with an associate or group of persons acting in concert, may purchase more than $1.2 million of common stock in the public offering, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases."

         The public offering will be completed within 90 days after the termination of the subscription offering, unless extend by Home Federal with the approval of the Office of Thrift Supervision. See "- How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Persons Who are Not Permitted to Participate in the Stock Offering

         Home Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, Home Federal is not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

         o the number of persons otherwise eligible to subscribe for shares under the plan of conversion who reside in such jurisdiction is small;

         o the granting of subscription rights or the offer or sale of shares of common stock to such persons would require any of Home Federal Bancorp and Home Federal or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

         o such registration, qualification or filing in the judgment of Home Federal would be impracticable or unduly burdensome for reasons of cost or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, Home Federal will base its decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register Home Federal, its officers, directors or employees as brokers, dealers or salesmen.

Limitations on Stock Purchases

         The plan of conversion includes the following limitations on the number of shares of Home Federal Bancorp common stock which may be purchased in the conversion:

         (1) No fewer than 25 shares of common stock may be purchased, to the extent shares are available;

         (2) Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

                  (a)      $250,000 or 25,000 shares of common stock;

                  (b) one-tenth of one percent of the total offering of shares of common stock; or

                  (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Home Federal in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

         (3) The Tax-Qualified Employee Stock Benefit Plans, including an employee stock ownership plan, may purchase in the aggregate up to 8% of the shares of common stock issued in the conversion, and including any additional shares issued in the event of an increase in the estimated offering range; at this time the employee stock ownership plan intends to purchase only 8% of these shares;

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

                  (a)      $250,000 or 25,000 shares of common stock;

                  (b) one-tenth of one percent of the total offering of shares of common stock; or

                  (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Home Federal in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (7) below;

         (5) Each Other Member may subscribe for and purchase in the subscription offering up to the greater of $250,000 or 25,000 shares of common stock or one-tenth of one percent of the total offering of shares of common stock, subject to the overall limitation in clause (7) below;

         (6) Persons purchasing shares of common stock in the direct community offering, syndicated community offering or public offering may purchase in the direct community offering, syndicated community offering or public offering up to $250,000 or 25,000 shares of common stock, subject to the overall limitation in clause (7) below;

         (7) Except for the Tax-Qualified Employee Stock Benefit Plans, and irrespective of the purchase limitations set forth in clauses
                  (2)(c) and (4)(c) above, the maximum number of shares of Home Federal Bancorp common stock subscribed for or purchased in all categories of the offerings by any person, together with associates of and groups of persons acting in concert with these persons, shall not exceed $1.2 million or 120,000 shares of common stock; and

         (8) No more than 26% of the total number of shares offered for sale may be purchased by directors and officers of Home Federal and their associates, in the aggregate, excluding purchases by Tax- Qualified Employee Plans.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of Home Federal, the Boards of Directors of Home Federal Bancorp and Home Federal may, in their sole discretion, increase the individual amount permitted to be subscribed for to a maximum of 9.99% of the number of shares sold in the conversion, provided that orders for shares exceeding 5% of the shares being offered in the conversion shall not exceed, in the aggregate, 10% of the shares being offered in the conversion. Requests to purchase additional shares of common stock will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

         The term "associate" when used to indicate a relationship with any person means:

         o any corporation or organization (other than Home Federal, Home Federal Bancorp or a majority-owned subsidiary of either of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

         o any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

         o any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Home Federal, Home Federal Bancorp or any subsidiary of Home Federal or Home Federal Bancorp or any affiliate thereof; and

         o any person acting in concert with any of the persons or entities specified above;

provided, however, that Tax-Qualified or Non-Tax Qualified Employee Plans shall not be deemed to be an associate of any director or officer of Home Federal or Home Federal Bancorp to the extent provided in the plan of conversion. When used to refer to a person other than an officer or director of Home Federal, the Board of Directors of Home Federal or officers delegated by the Board of Directors in their sole discretion may determine the persons that are associates of other persons.

         The term "acting in concert" means knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any arrangement. A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Tax-Qualified Employee Stock Benefit Plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the Board of Directors of Home Federal or officers delegated by the Board of Directors and may be based on any evidence upon which the board or delegatee chooses to rely.

Marketing Arrangements

         We have retained Keefe, Bruyette & Woods to consult with and to advise Home Federal, and to assist Home Federal Bancorp, on a best efforts basis, in the distribution of the shares of common stock in the subscription offering and direct community offering. The services that Keefe, Bruyette & Woods will provide include:

         o training the employees of Home Federal who will perform certain ministerial functions in the offering regarding the mechanics and regulatory requirements of the stock offering process;

         o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

         o        preparing marketing materials; and

         o assisting in the solicitation of proxies from Home Federal's members for use at the special meeting.

         For its services, Keefe, Bruyette & Woods will receive a management fee of $50,000 and a success fee of 1.35% of the aggregate purchase price, less any shares of common stock sold to our directors, officers and employees and the Tax-Qualified Employee Stock Benefit Plans. The management fee will be applied against the success fee. If selected dealers are used to assist in the sale of shares of Home Federal Bancorp common stock in the direct community offering, these dealers will be paid a fee of up to 5.5% of the total purchase price of the shares sold by the dealers. Home Federal has agreed to indemnify Keefe, Bruyette & Woods against certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended, and will contribute to payments Keefe, Bruyette & Woods may be required to make in connection with any such claims or liabilities.

         Sales of shares of Home Federal Bancorp common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods or by the broker-dealers managed by Keefe, Bruyette & Woods. Keefe, Bruyette & Woods has undertaken that the shares of Home Federal Bancorp common stock will be sold in a manner which will ensure that the distribution standards of the Nasdaq Stock Market will be met. A stock information center will be established at Home Federal's corporate office located at 500 12th Avenue South in Nampa, Idaho. Home Federal Bancorp will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of Home Federal Bancorp common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of Home Federal Bancorp common stock in those states where the law permits. No officer, director or employee of Home Federal Bancorp or Home Federal will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock.

Procedure for Purchasing Shares in the Subscription Offering

         To ensure that each purchaser receives a prospectus at least 48 hours before ________ __, 2004, the subscription expiration date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to that date or hand delivered any later than two days prior to that date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         To purchase shares in the subscription offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Home Federal must be received by Home Federal by 12:00 Noon, Mountain time, on ________ __, 2004, unless extended. In addition, Home Federal Bancorp and Home Federal will require a prospective purchaser to execute a certification in the form required by the Office of Thrift Supervision. Order forms which are not received by this time or are executed defectively or are received without full payment, or appropriate withdrawal instructions, are not required to be accepted. In addition, Home Federal will not accept orders submitted on photocopied or facsimiled order forms nor order forms without an executed certification. We are not required to notify subscribers of incomplete or improperly executed order forms and we have the right to waive or permit the correction of incomplete or improperly executed order forms as long as it is performed before the expiration of the offering. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. Home Federal has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of Home Federal, unless the conversion has not been completed within 45 days after the end of the subscription offering, or this period has been extended.

         In order to ensure that Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date, December 31, 2002, or the Supplemental Eligibility Record Date, March 31, 2004, and depositors and borrowers as of the close of business on the Voting Record Date, ________ __, 2004, must list all accounts on the stock order form giving all names in each account and the account numbers. Failure to list ALL of your account relationships, which will ALL be reviewed when taking into consideration relevant account relationships in the event of an allocation of stock, could result in a loss of all or part of your share allocation in the event of an oversubscription.

         Payment for subscriptions may be made:

         o by check or money order, however, third party checks may not be remitted as payment for your order;

         o by authorization of withdrawal from deposit accounts maintained with Home Federal (including a certificate of deposit); or

         o in cash, if delivered in person at any full-service banking office of Home Federal, although we request that you exchange cash for a check with any of our tellers.

No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at our then-current passbook account rate from the date payment is received until completion of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of Home Federal Bancorp common stock has been sold or the plan of conversion is terminated, whichever is earlier. If a subscriber authorizes Home Federal to withdraw the amount of the purchase price from his or her deposit account, Home Federal will do so as of the effective date of the conversion. Home Federal will waive any applicable penalties for early withdrawal from certificate accounts.

         If any amount of a subscription order is unfilled, Home Federal will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the conversion. If the conversion is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at Home Federal.

         If any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the subscription offering, these plans will not be required to pay for the shares subscribed for at the time they subscribe, but rather, may pay for shares of common stock subscribed for at the purchase price upon completion of the subscription offering, direct community offering and syndicated community offering, if all shares are sold, or upon completion of the public offering if shares remain to be sold in that offering. If, after the completion of the subscription offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in this prospectus, the Tax-Qualified and Non-Tax-Qualified Employee Stock Benefit Plans will be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscription will continue to be subject to applicable purchase limits and stock allocation procedures.

         You may subscribe for shares of common stock using funds in your individual retirement account ("IRA") at Home Federal or elsewhere. However, common stock must be held in a self-directed retirement account. Home Federal's IRAs are not self-directed, so they cannot be invested in common stock. If you wish to use some or all of the funds in your Home Federal IRA, the applicable funds must be transferred to a self-directed account reinvested by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using you IRA or other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.

         The records of Home Federal will control all matters related to the existence of subscription rights and/or one's ability to purchase shares of common stock in the subscription offering.

         Should an oversubscription result in an allocation of shares, the allocation of shares will be completed in accordance with the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order form will be final. If a partial payment for your shares is required, we will first take the funds from the cash or check you paid with and secondly from any account you wanted funds withdrawn from.

Restrictions on Transfer of Subscription Rights and Shares

         No person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for that person's account. Each person exercising such subscription rights will be required to certify that the person is purchasing shares solely for the person's own account and that the person has no agreement or understanding regarding the sale or transfer of the shares. Regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock prior to the completion of the conversion.

         Home Federal will refer to the Office of Thrift Supervision any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of such rights.

Issuance of Home Federal Bancorp's Common Stock

         Certificates representing shares of common stock issued in the conversion will be mailed to the persons entitled thereto at the registration address noted on the order form, as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered.

Required Approvals

         In order to complete the conversion, we will need to receive the approval of the Office of Thrift Supervision. We also will need to have our members approve the plan of conversion at a special meeting of members, which will be called for that purpose. Finally, the Office of Thrift Supervision must approve Home Federal Bancorp's application to become a savings and loan holding company and to acquire all of Home Federal's common stock.

         Home Federal Bancorp may be required to make certain filings with state securities regulatory authorities in connection with the issuance of Home Federal Bancorp common stock in the offerings.

Restrictions on Purchase or Transfer of Shares After the Conversion

         All shares of common stock purchased in connection with the conversion by a director or an executive officer of Home Federal Bancorp and Home Federal will be subject to a restriction that the shares not be sold for a period of one year following the conversion except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction, and instructions will be issued to the effect that any transfer within that time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.

         Purchases of common stock of Home Federal Bancorp by directors, executive officers and their associates during the three-year period following completion of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Home Federal Bancorp's outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan.

         For information regarding the proposed purchases of common stock by officers and directors of Home Federal, see "Proposed Purchases by Management." Any purchases made by the officers and directors of Home Federal are intended for investment purposes only, and not for resale, including any purchases made for the purpose of meeting the minimum of the offering range.

         Pursuant to regulations of the Office of Thrift Supervision, Home Federal Bancorp may not, for a period of one year following completion of this offering, repurchase shares of the common stock except on a pro rata basis, pursuant to an offer approved by the Office of Thrift Supervision and made to all stockholders, or through open market purchases of up to five percent of the outstanding stock where extraordinary circumstances exist.

                           RESTRICTIONS ON ACQUISITION
                    OF HOME FEDERAL BANCORP AND HOME FEDERAL

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Home Federal Bancorp, Home Federal or their respective capital stock are summarized below. Also discussed are certain provisions in Home Federal Bancorp's certificate of incorporation and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire it. These provisions include a restriction on any holder of common stock voting more than 10% of the outstanding common stock.

Change in Control Regulations

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

         o it would result in a monopoly or substantially lessen competition;

         o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

         o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax- qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the conversion, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Home Federal Bancorp, Inc. or Home Federal without the Office of Thrift Supervision's prior written approval.

Anti-takeover Provisions in Home Federal Bancorp's Certificate of Incorporation and Bylaws

         The certificate of incorporation and bylaws of Home Federal Bancorp contain certain provisions that are intended to encourage a potential acquiror to negotiate any proposed acquisition of Home Federal Bancorp directly with its Board of Directors. An unsolicited, non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Home Federal Bancorp and its stockholders to encourage potential acquirors to negotiate directly with management. The Board of Directors believes that these provisions will encourage negotiations and discourage hostile takeover attempts. The board also believes that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of Home Federal Bancorp and that otherwise is in the best interests of all stockholders. However, these provisions may have the effect of discouraging offers to purchase Home Federal Bancorp or its securities that are not approved by the Board of Directors but which certain of Home Federal Bancorp's stockholders may deem to be in their best interests or pursuant to which stockholders would receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the current Board of Directors and management more difficult. The boards of directors of Home Federal and Home Federal Bancorp believe these provisions are in the best interests of the stockholders because they will assist Home Federal Bancorp's Board of Directors in managing the affairs of Home Federal Bancorp in the manner they believe to be in the best interests of stockholders generally and because a company's board of directors is often best able in terms of knowledge regarding the company's business and prospects, as well as resources, to negotiate the best transaction for its stockholders as a whole.

         The following description of certain of the provisions of the certificate of incorporation and bylaws of Home Federal Bancorp is necessarily general and reference should be made in each instance to the certificate of incorporation and bylaws. See "Where You Can Find More Information" regarding how to obtain a copy of these documents.

         Board of Directors. The certificate of incorporation provides that the number of directors shall not be less than five nor more than 15. The initial number of directors is seven, but this number may be changed by resolution of the Board of Directors. The certificate of incorporation provides that the Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. These provisions enable the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt and may make it more difficult for a person seeking to acquire control of Home Federal Bancorp to gain majority representation on the Board of Directors in a relatively short period of time. Home Federal Bancorp believes these provisions to be important to continuity in the composition and policies of the Board of Directors.

         Limitations on Voting. The certificate of incorporation specifically does not permit cumulative voting for the election of directors. Cumulative voting in the election of directors entitles a stockholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among such number of nominees as the stockholder chooses. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of Home Federal Bancorp's shares cannot be assured representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of Home Federal Bancorp's shares or proxy contests that would result in changes in Home Federal Bancorp's management. The Board of Directors believes that the elimination of cumulative voting will help to assure continuity and stability of management and policies; directors should be elected by a majority of the stockholders to represent the interests of the stockholders as a whole rather than be the special representatives of particular minority interests; and efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of Home Federal Bancorp.

         In addition, the certificate of incorporation provides that for a period of five years from the completion of the conversion, no person may offer to acquire or acquire more than 10% of any class of equity security of Home Federal Bancorp. This prohibition does not apply to any tax-qualified employee benefit plan of Home Federal Bancorp or an underwriter or member of a selling group involving the public sale or resale of securities of Home Federal Bancorp or any of its subsidiaries so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of Home Federal Bancorp. In addition during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote. After the five-year period, any holder of more than 10% of any class of equity securities is limited in voting shares held in excess of the 10% limitation, without the permission of the Board of Directors.

         Special Meetings. The certificate of incorporation of Home Federal Bancorp provides that special meetings of stockholders of Home Federal Bancorp may be called by the chief executive officer or by the Board of Directors. If a special meeting is not called, stockholder proposals cannot be presented to the stockholders for action until the next annual meeting. Stockholders are not permitted to call special meetings.

         Authorized Capital Stock. The certificate of incorporation of Home Federal Bancorp authorizes the issuance of 30,000,000 shares of common stock and 2,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide Home Federal Bancorp's Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the issuance of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Home Federal Bancorp. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Home Federal Bancorp's Board of Directors currently has no plan to issue additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         Director Nominations. The certificate of incorporation of Home Federal Bancorp requires a stockholder who intends to nominate a candidate for election to the Board of Directors at a stockholders' meeting to give written notice to the secretary of Home Federal Bancorp at least 30 days (but not more than 60 days) in advance of the date of the meeting at which such nominations will be made. The nomination notice is also required to include specified information concerning the nominee and the proposing stockholder. The Board of Directors of Home Federal Bancorp believes that it is in the best interests of Home Federal Bancorp and its stockholders to provide sufficient time for the Board of Directors to study all nominations and to determine whether to recommend to the stockholders that such nominees be considered.

         Supermajority Voting Provisions. Home Federal Bancorp's certificate of incorporation requires the affirmative vote of 80% of the outstanding shares entitled to vote to approve a merger, consolidation or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least two-thirds of the number of the Continuing Directors (as defined in the certificate of incorporation) on Home Federal Bancorp's Board of Directors. "Continuing Directors" generally includes all members of the Board of Directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the voting shares of Home Federal Bancorp. This provision could tend to make the acquisition of Home Federal Bancorp more difficult to accomplish without the cooperation or favorable recommendation of Home Federal Bancorp's Board of Directors.

         Amendment of Certificate of Incorporation and Bylaws. Home Federal Bancorp's certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of its common stock, except that the provisions of the certificate of incorporation governing the duration of the corporation, the purpose and powers of the corporation, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, stockholder nominations and proposals, approval of certain business combinations, the evaluation of certain business combinations, limitation of directors' liability, indemnification of officers and directors, calling of special meetings of stockholders, the authority to repurchase shares and the manner of amending the certificate of incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Home Federal Bancorp. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of Home Federal Bancorp from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions.

         Home Federal Bancorp's bylaws may only be amended by a majority vote of the Board of Directors of Home Federal Bancorp or by the holders of at least 80% of the outstanding stock by Home Federal Bancorp.

         Purpose and Takeover Defensive Effects of Home Federal Bancorp's Certificate of Incorporation and Bylaws. The Board of Directors believes that the provisions described above are prudent and will reduce Home Federal Bancorp's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Home Federal, and Home Federal Bancorp and its stockholders. In the judgment of the Board of Directors, Home Federal Bancorp's board will be in the best position to determine the true value of Home Federal Bancorp and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of Home Federal Bancorp and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of Home Federal Bancorp and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Home Federal Bancorp and that is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Home Federal Bancorp for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Home Federal Bancorp's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, these offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive Home Federal Bancorp's remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 300, thereby allowing for deregistration.

         Despite the belief of Home Federal and Home Federal Bancorp as to the benefits to stockholders of these provisions of Home Federal Bancorp's certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by Home Federal Bancorp's Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. These provisions will also render the removal of Home Federal Bancorp's Board of Directors and of management more difficult. The Board of Directors of Home Federal and Home Federal Bancorp, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, Home Federal Bancorp may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

         The cumulative effect of the restriction on acquisition of Home Federal Bancorp contained in the certificate of incorporation and bylaws of Home Federal Bancorp and in federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Home Federal Bancorp may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in the stockholders' best interests.

Benefit Plans

         In addition to the provisions of Home Federal Bancorp's certificate of incorporation and bylaws described above, benefit plans of Home Federal Bancorp and Home Federal intended to be adopted after completion of this offering contain provisions which also may discourage hostile takeover attempts which the Board of Directors of

Home Federal might conclude are not in the best interests of Home Federal, Home Federal Bancorp or its stockholders. For a description of the benefit plans and the provisions of these plans relating to changes in control of Home Federal Bancorp or Home Federal, see "Management - Benefits."

                         DESCRIPTION OF CAPITAL STOCK OF
                              HOME FEDERAL BANCORP

General

         Home Federal Bancorp is authorized to issue 30,000,000 shares of common stock having a par value of $.01 per share and 2,000,000 shares of preferred stock having a par value of $.01 per share. Home Federal Bancorp currently expects to issue up to 10,350,000 shares of common stock, subject to adjustment up to 11,902,500 shares, and no shares of preferred stock in the conversion. Each share of Home Federal Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The common stock of Home Federal Bancorp represents nonwithdrawable capital. The common stock is not a savings or deposit account and is not insured by the FDIC or any other government agency.

         Common Stock Dividends. Home Federal Bancorp can pay dividends out of statutory surplus or, if there is no surplus, from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by Home Federal Bancorp is subject to limitations which are imposed by law and applicable regulation. See "Our Policy Regarding Dividends" and "How We Are Regulated." The holders of common stock of Home Federal Bancorp will be entitled to receive and share equally in the dividends declared by the Board of Directors of Home Federal Bancorp out of funds legally available therefore. If Home Federal Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Stock Repurchases. Office of Thrift Supervision regulations place certain limitations on the repurchase of Home Federal Bancorp's capital stock. See "How We Intend to Use the Proceeds From this Offering."

         Voting Rights. Upon conversion, the holders of common stock of Home Federal Bancorp will possess exclusive voting rights in Home Federal Bancorp. They will elect Home Federal Bancorp's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Home Federal Bancorp and Home Federal," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Home Federal Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "Restrictions on Acquisition of Home Federal Bancorp and Home Federal."

         As a federally chartered mutual savings and loan association, corporate powers and control of Home Federal are vested in its members, who elect the officers of Home Federal and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to the conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of Home Federal, all of which will be owned by Home Federal Bancorp, and voted at the direction of Home Federal Bancorp's Board of Directors. Consequently, the holders of the common stock will not have direct control of Home Federal.

         Liquidation. In the event of any liquidation, dissolution or winding up of Home Federal, Home Federal Bancorp, as holder of Home Federal's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Home Federal, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of Home Federal available for distribution. In the event of liquidation, dissolution or winding up of Home Federal Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Home Federal Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights, Redemption. Holders of the common stock of Home Federal Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

         None of the shares of Home Federal Bancorp's authorized preferred stock will be issued in the conversion and there are no current plans to issue the preferred stock. This stock may be issued with such designations, powers, preferences and rights as the Board of Directors may determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

         Acquisitions of Home Federal Bancorp are restricted by provisions in its certificate of incorporation and bylaws and by the rules and regulations of various regulatory agencies. See "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp" and "Restrictions on Acquisition of Home Federal Bancorp and Home Federal."

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Home Federal Bancorp common stock is Registrar and Transfer Company, Cranford, New Jersey.

                                     EXPERTS

         Our consolidated financial statements as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003 included in this prospectus have been audited by Moss Adams LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon the report of this firm given upon the authority as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to Home Federal setting forth its opinion as to the estimated pro forma market value of the common stock upon conversion and its letter with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the common stock and the federal income tax consequences of the conversion have been passed upon for Home Federal by Breyer & Associates PC, McLean, Virginia, special counsel to Home Federal and Home Federal Bancorp. The Idaho income tax consequences of the conversion have been passed upon for Home Federal and Home Federal Bancorp by Penland Munther Goodrum, Chartered, Boise, Idaho. Certain legal matters will be passed upon for Keefe, Bruyette & Woods by Elias, Matz, Tiernan & Herrick, LLP, Washington, D.C.

                       WHERE YOU CAN FIND MORE INFORMATION

         Home Federal Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the SEC at prescribed rates. For more information about the public reference room, call the SEC at (800) SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Home Federal Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each statement is qualified by reference to the contract or document. We believe, however, that we have included the material information an investor needs to consider in making an investment decision. Home Federal also maintains a website (http://www.homefederalsavings.com), which contains various information about Home Federal.

         Home Federal has filed with the Office of Thrift Supervision an Application for Approval of Conversion, which includes proxy materials for the special meeting of members and certain other information. This prospectus omits certain information contained in the Application for Approval of Conversion. The Application, including the proxy materials, exhibits and certain other information that are a part of the Application for Approval of Conversion, may be inspected, without charge, at the office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and the office of Regional Director of the Office of Thrift Supervision at the West Regional office of the Office of Thrift Supervision, Pacific Plaza, 2001 Junipero Serra Boulevard, Suite 650, Daly City, California 94014.

         In connection with the conversion, Home Federal Bancorp will register its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Home Federal Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Home Federal Bancorp has undertaken that it will not terminate this registration for a period of at least three years following the conversion.

         A copy of the plan of conversion, the certificate of incorporation and bylaws of Home Federal Bancorp and Home Federal are available without charge from Home Federal. Requests for this information should be directed to: Jerilyn Warren, Home Federal Savings and Loan Association of Nampa, 500 12th Avenue South, Nampa, Idaho 83653.

                           HOME FEDERAL AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditor's Report.................................................F-2

Consolidated Statement of Financial Condition as of
   December 31, 2003 and September 30, 2003 and 2002.........................F-3

Consolidated Statement of Income for the Three Months Ended
   December 31, 2003 and 2002 and the Years Ended September 30, 2003,
   2002 and 2001.............................................................F-4

Consolidated Statement of Equity for the Three Months Ended
   December 31, 2003 and the Years Ended September 30, 2003, 2002 and 2001 ..F-5

Consolidated Statement of Cash Flows for the Three Months Ended
   December 31, 2003 and 2002 and the Years Ended September 30, 2003, 2002
   and 2001..................................................................F-6

Notes to Consolidated Financial Statements...................................F-8


         All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

         The financial statements of Home Federal Bancorp, Inc. have been omitted because Home Federal Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

MOSS ADAMS LLP [LOGO OMITTED]
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS                      601 West Riverside, Suite 1800
                                                  Spokane, WA  99201-0663

                                                  Phone 509.747.2600
                                                  Toll Free 1.800.888.4065
                                                  FAX 509.624.5129
                                                  www.mossadams.com



INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Home Federal Savings and Loan Association
   of Nampa and Subsidiary
Nampa, Idaho


We have audited the accompanying consolidated statement of financial condition of Home Federal Savings and Loan Association of Nampa and subsidiary as of September 30, 2003 and 2002, and the related consolidated statements of income, equity, and cash flows for each of the three years in the period ended September 30, 2003. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Federal Savings and Loan Association of Nampa and subsidiary as of September 30, 2003 and 2002, and the results of their operations and cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ MOSS ADAMS LLP


Spokane, Washington
January 30, 2004

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                                STATEMENT OF FINANCIAL CONDITION
--------------------------------------------------------------------------------

                                                              (Unaudited)             September 30,
                                                              December 31,    ----------------------------
                                                                  2003            2003            2002
                                                              ------------    ------------    ------------
   Cash and amounts due from depository institutions          $     12,141    $     11,118    $      9,286
   Securities available for sale, at fair value                      6,442           5,440           2,507
   Mortgage-backed securities, held to maturity                     41,846          24,425          44,325
   Federal Home Loan Bank capital stock, at cost                     6,615           6,533           5,267
   Loans receivable, net of allowance for loan losses of
    $2,125 at December 31, 2003;  $1,853 at September 30,
        2003, and $1,385 at September 30, 2002                     381,574         377,695         331,019
   Accrued interest receivable                                       1,673           1,585           1,679
   Properties and equipment, net                                    10,283           9,758          10,531
   Mortgage servicing rights, net                                    3,199           3,130           1,760
   Investment in life insurance contracts                            9,732           9,621           8,813
   Other assets                                                        802             891           1,356
                                                              ------------    ------------    ------------

         TOTAL ASSETS                                         $    474,307    $    450,196    $    416,543
                                                              ============    ============    ============

                                          LIABILITIES AND EQUITY

DEPOSIT ACCOUNTS
   Savings deposits                                           $     22,876    $     24,423    $     23,207
   Demand deposits                                                 134,266         131,778         126,338
   Certificates of deposit                                         147,613         145,072         130,227
                                                              ------------    ------------    ------------

         Total deposit accounts                                    304,755         301,273         279,772

   Advances by borrowers for taxes and insurance                     1,646           3,553           2,975
   Interest payable                                                  1,071             939             385
   Deferred compensation                                             1,897           1,803             918
   Advances from FHLB                                              116,735          96,527          91,008
   Deferred income tax liability                                     2,353           2,475           1,827
   Income taxes payable                                                962             365             140
   Other liabilities                                                 3,444           2,862           4,557
                                                              ------------    ------------    ------------

                                                                   432,863         409,797         381,582
                                                              ------------    ------------    ------------

EQUITY CAPITAL
   Retained earnings, substantially restricted                      41,453          40,415          34,959
   Unrealized gain (loss) on securities available for sale,
      net of deferred income taxes                                      (9)            (16)              2
                                                              ------------    ------------    ------------

                                                                    41,444          40,399          34,961
                                                              ------------    ------------    ------------

         TOTAL LIABILITIES AND EQUITY                         $    474,307    $    450,196    $    416,543
                                                              ============    ============    ============

See accompanying notes.                                                      F-3
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                         CONSOLIDATED STATEMENT OF INCOME (dollars in thousands)
--------------------------------------------------------------------------------

                                                                    (Unaudited)
                                                                Three Months Ended
                                                                    December 31,                 Year Ended September 30,
                                                              ------------------------    --------------------------------------
                                                                 2003          2002          2003          2002          2001
                                                              ----------    ----------    ----------    ----------    ----------
Interest and dividend income:
   Loan interest                                              $    5,975    $    6,155    $   24,202    $   23,808    $   23,140
   Investment interest                                                33            18           301           163           228
   Mortgage-backed security interest                                 442           653         2,040         2,617         2,810
   Federal Home Loan Bank dividends                                   82            95           352           284           262
   Interest-bearing deposits in other banks                           --             1             1            32            74
                                                              ----------    ----------    ----------    ----------    ----------

         Total interest and dividend income                        6,532         6,922        26,896        26,904        26,514
                                                              ----------    ----------    ----------    ----------    ----------

Interest expense:
   Deposits                                                        1,176         1,366         5,080         7,017        10,251
   Federal Home Loan Bank advances                                 1,153         1,141         4,625         4,448         4,229
                                                              ----------    ----------    ----------    ----------    ----------

         Total interest expense                                    2,329         2,507         9,705        11,465        14,480
                                                              ----------    ----------    ----------    ----------    ----------

         Net interest income                                       4,203         4,415        17,191        15,439        12,034

Provision for loan losses                                            300           150           615           277           748
                                                              ----------    ----------    ----------    ----------    ----------

         Net interest income after
            provision for loan losses                              3,903         4,265        16,576        15,162        11,286
                                                              ----------    ----------    ----------    ----------    ----------

Noninterest income:
   Service fees and charges                                        1,871         1,715         8,120         5,965         4,764
   Gain on sale of loans                                             219           289         1,044           676           286
   Increase in cash surrender value of life insurance                125           100           601           416           332
   Mortgage servicing rights
      Loan servicing fees capitalized                                286           796         2,762         1,155           720
      (Amortization) accretion of mortgage servicing rights         (217)         (391)       (1,143)         (721)          158
      Mortgage servicing rights impairment                            --            --          (249)       (1,481)           --
   Other                                                              43           101            53          (243)           59
                                                              ----------    ----------    ----------    ----------    ----------

         Total noninterest income                                  2,327         2,610        11,188         5,767         6,319
                                                              ----------    ----------    ----------    ----------    ----------

Noninterest expense:
   Compensation and benefits                                       2,649         2,894        10,980        10,042         8,255
   Occupancy and equipment                                           702           747         2,909         2,790         2,353
   Data processing                                                   366           295         1,366           997           806
   Advertising                                                       212           317         1,256         1,164         1,038
   Postage and supplies                                              194           177           778           788           768
   Professional services                                             113           138           402           235           290
   Insurance and taxes                                                98            95           370           345           257
   Other                                                             262           189           824           817           827
                                                              ----------    ----------    ----------    ----------    ----------

         Total noninterest expense                                 4,596         4,852        18,885        17,178        14,594
                                                              ----------    ----------    ----------    ----------    ----------

         Income before income taxes                                1,634         2,023         8,879         3,751         3,011

Income tax expense                                                   596           771         3,423         1,644         1,223
                                                              ----------    ----------    ----------    ----------    ----------

         NET INCOME                                           $    1,038    $    1,252    $    5,456    $    2,107    $    1,788
                                                              ==========    ==========    ==========    ==========    ==========

See accompanying notes.                                                      F-4
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                                CONSOLIDATED STATEMENT OF EQUITY
--------------------------------------------------------------------------------

                                                                             Accumulated
                                                                                Other
                                              Total Equity      Retained     Comprehensive   Comprehensive
                                                Capital         Earnings     Income (Loss)   Income (Loss)
                                              ------------    ------------   ------------    ------------
Balance, September 30, 2000                   $     31,058    $     31,064   $         (6)

   Net income                                        1,788           1,788             --    $      1,788

   Change in unrealized loss on
      securities available for sale, net of
      deferred income taxes                             20              --             20              20
                                              ------------    ------------   ------------    ------------

   Comprehensive income                                                                      $      1,808
                                                                                             ============

Balance, September 30, 2001                         32,866          32,852             14

   Net income                                        2,107           2,107             --    $      2,107

   Change in unrealized gain on
      securities available for sale, net of
      deferred income taxes                            (12)             --            (12)            (12)
                                              ------------    ------------   ------------    ------------

   Comprehensive income                                                                      $      2,095
                                                                                             ============

Balance, September 30, 2002                         34,961          34,959              2

   Net income                                        5,456           5,456             --    $      5,456

   Change in unrealized loss on
      securities available for sale, net of
      deferred income taxes                            (18)             --            (18)            (18)
                                              ------------    ------------   ------------    ------------

   Comprehensive income                                                                      $      5,438
                                                                                             ============

Balance, September 30, 2003                   $     40,399    $     40,415   $        (16)
                                              ============    ============   ============

   Net income (unaudited)                     $      1,038    $      1,038   $         --    $      1,038

   Change in unrealized loss on
      securities available for sale, net of
      deferred income taxes                              7              --              7               7
                                              ------------    ------------   ------------    ------------

   Comprehensive income                                                                      $      1,045
                                                                                             ============

Balance, December 31, 2003 (unaudited)        $     41,444    $     41,453   $         (9)
                                              ============    ============   ============

See accompanying notes.                                                      F-5
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS (dollars in thousands)
--------------------------------------------------------------------------------

                                                                   (Unaudited)
                                                                Three Months Ended
                                                                   December 31,                 Year Ended September 30,
                                                             ------------------------    --------------------------------------
                                                                2003          2002          2003          2002          2001
                                                             ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                $    1,038    $    1,252    $    5,456    $    2,107    $    1,788
   Adjustments to reconcile net income to net cash
      provided (used) by operating activities:
      Depreciation of properties and equipment                      391           407         1,625         1,675         1,248
      Net amortization of investments                                (3)           31            51           105           102
      (Gain) loss on sale of fixed assets and repossessed
         assets                                                      --           (71)          (47)          321            21
      (Gain) loss on sale of securities available for sale           --            --            37            (5)           --
      Provision for losses                                          272            91           615           277           748
      Federal Home Loan Bank stock dividend                         (82)          (90)         (352)         (284)         (262)
      Deferred compensation expense                                  94           154           885            --            --
      Net deferred loan fees                                        (28)          (92)         (989)          267           148
      Deferred income tax                                          (132)          251           665           (93)         (179)
      Net gain on sale of loans                                    (219)         (290)       (1,044)       (1,120)         (705)
      Proceeds from sale of loans held for sale                  17,989        49,133       164,390        92,786        68,556
      Originations of loans held for sale                       (14,220)      (46,755)     (155,690)     (124,879)     (120,731)
      Impairment of mortgage servicing asset                         --            --            --         1,481            --
      Net increase in value of life insurance contracts            (111)         (349)         (808)         (361)         (289)
      Change in assets and liabilities:
         Interest receivable                                        (88)           81            94            94           (27)
         Other assets                                               155          (537)       (1,058)          769          (842)
         Interest payable                                           132           181           554           (17)           50
         Other liabilities                                        1,053           148        (2,097)        2,953         1,216
                                                             ----------    ----------    ----------    ----------    ----------

         Net cash provided (used) by operating activities         6,241         3,545        12,287       (23,924)      (49,158)
                                                             ----------    ----------    ----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale and maturity of mortgage-
      backed securities                                           3,473         5,067        23,969        14,145         9,948
   Purchase of mortgage-backed securities                       (20,891)           --        (4,120)      (21,221)           --
   Purchase of securities available for sale                       (991)           --       (60,000)           --        (7,500)
   Proceeds from sale of securities available for sale               --            --        57,000         5,000            --
   Purchases of property and equipment                             (916)         (475)       (1,400)       (1,882)       (1,677)
   Purchase of Federal Home Loan Bank stock                          --          (176)         (915)         (964)           --
   Loan originations and principal collections, net              (7,676)      (17,352)      (53,665)           --            --
   Proceeds from disposition of property and equipment               --            --           495            --         1,014
   Proceeds from sale of repossessed assets                          --           319           584         1,747           218
   Investment in life insurance                                      --            --            --          (369)       (4,559)
                                                             ----------    ----------    ----------    ----------    ----------

         Net cash used by investing activities                  (27,001)      (12,617)      (38,052)       (3,544)       (2,556)
                                                             ----------    ----------    ----------    ----------    ----------

See accompanying notes.                                                      F-6
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS (dollars in thousands)
--------------------------------------------------------------------------------

                                                            (Unaudited)
                                                         Three Months Ended
                                                            December 31,                 Year Ended September 30,
                                                      ------------------------    --------------------------------------
                                                         2003          2002          2003          2002          2001
                                                      ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                           $    3,477    $      (39)   $   21,486    $   12,047    $   32,768
   Net increase in advances by borrowers for taxes
      and insurance                                       (1,903)       (1,561)          592           157           166
   Advances from Federal Home Loan Bank                   27,942        19,620        35,650       174,675       191,618
   Payments on advances from Federal Home Loan Bank       (7,733)       (6,150)      (30,131)     (157,061)     (172,722)
   Net change in lines of credit                              --            --            --        (2,848)          338
                                                      ----------    ----------    ----------    ----------    ----------

         Net cash provided by financing activities        21,783        11,870        27,597        26,970        52,168
                                                      ----------    ----------    ----------    ----------    ----------

         CHANGE IN CASH AND CASH EQUIVALENTS               1,023         2,798         1,832          (498)          454

Cash and cash equivalents, beginning of year              11,118         9,286         9,286         9,784         9,330
                                                      ----------    ----------    ----------    ----------    ----------

Cash and cash equivalents, end of year                $   12,141    $   12,084    $   11,118    $    9,286    $    9,784
                                                      ==========    ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOW DISCLOSURE
   INFORMATION
   Cash paid during the year for:

      Interest on deposits and other borrowings       $    2,197    $    8,685    $    9,151    $   11,483    $   14,409
                                                      ==========    ==========    ==========    ==========    ==========

      Income taxes                                    $      125    $       --    $    2,775    $    1,638    $    1,629
                                                      ==========    ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOWS DISCLOSURE ON
   NONCASH INVESTING TRANSACTIONS

   Acquisition of real estate and other assets in
      settlement of loans                             $       --    $       --    $      294    $    2,376    $      346
                                                      ==========    ==========    ==========    ==========    ==========

See accompanying notes.                                                      F-7
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies

Nature of business:
Home Federal Savings and Loan Association of Nampa (the Association) was organized in 1920 as a building and loan and reorganized in 1936 as a federal mutual savings and loan association and adopted Chapter K Revised, in 1954, of the Home Owners' Loan Act of 1933.

The Association operates 15 branches and two loan origination centers throughout southwest Idaho. The Office of Thrift Supervision is the Association's primary regulator.

Idaho Home Service Corporation is a wholly owned subsidiary of the Association. This subsidiary is currently not active.

Principles of consolidation:
The consolidated financial statements include the accounts of Home Federal Savings and Loan Association of Nampa and its wholly-owned subsidiary, Idaho Home Service Corporation. All significant intercompany transactions have been eliminated.

Basis of financial statement presentation:
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of certain assets and liabilities as of the date of the statement of financial condition and certain revenues and expenses for the period. Actual results could differ, either positively or negatively, from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and valuation of mortgage servicing assets. In connection with the determination of the allowance for loan losses and other real estate owned, management generally obtains appraisals for significant properties. Management also obtains an annual independent appraisal for the value of the mortgage servicing assets.

Management believes that the allowance for loan losses is adequate and the valuation of other real estate owned and mortgage servicing assets proper. While management uses currently available information to recognize losses on loans, other real estate (when owned), and impairment of mortgage servicing assets, future additions to the allowance and future impairments may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for loan losses and their valuation of other real estate owned, and the mortgage servicing assets. Such agencies may require the Association to recognize additions to the allowance or an impairment on other real estate owned or mortgage servicing assets based on their judgments of information available to them at the time of their examination.

                                                                             F-8
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Basis of financial statement presentation (continued):
The Association's unaudited interim financial statements are subject to possible adjustment in connection with the annual audit of the Association's financial statements as of and for the year ending September 30, 2004. In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for the periods presented. Operations for the three month period ended December 31, 2003, are not necessarily indicative of the results to be expected for the full year.

Cash and cash equivalents:
For the purposes of reporting cash flows, the Association has defined cash and cash equivalents as those amounts included in the statement of financial condition caption cash and amounts due from depository institutions. Cash and cash equivalents are on deposit with other banks and financial institutions in amounts that periodically exceed the federal insurance limit. The Association evaluates the credit quality of these banks and financial institutions to mitigate its credit risk.

Cash on hand and in banks:
The Association is required to maintain an average reserve balance with the Federal Reserve Bank, or maintain such reserve in cash on hand. The amount of this required reserve balance at December 31, 2003 (unaudited), September 30, 2003 and 2002, was $3,079, $3,003, and $2,096, respectively.

Securities held to maturity:
Securities for which the Association has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using methods that approximate the interest method over the period to maturity. Securities held to maturity consist of mortgage-backed and related securities.

Securities available for sale:
Available for sale securities consist of investments in a mutual fund and mortgage-backed securities, which are not classified as trading securities nor as held to maturity securities.

Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method and are included in earnings.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Any such write-downs would be included in earnings as realized losses.

                                                                             F-9
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Federal Home Loan Bank stock:
Federal Home Loan Bank (FHLB) stock is a required investment for institutions that are members of the FHLB. The required investment in the common stock is based on a predetermined formula and is carried at cost on the statement of financial condition.

During 2002, the FHLB revised its capital structure from the issuance of one class of stock to two, B(1) and B(2) stock. B(1) stock may be redeemed at cost, but is restricted as to purchase and sale. Class B(2) is not a required investment for institutions and is not restricted as to purchase and sale, but has the same redemption restrictions as class B(1) stock.

Loans held for sale:
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans receivable and allowance for loan losses:
The Association grants commercial, real estate, and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial and real estate loans made to borrowers in Idaho. The ability of the Association's debtors to honor their contracts is dependent upon the real estate market and/or general economic conditions in the Association's market area.

Loans are stated at the amount of unpaid principal, adjusted for deferred loan fees and related costs, and an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Interest income is accrued on the unpaid balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent, or in the opinion of management, the collection of interest is questionable. Thereafter, no interest is taken into income unless received in cash or until such time as the borrower demonstrates the ability to resume payments of principal and interest.

Premiums and discounts on purchased loans are amortized over the life of the loan as an adjustment to yield using the interest method.

                                                                            F-10
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Loans receivable and allowance for loan losses (continued):
A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for nonhomogeneous loan types by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

An allowance for possible losses is maintained at a level deemed by management to be adequate to provide for potential loan losses through charges to operating expense. The allowance is based upon a periodic review of loans which includes consideration of actual net loan loss experience, changes in the size and character of the loan portfolio, identification of individual problem situations which may affect the borrower's ability to pay, and an evaluation of current economic conditions. Loan losses are recognized through charges to the allowance.

Real estate acquired in settlement of loans:
Real estate acquired through foreclosure is stated at the lower of cost (principal balance of the former mortgage loan plus costs of obtaining title and possession) or fair value less costs to sell at the time of foreclosure. Costs of development and improvement of the property are capitalized. In addition, costs of holding such real estate are expensed.

Properties and equipment:
Office properties and equipment are recorded at cost. Depreciation and amortization are computed using primarily the straight-line method for financial statement purposes over the following estimated useful lives and lease periods:

Buildings and leasehold  improvements                                15-40 years
Furniture, equipment, and automobiles                                 3-12 years

The normal costs of maintenance and repairs are charged to expense as incurred.

                                                                            F-11
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Mortgage servicing rights:
The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, the rights are stratified based on loan type, size, note rate, date of origination, and term. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

Income taxes:
Deferred income taxes are reported for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. Deferred taxes are computed using the asset and liability approach as prescribed in Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates that will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in the Association's income tax returns. The deferred tax provision for the year is equal to the net change in the net deferred tax liability from the beginning to the end of the year, less amounts applicable to the change in value related to investments available for sale. The effect on deferred taxes of a change in tax rates is recognized as income in the period that includes the enactment date.

Comprehensive income:
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as separate components of the equity section of the statement of financial condition, such items, along with net income are components of comprehensive income.

                                                                            F-12
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

The components of other comprehensive income and related tax effects are as follows (dollars in thousands):

                                              (Unaudited)
                                              Three Months
                                                 Ended          Year Ended September 30,
                                              December 31,    ----------------------------
                                                  2003            2003            2002
                                              ------------    ------------    ------------
Unrealized holding gain (loss)
   on available for sale securities           $         11    $          7    $        (25)
Reclassification adjustment for (gain) loss
    realized in income                                  --             (37)              5
                                              ------------    ------------    ------------

         Net unrealized gain (loss)                     11             (30)            (20)
Tax effect                                              (4)             12               8
                                              ------------    ------------    ------------

         UNREALIZED GAIN (LOSS) AFTER TAX     $          7    $        (18)   $        (12)
                                              ============    ============    ============

Advertising costs:
Advertising costs are charged to operations when incurred. Advertising expense for the three months ended December 31, 2003 (unaudited), and years ended September 30, 2003, 2002, and 2001, was $149 and $1,257, $1,164, and $440,
respectively.

Recent accounting pronouncements:
Effective January 1, 2003, the Association adopted Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as part of the book value of the long-lived asset. The Association has entered into various operating leases, which are subject to the provisions of this statement. The lease agreements contain provisions requiring restoration and removal of assets from the leased sites at the end of the lease term. The Association has reviewed its operating lease agreements and determined there is no material legal asset retirement obligation.

                                                                            F-13
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements (continued):
In June 2002, Financial Accounting Standards Board (FASB) issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Association's adoption of SFAS No. 146 had no impact on the Company's financial position or results of operations.

In October 2002, FASB issued SFAS No. 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statement No. 72 and 144 and FASB Interpretation No. 9. SFAS No. 147 removes acquisitions of financial institutions from the scope of both Statement No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit card holder intangible assets. The provisions of this statement were effective on October 1, 2002. The Association's adoption of SFAS No. 147 had no impact on the Association's financial position or results of operations

The FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement, which was issued in April 2003, amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for contracts entered into or modified after June 30, 2003. The Association's adoption of SFAS No. 149 did not have material impact on the Association's financial position or results of operations.

The FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement, which was issued in May 2003, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Association's adoption of SFAS No. 150 did not have a material impact on the Association's financial position or results of operations.

                                                                            F-14
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements (continued):
The EITF reached a consensus in EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The consensus was that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available for sale or held to maturity under FASB Statement Nos. 115 and 124, that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. This EITF consensus is effective for fiscal years ending after December 15, 2003. Adoption of the EITF consensus did not result in an impact on the statement of financial position or results of operations.

Reclassifications:
Certain reclassifications have been made to prior year's financial statements in order to conform with the current year presentation. The reclassifications had no effect on previously reported net income or equity.

Note 2 - Securities

Securities held by the Association have been classified in the consolidated statement of financial condition according to management's intent. The amortized cost of securities and their approximate fair values at December 31, 2003, and September 30, 2003, and 2002, were as follows (dollars in thousands):

                                           (Unaudited) December 31, 2003
                                ---------------------------------------------------
                                               Gross         Gross
                                Amortized    Unrealized    Unrealized
Securities available for sale:     Cost        Gains         Losses      Fair Value
                                ----------   ----------    ----------    ----------
Adjustable Rate Mortgage Fund   $    5,468   $       --    $      (28)   $    5,440
Mortgage-backed securities             991           11            --         1,002
                                ----------   ----------    ----------    ----------

                                $    6,459   $       11    $      (28)   $    6,442
                                ==========   ==========    ==========    ==========

                                                September 30, 2003
                                ---------------------------------------------------

Adjustable Rate Mortgage Fund   $    5,468   $       --    $      (28)   $    5,440
                                ==========   ==========    ==========    ==========

                                                September 30, 2002
                                ---------------------------------------------------

Adjustable Rate Mortgage Fund   $    2,504   $        3    $       --    $    2,507
                                ==========   ==========    ==========    ==========

                                                                            F-15
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2 - Securities (Continued)

For the three months ended December 31, 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, proceeds from sales of securities available for sale amounted to $-0- and $57,000, $5,000, and $-0-, respectively. Gross realized gains during the three months ended December 31, 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, were $-0- and $5, $5, and, $-0-, respectively, and gross realized losses during the year ended September 30, 2003, were $42, which was included in other noninterest income on the consolidated statement of income. There were no gross realized losses recognized during the three months ended December 31, 2003 (unaudited), and the years ended September 30, 2002 and 2001.

                                          (Unaudited) December 31, 2003
                               -------------------------------------------------
                                              Gross        Gross
                               Amortized    Unrealized   Unrealized
Securities held to maturity:      Cost        Gains        Losses     Fair Value
                               ----------   ----------   ----------   ----------

Mortgage-backed securities     $   41,846   $      994   $      (38)  $   42,802
                               ==========   ==========   ==========   ==========

                                              September 30, 2003
                               -------------------------------------------------

Mortgage-backed securities     $   24,425   $      998   $       --   $   25,423
                               ==========   ==========   ==========   ==========

                                              September 30, 2002
                               -------------------------------------------------

Mortgage-backed securities     $   44,325   $    1,954   $       --   $   46,279
                               ==========   ==========   ==========   ==========

At December 31, 2003 (unaudited), the weighted average yield on the adjustable rate mortgage fund, and mortgage-backed securities was 2.20% and 5.53%, respectively. At September 30, 2003, the weighted average yield on the adjustable rate mortgage fund and mortgage-backed securities was 2.24% and 6.19%, respectively. At September 30, 2002, the weighted average yield on the adjustable rate mortgage fund, and mortgage-backed securities was 3.15% and 6.53%, respectively.

Expected maturities may differ from contractual maturities because borrowers have the right to repay obligations without prepayment penalties. Securities held to maturity are pledged as collateral for Federal Home Loan Bank borrowings (Note 7).

                                                                            F-16
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - Loans Receivable

Loans receivable are summarized as follows (dollars in thousands):

                                                (Unaudited)
                                                December 31,      September 30,
                                                ----------   -----------------------
                                                   2003         2003         2002
                                                ----------   ----------   ----------
Real Estate Loans
   One-to four family residential               $  248,360   $  252,375   $  206,810
   Multi-family residential                          7,046        7,750        7,512
   Commercial                                       87,770       79,020       79,197
                                                ----------   ----------   ----------

         Total real estate loans                   343,176      339,145      293,519
                                                ----------   ----------   ----------

Real Estate Construction Loans
   One-to four family residential                    4,810        5,225        6,505
   Multi-family residential                             --          352        1,486
   Commercial and land development                   9,726        9,128        6,579
                                                ----------   ----------   ----------

         Total real estate construction loans       14,536       14,705       14,570
                                                ----------   ----------   ----------

Consumer Loans
   Home equity lines of credit                      21,223       20,640       18,069
   Automotive                                        1,944        1,939        2,297
   Other consumer                                    2,448        2,827        3,666
                                                ----------   ----------   ----------

         Total consumer loans                       25,615       25,406       24,032
                                                ----------   ----------   ----------

Commercial/business loans                            1,714        1,662        2,641
                                                ----------   ----------   ----------

                                                   385,041      380,918      334,762

Less net deferred loan fees                          1,342        1,370        2,358
                                                ----------   ----------   ----------

         Total loans                               383,699      379,548      332,404

Less allowance for loan losses                       2,125        1,853        1,385
                                                ----------   ----------   ----------

         LOANS, net                             $  381,574   $  377,695   $  331,019
                                                ==========   ==========   ==========

                                                                            F-17
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - Loans Receivable (Continued)

The contractual maturity of loans receivable at December 31, 2003 (unaudited), are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to prepay loans with or without prepayment penalties.

                                          Within One   One Year to  After Five
                                             Year      Five Years     Years        Total
                                          ----------   ----------   ----------   ----------
Real Estate
   One-to four family residential         $   14,451   $   30,567   $  203,342   $  248,360
   Multi-family residential                      875        3,206        2,965        7,046
   Commercial                                  6,191       63,779       17,800       87,770
                                          ----------   ----------   ----------   ----------

         Total real estate                    21,517       97,552      224,107      343,176
                                          ----------   ----------   ----------   ----------

Real Estate Construction
   One-to four family residential              2,234          260        2,316        4,810
   Multi-family residential                       --           --           --           --
   Commercial and land development             2,426        2,412        4,888        9,726
                                          ----------   ----------   ----------   ----------

         Total real estate construction        4,660        2,672        7,204       14,536
                                          ----------   ----------   ----------   ----------

Consumer
   Home equity lines of credit                18,062           78        3,083       21,223
   Automotive                                     43        1,509          392        1,944
   Other consumer                                849        1,419          180        2,448
                                          ----------   ----------   ----------   ----------

                                              18,954        3,006        3,655       25,615
                                          ----------   ----------   ----------   ----------

Commercial/business                              928          409          377        1,714
                                          ----------   ----------   ----------   ----------

                                          $   46,059   $  103,639   $  235,343   $  385,041
                                          ==========   ==========   ==========   ==========

The interest rates on loans at December 31, 2003, fall into the following fixed and variable components (dollars in thousands):

Fixed rates                                                          $   227,870
Variable rates                                                           157,171
                                                                     -----------
                                                                     $   385,041
                                                                     ===========

                                                                            F-18
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - Loans Receivable (Continued)

An analysis of the changes in the allowance for loan losses is as follows (dollars in thousands):

                                     (Unaudited)
                                 Three Months Ended
                                     December 31,                  Year Ended September 30,
                               ------------------------    --------------------------------------
                                  2003          2002          2003          2002          2001
                               ----------    ----------    ----------    ----------    ----------
Beginning balance,             $    1,853    $    1,385    $    1,385    $    1,431    $    1,129
   Provision for loan losses          300           150           615           277           748
   Charge offs                        (37)          (61)         (154)         (331)         (468)
   Recoveries                           9             2             7             8            22
                               ----------    ----------    ----------    ----------    ----------

Ending balance                 $    2,125    $    1,476    $    1,853    $    1,385    $    1,431
                               ==========    ==========    ==========    ==========    ==========

At December 31, 2003 (unaudited), and September 30, 2003, and 2002, the Association had no recorded investment in impaired loans recognized in conformity with Statement of Financial Accounting Standards (SFAS) No. 114 as amended by SFAS No. 118. Impaired loans at September 30, 2001 totaled $729 in accordance with SFAS No. 114 as amended by SFAS No. 118. There was no allowance for loan losses related to impaired loans in 2003, 2002, or 2001. The average recorded investment in impaired loans during the three months ended December 31, 2003 (unaudited), and the years ended September 30, 2002 and 2001, was $-0- and, $42, and $107, respectively. No interest income on impaired loans was recognized for cash payments received in 2003, 2002, or 2001. The Association is not committed to lend additional funds to debtors whose loans have been modified.

The investments in residential mortgage loans are pledged as collateral for Federal Home Loan Bank borrowings (Note 7).

Note 4 - Loan Servicing

Loans serviced for outside investors are not included in the consolidated statements of financial condition. The unpaid principal balances of loans serviced at December 31, 2003 (unaudited), and September 30, 2003 and 2002, were $254,683, $245,969, and $206,062, respectively.

                                                                            F-19
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 4 - Loan Servicing (Continued)

The following summarizes capitalized mortgage servicing rights activity (dollars in thousands):

                                    (Unaudited)
                                Three Months Ended
                                    December 31,                 Year Ended September 30,
                              ------------------------    --------------------------------------
                                 2003          2002          2003          2002          2001
                              ----------    ----------    ----------    ----------    ----------
Mortgage servicing asset,
   beginning balance          $    3,130    $    1,760    $    1,760    $    2,807    $    1,929
   Capitalized                       286           796         2,762         1,155           720
   (Amortization) accretion         (217)         (391)       (1,143)         (721)          158
   Impairment                         --            --          (249)       (1,481)           --
                              ----------    ----------    ----------    ----------    ----------

Mortgage servicing asset,
   ending balance             $    3,199    $    2,165    $    3,130    $    1,760    $    2,807
                              ==========    ==========    ==========    ==========    ==========

Fair value of these servicing rights approximated carrying value at December 31, 2003 and 2002, and at September 30, 2003, 2002, and 2001. At September 30, 2003,
2002, and 2001, the fair value of servicing rights was determined by an independent valuation. At December 31, 2003, management determined the fair value of servicing rights was materially comparable to the independent valuation at September 30, 2003.

Note 5 - Properties and Equipment

Properties and equipment at December 31, 2003, and September 30, 2003, and 2002, are summarized as follows (dollars in thousands):

                                                (Unaudited)
                                                December 31,         September 30,
                                                 ----------    ------------------------
                                                    2003          2003          2002
                                                 ----------    ----------    ----------
Land                                             $    1,684    $    1,627    $    1,439
Buildings and leasehold improvement                   7,839         7,055         7,588
Construction in progress                                413           759            76
Furniture and equipment                               9,071         8,651         8,650
Automobiles                                             203           203           176
                                                 ----------    ----------    ----------

         Total cost                                  19,210        18,295        17,929
Less accumulated depreciation and amortization       (8,927)       (8,537)       (7,398)
                                                 ----------    ----------    ----------

         NET BOOK VALUE                          $   10,283    $    9,758    $   10,531
                                                 ==========    ==========    ==========

                                                                            F-20
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 5 - Properties and Equipment (Continued)

During the year ended September 30, 2003, the Association closed three branches. Assets disposed of relating to the closing of the branches totaled approximately $529,628 and resulted in total losses of $352,439. The Association retained all deposit and loan accounts associated with the disposed branches.

Repairs and maintenance are charged against income as incurred; major renewals and improvements are capitalized. Depreciation charged against operations for the three months ended December 31, 2003 (unaudited) and 2002 (unaudited), and years ended September 30, 2003, 2002, and 2001, was $391 and $407, and $1,625,
$1,675, and $1,248, respectively.

Note 6 - Deposit Accounts

Deposit information at December 31 and September 30 is as follows (dollars in thousands):

                            Weighted       (Unaudited)      Weighted                        Weighted
                             Average       December 31,      Average       September 30,     Average       September 30,
                          Interest Rate        2003       Interest Rate        2003       Interest Rate        2003
                          -------------    ------------   -------------    ------------   -------------    ------------
Savings deposits              0.30%        $     22,876       0.43%        $     24,423       0.88%        $     23,207
Demand deposits               0.29%             134,266       0.42%             131,778       1.24%             126,338
                                           ------------                    ------------                    ------------

                                                157,142                         156,201                         149,545
                                           ------------                    ------------                    ------------

Certificates of            0.00 - 0.99%          15,729    0.00 - 0.99%          11,742    0.00 - 0.99%              --
   deposit                 1.00 - 1.99%          35,198    1.00 - 1.99%          36,899    1.00 - 1.99%          28,383
                           2.00 - 2.99%          44,471    2.00 - 2.99%          40,884    2.00 - 2.99%          36,647
                           3.00 - 3.99%          29,497    3.00 - 3.99%          31,983    3.00 - 3.99%          29,473
                           4.00 - 4.99%          18,547    4.00 - 4.99%          18,726    4.00 - 4.99%          22,896
                           5.00 - 5.99%           2,536    5.00 - 5.99%           2,968    5.00 - 5.99%           6,952
                           6.00 - 6.99%           1,635    6.00 - 6.99%           1,870    6.00 - 6.99%           5,876
                                           ------------                    ------------                    ------------

                                                147,613                         145,072                         130,227
                                           ------------                    ------------                    ------------

                                           $    304,755                    $    301,273                    $    279,772
                                           ============                    ============                    ============

                                                                            F-21
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 6 - Deposit Accounts (Continued)

Scheduled maturities of time deposits are as follows (dollars in thousands):

                                        (Unaudited)          September 30,
                                        December 31,   -------------------------
                                           2003           2003           2002
                                        ----------     ----------     ----------

2003                                    $       --     $       --     $   59,902
2004                                        56,057         58,278         25,516
2005                                        45,178         38,918         19,730
2006                                        33,683         30,027         23,466
2007                                        11,735         16,748          1,598
2008                                           844            985             15
Thereafter                                     116            116             --
                                        ----------     ----------     ----------

                                        $  147,613     $  145,072     $  130,227
                                        ==========     ==========     ==========

Deposit accounts are insured by the FDIC up to $100,000. At December 31, 2003 (unaudited), and September 30, 2003, and 2002, time deposits of $100,000 or greater approximated $29,057 and $28,025, and $22,778, respectively.

Interest expense by type of deposit account for the three months ended December 31 and years ended September 30 is summarized as follows (dollars in thousands):

                               (Unaudited)
                           Three Months Ended
                               December 31,               Year Ended September 30,
                          -----------------------   ------------------------------------
                             2003         2002         2003         2002         2001
                          ----------   ----------   ----------   ----------   ----------
Savings                   $       18   $       30   $      104   $      198   $      487
Demand                            77          149          436        1,233        1,984
Certificates of deposit        1,081        1,187        4,540        5,586        7,780
                          ----------   ----------   ----------   ----------   ----------

                          $    1,176   $    1,366   $    5,080   $    7,017   $   10,251
                          ==========   ==========   ==========   ==========   ==========

                                                                            F-22
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 7 - Advances From the Federal Home Loan Bank

The Association has the ability to borrow up to 35% of its total assets from the Federal Home Loan Bank of Seattle. Advances are collateralized by all FHLB stock owned by the bank, deposits with the FHLB of Seattle, and certain mortgages or deeds of trust securing such properties. The outstanding balances on FHLB advances at December 31, 2003 (unaudited), and September 30, 2003 and 2002, was $116,736 and $96,527, and $91,008, respectively, with interest rates ranging from 1.21% to 6.77%.

The Association's borrowings consisted of the following (dollars in thousands):

                                                   (Unaudited)
                                                   Three Months
                                                      Ended         Year Ended
                                                   December 31,    September 30,
                                                       2003            2003
                                                   ------------    ------------
FHLB advances
   Maximum outstanding at any month end            $    117,000    $    112,000
   Average outstanding                             $    103,000    $    102,000
Weighted average interest rates
   For the period                                          4.46%           4.53%
   At end of period                                        4.09%           4.64%

Scheduled maturities of the fixed rate FHLB borrowings were (dollars in thousands):

                            (Unaudited)
                         December 31, 2003             September 30, 2003            September 30, 2002
                    ---------------------------   ---------------------------   ---------------------------
                       Average                       Average                       Average
                      Interest                      Interest                      Interest
                        Rates         Amount          Rates         Amount          Rates         Amount
                    ------------   ------------   ------------   ------------   ------------   ------------
2004                    3.68%      $     30,052       4.89%      $     20,431       5.14%      $     27,598
2005                    3.97%            21,590       4.49%            13,723       4.89%            20,431
2006                    3.75%            15,952       4.51%            18,202       4.49%            14,157
2007                    4.85%            10,438       4.71%             6,671       4.51%            19,802
2008                    3.54%             7,303       4.42%             6,100       4.69%             7,170
Thereafter              4.64%            31,400       4.64%            31,400       6.77%             1,850
                                   ------------                  ------------                  ------------

                                   $    116,735                  $     96,527                  $     91,008
                                   ============                  ============                  ============

                                                                            F-23
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 7 - Advances From the Federal Home Loan Bank (Continued)

Included in the Association's borrowing capacity with FHLB is a cash management advance account. The balance at December 31, 2003 (unaudited), was $6,642. There was no balance in this account at September 30, 2003, and the balance at September 30, 2002, was $1,200. At December 31, 2003, and September 30, 2002, the current interest rates for this account were 1.23% and 1.35%, respectively.

Note 8 - Employee Retirement Plans

The Association has a 401(k) retirement plan covering substantially all of its full-time employees. The Association matches 50% of employee contributions up to 5% of eligible employee wages. For the three months ended December 31, 2003 (unaudited) and 2002 (unaudited), and years ended September 30, 2003, 2002, and 2001, total Association contributions were $34 and $28 and $124, $105, and $94, respectively.

Salary Continuation Plan:
As a supplement to the Retirement Plan, the Association has adopted a Salary Continuation Plan pursuant to agreements with certain officers of the Association and its subsidiaries. Under the Salary Continuation Plan, an officer will be entitled to a stated annual benefit for a period of 15 years (i) upon retirement from the Association after attaining age 65, or (ii) upon attaining age 65 if his or her employment had been previously terminated due to disability. In the event the executive dies after age 65, but before receiving the full 15 years of annual benefits, the remaining payments shall be paid to his or her beneficiaries.

From time to time, the Association may (but is not required to) amend the stated benefit amount for each executive to provide a benefit up to 50% of the current salary. However, the annual salary continuation benefit paid to an executive, plus the annual pension payable to the executive under the Retirement Plan, may not exceed 80% of his or her final average salary as defined in the Retirement Plan.

If an executive's employment is terminated voluntarily or involuntarily for cause, prior to attaining age 65, no salary continuation benefits shall be owing to the executive unless the executive is eligible for early retirement, because he or she has attained age 55 and has been employed for at least ten years. In this event, the executive shall be paid a reduced annual benefit beginning at age 65, or an earlier benefit that is reduced further and payable upon termination. In the event the executive's employment is terminated as a result of a change in control of the Association as defined in the Plan, the executive will be entitled to a reduced annual benefit pursuant to the early retirement terms of the Plan, notwithstanding that the executive is under age 55 or has not been employed by the Association for ten years.

The amounts recognized in compensation expense were $22 and $82, and $298, $154, and $49 for the three months ended December 31, 2003 (unaudited), and December 31, 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

                                                                            F-24
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 8 - Employee Retirement Plans (Continued)

Deferred compensation:
The Association has deferred compensation agreements with several key members of management. Under the agreements, the Association is obligated to provide for each such employee or his beneficiaries during a period of ten years after the employee's death, disability, or retirement. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreement until the expected retirement dates of the participants. The Association's liability under the plan is determined annually by taking the participant's base salary for the year times an incentive award percentage, which is based on the Association's return on assets and equity for the year.

The amounts recognized in compensation expense were $(36) and $28, and $340, $141, and $146 for the three months ended December 31, 2003 (unaudited), and December 31, 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

Split dollar life insurance plan:
The Association has entered into agreements with certain executives where the Association provides life insurance coverage for the executives. Under each agreement, the Association will pay for a life insurance policy on the life of each executive. The Association owns the cash surrender value of each policy and, by way of a split dollar agreement, has agreed to endorse the death benefits, over and above the cash surrender value, to the beneficiary of the executive. The payment of the benefit will come directly from the insurance company to the beneficiary. As the Association has no benefit obligation to the executive, no accruals are required on the Association's financial statements. There are no accrued liabilities recorded associated with this plan.

Indexed retirement plan:
The Association has entered into agreements with its directors whereby the Association has established an indexed retirement plan. Benefit amounts are based on additional net earnings from bank owned life insurance (BOLI) policies compared to the yield on treasury securities. Benefit payments are not guaranteed because there may not be a positive spread between BOLI earnings and the yield on selected treasury securities. However, life insurance assets have historically generated more net earnings than treasury securities.

The amounts recognized in compensation expense were $102 and $42, and $154, $41, and $20 for the three months ended December 31, 2003 (unaudited), and December 31, 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

                                                                            F-25
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 8 - Employee Retirement Plans (Continued)

Bank owned life insurance:
The Association has funded it employee benefit plan with BOLI. The cash surrender value of the BOLI was $9,732, $9,621, and $8,813 at December 31, 2003 (unaudited), and December 31, 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively. The Association has annual mortality insurance premiums, which reduce the cash surrender values on the life insurance policies. The mortality insurance expense related to the BOLI was $14 and $14, and $55, $55, and $40 for the three months ended December 31, 2003 (unaudited), and December 31, 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

The potential death benefits as of December 31, 2003 (unaudited), and September 30, 2003, were $4,309 and $5,081, respectively.

Note 9 - Commitments

Lease commitments:
The Association has entered into noncancelable operating leases for four of its branches that have initial or remaining lease terms in excess of one year as of December 31, 2003. Certain lease payments may be adjusted periodically in accordance with changes in the Consumer Price Index.

The Association also has noncancelable operating leases for six retail branches located inside Wal-Mart stores. The agreements are for five years with two five-year renewal options. The estimated future minimum annual rental payments under the branch operating leases exclusive of taxes and other charges, are summarized as follows (dollars in thousands):

                                                                    (Unaudited)
                                                                    December 31,
                                                                        2003
                                                                    ------------

2004                                                                $        363
2005                                                                         237
2006                                                                         157
2007                                                                         144
2008                                                                         315
Thereafter                                                                   704
                                                                    ------------

                                                                    $      1,920
                                                                    ============

Total rent expense for the three months ended December 31, 2003 (unaudited) and 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, was $94 and $154, and $506, $427, and $388, respectively.

                                                                            F-26
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 9 - Commitments (Continued)

The Association leases office space to others on a month-to-month basis as well as one noncancelable operating lease. Total rental income was $4 and $10, and $29, $23, and $50 for the three months ended December 31, 2003 (unaudited) and 2002 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively. Minimum future rental income on the one noncancelable operating lease with terms in excess of one year is as follows (dollars in thousands):

                                                                    (Unaudited)
                                                                   Three Months
                                                                       Ended
                                                                   December 31,
                                                                       2003
                                                                   ------------
2004                                                               $         11
2005                                                                         12
2006                                                                          9
                                                                   ------------

                                                                   $         32
                                                                   ============

Commitments to extend credit:
In the normal course of business, the Association makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees and commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Association upon extension of the credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include securities, accounts receivable, inventory, fixed assets, and/or real estate properties. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

                                                                            F-27
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 9 - Commitments (Continued)

At December 31, 2003 (unaudited), and September 30, 2003, commitments to extend credit were as follows (dollars in thousands):

                                                    (Unaudited)
                                                    December 31,   September 30,
                                                        2003           2003
                                                    ------------   ------------

Unfunded commitments under lines of credit          $     18,280   $     16,701
Other loan commitments                                     7,234         13,396
                                                    ------------   ------------

                                                    $     25,514   $     30,097
                                                    ============   ============

Note 10 - Related Party Transactions

In the normal course of business, the Association makes loans to its executive officers, directors, and companies affiliated with these individuals. It is management's opinion that loans to the Association's officers and directors have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and have not involved more than normal risk of collectibility. An analysis of activity with respect to loans receivable from directors, executive officers, and their affiliates is as follows (dollars in thousands):

                                  (Unaudited)
                                  Three Months
                                     Ended          Year Ended September 30,
                                  December 31,    ----------------------------
                                      2003            2003            2002
                                  ------------    ------------    ------------

Beginning balance                 $        973    $        622    $        386
   Principal advances                        3             860             255
   Principal repayments                    (16)           (509)            (19)
                                  ------------    ------------    ------------

Balance, end of year              $        960    $        973    $        622
                                  ============    ============    ============

The Association also accepts deposits from its executive officers, directors, and affiliated companies on substantially the same terms as unrelated parties. The aggregate dollar amounts of these deposits were $3,158, $1,353, and $1,023 at December 31, 2003 (unaudited), and September 30, 2003 and 2002, respectively.

                                                                            F-28
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 11 - Capital Requirement

The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision
(OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Association and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classifications under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). As discussed in greater detail below (dollars in thousands), as of December 31, 2003 (unaudited), and September 30, 2003 and 2002, the Association meets all of the capital adequacy requirements to which it is subject.

                                                                                           To Be Well Capitalized
                                                                  For Capital Adequacy     Under Prompt Corrective
                                                 Actual                 Purposes              Action Provisions
(Unaudited) Three Months                   -------------------     -------------------       --------------------
Ended December 31, 2003                     Amount      Ratio       Amount      Ratio         Amount       Ratio
                                           --------    -------     --------    -------       --------     -------
Total risk-based capital (to risk-
  weighted assets):                        $ 43,270      14.06%    $ 24,615  =>    8.0%      $ 30,768  =>    10.0%
Tier 1 (core) capital                        41,134       8.67%      18,978  =>    4.0%        23,722  =>     5.0%
Tangible capital (to tangible
  assets):                                   41,134       8.67%       9,489  =>    2.0%            --          N/A
Tier 1 risk-based capital (to risk-
  weighted assets):                          41,134      13.37%      18,978  =>    4.0%        28,466  =>     6.0%


Year Ended September 30, 2003

Total risk-based capital (to risk-
  weighted assets):                        $ 41,956      14.18%    $ 23,666  =>    8.0%      $ 29,582  =>    10.0%
Tier 1 (core) capital                        40,103       8.89%      18,046  =>    4.0%        22,558  =>     5.0%
Tangible capital (to tangible
  assets):                                   40,103       8.89%       9,023  =>    2.0%            --          N/A
Tier 1 risk-based capital (to risk-
  weighted assets):                          40,103      13.56%      18,046  =>    4.0%        27,069  =>     6.0%

                                                                            F-29
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 11 - Capital Requirement (Continued)

                                                                                           To Be Well Capitalized
                                                                  For Capital Adequacy     Under Prompt Corrective
                                                 Actual                 Purposes              Action Provisions
                                           -------------------     -------------------       --------------------
Year Ended September 30, 2002               Amount      Ratio       Amount      Ratio         Amount       Ratio
                                           --------    -------     --------    -------       --------     -------
Total risk-based capital (to risk-
  weighted assets):                        $ 35,865      13.79%    $ 21,672  =>    8.0%      $ 27,092  =>    10.0%
Tier 1 (core) capital                        35,539       8.50%      16,700  =>    4.0%        20,873  =>     5.0%
Tangible capital (to tangible
  assets):                                   35,539       8.50%       8,350  =>    2.0%            --          N/A
Tier 1 risk-based capital (to risk-
  weighted assets):                          35,539      13.27%      16,700  =>    4.0%        16,255  =>     6.0%

The following table is a reconciliation of the Association's capital, calculated according to accounting principles generally accepted in the United States of America, to total Tier 1 capital (dollars in thousands):

                                                                September 30,
                                          December 31,   ---------------------------
                                              2003           2003           2002
                                          ------------   ------------   ------------
Equity                                    $     41,444   $     40,399   $     34,961
Other comprehensive income - unrealized
   gain (loss) on securities                         9             16             (2)
                                          ------------   ------------   ------------

         TOTAL TIER I CAPITAL             $     41,453   $     40,415   $     34,959
                                          ============   ============   ============

Note 12 - Income Taxes

The components of income tax (benefit) expense consisted of the following (dollars in thousands):

                                   (Unaudited)
                               Three Months Ended
                                   December 31,                 Year Ended September 30,
                              ------------------------   -------------------------------------
                                 2003          2002         2003         2002          2001
                              ----------    ----------   ----------   ----------    ----------
Current                       $      728    $      520   $    2,758   $    1,737    $    1,402
Deferred                            (132)          251          665          (93)         (179)
                              ----------    ----------   ----------   ----------    ----------

         INCOME TAX EXPENSE   $      596    $      771   $    3,423   $    1,644    $    1,223
                              ==========    ==========   ==========   ==========    ==========

                                                                            F-30
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12 - Income Taxes (Continued)

Deferred income taxes result from timing differences in the recognition of income and expense for income tax and financial reporting purposes (dollars in thousands).

                                                   (Unaudited)
                                               Three Months Ended
                                                   December 31,                Year Ended September 30,
                                             ------------------------    --------------------------------------
                                                2003          2002          2003          2002          2001
                                             ----------    ----------    ----------    ----------    ----------
Federal income tax at statutory rates        $      556    $      576    $    3,019    $    1,275    $    1,024
State income taxes, net of federal benefit           80            80           409           262           159
Effect of permanent differences                     (12)          (39)         (184)         (119)          (85)
Other                                               (28)          154           179           226           125
                                             ----------    ----------    ----------    ----------    ----------

         INCOME TAX EXPENSE                  $      596    $      771    $    3,423    $    1,644    $    1,223
                                             ==========    ==========    ==========    ==========    ==========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of the following (dollars in thousands):

                                                      (Unaudited)
                                                      December 31,           September 30,
                                                      ------------    ----------------------------
                                                          2003            2003            2002
                                                      ------------    ------------    ------------
Deferred tax asset:
   Deferred compensation                              $        631    $        583    $        373
   Unrealized loss on securities available for sale              6              16              --
   Allowance for loan losses                                   733             627             540
   Accrued expense                                             107             107              --
   Other                                                        22               2              25
Deferred tax liability:
   Fixed asset basis                                          (539)           (582)           (624)
   Unrealized gain on securities available for sale             (4)             --              (1)
   Deferred loan fees                                         (338)           (317)             --
   Mortgage servicing rights                                (1,350)         (1,322)           (687)
   Federal Home Loan Bank stock dividends                   (1,621)         (1,589)         (1,453)
                                                      ------------    ------------    ------------

         NET DEFERRED TAX LIABILITY                   $     (2,353)   $     (2,475)   $     (1,827)
                                                      ============    ============    ============

                                                                            F-31
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12 - Income Taxes (Continued)

Included in retained earnings at December 31, 2003, and September 30, 2003 and 2002, is approximately $3,200, in bad debt reserves for which no deferred income tax liability has been recorded. This amount represents allocations of income to bad debt deductions for tax purposes only. Reduction of these reserves for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes, which would be subject to the then-current corporate income tax rate. The unrecorded deferred liability on this amount was approximately $1,250 at December 31, 2003, and September 30, 2003 and 2002.

Note 13 - Fair Value of Financial Instruments

The estimated fair values of the Association's financial instruments are as follows (dollars in thousands):

                                                                                         September 30,
                                             (Unaudited)           ---------------------------------------------------------
                                          December 31, 2003                  2003                          2002
                                     ---------------------------   ---------------------------   ---------------------------
                                       Carrying    Estimated Fair    Carrying    Estimated Fair    Carrying    Estimated Fair
                                        Amount         Value          Amount         Value          Amount         Value
                                     ------------   ------------   ------------   ------------   ------------   ------------
Financial Assets:
   Cash and cash equivalents         $     12,141   $     12,141   $     11,118   $     11,118   $      9,286   $      9,286
   Securities available for sale            6,442          6,442          5,440          5,440          2,507          2,507
   Mortgage-backed securities held
      to maturity                          41,846         42,802         24,425         25,423         44,325         46,279
   Loans receivable, net                  381,574        384,106        377,695        373,937        331,019        355,116
   Federal Home Loan Bank stock             6,615          6,615          6,533          6,533          5,267          5,267

Financial Liabilities:
   Demand and savings deposits            157,142        157,142        156,201        156,201        149,545        149,545
   Certificates of deposit                147,613        149,034        145,072        147,283        130,227        134,155
   Federal Home Loan Bank
      borrowings                          116,735        120,564         96,527        102,425         91,008         94,751

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents: The carrying amount approximates fair value.

Securities available for sale and held to maturity:
The fair values of securities excluding restricted equity securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                                                                            F-32
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 13 - Fair Value of Financial Instruments (Continued)

Federal Home Loan Bank stock:
The carrying value of FHLB stock approximates fair value based on the respective redemption provisions.

Loans receivable:
For variable-rate loans that re-price frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate and commercial loans with maturities beyond one year are estimated using a discounted cash flow analysis, utilizing interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loans with maturities less than one year are estimated to have a fair value equal to the carrying value. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Deposits:
The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit maturing beyond one year is estimated using discounted cash flow analysis using the rates currently offered for deposits of similar remaining maturities. Certificates with maturities less than one year are valued at carrying values.

Off-balance-sheet instruments:
Fair values of off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the borrower's credit standing. The fair value of the fees at December 31, 2003 and 2002, and September 30, 2003, 2002, and 2001, were insignificant.

Note 14 - Subsequent Event

On March 16, 2004, the Board of Directors of the Association approved a Plan of Conversion (the Plan) which provides for the conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the Bank) pursuant to the rules and regulations of the Office of Thrift Supervision. As part of the conversion, the Plan provides for the concurrent formation of a holding company that will own 100% of the common stock of the Association. Following receipt of all required regulatory approvals, the approval of the depositors of the Association eligible to vote on the Plan, and the satisfaction of all other conditions precedent to the conversion, the Association will complete the conversion.

Upon the completion of the conversion, the legal existence of the Association shall not terminate but the stock bank shall be a continuation of the mutual association. The Bank shall have, hold, and enjoy the same in its own right as fully and to the same extent as the same was possessed, held, and enjoyed by the mutual association. The Bank at the time and the taking effect of the conversion shall continue to have and succeed to all the rights, obligations, and relations of the mutual association.

                                                                            F-33
--------------------------------------------------------------------------------

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 14 - Subsequent Event (Continued)

At the time of conversion, the Association will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for the accounts then held. The liquidation account balance is not available for the payment of dividends.

Conversion costs will be deferred and deducted from the proceeds of the shares sold in the offering. If the conversion transaction is not completed, all costs will be charged to expense. As of December 31, 2003, there were no conversion costs that had been deferred.

                                                                            F-34
--------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Home Federal Bancorp, Home Federal or Keefe, Bruyette & Woods. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Home Federal Bancorp or Home Federal since any of the dates as of which information is furnished herein or since the date hereof.

                        --------------------------------

TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Summary.....................................................................   i
Risk Factors................................................................   1
A Warning About Forward-Looking Statements..................................   4
Selected Financial and Other Data...........................................   5
Home Federal Bancorp........................................................   7
Home Federal ...............................................................   7
How We Intend to Use the Proceeds from this Offering........................   8
Our Policy Regarding Dividends..............................................   9
Market for the Common Stock.................................................  10
Capitalization..............................................................  11
Home Federal Exceeds All Regulatory Capital Requirements....................  12
Pro Forma Data..............................................................  14
Proposed Purchases by Management............................................  20
Home Federal and Subsidiary Consolidated Statements of Income...............  20
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................  22
Business of Home Federal Bancorp............................................  49
Business of Home Federal ...................................................  49
Management .................................................................  84
How We Are Regulated........................................................  96
Taxation.................................................................... 103
Home Federal's Conversion................................................... 104
Restrictions on Acquisition of Home Federal Bancorp and Home Federal ....... 121
Description of Capital Stock of Home Federal Bancorp........................ 125
Transfer Agent and Registrar................................................ 126
Experts..................................................................... 126
Legal and Tax Opinions...................................................... 126
Where You Can Find More Information......................................... 127
Index to Consolidated Financial Statements.................................. F-1

                      Dealer Prospectus Delivery Obligation

     Until the later of _________ __, 2004 or 25 days after the commencement of the syndicated community offering, if any, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                                      UP TO

                                11,902,500 SHARES





                                  HOME FEDERAL
                                  BANCORP, INC.
                          (Proposed Holding Company for
                               Home Federal Bank)






                                  COMMON STOCK




                                 --------------
                                   PROSPECTUS
                                 --------------


                             KEEFE, BRUYETTE & WOODS


                              ____________ __, 2004


================================================================================

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

         Legal fees and expenses.............................................................   $  200,000
         Securities marketing legal fees.....................................................       35,000
         EDGAR, copying, printing, postage and mailing.......................................      285,000
         Appraisal and business plan preparation fees and expenses...........................       75,000
         Accounting fees and expenses........................................................       85,000
         Securities marketing fees and expenses..............................................    1,414,000
         Data processing fees and expenses...................................................       45,000
         SEC registration fee................................................................       15,000
         Blue Sky filing fees and expenses...................................................        5,000
         Office of Thrift Supervision filing fee.............................................       12,000
         NASDAQ listing fee..................................................................      100,000
         Stock transfer agent and regular fees and expenses..................................       20,000
         Other expenses - NASD filing fee, certificate printing, telephone/stock center......       60,000
                                                                                                ----------

                  Total......................................................................   $2,351,000
                                                                                                ==========

Item 14. Indemnification of Directors and Officers

                  Article XVII of the Certificate of Incorporation of Home Federal Bancorp, Inc. requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law.

                  Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

         145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 15. Recent Sales of Unregistered Securities

         Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

         The financial statements and exhibits filed as part of this registration statement are as follows:

         (a) Exhibits

         1.1 Engagement Letter between Home Federal Savings and Loan Association of Nampa and Keefe, Bruyette & Woods, Inc.

         1.2 Form of proposed Agency Agreement among Home Federal Bancorp, Inc., Home Federal Savings and Loan Association of Nampa and Keefe, Bruyette & Woods, Inc. (a)

         2 Plan of Conversion of Home Federal Savings and Loan Association of Nampa

         3.1      Certificate of Incorporation of Home Federal Bancorp, Inc.

         3.2      Bylaws of Home Federal Bancorp, Inc.

         4        Form of Certificate for Common Stock

         5 Opinion of Breyer & Associates PC regarding legality of securities registered

         8.1      Federal Tax Opinion of Breyer & Associates PC

         8.2      State Tax Opinion of Penland Munther Goodrum, Chartered

         8.3 Opinion of RP Financial, LC. as to the value of subscription rights

         10.1 Form of Employment Agreement for President and Chief Executive Officer

         10.2     Form of Severance Agreement for Executive Officers

         10.3 Form of Home Federal Savings and Loan Association of Nampa Employee Severance Compensation Plan

         10.4 Form of Director Indexed Retirement Agreement entered into by Home Federal Savings and Loan Association of Nampa with Each of its Directors

         10.5 Form of Director Deferred Incentive Agreement entered into by Home Federal Savings and Loan Association of Nampa with Each of its Directors

         10.6 Form of Split Dollar Agreement entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens,
                  N. Charles Hedemark, Fred H. Helpenstell, M.D., Richard J. Schrandt, James R. Stamey and Robert A. Tinstman

         10.7 Form of Executive Deferred Incentive Agreement, and amendment thereto, entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens, Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell

         10.8 Form of Amended and Restated Salary Continuation Agreement entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens, Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell

         21       Subsidiaries of the Registrant

         23.1     Consent of Moss Adams LLP

         23.2 Consent of Breyer & Associates PC (contained in opinion included as Exhibit 5)

         23.3 Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

         23.4 Consent of Penland Munther Goodrum, Chartered as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)

         23.5     Consent of RP Financial, LC.

         24 Power of Attorney (contained in signature page to the registration statement)

         99.1     Order and Certification Form

         99.2     Solicitation and Marketing Materials

         99.3 Appraisal Agreement between Home Federal Savings and Loan Association of Nampa and RP Financial, LC.

         99.4     Appraisal Report of RP Financial, LC.


--------------
(a)      To be filed by amendment.

         (b) Financial Statement Schedules

               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                 Page
                                                                                                 ----
         Report of Independent Auditors........................................................   F-2

         Consolidated Statements of Financial Condition as of
         December 31, 2003 and September 30, 2003 and 2002.....................................   F-4

         Consolidated Statements of Income for the Three Months Ended
         December 31, 2003 and 2002 and the Years Ended September 30, 2003, 2002 and 2001......   F-5

         Consolidated Statements of Equity for the Three Months Ended
         December 31, 2003 and the Years Ended September 30, 2003, 2002 and 2001...............   F-6

         Consolidated Statements of Cash Flows for the Three Months Ended
         December 31, 2003 and 2002 and the Years Ended September 30, 2003, 2002 and 2001......   F-7

         Notes to Consolidated Financial Statements............................................   F-9

                  All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

                  The financial statements of Home Federal Bancorp, Inc. have been omitted because Home Federal Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho on March 19, 2004.

                                      HOME FEDERAL BANCORP, INC.


                                      By: /s/ DANIEL L. STEVENS
                                          --------------------------------------
                                          Daniel L. Stevens
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Home Federal Bancorp, Inc., do hereby severally constitute and appoint Daniel L. Stevens, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Daniel L. Stevens may deem necessary or advisable to enable Home Federal Bancorp, Inc., to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of Home Federal Bancorp, Inc.'s Common Stock, including specifically but not limited to, power and authority to sign, for us or any of us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Daniel L. Stevens shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                                        Date
---------                          -----                                        ----

/s/ DANIEL L. STEVENS              Chairman of the Board, President and         March 19, 2004
------------------------------     Chief Executive Officer
Daniel L. Stevens                  (Principal Executive Officer)


/s/ ROBERT A. SCHOELKOPH           Senior Vice President, Treasurer             March 19, 2004
------------------------------     and Chief Financial Officer
Robert A. Schoelkoph               (Principal Financial and Accounting Officer)


/s/ N. CHARLES HEDEMARK            Director                                     March 19, 2004
------------------------------
N. Charles Hedemark


/s/ FRED H. HELPENSTELL, M.D.      Director                                     March 19, 2004
------------------------------
Fred H. Helpenstell, M.D.


/s/ THOMAS W. MALSON               Director                                     March 19, 2004
------------------------------
Thomas W. Malson


/s/ RICHARD J. SCHRANDT            Director                                     March 19, 2004
------------------------------
Richard J. Schrandt


/s/ JAMES R. STAMEY                Director                                     March 19, 2004
------------------------------
James R. Stamey


/s/ ROBERT A. TINSTMAN             Director                                     March 19, 2004
------------------------------
Robert A. Tinstman